As submitted to the Securities and Exchange Commission on February 3, 2022.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENDI CORP.

________________________________

ENDI CORP.

(Exact Name of Registrant as Specified in Its Charter)

________________________________

Delaware	6282	87-4284605
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

1806 Summit Ave, Ste 300

Richmond, VA 23230
(434) 336-7737

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

________________________________

ENTERPRISE DIVERSIFIED, INC.

(Exact Name of Registrant as Specified in Its Charter)

________________________________

Nevada	6282	88-0397234
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

1806 Summit Ave, Ste 300

Richmond, VA 23230
(434) 336-7737

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

________________________________

Steven Kiel
Executive Chairman

1806 Summit Ave, Ste 300 Richmond, VA 23230
(434) 336-7737

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

___________________________________

Copies to:

Matthew W. Mamak, Esq. Alston & Bird LLP 90 Park Avenue New York, NY 10016 (212) 210-1256	Nick Katsanos, Esq. Edward S. Horton, Esq. Seward & Kissel LLP One Battery Park Plaza New York, New York 10004 (212) 574-1200	Linda Giunta Michaelson, Esq. Lindsay H. Ferguson, Esq. Sheppard, Mullin, Richter & Hampton LLP 1901 Avenue of the Stars, Suite 1600 Los Angeles, CA 90067-6017 (310) 228-3700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective and upon the satisfaction or waiver of all other conditions to consummation of the mergers described herein.

___________________________________

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, please an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount to be Registered		Proposed Maximum Aggregate Offering Price (5)	Amount of Registration Fee (6)
Class A Common Stock, par value $0.0001 per share	7,097,383	(1)	$53,230,373	$4,934.45
Class B Common Stock, par value $0.0001 per share	1,800,000	(2)	$13,500,000	$1,251.45
W-1 Warrants to purchase Class A Common Stock	1,800,000	(3)	$14,400,000	$1,334.88
W-2 Warrants to purchase Class A Common Stock	250,000	(4)	$2,000,000	$185.40
Total			$83,130,373	$7,706.18

(1)

Represents the maximum number of shares of Class A Common Stock, par value $0.0001 per share (“New Parent Class A Common Stock”) of ENDI Corp. (“New Parent”) estimated to be issuable in connection with the closing of the business combination discussed herein (the “Business Combination”), and shares of New Parent Class A Common Stock underlying the W-1 Warrants and W-2 Warrants.

(2)

Represents the maximum number of shares of Class B Common Stock, par value $0.0001 per share (“New Parent Class B Common Stock”) of New Parent estimated to be issuable in connection with the closing of the Business Combination.

(3)	Represents the maximum number of W-1 Warrants to purchase New Parent Class A Common Stock estimated to be issuable in connection with the closing of the Business Combination.
(4)	Represents the maximum number of W-2 Warrants to purchase New Parent Class A Comment Stock estimated to be issuable in connection with the closing of the Business Combination.
(5)

For New Parent Class A Common Stock and New Parent Class B Common Stock, calculated pursuant to 457(f)(1) under the Securities Act solely for the purpose of calculating the registration fee, to be issued in connection with the Business Combination, and, with respect to the Warrants, calculated pursuant to 457(g).

(6)	Calculated pursuant to Rule 457(f).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary joint proxy statement/prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This preliminary joint proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY JOINT PROXY STATEMENT AND

PROSPECTUS

SUBJECT TO COMPLETION, DATED FEBRUARY , 2022

ENTERPRISE DIVERSIFIED, INC.

1806 Summit Ave, Ste 300

Richmond, VA 23230

(434) 336-7737

Dear Stockholder:

On December 29, 2021, Enterprise Diversified, Inc., a Nevada corporation (the “Company” or “ENDI”), CrossingBridge Advisors, LLC, a Delaware limited liability company (“CBA”), and Cohanzick Management, LLC, a Delaware limited liability company (the “CBA Member”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which both CBA and ENDI would become wholly-owned subsidiaries of a new parent entity named ENDI Corp., a Delaware corporation (“New Parent”), through a series of mergers (the “Mergers”). Upon consummation of the transactions contemplated by the Merger Agreement (the “Closing”), your shares of ENDI will be exchanged for and converted into the right to receive an identical number of shares of New Parent Class A Common Stock (the “Share Exchange”), which will make New Parent ENDI’s sole stockholder (the Share Exchange, collectively with the Mergers, the “Business Combination”). See the section entitled “The Business Combination” on page 25 of the accompanying joint proxy statement/prospectus for further information on the consideration payable to ENDI stockholders.

You are cordially invited to attend a special meeting of ENDI’s stockholders (the “Special Meeting”) to consider matters related to the Business Combination, to be held virtually at Eastern Time, on . At the Special Meeting, the stockholders will be asked to consider and act on the following item - the approval of the Business Combination Proposal. You may ask questions and make comments at the Special Meeting.

ENDI, CBA, and the CBA Member cannot complete the Business Combination unless ENDI’s stockholders approve and adopt the Merger Agreement, any related transactions contemplated thereby, and the Business Combination.

After careful consideration, ENDI’s Board of Directors (the “Board of Directors”) has unanimously approved the Merger Agreement, the Business Combination, and the other proposals described in the accompanying joint proxy statement/prospectus. The Board has further determined that it is advisable to, and in the best interests of, ENDI’s stockholders, to consummate the Business Combination. The Board unanimously recommends that you vote “FOR” each of the proposals described in this joint proxy statement/prospectus.

More information about ENDI, CBA, the CBA Member, and the Business Combination is contained in this joint proxy statement/prospectus. We encourage you to read the accompanying joint proxy statement/prospectus, including the financial statements and annexes and other documents referred to herein, carefully and in their entirety. You should carefully consider the matters discussed under “Risk Factors” beginning on page 19 of this joint proxy statement/prospectus.

In accordance with the rules and regulations of the Securities and Exchange Commission, beginning on or about , 2022, we are furnishing this joint proxy statement/prospectus to stockholders and beneficial owners of record as of , 2022. The enclosed “Important Notice Regarding the Availability of Proxy Materials,” describes how you can access this joint proxy statement/prospectus.

It is important that your stock be represented at the Special Meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by marking our proxy card and returning it as directed. The Special Meeting can be accessed by visiting , where you will be able to listen to the Special Meeting live, submit questions, and vote online. If you do attend the Special Meeting virtually and wish to vote live during the Special Meeting, you may revoke your proxy at the Special Meeting. Whether or not you expect to attend the Special Meeting, please vote as promptly as possible by following the instructions in the Notice of Internet Availability of Proxy Materials or the proxy card you receive in the mail.

On behalf of our Board of Directors, I thank you for your support and look forward to the successful completion of the Business Combination.

Sincerely,

/s/ Steven L. Kiel

Steven L. Kiel

Executive Chairman

, 2022

This joint proxy statement/prospectus is dated , 2022 and is first being mailed to the stockholders of Enterprise Diversified, Inc. on or about February , 2022.

ADDITIONAL INFORMATION

This document incorporates important business and financial information about ENDI filed with the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”) that is not included in or delivered with this document. You can obtain any of the documents that ENDI has filed at no cost from the SEC’s website at https://www.sec.gov/. You may also request copies of these documents, including documents incorporated by reference into this document, at no cost, by contacting ENDI. Please see “General Information—Where You Can Find More Information” for more details.

This document does not constitute an offer to sell or a solicitation of an offer to buy securities or a solicitation of a proxy in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or a solicitation. Neither the delivery of this document nor any distribution of securities made under this document will, under any circumstances, create an implication that there has been no change in ENDI’s affairs since the date of this document or that any information contained herein is correct as of any time subsequent to the date of this document.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THIS JOINT PROXY STATEMENT/PROSPECTUS OR ANY OF THE SECURITIES TO BE ISSUED IN THE BUSINESS COMBINATION, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

ENTERPRISE DIVERSIFIED, INC.

1806 Summit Ave, Ste 300

Richmond, VA 23230

(434) 336-7737

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

The Special Meeting of Stockholders (the “Special Meeting”) of Enterprise Diversified, Inc., a Nevada corporation (“ENDI” or the “Company”), will be held virtually on at , Eastern Time, via live webcast at the following address: . At the Special Meeting, stockholders will consider and act on Proposal One and, if necessary, Proposal Two:

1.

Proposal One – “The Business Combination Proposal” – to approve and adopt the Merger Agreement, dated December 29, 2021 (as it may be amended from time to time, the “Merger Agreement”) and the transactions contemplated thereby, by and among ENDI, CrossingBridge Advisors, LLC, a Delaware limited liability company (“CBA”), Cohanzick Management, LLC, a Delaware limited liability company (the “CBA Member”), ENDI Corp., a Delaware corporation (“New Parent”), Zelda Merger Sub 1, Inc., a Delaware corporation and wholly-owned subsidiary of New Parent (“Merger Sub 1”), and Zelda Merger Sub 2, LLC, a Delaware limited liability company and wholly-owned subsidiary of New Parent (“Merger Sub 2”). Pursuant to the Merger Agreement: (i) Merger Sub 1 will merge with and into ENDI, with ENDI surviving as a direct wholly-owned subsidiary of New Parent, following which each share of ENDI common stock, par value $0.125 per share, will be converted into the right to receive an identical number of shares of New Parent Class A common stock, par value $0.0001 per share (the “New Parent Class A Common Stock”); and (b) Merger Sub 2 will merge with and into CBA, with CBA surviving as a direct wholly-owned subsidiary of New Parent, following which the outstanding membership interest in CBA will be converted into the right to receive (i) two million four hundred thousand (2,400,000) validly issued, fully paid and non-assessable shares of New Parent Class A Common Stock; (ii) one million eight hundred thousand (1,800,000) validly issued, fully paid, and non-assessable shares of New Parent Class B Common Stock, par value $0.0001 per share (“New Parent Class B Common Stock”); (iii) warrants to purchase one million eight hundred thousand (1,800,000) shares of New Parent Class A Common Stock (the “W-1 Warrants”); and (iv) warrants to purchase two hundred fifty thousand (250,000) shares of New Parent Class A Common Stock (the “W-2 Warrants”).

2.

Proposal Two – “The Adjournment Proposal” – to consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Business Combination Proposal.

The foregoing items of business, as well as further information on the proposal that will be presented at the Special Meeting, the votes required for approval, and other important information about the Special Meeting, including how to access the Special Meeting through the Internet, is provided in the joint proxy statement/prospectus that accompanies this notice.

Only those stockholders of record as of the close of business on , 2022, are entitled to notice of the Special Meeting and to vote at the Special Meeting.

YOUR VOTE IS IMPORTANT! We cannot complete the Business Combination unless the holders of ENDI common stock approve and adopt the Merger Agreement and the transactions contemplated thereby. The affirmative vote of the holders of a majority of all the outstanding shares of ENDI common stock will be required to approve and adopt the Merger Agreement.

The Special Meeting can be accessed by visiting , where you will be able to listen to the Special Meeting live, submit questions, and vote online. Submitting your proxy does not affect your right to vote live at the Special Meeting if you decide to virtually attend the Special Meeting. You are urged to submit your proxy as soon as possible, regardless of whether or not you expect to attend the Special Meeting. You may revoke your proxy at any time before it is exercised at the Special Meeting by (i) delivering written notice to our Secretary, Jessica L. Greer, at the Company’s address above, (ii) submitting a later-dated proxy card, (iii) voting again via the Internet as described on your proxy card, or (iv) virtually attending the Special Meeting and voting live. No revocation under (i) or (ii) will be effective unless written notice or the proxy card is received by our Secretary at or before the Special Meeting.

Instructions on how to vote your shares are contained in this joint proxy statement/prospectus and your proxy card. You may obtain, free of charge, a paper copy of our Annual Report on Form 10-K, including financial statements and exhibits, by writing to our Chief Financial Officer, Alea Kleinhammer, at 1806 Summit Ave, Ste 300, Richmond, VA 23230, or by email at investorrelations@endi-inc.com. As of the date of the Notice of Special Meeting of Stockholders and this joint proxy statement/prospectus, such materials are also available online at www.enterprisediverisifed.com.

When you submit your proxy, you authorize Jessica L. Greer to vote your shares at the Special Meeting and on any adjournments of the Special Meeting in accordance with your instructions.

, 2022	By Order of the Board of Directors, /s/ Jessica L. Greer Jessica L. Greer Secretary

ABOUT THIS JOINT PROXY STATEMENT/PROSPECTUS

In this joint proxy statement/prospectus, unless the context suggests otherwise, references to “Enterprise Diversified,” “ENDI,” the “Company,” “we,” “us,” and “our” refer to Enterprise Diversified, Inc. and references to “New Parent” refer to ENDI Corp.

This joint proxy statement/prospectus describes the specific details regarding the Business Combination and the terms and conditions of the Merger Agreement. This document also constitutes a notice of meeting and a proxy statement under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with respect to the Special Meeting of Enterprise Diversified, Inc.’s stockholders, at which such stockholders will be asked to consider and vote upon a proposal to approve the Business Combination via the approval and adoption of the Merger Agreement. In addition, if based upon the tabulated vote at the time of the Special Meeting there are not sufficient votes to approve the Business Combination proposal, stockholders will also be asked to consider and vote upon a proposal for adjournment.

ENDI files reports, proxy statements, prospectuses, and other information with the U.S. Securities and Exchange Commission (the “SEC”), as required by the Exchange Act. You can access ENDI’s SEC filings, including this joint proxy statement/prospectus, as well as ENDI’s Annual Report on Form 10-K for the year ended December 31, 2020, at the SEC’s website at http://www.sec.gov.

If you would like additional copies of this joint proxy statement/prospectus or if you have questions about the Business Combination or the proposals to be presented at the Special Meeting, you should contact us by telephone or in writing:

Alea Kleinhammer

Chief Financial Officer

1806 Summit Ave, Ste 300

Richmond, VA 23230

(434) 336-7737

QUESTIONS AND ANSWERS

The following questions and answers briefly address some commonly asked questions about the proposals to be presented at the Special Meeting, including with respect to the proposed Business Combination. The following questions and answers may not include all the information that is important to ENDI stockholders. Stockholders are urged to read carefully this entire joint proxy statement/prospectus, including the financial statements and annexes attached hereto and the other documents referenced herein.

Q.          Why am I receiving this joint proxy statement/prospectus

A.         You are receiving this joint proxy statement/prospectus because ENDI has entered into a Merger Agreement with CBA and the CBA Member, pursuant to which, through a series of mergers and upon the closing of the Business Combination, your shares of ENDI and the outstanding membership interests of CBA will be exchanged for and converted into the right to receive shares of New Parent, which will become ENDI’s sole stockholder and CBA’s sole member. The approval of ENDI stockholders is required to approve the Business Combination, approve and adopt the Merger Agreement and, to the extent applicable, other matters set forth more fully herein. A copy of the Merger Agreement is attached to this joint proxy statement/prospectus as Annex A.

This joint proxy statement/prospectus and its annexes contain important information about the proposed Business Combination and the proposals to be acted upon at the Special Meeting. You should read this joint proxy statement/prospectus and its annexes carefully and in their entirety. This document also constitutes a prospectus of New Parent with respect to the shares of New Parent issuable in connection with the Business Combination.

Q.          What matters will ENDI’s stockholders consider at the Special Meeting?

A.          ENDI stockholders are being asked to consider and vote on a proposal to approve and adopt the Merger Agreement. Among other conditions, holders of a majority of ENDI’s outstanding shares of common stock must approve the Merger Agreement and the Business Combination in order to approve the Business Combination Proposal and to consummate the Business Combination. In addition, if based upon the tabulated vote at the time of the Special Meeting there are not sufficient votes to approve the Business Combination proposal, stockholders will also be asked to consider and vote upon a proposal for adjournment.

Q.          What will happen in the Business Combination?

A.         Upon the closing of the Business Combination, each share of ENDI stock that is issued and outstanding immediately prior to the completion of the Business Combination will be converted into the right to receive one share of New Parent Class A Common Stock. Simultaneously, the outstanding membership interests of CBA will be converted into the right to receive shares of New Parent Class A Common Stock, New Parent Class B Common Stock, as well as warrants to purchase shares of New Parent Class A Common Stock. New Parent will become ENDI’s sole stockholder and CBA’s sole member.

Q.          When and where will the Special Meeting take place?

A.          The Special Meeting will be held virtually on , at , Eastern Time. The Special Meeting will be conducted completely online, and there will be no physical location at which stockholders may attend the Special Meeting. You may attend and participate in the Special Meeting by visiting . To access the Special Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on your voting instruction form. We encourage you to access the Special Meeting before the start time of , Eastern Time, on , 2022. Please allow ample time for online check-in, which will begin at , Eastern Time, on , 2022.

Q.          What is the recommendation of the ENDI Board of Directors as to the Business Combination Proposal?

A.          The ENDI board of directors (the “Board of Directors”) has unanimously approved and declared advisable the Merger Agreement, the Business Combination and all of the other transactions contemplated by the Merger Agreement, declared that the transactions contemplated by the Merger Agreement are fair to and in the best interests of ENDI and its stockholders, directed that the adoption of the Merger Agreement be submitted to a vote of ENDI stockholders at the ENDI Special Meeting and resolved to unanimously recommend that the ENDI stockholders vote to approve and adopt the Merger Agreement and approve the other matters submitted for approval in connection with the Merger Agreement at the Special Meeting.

Accordingly, the ENDI Board of Directors unanimously recommends that ENDI stockholders vote “FOR” the Business Combination Proposal.

Q.          What factors did the ENDI Board of Directors consider in reaching its decision to approve the Merger Agreement and the transactions contemplated thereby?

A.         In reaching its decision, the ENDI Board of Directors consulted with its senior management team and outside legal counsel, engaged an outside valuation firm to perform a valuation analysis, and considered a number of factors, including, but not limited to, the following material factors (not in any relative order of importance), each of which is described in more detail below under the heading “The Business Combination - ENDI’s Reasons for the Business Combination; Recommendation of the Board of Directors” beginning on page 29:

•	the Board of Directors’ belief that the Business Combination is more favorable to ENDI’s stockholders than the alternatives to the Business Combination;

•

the Board of Directors’ understanding of the business, operations, financial condition, asset quality, earnings and prospects of ENDI and management’s and the Board of Directors’ views and opinions on the current state of the financial services industry;

•	the Board of Directors’ understanding of CBA’s business, operations, financial condition, asset quality, earnings and prospects;

•

the Board of Directors’ view that the Business Combination would result in a combined company with a diversified revenue stream, wider exposure opportunities to new stakeholders, and the complementary nature of the investment and service offerings;

•	the Board of Directors’ understanding of CBA’s business, operations, financial condition, asset quality, earnings and prospects;

•	ENDI stockholders opportunity to participate in the future performance of the combined businesses;

•

the financial analyses and opinion presented by Empire Valuation Consultants (“Empire”), a third party valuation firm, that, as of the date of such opinion and based upon and subject to the assumptions made, matters considered, and qualifications and limitations stated in its opinion, the Business Combination is fair, from a financial point of view, to ENDI and the stockholders of ENDI;

•	the strength of CBA’s management team, investment products and distribution channel as well as the potential benefits of combining the employees of the two companies;

•	the recommendations of ENDI’s management team, including with respect to the integration of, and future plans for, New Parent and its subsidiaries;

•

the comprehensive terms and conditions of the Merger Agreement and the transactions contemplated thereby, including the representations, warranties, covenants, closing conditions and termination provisions;

•	the amount and form of consideration to be paid in the Business Combination and the other financial terms of the Business Combination;

•	the likelihood that the Business Combination will be completed on a timely basis; and

•	the entry into support agreements by certain of ENDI’s directors, officers and largest stockholders.

The Board of Directors also considered a variety of potentially negative factors in its deliberations concerning the Merger Agreement and the Business Combination, including, but not limited to, the following (not in any relative order of importance):

•	the risk that the potential benefits of the Business Combination may not be fully or even partially achieved, or may not be achieved within the expected timeframe;

•	the costs associated with the Business Combination and the other transactions contemplated by the Merger Agreement;

•

the fact that, while ENDI expects that the Business Combination will be consummated, there can be no assurance that all conditions to the parties’ obligations to consummate the transactions contemplated by the Merger Agreement will be satisfied, including the risk that certain regulatory approvals, the receipt of which are conditions to the consummation of the Business Combination, might not be obtained, and, as a result, the Business Combination may not be consummated;

•	the risks associated with the challenges and difficulties relating to integrating the operations of the two companies; and

•	the risk that ENDI stockholders might fail to approve the Business Combination.

Q.          Who is CBA?

A.          CBA is an investment firm that was founded in December 2016 and is a wholly-owned subsidiary of Cohanzick Management, LLC (the “CBA Member”). CBA registered with the SEC as a Registered Investment Adviser on February 17, 2017 under the Investment Advisers Act of 1940, as amended. CBA provides investment advisory services to investment companies (including mutual funds and exchange-traded funds) registered under the Investment Company Act of 1940, as amended., both as an adviser and a sub-adviser. As of December 31, 2021, the assets under management of CBA were in excess of $1.37 billion. The investment strategies for CBA include ultra-short duration, low duration high yield, responsible credit, and special purpose acquisition companies (“SPACs”). These strategies primarily employ high yield and investment grade corporate debt as well as credit opportunities in event-driven securities, post reorganization investments, and stressed and distressed debt.

Q.          Who is the CBA Member?

A.          The CBA Member is a Delaware limited liability company that was established in August 1996 by David Sherman and registered as a Registered Investment Adviser in April 2009 under the Investment Advisers Act of 1940, as amended. As of December 31, 2021, the assets under management of CBA Member (not including the assets under management of CBA) were in excess of $1.52 billion. The firm’s investment strategies primarily focus on high yield, investment grade, and opportunistic corporate credit, as well as event-driven and value equities. Current strategies employed by the CBA Member and affiliates, including CBA, include ultra- short-term high yield, low duration high yield, and credit opportunities including high yield and investment grade corporate debt, stressed debt, distressed securities, tax exempt debt, event-driven and value equities.

Q.          What equity stake will current ENDI stockholders have in New Parent?

A.          It is anticipated that, upon the completion of the Business Combination, the ownership of New Parent will be as follows:

•	current ENDI stockholders will own 2,647,383 shares of New Parent Class A Common Stock, representing approximately 38.1% of the total shares outstanding; and
•

The CBA Member will own 2,400,000 shares of New Parent Class A Common Stock and 1,800,000 shares of New Parent Class B Common Stock representing approximately 61.9% of the total shares outstanding. The CBA Member will also own warrants to purchase 2,050,000 additional shares of New Parent Class A Common Stock.

The numbers of shares and percentage interests set forth above are based on a number of assumptions, including that neither the CBA Member, or its designee(s) or any employee, officer or director of ENDI (as of immediately prior to the Closing) elects to purchase New Parent Class A Common Stock following the Closing pursuant to the Additional Purchase Subscription Agreement.

Q.          If the Business Combination is completed, will there be a public market for the New Parent Class A shares issued pursuant to the Merger Agreement?

A.          Yes, as a condition to Closing, the shares of New Parent Class A Common Stock will be quoted on the over-the-counter (OTC) market with an expected ticker symbol of “ENDI.”

Q.          Who will be the officers and directors of New Parent upon the consummation of the Business Combination?

A.

•	David Sherman- Director and Chief Executive Officer
•	Steven Kiel- Director
•	Thomas McDonnell- Director and Chairman
•	Abigail Posner- Director
•	Alea Kleinhammer- Chief Financial Officer
•	Jessica Greer- Secretary

Q.          What percentage of ENDI outstanding stock is owned by directors and officers?

A.          ENDI officers and directors currently collectively own 34% of outstanding ENDI shares.

Q.          How will my New Parent shares acquired in the Business Combination differ from my ENDI shares?

A.          Until the completion of the Business Combination, Nevada law and the ENDI certificate of incorporation and bylaws will continue to govern the rights of ENDI stockholders. After completion of the Business Combination, Delaware law and the New Parent certificate of incorporation and bylaws will govern the rights of New Parent’s stockholders, including current ENDI stockholders. For further discussion of the differences in shares of New Parent versus ENDI, please see “Comparison of Stockholders’ Rights” on page 65.

Q.          What conditions must be satisfied to complete the Business Combination?

A.          There are a number of closing conditions in the Merger Agreement, including that ENDI’s stockholders have approved and adopted the Merger Agreement. For a summary of the conditions that must be satisfied or waived prior to completion of the Business Combination, see “The Agreement and Plan of Merger – Conditions to Closing” on page 36.

Q.          Did the Board of Directors obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A.          The Board of Directors obtained a third-party fairness opinion from Empire (the “Empire Fairness Opinion”) in connection with its determination to approve the Business Combination.

Q.          What happens if the Business Combination is not approved or consummated?

A.          If the Business Combination Proposal is not approved and ENDI does not consummate the Business Combination by June 30, 2022, or if the Merger Agreement is not amended to extend the date by which the parties must consummate the Business Combination, the Merger Agreement may be terminated by either CBA or ENDI and shall be void and cease to have effect. There are certain other circumstances under which the Merger Agreement may also be terminated. See Article IX of the Merger Agreement (entitled “Termination”) for information regarding the parties’ specific termination rights.

Q.          Do I have redemption rights?

A.          No redemption rights are available to any ENDI stockholders in connection with the Business Combination.

Q.          Do I have appraisal rights if I object to the proposed Business Combination?

A.          Each share of ENDI common stock (other than Excluded Shares) that is outstanding immediately prior to the Effective Time, as defined below, that is held by a holder who is (a) entitled to dissent under Nevada Revised Statutes (the “NRS”) 92A.380 and (b) has properly exercised such right in the manner required by NRS 92A.400 to 92A.480 (the “Dissenting Shares”), shall not be converted into or be exchangeable for the right to receive the shares of New Parent Class A Common Stock (the “ENDI Stockholder Issuance”) unless and until such holder fails to perfect, withdraws, or otherwise loses such holder’s right as a dissenter under the NRS. If, after the Effective Time, any such holder fails to perfect, withdraws, or loses such holder’s right as a dissenter, such Dissenting Shares shall be treated as if they had, as of the Effective Time, been converted into the right to receive the portion of the ENDI Stockholder Issuance, if any, to which such holder is entitled pursuant to the Merger Agreement.

Q.          When is the Business Combination expected to be completed?

A.          It is currently anticipated that the Business Combination will be consummated promptly following the Special Meeting of stockholders, provided that all other conditions to the consummation of the Business Combination have been satisfied or waived.

For a description of the conditions to the completion of the Business Combination, see Article VIII of the Merger Agreement (entitled “Conditions”).

Q.          Will ENDI stockholders be subject to taxation on the New Parent shares received in the Business Combination?

A. The parties intend that the Business Combination will be treated for U.S. federal and applicable state income tax purposes as (a) a contribution by the ENDI stockholders to New Parent of all of the shares of ENDI common stock issued and outstanding immediately prior to the Effective Time (other than any Excluded Shares or Dissenting Shares), and (b) a contribution by the CBA Member to New Parent of all of the membership interest of CBA issued and outstanding immediately prior to the Effective Time, in each case in exchange for shares of New Parent Class A Common Stock in a transaction described in Section 351 of the US Internal Revenue Code. If the Business Combination so qualifies, ENDI stockholders should not recognize gain or loss for U.S. federal income tax purposes upon the exchange of ENDI common stock for shares of New Parent Class A Common Stock.

All federal, state, local, foreign transfer, documentary stamp, registration, sales, use or similar taxes, fees or expenses (“Transfer Taxes”) applicable to, imposed upon or arising out of any transaction contemplated by the Merger Agreement shall be borne solely by New Parent. New Parent shall file any tax return and other documentation in connection with such Transfer Taxes, and, if required by applicable law, each other party shall, and shall cause its affiliates to, join in the execution of any such tax returns and other documentation.

Q.          How will proxy materials be delivered?

A.          We have elected to provide all stockholders who hold shares of the Company’s common stock as of the Record Date (as defined below and who are entitled to vote at the Special Meeting) access to our proxy materials electronically under the SEC’s “notice and access” rules. All stockholders will have the ability to access the proxy materials on a website referred to on the proxy card or to request a printed set of these materials at no charge.

We are constantly focused on improving how people connect with information and believe that providing our proxy materials electronically increases the ability of our stockholders to connect with the information they need, while reducing the environmental impact of our Special Meeting. If you want more information, please see the Questions and Answers section of this joint proxy statement/prospectus.

Q.          Who is entitled to vote at the Special Meeting?

A.         The record holders of our common stock at the close of business on , 2022 (the “Record Date”), may vote at the Special Meeting. Each share of our common stock is entitled to one vote. There were shares of common stock outstanding on the Record Date and entitled to vote at the Special Meeting.

Q.          How do I vote my shares at the Special Meeting?

A.         You can vote virtually during the Special Meeting via Internet or telephone, as indicated on the proxy card, or by use of a proxy card if you receive a printed copy of our proxy materials. If you hold shares of our common stock as the stockholder of record, then you have the right to vote those shares at the Special Meeting. If you are a beneficial owner and hold shares of our common stock in “street name,” as defined below, then you can vote the shares you beneficially own through the online voting platform under a legal proxy from your bank, brokerage firm, or other nominee, and are not required to take any additional action to obtain a legal proxy. Please follow the instructions at in order to vote your shares during the Special Meeting, whether you hold your shares of record or in “street name.” You will need the 16-digit control number provided on your proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials. Even if you plan to attend the virtual Special Meeting, you should submit a proxy card or voting instruction form for your shares in advance, so that your vote will be counted if you later decide not to attend the Special Meeting.

Q.          How do I vote my shares without attending the Special Meeting?

A.         Whether you hold shares directly as the stockholder of record or indirectly as the beneficial owner of shares held for you by a broker or other nominee (i.e., in “street name”), you can direct your vote without attending the Special Meeting. You may vote by granting a proxy or, for shares you hold in “street name,” by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this by Internet, telephone, or by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares you hold in “street name,” the voting instruction card provided by your broker or nominee.

By Internet: If you have Internet access, then you can authorize your proxy from any location in the world as directed in our “Important Notice Regarding the Availability of Proxy Materials.” You can also access the proxy materials and voting instructions over the Internet via the web address provided on the “Important Notice Regarding the Availability of Proxy Materials.” To access the materials and to submit your proxy or voting instructions, you will need the 16-digit control number provided on the Notice you received in the mail. You can submit your proxy or voting instructions by following the instructions on the Notice or on the proxy voting website.

By Telephone: If you are calling from the United States or Canada, then you may authorize your proxy by following the “By Telephone” instructions on the proxy card or, if applicable, the telephone voting instructions that may be described on the voting instruction card sent to you by your broker or nominee.

By Mail: You may authorize your proxy by signing your proxy card and mailing it in the enclosed, postage-prepaid and addressed envelope. For shares you hold in “street name,” you may sign the voting instruction card included by your broker or nominee and mail it in the envelope provided.

Q.          What if I have technical difficulties or trouble accessing the virtual meeting?

A.          We will have technicians ready to assist you with any technical difficulties you may have accessing the Special Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted at or at . Technical support will be available starting at , Eastern Time, , 2022.

Q.          Why is the Special Meeting a virtual, online meeting?

A.         By conducting our Special Meeting solely online via the Internet, we eliminate many of the costs associated with a physical meeting. In addition, we anticipate that a virtual meeting will provide greater accessibility for stockholders, encourage stockholder participation from around the world, and improve our ability to communicate more effectively with our stockholders during the Special Meeting. Furthermore, a virtual Special Meeting allows for full stockholder participation, especially considering potential logistical complications brought on due to the COVID-19 pandemic.

Q.          What is a proxy?

           A.         A proxy is a person you appoint to vote your shares on your behalf. If you are unable to attend the Special Meeting, then our Board of Directors seeks your appointment of a proxy so that your shares may be voted. If you vote by proxy, then you will be designating our Secretary, Jessica L. Greer and our Chief Financial Officer, Alea A. Kleinhammer, individually and with the full power of substitution, as your proxy. Such person may act on your behalf and has the authority to appoint a substitute to act as your proxy.

Q.         How will my shares be voted if I vote by proxy?

A.         Your proxy will be voted according to the instructions you provide. If you complete and submit your proxy but do not otherwise provide instructions on how to vote your shares, then your shares will be voted (i) “FOR” the Business Combination Proposal, and (ii) “FOR” the Adjournment Proposal, if a vote on the Adjournment Proposal is required. Presently, our Board does not know of any other matter that may come before the Special Meeting. However, your proxies are authorized to vote on your behalf, using their discretion, on any other business that properly comes before the Special Meeting.

Q.          How do I revoke my proxy?

         A.         You may revoke your proxy at any time before your shares are voted at the Special Meeting by delivering written notice to our Secretary, Jessica L. Greer, at our address above; submitting a later-dated proxy card, voting again via the Internet as described on the proxy card; or virtually attending the Special Meeting and voting live.

Q.         Is my vote confidential?

A.         Yes. All votes remain confidential, unless you provide otherwise.

Q.          How is voting conducted?

A.         Before the Special Meeting, our Board of Directors will appoint one or more inspectors of election for the Special Meeting. The inspector(s) will determine the number of shares represented at the Special Meeting, the existence of a quorum, and the validity and effect of proxies. The inspector(s) will also receive, count, and tabulate ballots and votes and determine the results of the voting on each matter that comes before the Special Meeting.

The Busines Combination Proposal requires the affirmative vote of the holders of a majority of the ENDI shares outstanding and entitled to vote at the Special Meeting (meaning that, of the ENDI shares outstanding, a majority must be voted “FOR” such proposal). A failure to vote, a broker non-vote, or an abstention will have the same effect as a vote “AGAINST” the Business Combination Proposal.

Q.          What constitutes a quorum at the Special Meeting?

             A.         In accordance with Nevada law, under which we are incorporated, and our bylaws, as amended and/or restated from time to time (“Bylaws”), the presence at the Special Meeting, by proxy or by virtual attendance, of the holders of a majority of the outstanding shares of the capital stock entitled to vote at the Special Meeting constitutes a quorum, thereby permitting the stockholders to conduct business at the Special Meeting.

Abstentions and votes withheld, and shares represented by proxies reflecting abstentions or votes withheld, as well as broker and nominee non-votes will be treated as present for purposes of determining the existence of a quorum at the Special Meeting. A failure to vote, a broker non-vote or an abstention will have the same effect as a vote “AGAINST” the Business Combination Proposal.

If a quorum is not present at the Special Meeting, then a majority of the stockholders present virtually and by proxy may adjourn the Special Meeting to another date. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the originally called meeting.

SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this joint proxy statement/prospectus. This summary does not contain all of the information you may consider important. To better understand the Business Combination, you should read this entire joint proxy statement/prospectus carefully, including the annexes, consolidated financial statements and the related notes, as well as any other documents to which we refer. The terms of the Merger Agreement, attached hereto as Annex A, will control the rights and obligations of the parties thereto and, as such, you should read the Merger Agreement in its entirety. Some of the statements in this joint proxy statement/prospectus constitute forward-looking statements that involve risks and uncertainties. See the section entitled “Special note regarding forward-looking statements.” Unless the context otherwise requires, the terms “Enterprise Diversified,” “ENDI,” the “Company,” “we,” “us,” and “our” refer to Enterprise Diversified Inc.

Parties to the Business Combination

Enterprise Diversified, Inc.

Enterprise Diversified, Inc., formerly White Dove Systems, Inc., Interfoods Consolidated, Inc., and then Sitestar Corporation, (“ENDI”) was incorporated in Nevada on December 17, 1992. On June 1, 2018, ENDI amended its Articles of Incorporation to change its name to “Enterprise Diversified, Inc.” ENDI operates through three segments:

●	Asset Management Operations - this segment includes ENDI’s various joint ventures, service offerings, and initiatives undertaken in the asset management industry;

●	Internet Operations - this segment includes ENDI’s sale of internet access, hosting, storage, and other ancillary services; and

●

Other Operations - this segment includes nonrecurring or one-time strategic funding or similar activity that is not considered to be one of ENDI’s primary lines of business, such as corporate office operations.

Prior to the Merger, ENDI also reported real estate operations.

The mailing address of ENDI’s principal executive office is 1806 Summit Ave, Ste 300, Richmond, VA 23230 and its phone number is (434) 336-7737.

CrossingBridge Advisors, LLC

CrossingBridge Advisors, LLC (“CBA”) was founded in December 2016 and is a wholly-owned subsidiary of Cohanzick Management, LLC. CBA registered with the SEC as a Registered Investment Adviser on February 17, 2017 under the Investment Advisers Act of 1940, as amended. CBA provides investment advisory services to investment companies (including mutual funds and exchange-traded funds) registered under the Investment Company Act of 1940, as amended, , both as adviser and sub-adviser. As of December 31, 2021, the assets under management of CBA were in excess of $1.37 billion. The investment strategies for CBA include ultra-short duration, low duration high yield, responsible credit, and special purpose acquisition companies (“SPACs”). These strategies primarily employ high yield and investment grade corporate debt as well as credit opportunities in event-driven securities, post reorganization investments, and stressed and distressed debt.

The mailing address of CBA’s principal executive office is 427 Bedford Road, Suite 220
Pleasantville, NY 10570 and its phone number is (914) 741-9600.

CBA Member

Cohanzick Management, LLC (the “CBA Member”) is a Delaware limited liability company established in August 1996 by David Sherman and registered as a Registered Investment Adviser in April 2009 under the Investment Advisers Act of 1940, as amended. As of December 31, 2021, the assets under management of the CBA Member (not including the assets under management of CBA) were in excess of $1.52 billion. The firm’s investment strategies primarily focus on high yield, investment grade, and opportunistic corporate credit, as well as event-driven and value equities. Current strategies employed by the CBA Member and affiliates, including CBA, include ultra-short-term high yield, low duration high yield, and credit opportunities including high yield and investment grade corporate debt, stressed debt, distressed securities, tax exempt debt, event-driven and value equities.

New Parent

New Parent is a newly formed company organized under the laws of the State of Delaware for the purposes of the Business Combination and related agreements. To date, New Parent has not conducted any material activities other than those related to its formation and the matters contemplated by the Merger Agreement. If the Merger Agreement is approved and adopted, following the closing of the Merger, ENDI and CBA will continue to pursue their existing lines of business separately while achieving economies and benefits from combined management and shared costs and resources.

Zelda Merger Sub 1, Inc. (“Merger Sub 1”)

Merger Sub 1 is a Delaware corporation and wholly-owned subsidiary of New Parent that was formed on December 23, 2021, solely for the purpose of effecting the merger. To date, Merger Sub 1 has not conducted any material activities other than those incidental to its formation and the matters contemplated by the business combination agreement. Upon effectiveness of the merger, Merger Sub 1 will merge with and into ENDI, with ENDI surviving the merger as a direct wholly-owned subsidiary of New Parent.

Zelda Merger Sub 2, LLC (“Merger Sub 2”)

Merger Sub 2 is a Delaware corporation and wholly-owned subsidiary of New Parent that was formed on December 23, 2021, solely for the purpose of effecting the merger. To date, Merger Sub 2 has not conducted any material activities other than those incidental to its formation and the matters contemplated by the Merger Agreement. Upon effectiveness of the merger, Merger Sub 2 will merge with and into CBA, with CBA surviving the merger as a direct wholly-owned subsidiary of New Parent.

The Business Combination

Summary of the Business Combination

Pursuant to the Merger Agreement, and subject to the terms and conditions provided therein, ENDI and CBA have agreed to combine their businesses under New Parent, a new holding company incorporated under the laws of the State of Delaware. The effect of the Business Combination will be that ENDI and CBA will become wholly-owned subsidiaries of New Parent. For a more fulsome description of the terms of the Merger Agreement, please see “The Agreement and Plan of Merger” on page 32.

ENDI will become a direct wholly-owned subsidiary of New Parent through a merger of Merger Sub 1, a wholly-owned direct subsidiary of New Parent, into ENDI, with ENDI surviving the merger (the “First Merger”). CBA will become a wholly-owned direct subsidiary of New Parent through a merger of Merger Sub 2 (the “Second Merger” and together with the First Merger, the “Mergers”), a wholly-owned direct subsidiary of New Parent, into CBA, with CBA surviving the Second Merger.

Following the Mergers, 100% of the outstanding shares of ENDI common stock, par value $0.125 per share, will be converted into the right to receive an identical number of shares of Class A Common Stock in New Parent, and 100% of the issued and outstanding membership interest in CBA will be converted into the right to receive such number of shares of New Parent Class A Common Stock, New Parent Class B Common Stock, and warrants to purchase shares of New Parent Class A Common Stock, in each case as set forth in the Merger Agreement (the “Share Exchange,” and together with the Mergers, the “Business Combination”). The Merger Agreement is more fully described in the section “The Business Combination and Related Agreements – The Merger Agreement” and a copy of the Merger Agreement is attached as Annex A hereto. We encourage you to carefully read the Merger Agreement in its entirety, as it governs the relationship between ENDI and CBA with respect to the Business Combination.

Ancillary Agreements

The following summaries provide an overview of key aspects of certain agreements (collectively, the “Merger Related Agreements”) entered into in connection with the Busines Combination. All terms used but otherwise not defined have the meaning given to them in the relevant Merger Related Agreement. For more information about the Merger Agreement, the other Merger Related Agreements, the Business Combination, and other transactions contemplated thereby, see the sections entitled “Proposal No. 1 – The Business Combination Proposal” on page 72, and “Certain Agreements Related to the Business Combination” on page 39.

Voting Agreement

The Voting Agreement (the “Voting Agreement”) is entered into by and among New Parent, the CBA Member, and Steven Kiel and Arquitos Capital Offshore Master, Ltd. in their capacity as voting party (the “Voting Party”). Pursuant to the Voting Agreement, the Voting Party shall vote all of its securities in New Parent entitled to vote in the election of New Parent’s directors that such Voting Party or its affiliates own (the “Voting Shares”) to elect or maintain in office the directors designated by the CBA Member (the “CBA Member Designees”).

Any provision of the Voting Agreement may be amended or waived only with the written consent of (i) New Parent, (ii) the CBA Member, and (iii) the Voting Party. The Voting Agreement will terminate automatically on the earlier of the date that (i) the holders of the Class B Common Stock’s or the CBA Member’s right to designate the CBA Member Designees is terminated or expires for any reason, (ii) Steven Kiel is no longer a member of New Parent’s Board of Directors (the “New Parent Board”) and (iii) the Voting Party and its affiliates cease to hold any Voting Shares. The Voting Agreement will also terminate automatically with respect to any Voting Shares no longer held by the Voting Party or its affiliates.

Stockholder Agreement

A summary description of the Stockholder Agreement by and between New Parent and the CBA Member is set forth below.

From and after the date that the holders of Class B Common Stock are no longer entitled to elect at least one Class B Director to the New Parent Board pursuant to the terms of the Amended and Restated Certificate of Incorporation of New Parent, the following provisions apply: for so long as David Sherman, the CBA Member and any of their successors or assigns (collectively, the “Principal Stockholder”) beneficially own at least five percent (5%) of the outstanding shares of New Parent Class A Common Stock, the Principal Stockholder may designate such number of the authorized number of directors to the New Parent Board consistent with the Principal Stockholder’s voting power on the date such director is nominated and elected.

Specifically, so long as the Principal Stockholder beneficially owns:

●

at least twenty-five percent (25%) of the outstanding shares of New Parent’s Common Stock, the Principal Stockholder shall have the right to designate a number of directors equal to sixty percent (60%) of the total authorized size of the New Parent Board (rounded up or down to the nearest whole number as necessary in light of the actual number of authorized members of the New Parent ard );

●

at least fifteen percent (15%) but less than twenty-five percent (25%) of the outstanding shares of New Parent’s Common Stock, the Principal Stockholder shall have the right to designate a number of directors equal to forty percent (40%) of the total authorized size of the New Parent Board (rounded up or down to the nearest whole number as necessary in light of the actual number of authorized members of the New Parent Board); and

●	at least five percent (5%) of the outstanding shares of Common Stock, the Principal Stockholder shall have the right to designate one (1) director.

If on or after the fifth (5th) anniversary of the Closing, any shares of Class B Common Stock held by the Principal Stockholder remain outstanding, then New Parent may redeem all, but not less than all, of such outstanding shares at the redemption price, which is $0.0001 per share of Class B Common Stock, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the shares of Class B Common Stock.

Any provision of the Stockholder Agreement may be amended or waived with the written consent of New Parent and the CBA Member. The Stockholder Agreement will terminate automatically on the date that the Principal Stockholder holds less than five percent (5%) of the outstanding shares of New Parent Common Stock.

Voting Support Agreement

In connection with the Agreement and Plan of Merger (the “Merger Agreement”), the Company and certain of its stockholders holding an aggregate of approximately 34% of the issued and outstanding voting capital stock of the Company have entered into a voting and support agreement (the “Voting Support Agreement”) dated December 29, 2021, pursuant to which such stockholders of the Company have agreed to vote their shares of capital stock of the Company in favor of the Merger Agreement and the transactions contemplated therein, including the Merger, and against any action, agreement, transaction or proposal that would result in a breach of any covenant or other provision of the Merger Agreement or that would reasonably be expected to result in the transactions contemplated by the Merger Agreement from not being completed. Pursuant to the Voting Support Agreement, the stockholders party thereto have also agreed to waive their dissenters rights under Nevada law with respect to the Merger, not to solicit or support any corporate transaction that constitutes or could reasonably be expected to constitute, an alternative to the Merger, and not to sell, transfer, assign or otherwise take any action that would have the effect of preventing or disabling the stockholder from voting its shares of the Company in accordance with its obligations under the Voting Support Agreement. The Voting Support Agreement automatically terminates upon the termination of the Merger Agreement or upon the mutual agreement of the parties to the Voting Support Agreement.

Registration Rights Agreement

New Parent shall prepare and file or cause to be prepared and filed with the SEC, as soon as practicable following the Closing Date (but in no event later than 45 days following the Closing Date), a registration statement under the Securities Act, for an offering to be made on a continuous basis, pursuant to Rule 415 of the Securities Act or any successor thereto, registering the resale from time to time by the CBA Member and certain other parties of all shares of New Parent Class A Common Stock and warrants to purchase New Parent Class A Common Stock and shares of New Parent Class A Common Stock underlying the warrants acquired by the CBA Member and certain other parties (the “Resale Shelf Registration Statement”). The Resale Shelf Registration Statement shall be on Form S-3 (or, if Form S-3 is not available to be used by New Parent at such time, on Form S-1 or another appropriate form permitting registration of such securities for resale).

Market Value of ENDI’s Securities

The outstanding shares of common stock of Enterprise Diversified, Inc. are quoted on the OTC under the symbol “SYTE”. The following table sets forth the high and low trading prices per share of the Company's common stock and any cash dividends declared per share for the periods indicated for such common stock. The OTC market quotations reflect inter-dealer prices without retail markup, markdown or commissions, and may not necessarily represent actual transactions.

Quarter Data*	High	Low
First quarter 2019	$9.55	$8.30
Second quarter 2019	$8.45	$5.10
Third quarter 2019	$6.35	$4.00
Fourth quarter 2019	$4.80	$3.25
First quarter 2020	$4.15	$2.82
Second quarter 2020	$3.45	$2.53
Third quarter 2020	$3.15	$2.53
Fourth quarter 2020	$7.00	$3.00
First quarter 2021	$8.00	$5.49
Second quarter 2021	$8.00	$6.51
Third quarter 2021	$7.55	$6.60
Fourth quarter 2021	$9.94	$7.10

*The Company did not declare or pay any dividends during the past three fiscal years.

On December 28, 2021, the trading day immediately prior to the public announcement date of the Merger Agreement, the closing price of the Company’s common stock was $7.69. On , 2022, the last practicable trading day prior to the mailing date of this joint proxy statement/prospectus, the closing price of the Company’s common stock was $ .

Material US Federal Income Tax Consequences

The Business Combination is intended to qualify as a transaction described in Section 351 of the Code. If the Business Combination is so treated, holders of ENDI common stock will not recognize gain or loss for U.S. federal income tax purposes upon the exchange of their ENDI common stock for New Parent shares. For a more detailed discussion, see below “Material U.S. Federal Income Tax Consequences of the Business Combination.”

Dissenters’ Rights

Each share of ENDI common stock (other than “Excluded Shares”) that is outstanding immediately prior to the Effective Time that is held by a holder who is (a) entitled to dissent under NRS 92A.380 and (b) has properly exercised such right in the manner required by NRS 92A.400 to 92A.480, (the “Dissenting Shares”), shall not be converted into or be exchangeable for the right to receive the ENDI Stockholder Issuance unless and until such holder fails to perfect, withdraws, or otherwise loses such holder’s right as a dissenter under the NRS. If, after the Effective Time, any such holder fails to perfect, withdraws, or loses such holder’s right as a dissenter, such Dissenting Shares shall be treated as if they had, as of the Effective Time, been converted into the right to receive the portion of the ENDI Stockholder Issuance, if any, to which such holder is entitled pursuant to the Merger Agreement. ENDI must give CBA (a) prompt notice of any demands for appraisal of any shares of ENDI common stock issued and outstanding immediately prior to the Effective Time, attempted written withdrawals of such demands, and any other instruments served pursuant to the NRS and received by ENDI relating to its stockholders’ rights to appraisal with respect to the First Merger and (b) the opportunity to participate in all negotiations and proceedings with respect to any exercise of such appraisal rights under the NRS.

Redemption Rights

No redemption rights are available to any ENDI stockholders in connection with the Business Combination.

ENDI’s Reasons for the Business Combination; Recommendation of the Board of Directors

In reaching its decision, the Board of Directors consulted with its senior management team and outside legal counsel, engaged an outside valuation firm to perform a valuation analysis, and considered a number of factors, including, but not limited to, the following material factors (not in any relative order of importance), each of which is described in more detail below under the heading “The Business Combination - ENDI’s Reasons for the Business Combination; Recommendation of the Board of Directors” beginning on page 29:

•	the Board of Directors’ belief that the Business Combination is more favorable to ENDI’s stockholders than the alternatives to the Business Combination;

•

the Board of Directors’ understanding of the business, operations, financial condition, asset quality, earnings and prospects of ENDI and management’s and the Board of Directors’ views and opinions on the current state of the financial services industry;

•	the Board of Directors’ understanding of CBA’s business, operations, financial condition, asset quality, earnings and prospects;

•

the Board of Directors’ view that the Business Combination would result in a combined company with a diversified revenue stream, wider exposure opportunities to new stakeholders, and the complementary nature of the investment and service offerings;

•	the Board of Directors’ understanding of CBA’s business, operations, financial condition, asset quality, earnings and prospects;

•	ENDI stockholders opportunity to participate in the future performance of the combined businesses;

•

the financial analyses and opinion presented by Empire Valuation Consultants (“Empire”), a third party valuation firm, that, as of the date of such opinion and based upon and subject to the assumptions made, matters considered, and qualifications and limitations stated in its opinion, the Business Combination is fair, from a financial point of view, to ENDI and the stockholders of ENDI;

•	the strength of CBA’s management team, investment products and distribution channel as well as the potential benefits of combining the employees of the two companies;

•	the recommendations of ENDI’s management team, including with respect to the integration of, and future plans for, New Parent and its subsidiaries;

•

the comprehensive terms and conditions of the Merger Agreement and the transactions contemplated thereby, including the representations, warranties, covenants, closing conditions and termination provisions;

•	the amount and form of consideration to be paid in the Business Combination and the other financial terms of the Business Combination;

•	the likelihood that the Business Combination will be completed on a timely basis; and

•	the entry into support agreements by certain of ENDI’s directors, officers and largest stockholders.

The Board of Directors also considered a variety of potentially negative factors in its deliberations concerning the Merger Agreement and the Business Combination, including, but not limited to, the following (not in any relative order of importance):

•	the risk that the potential benefits of the Business Combination may not be fully or even partially achieved, or may not be achieved within the expected timeframe;

•	the costs associated with the Business Combination and the other transactions contemplated by the Merger Agreement;

•

the fact that, while ENDI expects that the Business Combination will be consummated, there can be no assurance that all conditions to the parties’ obligations to consummate the transactions contemplated by the Merger Agreement will be satisfied, including the risk that certain regulatory approvals, the receipt of which are conditions to the consummation of the Business Combination, might not be obtained, and, as a result, the Business Combination may not be consummated;

•	the risks associated with the challenges and difficulties relating to integrating the operations of the two companies; and

•	the risk that ENDI stockholders might fail to approve the Business Combination.

The ENDI Board of Directors unanimously recommends that you vote “FOR” the Business Combination Proposal and “FOR” the Adjournment Proposal (to the extent applicable).

It should be noted that this explanation of the reasoning of ENDI’s Board of Directors and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Special Note Regarding Forward-Looking Statements” on page 18.

Opinion of Financial Advisor

ENDI retained Empire as its financial advisor in connection with the Business Combination. At the meeting of the Board of Directors on December 29, 2021, Empire delivered the Empire Fairness Opinion to the Board of Directors stating that, as of the date of such opinion, the Business Combination is fair, from a financial point of view, to ENDI and the stockholders of ENDI.

Management of New Parent

The persons who are expected to serve as directors and executive officers of New Parent following the consummation of the Business Combination are:

•         David Sherman-Director and Chief Executive Officer

•         Steven Kiel-Director

•         Thomas McDonnell-Director and Chairman

•         Abigail Posner-Director

•         Alea Kleinhammer-Chief Financial Officer

•         Jessica Greer-Secretary

For additional information regarding the management and the New Parent Board following the Business Combination, please see the section under the heading “Management of New Parent Following the Business Combination” on page 55.

Required Regulatory Approvals

Pursuant to the Merger Agreement, the approval to quote the New Parent Class A Common Stock on the OTC is a condition to the closing of the Business Combination. In addition, the consummation of the Business Combination is subject to the approval of the Financial Industry Regulatory Authority (“FINRA”).

On January 4, 2022, ENDI filed an “Issuer Company Related Action Notification form for Enterprise Diversified, Inc.” with FINRA regarding the Business Combination.

On January 10, 2022, FINRA responded to ENDI with a list of items required to be provided by ENDI in connection with FINRA’s review of the Business Combination.

On January 24, 2022, ENDI responded to FINRA’s request by providing FINRA with certain of the items requested by FINRA, as well as a listing of the items that ENDI would be able to provide FINRA at a later date as they became available.

Interests of ENDI Directors and Officers in the Business Combination

When considering our Board’s recommendation that ENDI stockholders vote in favor of the approval of the Business Combination Proposal and the other proposal presented for stockholder approval, our stockholders should be aware that certain of ENDI’s executive officers and directors have interests in the Business Combination that may be different from, or in addition to, the interests of ENDI’s stockholders. These interests include:

●

the retention of Alea Kleinhammer, ENDI’s Chief Financial Officer, Jessica Greer, ENDI’s Vice President and Chief of Staff, Eliza Sanchez, ENDI’s Executive Administrator, and Steven Ison, ENDI’s Accountant, in their current positions and with current salary, bonus, and benefits for a period of one year after the close of the transaction or entrance into a mutually agreed upon severance agreement; and

●	the continued indemnification of current ENDI directors and officers and the continuation of directors’ and officers’ liability insurance after the Business Combination.

The ENDI Special Meeting

Proposals for Stockholder Approval

At the Special Meeting, ENDI stockholders will be asked to approve the Business Combination Proposal, approving the Merger Agreement and the Business Combination. In addition, if based upon the tabulated vote at the time of the Special Meeting there are not sufficient votes to approve the Business Combination proposal, stockholders will also be asked to consider and vote upon a proposal for adjournment.

Date, Time, and Place of Special Meeting

The Special Meeting will be held on , 2022, at , Eastern Time, conducted via live webcast at . You will need the 16-digit meeting control number printed on your proxy card to enter the Special Meeting. ENDI recommends that you log in at least 15 minutes before the Special Meeting to ensure you are logged in when the Special Meeting starts. Please note that you will not be able to attend the Special Meeting in person.

Record Date and Voting

ENDI stockholders as of the close of business on , 2022 (the “Record Date”), will be entitled to vote at the Special Meeting. ENDI’s stockholders are entitled to one vote per share owned as of the close of business on the Record Date. If a stockholder’s shares are held in “street name,” or are in a margin or similar account, such stockholder should contact their broker, bank, or other nominee to ensure that votes related to the shares beneficially owned by such stockholder are properly counted. On the Record Date, there were 2,647,383 shares of ENDI common stock outstanding.

Quorum and Vote Required

A quorum will be present at the special meeting if a majority of ENDI common stock outstanding and entitled to vote at the special meeting is represented in person or by proxy. Shares represented at the Special Meeting and entitled to vote but not voted, including shares represented by abstentions, will be considered present for quorum purposes. Broker non-votes will also be counted for purposes of determining whether a quorum is present.

The approval of the Business Combination Proposal requires the affirmative vote (in person or by proxy) of the holders of a majority of the shares outstanding and entitled to vote thereon as of the Record Date. A failure to vote, a broker non-vote, or an abstention will have the same effect as a vote “AGAINST” the Business Combination Proposal.

As of the date of the Merger Agreement, our directors and officers and their respective affiliates held 34% of ENDI common stock outstanding and entitled to vote on the Business Combination Proposal.

The CBA Member has approved the Merger Agreement and the transactions contemplated thereby.

SUMMARY SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

The following tables set forth selected historical summary financial information for ENDI and CBA and unaudited pro forma condensed combined per share information of New Parent after giving effect to the Business Combination.

The pro forma net income per share information reflects the Business Combination as if it had occurred on January 1, 2020. The weighted-average shares outstanding and net income per share information also give pro forma effect to the Business Combination as if it had occurred on January 1, 2020.

This information is only a summary and should be read together with the selected historical financial information included elsewhere in this proxy statement/prospectus, the historical financial statements of ENDI and CBA, and related notes that are included elsewhere in this proxy statement/prospectus. The unaudited pro forma combined net income per share information of ENDI and CBA is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this proxy statement/prospectus in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of ENDI and CBA would have been had the companies been combined during the periods presented.

ENDI Historical Summary Financial Data

	For the Nine Months Ended September 30, 2021	For the Year Ended December 31, 2020	For the Year Ended December 31, 2019
ENDI Historical Summary Statements of Operations Data:

Total revenues	$5,577,715	$5,247,732	$3,589,899
Total cost of revenues	448,174	648,218	816,113
Total gross profit	5,129,541	4,599,514	2,773,786
Total expenses	1,461,367	1,618,294	2,072,467
Income from operations	3,668,174	2,981,220	701,319
Total other income (loss)	799,909	132,998	(4,569,481)
Income (loss) from continuing operations before income taxes	4,468,083	3,114,218	(3,868,162)
Income tax benefit (expense)	(360,000)	-	-
Income from discontinued operations, net of taxes	-	165,186	(1,510,475)
Net income (loss)	$4,108,083	$3,279,404	$(5,378,637)

Net income (loss) per share, basic and diluted	$1.55	$1.26	$(2.11)
Net income (loss) per share from continuing operations, basic and diluted	$1.55	$1.20	$(1.52)
Net income (loss) per share from discontinued operations, basic and diluted	$-	$0.06	$(0.59)
Weighted average number of shares, basic	2,641,926	2,597,974	2,544,896
Weighted average number of shares, diluted	2,642,369	2,598,587	2,614,896

	As of September 30, 2021	As of December 31, 2020	As of December 31, 2019
ENDI Historical Summary Balance Sheets Data:

Current assets	$15,233,243	$530,559	$749,682
Long-term assets	4,249,641	14,326,621	11,149,962
Total assets	$19,482,884	$14,857,180	$11,899,644

Current liabilities	$1,091,390	$569,284	$766,114
Long-term liabilities	-	244,485	499,572
Total liabilities	1,091,390	813,769	1,265,686

Common stock	330,922	325,280	320,831
Additional paid-in capital	27,673,692	27,439,334	27,313,734
Retained earnings (accumulated deficit)	(9,613,120)	(13,721,203)	(17,000,607)
Total stockholders’ equity	18,391,494	14,043,411	10,633,958

Total liabilities and stockholders’ equity	$19,482,884	$14,857,180	$11,899,644

	For the Nine Months Ended September 30, 2021	For the Year Ended December 31, 2020	For the Year Ended December 31, 2019
ENDI Historical Summary Cash Flows Data:

Cash flows (used in) operating activities	$(342,551)	$(674,751)	$(1,336,369)
Cash flows from investing activities	9,568,528	484,040	2,422,085
Cash flows (used in) financing activities	(250,094)	(135,092)	(854,632)
Net increase (decrease) in cash	$8,975,883	$(325,803)	$231,084

CBA Historical Summary Financial Data

	For the Nine Months Ended September 30, 2021	For the Year Ended December 31, 2020	For the Year Ended December 31, 2019
CBA Historical Summary Statements of Operations Data:

Total revenues	$2,880,477	$3,061,088	$3,276,865
Total expenses	1,374,857	1,974,390	2,111,329
Income from operations	1,505,620	1,086,698	1,165,536
Total other income	128	1,444	7,183
Net income	$1,505,748	$1,088,142	$1,172,719

	As of September 30, 2021	As of December 31, 2020	As of December 31, 2019
CBA Historical Summary Balance Sheets Data:

Total assets	$3,021,827	$2,603,301	$1,561,143

Current liabilities	$57,593	$72,112	$1,833
Long-term liabilities	2,264,563	1,937,266	1,053,529
Total liabilities	2,322,156	2,009,378	1,055,362

Members’ equity	699,671	593,923	505,781

Total liabilities and Members’ equity	$3,021,827	$2,603,301	$1,561,143

	For the Nine Months Ended September 30, 2021	For the Year Ended December 31, 2020	For the Year Ended December 31, 2019
CBA Historical Summary Cash Flows Data:

Cash flows from operating activities	$1,384,583	$1,154,892	$1,154,103
Cash flows from (used in) investing activities	(2,249,998)	273	(275)
Cash flows (used in) financing activities	(922,703)	(266,263)	(1,546,471)
Net increase (decrease) in cash	$(1,788,118)	$888,902	$(392,643)

Summary Pro Forma Data

Pro Forma Summary Balance Sheets Data:	As of September 30, 2021

Total assets	$25,086,274
Total liabilities	$6,439,482
Total stockholder's equity	$18,646,792

Pro Forma Summary Statements of Operations Data:	For the Nine Months Ended September 30, 2021	For the Year Ended December 31, 2020

Total revenues	$8,458,192	$8,308,820
Operating income	$5,130,910	$3,718,918
Net income	$5,570,947	$3,853,360

Net income per share from operations, basic	$1.08	$0.76
Net income per share from operations, diluted	$1.08	$0.76
Weighted average number of shares, basic	5,141,926	5,097,974
Weighted average number of shares, diluted	5,142,369	5,098,587

Dividend Policy

We have not paid any cash dividends on our shares of common stock to date and do not intend to pay cash dividends prior to the completion of the Business Combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to the completion of the Business Combination. The payment of any dividends subsequent to the Business Combination will be within the discretion of our then New Parent Board. It is the present intention of the New Parent Board to retain all earnings, if any, for use in our business operations and, accordingly, the New Parent Board does not anticipate declaring any dividends in the foreseeable future. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This joint proxy statement/prospectus contains forward-looking statements within the meaning of the federal securities laws, which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements other than statements of historical facts contained in this joint proxy statement/prospectus, including statements regarding our future results of operations or financial condition, business strategy and plans, financial needs, and objectives of management for future operations are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “would,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. These forward-looking statements include, among others, statements relating to our future financial performance, our business prospects and strategy, our market opportunity and the potential growth of that market, our anticipated financial position, our liquidity and capital needs and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.

Our actual results may differ materially from those expressed in, or implied by, the forward-looking statements included in this joint proxy statement/prospectus as a result of various factors, including, among others:

●	our ability to consummate the Business Combination;
●	the expected benefits of the Business Combination;
●	our ability to integrate the businesses of ENDI and CBA;
●

our future strategy and business plan, operations, and financial performance, including our expectations regarding our revenue, cost and operating expenses, including changes in technology and development, selling and marketing and general and administrative expenses (including any components of the foregoing), gross profit and our ability to achieve, and maintain, future profitability;

●	economic and industry trends, projected growth, or trend analysis;
●

political, economic, legal, social and health risks, including the COVID-19 pandemic and subsequent public health measures that may affect our business or the global economy and the actions we may take in response thereto;

●	developments and projections relating to our competitors and industry;
●

our and our licensors’ ability to obtain, establish, maintain, protect and enforce intellectual property and proprietary protection for our products and technologies and to avoid claims of infringement, misappropriation or other violation of third-party intellectual property and proprietary rights;

●	the loss of key employees and the ability to retain and attract key personnel;
●	difficulties in achieving cost savings, operating efficiencies and revenue opportunities as a result of the Mergers;
●	the incurrence of unforeseen costs;
●	the loss of one or more significant partners or customers;
●	the outcome of any current or future litigation;
●	our beliefs and objectives for future operations;
●	the volatility of the trading price of our common stock;
●	the effects of war, terrorism, pandemics and other catastrophic events; and
●	evolving regulations and the potential for unfavorable changes to, or failure by us to comply with, regulations, which could substantially harm our business and operating results.

These forward-looking statements are based on information available as of the date of this joint proxy statement/prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this joint proxy statement/prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this joint proxy statement/prospectus and the documents that we reference in this joint proxy statement/prospectus and have filed as exhibits to the registration statement of which this joint proxy statement/prospectus forms a part with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

RISK FACTORS

An investment in our common stock or any other type of equity or debt securities that we may offer (together, our “Securities”) is speculative in nature and involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this Registration Statement on Form S-4, as well as the risks, uncertainties, and other information set forth in any reports and other materials we may file or furnish with the SEC before making an investment decision. If any of the following risks were to occur, our business, financial condition, results of operations, or future growth prospects may be materially and adversely affected. In that case, the price of our Securities could decline, and you may lose all or part of your investment. All terms used but otherwise not defined have the meaning given to them in the Merger Agreement.

Operational Risks Associated with the Business Combination

CrossingBridge Advisors, LLC (“CBA”) and Enterprise Diversified, Inc. (“ENDI”) may experience difficulties, unexpected costs and delays in integrating their businesses, business models and cultures and New Parent may not realize synergies, efficiencies or cost savings from the Business Combination.

CBA and ENDI have operated and, until the Business Combination is completed, will continue to operate, independently. The success of New Parent following the completion of the Business Combination may depend in large part on the ability to integrate the two companies’ businesses, business models and cultures. In particular, asset management businesses such as ENDI’s and CBA’s depend to a large degree on the efforts and performance of individual employees whose efforts and performance may be affected by any difficulties in the integration of the businesses. In the process of integrating CBA and ENDI, CBA and ENDI may experience difficulties, unanticipated costs and delays. The challenges involved in the integration may include:

●	the necessity of coordinating geographically disparate organizations and addressing possible differences in corporate and regional cultures and management philosophies;

●	managing New Parent at geographically separate locations;

●	retaining personnel from different companies and integrating them into a new business culture while maintaining their focus on providing consistent, high-quality client service;

●	integrating information technology systems and resources;

●	integrating accounting systems and adjusting internal controls to cover operations;

●	unforeseen expenses or delays associated with the Business Combination;

●	performance shortfalls at ENDI or CBA as a result of the diversion of management’s attention to the Business Combination; and

●	meeting the expectations of clients with respect to the integration.

The integration of certain operations following the Business Combination will take time and will require the dedication of significant management resources, which may temporarily distract management’s attention from the ongoing businesses of New Parent. Employee uncertainty and lack of focus during the integration process may also disrupt the businesses of New Parent.

It is possible that the integration process could result in the loss of key employees, diversion of each company’s management’s attention, the disruption or interruption of, or the loss of momentum in, each company’s ongoing business or inconsistencies in standards, controls, procedures and policies, any of which could adversely affect New Parent’s ability to maintain relationships with clients and employees or the ability to achieve the anticipated benefits of the Business Combination, or could reduce New Parent’s earnings or otherwise adversely affect the business and financial results of New Parent. In addition, the integration process may strain New Parent’s financial and managerial controls and reporting systems and procedures. This may result in the diversion of management and financial resources from New Parent’s core business objectives.

Even if CBA and ENDI are able to integrate their businesses and operations successfully, there can be no assurance that this integration will result in any synergies, efficiencies or cost savings or that any of these benefits will be achieved within a specific time frame. Any of these factors could adversely affect New Parent’s business and results of operations.

The announcement of the proposed Mergers could disrupt ENDI’s and CBA’s relationships with its customers, suppliers, business partners and others, as well as its operating results and business generally.

Whether or not the Mergers and related transactions are ultimately consummated, as a result of uncertainty related to the proposed transactions, risks related to the impact of the announcement of the Mergers on ENDI’s and CBA’s business include the following:

•its employees may experience uncertainty about their future roles, which might adversely affect ENDI’s or CBA’s ability to retain and hire key personnel and other employees and the success of New Parent post-closing is dependent on the continued services of certain key personnel of both CBA and ENDI; and

•each of ENDI and CBA has expended and will continue to expend significant costs, fees and expenses for professional services and transaction costs in connection with the proposed Mergers.

If any of the aforementioned risks were to materialize, they could lead to significant costs which may impact ENDI’s and CBA’s results of operations and cash available to fund its business.

If completed, the Mergers may not be successful or achieve its anticipated financial and other benefits.

If the Mergers are completed, New Parent may not be able to successfully realize anticipated growth opportunities and synergies or integrate ENDI’s business and operations with CBA’s business and operations.

After the Mergers, New Parent will have increased expenses, assets and employees than ENDI did prior to the Mergers. Upon the completion of the Mergers, New Parent will also assume certain liabilities of ENDI and CBA and take on other obligations. New Parent may not successfully or cost-effectively integrate ENDI’s business and operations with CBA’s business and operations. Even if New Parent is able to integrate the combined businesses and operations successfully, this integration may not result in the realization of the full benefits of the synergies and other opportunities that ENDI currently expects from the Mergers within the anticipated time frame, or at all.

The Merger Agreement contains provisions that may discourage ENDI from seeking an alternative merger.

The Merger Agreement contains provisions that prohibit ENDI from seeking alternative transactions during the pendency of the Merger Agreement. Further, if ENDI is unable to obtain the requisite approval of the ENDI Stockholders, either party may terminate the Merger Agreement.

Some of the directors, managers, and executive officers of ENDI, the CBA Member and CBA, as the case may be, have interests in the business combination that are different from the interests of ENDI’s stockholders.

When considering the recommendation of the ENDI Board of Directors with respect to the Business Combination, you should be aware that some directors, managers and executive officers of ENDI, the CBA Member and CBA, as the case may be, may receive certain benefits as a result of the Business Combination. The ENDI Board of Directors was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the Business Combination. These interests may include:

●	the designation of certain individuals as directors or officers of New Parent upon the completion of the Business Combination;

●

the entering into amendments to certain employment agreements that, upon the completion of the Business Combination, determine their positions with CBA, ENDI or New Parent and their rights with regard to certain equity interests;

●

certain directors and officers of ENDI (as of immediately prior to the Closing) have the right, no later than 5 trading days following the Closing Date, to elect to purchase up to 55,000 shares of New Parent Class A Common Stock in the aggregate, in each case at a price per share of New Parent Class A Common Stock equal to the lesser of (1) $8.00 and (2) the VWAP on the Closing Date;

●

the retention of Alea Kleinhammer, ENDI’s Chief Financial Officer, Jessica Greer, ENDI’s Vice President and Chief of Staff, Eliza Sanchez, ENDI’s Executive Administrator, and Steven Ison, ENDI’s Accountant, in their current positions and with current salary, bonus, and benefits for a period of one year after the close of the transaction or entrance into a mutually agreed upon severance agreement; and

●

the right to continued indemnification of current or former directors, managers and officers of ENDI, New Parent and their respective subsidiaries and the right to directors’ and officers’ insurance (or equivalent coverage) for directors, managers and officers following completion of the Business Combination.

You should consider these interests in conjunction with the recommendation of the Board of Directors of ENDI with respect to approval of the proposals related to the Business Combination. These interests have been described more fully in the section entitled “The Business Combination.”

In the future, ENDI or New Parent may be the target of individual or class action securities or derivative lawsuits, which could result in substantial costs and may delay or prevent the Closing.

Securities class action lawsuits and derivative lawsuits are often brought against companies that have entered into merger agreements in an effort to enjoin the relevant merger or seek monetary relief. Even if future lawsuits involving ENDI or New Parent are without merit, defending against these claims can result in substantial costs and divert management time and resources. ENDI and New Parent cannot predict the outcome of these lawsuits, or others, nor can either company predict the amount of time and expense that will be required to resolve such litigation. An unfavorable resolution of any such litigation surrounding the Mergers could delay or prevent its consummation. In addition, the costs of defending the litigation, even if resolved in ENDI’s or New Parent’s favor, could be substantial, and such litigation could distract ENDI or New Parent from pursuing the consummation of the Mergers and other potentially beneficial business opportunities.

Each party is subject to business uncertainties and contractual restrictions while the Mergers are pending, which could adversely affect each party’s business and operations.

In connection with the pendency of the Mergers, it is possible that some customers, suppliers and other persons with whom ENDI, CBA, or the CBA Member has a business relationship may delay or defer certain business decisions or might decide to seek to terminate, change or renegotiate their relationships with ENDI, CBA, or the CBA Member, as the case may be, as a result of the Mergers. Under the terms of the Merger Agreement, each of ENDI and CBA is subject to certain restrictions on the conduct of its respective business prior to completing the Merger, which may reduce the value of the ENDI common stock or adversely affect each party’s ability to acquire assets or to execute certain of its business strategies. Such limitations could adversely affect each party’s businesses and operations prior to the completion of the Mergers.

Our future results following the Mergers may differ materially from the unaudited pro forma financial statements included in this proxy statement/prospectus.

The unaudited pro forma condensed combined financial statements included in this proxy statement/prospectus presents ENDI’s historical consolidated financial statements as adjusted to give effect to the contemplated Mergers, including ENDI’s combination with CBA. The unaudited pro forma condensed combined financial statements are not necessarily indicative of the financial condition or results of operations of ENDI or New Parent following the Mergers. In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect our financial condition and results of operations following the Mergers. Any change in our financial condition or results of operations may cause significant variations in the price of our common stock. See “Unaudited Pro Forma Condensed Combined Financial Data” for more information.

The opinion received by the ENDI Board of Directors from its financial advisor prior to execution of the Merger Agreement does not reflect changes in circumstances subsequent to the date of the fairness opinion.

Empire Valuation Consultants, LLC, ENDI’s financial advisor in connection with the Mergers, delivered to the ENDI Board of Directors its opinion, dated as of December 28, 2021, to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered and qualifications and limitations set forth in the opinion, the merger consideration in the Mergers is fair, from a financial point of view, to holders of ENDI’s common stock. The opinion speaks only as of the date of such opinion. The opinion does not reflect changes that may occur or may have occurred after the date of the opinion, including changes to the operations and prospects of CBA or ENDI, changes in general market and economic conditions or regulatory or other factors. Any such changes may materially alter or affect the relative values of ENDI and CBA.

The financial services industry is subject to government regulation in the United States, and our failure to comply with these regulations or regulatory action against us, CBA or New Parent could adversely affect our results of operations, financial condition or business.

The financial services industry is among the most extensively regulated industries in the United States. Both ENDI and CBA are subject to numerous state and federal laws and regulations of general application. It is very difficult to predict the future impact of the legislative and regulatory requirements affecting our business and our clients’ businesses. CBA is registered as an “investment adviser” with the SEC under the Investment Advisers Act of 1940 (as amended, the “Advisers Act”) and is regulated thereunder. The Advisers Act and the Investment Company Act, together with related regulations and interpretations of the SEC, impose numerous obligations and restrictions on investment advisers and registered investment companies (including mutual funds and exchange-traded funds), including requirements relating to the safekeeping of client funds and securities, limitations on advertising, disclosure and reporting obligations, prohibitions on fraudulent activities, restrictions on certain transactions between an adviser and its clients, and between a registered investment company and its advisers and affiliates, and other detailed operating requirements, as well as general fiduciary obligations. All of the foregoing laws and regulations, as well as any other laws and regulations we are or may become subject to, are complex and we are required to expend significant resources to monitor and maintain our compliance with such laws and regulations. Any failure on our part to comply with these and other applicable laws and regulations could result in regulatory fines, suspensions of personnel or other sanctions, including revocation of CBA’s registration as an investment adviser which could, among other things, have a material adverse effect on our results of operations, financial condition or business.

The Advisers Act effectively requires client consent for any assignment of an investment advisory contract. Under the Advisers Act and rules and guidance promulgated thereunder, an assignment includes a change of control of a registered investment adviser. With respect to clients that are registered investment companies, generally client consent requires consent of the board of directors or equivalent governing body of each registered investment company and the consent of the shareholders of the fund. We believe that the Mergers and related transactions do not constitute a change of control of CBA under the Advisers Act and therefore are not an assignment of CBA’s investment advisory contracts. Therefore, we have not sought the consent of CBA’s clients. If the Mergers and related transactions are deemed to be an assignment under the Advisers Act, we would likely need to seek the consent of CBA’s clients, which may require a lengthy and costly shareholder voting process. CBA may also lose assets under management, be subject to regulatory fines or be subject to other material adverse effects on our results of operations, financial condition or business.

Cybersecurity incidents and other issues related to our information systems, technology and data may materially and adversely affect us.

Cybersecurity incidents and cyberattacks have been occurring globally at a more frequent and severe level and will likely continue to increase in frequency in the future. The information and technology systems used by us and our service providers, and other third parties, are vulnerable to damage or interruption from, among other things: hacking, ransomware, malware and other computer viruses; denial of service attacks; network failures; computer and telecommunication failures; phishing attacks; infiltration by unauthorized persons; security breaches; usage errors by their respective professionals; power outages; terrorism; and catastrophic events such as fires, tornadoes, floods, hurricanes and earthquakes.

Risks to Stock in Connection with the Business Combination

Future sales, or the perception of future sales, of shares of New Parent Class A Common Stock by New Parent or by New Parent stockholders, including the CBA Member, in the public market following the closing of the Business Combination could cause the market price for New Parent shares of Class A Common Stock to decline.

The sale of substantial amounts of shares of New Parent’s Class A Common Stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of New Parent’s Class A Common Stock. These sales, or the possibility that these sales may occur, also might make it more difficult for New Parent to sell equity securities in the future at a time and at a price that it deems appropriate.

Upon consummation of the Business Combination and the issuance of 100,000 shares of New Parent Class A Common Stock pursuant to the Additional Purchase Subscription Agreements, New Parent will have a total of 5,147,383 shares of Class A Common Stock outstanding. All shares issued as merger consideration in the Business Combination will be freely tradable without registration under the Securities Act and without restriction by persons other than “affiliates” of New Parent (as defined under Rule 144 of the Securities Act, referred to herein as “Rule 144”), including its directors, executive officers and other affiliates immediately following the completion of the Business Combination.

Following the completion of the Business Combination, shares of New Parent Class A Common Stock held by certain of our stockholders that are affiliates of New Parent will be eligible for resale, subject to volume, manner of sale and other limitations under Rule 144. In addition, New Parent has agreed to file a resale registration statement under the Securities Act of 1933, as amended, not later than 45 days following the consummation of the Business Combination pursuant to which an aggregate of 3,270,093 shares of New Parent’s Class A Common Stock held following the completion of the Business Combination and the purchases pursuant to Additional Purchase Subscription Agreements (as defined below) will be registered for resale, Upon the effectiveness of the registration statement, all of these shares of Class A Common Stock (assuming 100,000 shares are purchased pursuant to the Additional Purchase Subscription Agreements), reflecting approximately 63.3% of New Parent’s total number of issued and outstanding New Parent Class A Common Stock following the Business Combination, may be freely sold in the public market. Sales of a large number of shares of New Parent Class A Common Stock could cause the prevailing market price of the New Parent Class A Common Stock to decline.

Each of ENDI, CBA, and the CBA Member will incur significant transaction, Merger-related and integration costs in connection with the Merger.

ENDI, CBA, and the CBA Member have incurred and expect to continue to incur a number of non-recurring costs associated with combining the operations of the two companies, as well as transaction fees and other costs related to the Merger. These costs and expenses include fees paid to financial, legal and accounting advisors, facilities and systems consolidation costs, severance and other potential employment-related costs, including retention and severance payments that may be made to certain ENDI employees and CBA employees, filing fees, printing expenses and other related charges. Some of these costs are payable by ENDI, CBA, or the CBA Member regardless of whether the Mergers are completed.

New Parent will also incur costs related to the integration of each company’s processes, policies, procedures, operations, technologies and systems that must be integrated in connection with the Mergers. Although ENDI, CBA, and the CBA Member expect that the elimination of duplicative costs, strategic benefits, additional income as well as the realization of other efficiencies related to the integration of the businesses may offset incremental transaction, Merger-related and integration costs over time, any net benefit may not be achieved in the near term or at all. Many of these costs will be borne by the parties even if the Mergers are not completed. While ENDI, CBA, and the CBA Member have assumed that certain expenses would be incurred in connection with the Mergers and the other transactions contemplated by the Merger Agreement, there are many factors beyond their control that could affect the total amount or the timing of the integration and implementation expenses.

The market price of the shares of New Parent Class A Common Stock may be affected by factors different from those affecting the shares of ENDI common stock.

Upon completion of the Business Combination, holders of ENDI common stock will become holders of New Parent common stock. The businesses of New Parent and CBA differ from those of ENDI in certain respects and, accordingly, the results of operations of New Parent and the market price of New Parent common stock following the Business Combination may be affected by factors different from those currently affecting the independent results of operations of the CBA Member, CBA and ENDI. For example, CBA’s financial performance depends almost exclusively on investment advising.

On the other hand, ENDI’s financial performance also depends on its real estate, internet, and other operations. As a result of the Business Combination, the financial performance of New Parent, from the perspective of current ENDI stockholders, will be relatively more subject to the risks associated with CBA’s asset management business. For a discussion of the businesses of the CBA Member, CBA and ENDI and of certain factors to consider in connection with those businesses see “The Business Combination- Information About the Companies” on page 30.

The shares of New Parent common stock to be received by ENDI stockholders as a result of the Business Combination will have different rights from the shares of ENDI common stock.

The rights associated with ENDI common stock are different from the rights that will be associated with New Parent common stock. Please see “Comparison of Stockholders’ Rights” for a discussion of the different rights associated with ENDI and New Parent common stock.

The market price and trading volume of New Parent Class A Common Stock may be volatile, and could, upon quotation on the OTC, be subject to even greater volatility. Market volatility may affect the value of an investment in the New Parent Class A Common Stock and could subject us to litigation.

Although an active market for ENDI’s shares exists on the OTC, New Parent Class A Common Stock has not been trading and there can be no assurance that an active trading market for New Parent Class A Common Stock will develop or, to the extent an active market does develop, be maintained or continue to develop following the Mergers. The lack of a liquid market for the New Parent Class A Common Stock could also result because a relatively large percentage of the New Parent Class A Common Stock will be beneficially owned by the CBA Member. If an active market does not develop, you may have difficulty selling any shares of New Parent Class A Common Stock that you own. An inactive market may also impair our ability to raise capital by selling shares of New Parent Class A Common Stock and may impair our ability to acquire or make investments in companies, products or technologies for which we may issue equity securities to pay for such acquisition or investment. The absence of an active trading market may result in a significant negative effect on the price of the New Parent Class A Common Stock.

Changes in the value levels of the assets may cause CBA’s assets under management (“AUM”), revenue and earnings to decline.

CBA’s asset management business is primarily comprised of fees based on a percentage of the value of AUM and, in some cases, performance fees which are normally expressed as a percentage of returns to the client. Numerous factors, including price movements in the assets in the markets in which we manage assets, could cause:

●	the value of AUM, or the returns that we realize on AUM, to decrease;
●	the withdrawal of funds from any products offered by us in favor of products offered by competitors; or
●	a decrease in the amount of capital available to invest.

The occurrence of any of these events may cause CBA’s AUM, revenue and earnings, if any, to decline and may negatively impact the success of our asset management business, results of operations and financial condition after the Mergers.

The asset management business is highly regulated.

Asset management is a highly regulated business subject to numerous legal and regulatory requirements. These regulations are intended to protect customers whose assets are under management and, as such, may limit our ability to develop, expand or carry out our asset management business in the intended manner. In particular, we are required to act in the best interest of our clients. In addition, regulators have substantial discretion in determining what is in the best interest of a client and have increased their scrutiny of potential conflicts as well as the disclosure of such conflicts to an asset manager’s clients. Appropriately dealing with conflicts of interest is complex and if we fail, or appear to fail, to deal appropriately with any of these conflicts of interest, we may face reputational damage, litigation, regulatory proceedings, or penalties, fines or sanctions, any of which may have a material and negative impact on our asset management business. In addition, to the extent that we are required to obtain client or investor consent in connection with any potential conflict, any failure or delay in obtaining such consent may have a material and negative impact on our ability to take advantage of certain business opportunities.

Increased competition may cause CBA’s AUM, revenue and earnings to decline.

The asset management industry is highly competitive and has relatively low barriers to entry. CBA competes based on a number of factors including: investment performance, the level of fees charged, the quality and diversity of services and products provided, name recognition and reputation, and the ability to develop new investment strategies and products to meet the changing needs of investors. In addition, the introduction of new technologies, as well as regulatory changes, may significantly alter the competitive landscape for investment managers. This could lead to fee compression or require us to spend more to modify or adapt our product offerings to attract and retain customers and remain competitive with products and services offered by new competitors in the industry. Increased competition on the basis of any of these factors, including competition leading to fee reductions, may cause CBA’s AUM, revenue and earnings to decline and materially and negatively impact the success of our asset management business and affect our overall business, results of operations and financial condition.

Risks That the Business Combination May Be Delayed or Not Occur

The Business Combination is subject to conditions to closing that could result in the Business Combination being delayed or not consummated, which could negatively impact ENDI’s stock price and New Parent’s future business and operations. In order to obtain required regulatory approvals, ENDI may become subject to conditions that it does not currently anticipate.

The Business Combination is subject to conditions set forth in the Merger Agreement, including obtaining the requisite stockholder and regulatory approvals and no ENDI or CBA Material Adverse Effect existing on the closing date. If any of the conditions to the Business Combination are not satisfied or, where permissible, not waived, the Business Combination will not be consummated. Failure to consummate the Business Combination could negatively impact ENDI’s stock price, future business and operations, and financial condition. Any delay in the consummation of the Business Combination or any uncertainty about the consummation of the Business Combination may adversely affect the future businesses, growth, revenue and results of operations of ENDI or New Parent.

The Business Combination is subject to regulatory approvals. These regulatory approvals may not be received or may be received later than anticipated. Regulatory approvals that are received may impose restrictions or conditions that restrict New Parent’s activities or otherwise adversely affect New Parent’s business and results of operations.

Litigation against ENDI, CBA or the members of the ENDI Board of Directors, could result in significant costs, management distraction, and/or a delay of or injunction against the Mergers.

Transactions like the proposed Mergers are frequently subject to litigation or other legal proceedings, including actions alleging that the ENDI Board of Directors breached its fiduciary duties to the ENDI Stockholders by entering into the Merger Agreement, actions by other third parties affected by the proposed Mergers or otherwise. While ENDI believes that any claims that may be asserted by potential shareholder plaintiffs or others related to the Mergers would be without merit, the results of any such potential legal proceedings are difficult to predict and could delay or prevent the Mergers from being completed in a timely manner, and could result in reputational harm, liability, penalties, or sanctions, judgments, consent decrees, or orders, which could materially and adversely affect ENDI’s or New Parent’s business, operating results and financial condition. The existence of litigation related to the Mergers could affect the likelihood of obtaining the required approval from ENDI stockholders. Moreover, any litigation could be time consuming and expensive, could divert ENDI management’s attention away from their regular business and, any lawsuit adversely resolved against ENDI or members of the ENDI Board of Directors, could have an adverse effect on each party’s business, financial condition and results of operations.

Governmental agencies, self-regulatory organizations or third parties may delay or impose conditions on approval of the Business Combination, which may diminish the anticipated benefits of the Business Combination.

Completion of the Business Combination is conditioned upon the receipt of all necessary consents, approvals and authorizations of any governmental authority, self-regulatory organization or third party. While ENDI, the CBA Member and CBA intend to pursue vigorously any and all required consents, approvals and authorizations, and do not know of any reason why they would not be able to obtain the consents in a timely manner, any requirement to receive them before the closing of the Business Combination could delay the completion of the Business Combination after the stockholders of ENDI have approved the proposals required to effectuate the Business Combination.

In addition, these governmental agencies, self-regulatory organizations and third parties may attempt to condition their consents, approvals or authorizations on the imposition of conditions that could have a material adverse effect on ENDI’s operating results or the value of New Parent common stock after the Business Combination is completed. Any delay in the completion of the Business Combination could diminish the anticipated benefits of the Business Combination or result in additional transaction costs, loss of revenue or other effects associated with uncertainty about the Business Combination, such as difficulty in retaining key personnel or in pursuing business strategies. In addition, until the Business Combination is completed, the attention of ENDI’s and CBA’s management may be diverted from ongoing business concerns and regular business responsibilities to the extent management is focused on matters relating to the Business Combination, such as obtaining governmental, self-regulatory organization or third party consents, approvals or authorizations. Additional information regarding regulatory approvals required for completion of the Business Combination is set forth in “The Agreement and Plan of Merger- Conditions to Closing”.

Risks Associated with a Failed Business Combination

If the Business Combination is not completed, the price of ENDI common stock and future business and operations could be harmed.

If the Business Combination is not consummated, ENDI may be subject to the following material risks, among others:

•         ENDI may not be able to find a party willing to pay an equivalent or more attractive exchange ratio than the exchange ratio offered by CBA;

•         the price of ENDI common stock may decline, including due to the extent that the current market price of ENDI common stock reflects an assumption that the Business Combination will be completed;

•         certain of ENDI’s costs related to the Business Combination, such as legal, accounting and certain financial advisory fees, must be paid even if the Business Combination is not completed;

•       the diversion of management attention from ENDI’s day-to-day business and the disruption to its employees and its relationships with clients as a result of efforts and uncertainties relating to the Business Combination may detract from ENDI’s ability to grow revenues and minimize costs, which, in turn may lead to a loss of market position that ENDI could be unable to regain if the Business Combination does not occur;

•         under the Merger Agreement, ENDI is subject to certain restrictions on the conduct of its business prior to completing the Business Combination, which may affect its ability to execute certain of its business strategies; and

•        ENDI may not be able to continue its present level of operations, may need to scale back its business and may not be able to take advantage of future opportunities or effectively respond to competitive pressures, any of which could have a material adverse effect on its business and results of operations.

Failure to complete the Mergers could negatively impact ENDI.

If the Mergers are not completed for any reason, including as a result of holders of ENDI common stock failing to approve the merger proposal, there may be various adverse consequences and ENDI may experience negative reactions from the financial markets and from its customers and employees. For example, ENDI’s businesses may have been impacted adversely by the failure to pursue other beneficial opportunities due to the focus of management on the Mergers, without realizing any of the anticipated benefits of completing the Merger. Additionally, if the Merger Agreement is terminated, the market price of ENDI common stock could decline to the extent that current market prices reflect a market assumption that the Mergers will be beneficial and will be completed. ENDI, CBA, and the CBA Member also could be subject to litigation related to any failure to complete the Mergers or to proceedings commenced against ENDI, CBA, and the CBA Member to perform their respective obligations under the Merger Agreement. If the Merger Agreement is terminated under certain circumstances, ENDI may be required to pay a termination fee of $1 million to CBA. Additionally, each of ENDI, CBA, and the CBA Member has incurred and will incur incremental expenses in connection with the negotiation and completion of the transactions contemplated by the Merger Agreement, as well as the costs and expenses of preparing, filing, printing and mailing this proxy statement/prospectus, and all filing and other fees paid in connection with the Mergers. If the Mergers are not completed, ENDI, CBA, and the CBA Member would have to pay these expenses without realizing the expected benefits of the Merger.

We may be materially adversely affected by the ongoing COVID-19 pandemic.

The outbreak of the COVID-19 pandemic led much of the world to institute stay-at-home orders, restrictions on travel, bans on public gatherings, the closing of non-essential businesses or limiting their hours of operation and other restrictions on businesses and their operations, which has adversely impacted global commercial activity and contributed to significant volatility and a downturn in global financial markets. While some of these restrictions are being relaxed or lifted, the risk of future COVID-19 outbreaks remains, and we are unable to predict the ultimate adverse impact of the pandemic, but it has affected, and may further affect, our business in various ways. The ability of our employees to conduct their daily work in our offices helps to ensure a level of productivity that may not be achieved when coming to the office every day is not an option. The extended period of remote working by our employees could strain our technology resources and introduce operational risks, including heightened cybersecurity risk, as remote working environments can be less secure and more susceptible to hacking attacks. If our senior management or other key personnel become ill or are otherwise unable to perform their duties for an extended period of time, we may experience a loss of productivity or a delay in the implementation of certain strategic plans. Further, local COVID-19-related laws can be subject to rapid change depending on public health developments, which can lead to confusion and make compliance with laws uncertain and subject us to increased risk of litigation for non-compliance. In the event that the U.S. or international financial markets suffer a severe or prolonged downturn, investments may lose value and investors may choose to withdraw assets from financial advisers and use the assets to pay expenses or transfer them to investments that they perceive to be more secure, such as bank deposits and Treasury securities. Any prolonged downturn in financial markets, or increased levels of asset withdrawals could have a material adverse effect on our results of operations, financial condition or business.

THE BUSINESS COMBINATION

Background of the Business Combination

As part of its ongoing consideration and evaluation of ENDI’s long-term prospects and goals, ENDI’s Board of Directors and ENDI’s management have regularly reviewed and assessed ENDI’s business strategies and objectives, including strategic opportunities and challenges, all with the goal of enhancing stockholder value.

In early 2020, the Board of Directors, ENDI’s management and its advisors formalized the discussion of strategic options for ENDI. ENDI’s ongoing requirements for a public reporting company were given specific consideration.

On February 12, 2020, Mr. Steven Kiel, Chairman of the Board of Directors, surveyed members of the Board of Directors, ENDI’s management and its advisors to ascertain their thoughts regarding the minimum market cap of a company that justified it being publicly-listed, the ideal business models that support growth of a company of ENDI’s size and nature, and workable ideas for future growth opportunities for ENDI to adopt.

On May 7, 2020, at a meeting of the Board of Directors, the Board of Directors discussed the results of the survey as well as the expenditures – both from a financial and resource perspective – that ENDI incurs as a result of its being a publicly-traded company. After extensive discussion by the Board of Directors, weighing the perceived benefits and costs associated with being a sub-$25 million publicly-reporting company, the Board of Directors requested further investigation in the form of a report detailing ENDI’s options and the consequent ramifications, qualitatively and reputationally, of each, which report was later delivered by ENDI’s management.

On May 29, 2020, members of the Board of Directors, ENDI’s management and its advisors held a planning meeting to discuss in detail various business models that represented attractive opportunities for Willow Oak Asset Management, a wholly-owned subsidiary of ENDI (“Willow Oak Asset Management”).

On July 8, 2020, at a meeting of the Board of Directors, the Board of Directors and ENDI’s management discussed ENDI’s options with consideration of the following: overall cost savings; benefits and challenges of remaining a publicly-traded entity; accounting and reporting requirements; prior and future capital raises; liquidity for stockholders; and proposed business plans for Willow Oak Asset Management. The Board of Directors determined that there were two paths to consider: de-registration or an acquisition. The Board of Directors directed ENDI’s management to research the process and implications of de-registration and decided that members of the Board of Directors would make informal inquiries within their respective networks to ascertain a potential acquisition pipeline.

On September 30, 2020, Willow Oak Asset Management announced its newest partnership with SVN Capital, in furtherance of Willow Oak Asset Management’s business plan.

On January 28, 2021, at a meeting of the Board of Directors, the Board of Directors was presented by ENDI’s management with the steps necessary to de-register, which the Board of Directors agreed to consider if material growth of ENDI could not otherwise be achieved.

On March 3, 2021, at a meeting of the Board of Directors, the Board of Directors and ENDI’s management met and determined that the best course forward for ENDI was to pursue an acquisition of an asset management-related company that offered diversification in revenue and audience streams, complementary resources, and strategic growth opportunities. Following this meeting, members of the Board of Directors provided introductions to relevant contacts within their respective networks. In furtherance of making an acquisition, the Board of Directors determined that a withdrawal of ENDI’s direct investment in Alluvial Fund, LP would also be pursued.

Between March 4, 2021 and March 22, 2021, representatives of the Board of Directors and ENDI’s management conducted several introductory and follow-up meetings with various companies matching the criteria previously identified for desirable acquisition prospects. These criteria included a wide range of considerations including, but not limited to: transaction size, potential timing, acceptable terms and purchase considerations, established distribution networks and personnel resources, revenue diversification, risk profile, financial projections and valuations, and compatibility of company culture

Between March 21, 2021 and July 7, 2021, Mr. Steven Kiel, Chairman of the Board of Directors, and CrossingBridge Advisors LLC’s (“CBA”) managing member, Mr. David Sherman, conducted regular calls to ascertain the seriousness and compatibility of the potential parties and entities of ENDI and CBA that may be involved in a potential merger or acquisition (the “Business Combination”).

On March 23, 2021, at a meeting of the Board of Directors, the Board of Directors and ENDI’s management met and Mr. Steven Kiel, Chairman of the Board of Directors, noted that ENDI was continuing to evaluate potential acquisition opportunities. He provided an update on the two leading options under consideration. Discussion took place regarding these options and relevant next steps.

On April 27, 2021, Mr. David Sherman discussed potential deal terms with Mr. Steven Kiel.

On April 29, 2021, ENDI retained Seward & Kissel LLP (“S&K”) as its counsel in connection with the potential Business Combination.

In early May, 2021, CBA retained Sheppard Mullin Richter & Hampton LLP (“SM”) as its counsel in connection with the potential Business Combination.

On May 11, 2021, at a meeting of the Board of Directors, the Board of Directors and ENDI’s management met and Mr. Steven Kiel, Chairman of the Board of Directors, provided an update on potential acquisition opportunities. Further discussions took place regarding these options and relevant next steps.

On May 13, 2021, Mr. David Sherman and Mr. Steven Kiel met in New York, New York.

On May 20, 2021, ENDI retained Empire Valuation Consultants, LLC (“Empire”) to provide valuation consulting services regarding the determination of a reasonable range of fair market values for the CBA.

On May 24, 2021, Mr. David Sherman had a diligence call with Empire.

On May 26, 2021, members of the Board of Directors and ENDI’s management met with Mr. David Sherman and other employees of CBA to further their acquaintance and understanding of their respective corporate operations and corporate culture.

Also on May 26, 2021, ENDI sent CBA a due diligence request list regarding the potential Business Combination and gave CBA access to an online virtual data room for due diligence purposes.

On May 31, 2021, ENDI, through its wholly-owned subsidiary Willow Oak Asset Management, made its first scheduled divestment of its seed investment in Alluvial Fund, LP. By December 31, 2021, ENDI was fully divested from Alluvial Fund, LP and is subject only to a routine 10% hold back amount.

On June 24, 2021, Empire provided ENDI with a preliminary valuation analysis detailing CBA’s enterprise value range. This analysis was used in framing the proposed terms of the potential Business Combination.

On July 8, 2021, a Letter of Intent regarding the potential Business Combination (the “Letter of Intent”) was entered into by and between ENDI and CBA.

Between July 8, 2021 and December 28, 2021, ENDI and CBA held frequent discussions regarding matters pertaining to current business activities and the potential Business Combination.

On July 21, 2021, CBA gave ENDI access to an online virtual data room for due diligence purposes.

Between July 23, 2021 and August 2, 2021, pursuant to the Letter of Intent, an expense reimbursement letter agreement was negotiated by ENDI and CBA, and such agreement was entered into on August 2, 2021.

On July 25, 2021, CBA sent ENDI a due diligence request list regarding the potential Business Combination.

On August 10, 2021, at a meeting of the Board of Directors, the Board of Directors and ENDI’s management met and Mr. Steven Kiel, Chairman of the Board of Directors, provided an update on the Letter of Intent process and ensuing legal discussions regarding the potential Business Combination. Further discussion took place regarding the strategy and potential structure of the potential Business Combination, its benefit to ENDI stockholders, and the long-term legal and financial considerations presented in the potential Business Combination.

On September 3, 2021, SM sent S&K an initial draft of the Agreement and Plan of Merger (the “Merger Agreement”) for the potential Business Combination. Also on September 3, 2021, CBA gave ENDI access to an online virtual data room for due diligence purposes. On September 10, 2021, S&K and SM conducted a telephonic conference call to discuss certain material issues in connection with the Merger Agreement.

On September 26, 2021, S&K sent SM a revised draft of the Merger Agreement. On October 4, 2021, S&K sent SM initial drafts of the Stockholder Agreement and the Voting Agreement.

On October 6, 2021, S&K and SM conducted a telephonic conference call to discuss certain material issues in connection with the Merger Agreement. On October 13, 2021, SM sent S&K a revised draft of the Merger Agreement. On October 21, 2021, S&K and SM conducted a telephonic conference call to discuss certain material issues in connection with the Merger Agreement.

On October 13, 2021, representatives of ENDI and CBA met in CBA’s New York office to discuss matters of operational due diligence and strategic resource allocation presented by the potential Business Combination.

On October 26, 2021, SM sent S&K a list of open material issues in connection with the Merger Agreement and the potential Business Combination in general. On October 27, 2021, S&K and SM agreed to have an “all-hands” telephonic conference call, with representatives of ENDI, CBA, S&K and SM, on October 29, 2021, to resolve certain issues in connection with the Merger Agreement.

On October 29, 2021, representatives of ENDI, CBA, S&K and SM attended an “all-hands” telephonic conference call, which resolved many of those issues relating to the Merger Agreement. Also on October 29, 2021, S&K sent SM initial drafts of the Additional Purchase Subscription Agreement and the Voting and Support Agreement.

On November 1, 2021, S&K sent SM a revised draft of the Merger Agreement. On November 4, 2021, S&K sent SM a draft of the ENDI Disclosure Letter. On November 6, 2021, SM sent S&K revised drafts of the Voting Agreement and the Stockholder Agreement. Also on November 6, 2021, SM sent S&K an initial draft of the New Parent Certificate of Incorporation.

On November 8, 2021, SM sent S&K a revised draft of the Voting and Support Agreement. On November 10, 2021, S&K sent SM revised drafts of the Voting Agreement, the Stockholder Agreement, the New Parent Certificate of Incorporation, and the Voting and Support Agreement.

On November 11, 2021, at a meeting of the Board of Directors, the Board of Directors and ENDI’s management met, and Mr. Steven Kiel, Chairman of the Board of Directors, provided an update on the status of legal discussions regarding the potential Business Combination. He noted that while discussions were progressing, the timeline for the potential Business Combination had been extended due to the complexity of the transaction, among other items.

Also on November 11, 2021, S&K sent SM initial drafts of the Registration Rights Agreement and the form of Warrant. On November 12, 2021, SM sent S&K a revised draft of the ENDI Disclosure Letter as well as an initial draft of the CBA Disclosure Letter. On November 14, 2021, SM sent S&K an initial draft of the Cohanzick Services Agreement. On November 15, 2021, SM sent S&K a further revised draft of the ENDI Disclosure Letter.

On November 17, 2021, SM sent S&K revised drafts of the Merger Agreement, the Additional Purchase Subscription Agreement, the New Parent Certificate of Incorporation, and the Stockholder Agreement. On November 18, 2021, SM sent S&K a revised draft of the Voting Agreement. Also on November 18, 2021, S&K and SM conducted a telephonic conference call to discuss the ENDI Disclosure Letter.

On November 19, 2021, S&K sent SM revised drafts of the Merger Agreement, the Additional Purchase Subscription Agreement and the ENDI Disclosure Letter. On November 21, 2021, SM sent S&K a revised draft of the Registration Rights Agreement.

On November 22, 2021, S&K and SM conducted a telephonic conference call to discuss certain material issues in connection with the Merger Agreement and the other ancillary agreements.  S&K and SM also discussed the required S-4 filing, listing and OTC matters.

On November 23, 2021, SM sent S&K a revised draft of the form of Warrant. Also on November 23, 2021, S&K sent SM revised drafts of the CBA Disclosure Letter, the Parent Certificate of Incorporation, the Voting Agreement, the Stockholder Agreement, and the Cohanzick Services Agreement.

On November 24, 2021, SM sent S&K a revised draft of the Merger Agreement. Also on November 24, 2021, S&K and SM conducted a telephonic conference call to discuss certain remaining material issues in connection with the Merger Agreement and the ancillary agreements.

On November 25, 2021, SM sent S&K a revised draft of the ENDI Disclosure Letter. On November 28, 2021, S&K sent SM drafts of the organizational documents of Merger Sub 1 and Merger Sub 2. On November 29, 2021, ENDI, S&K, CBA and SM attended an “all-hands” telephonic conference call, to discuss certain material issues in connection with the Merger Agreement and the ancillary agreements.  On November 30, 2021, S&K and SM conducted a telephonic conference call to discuss certain remaining material issues in connection with the Merger Agreement and the ancillary agreements.

On December 1, 2021, SM sent S&K a revised draft of the Cohanzick Services Agreement. Also on December 1, 2021, S&K sent SM revised drafts of the Merger Agreement, the ENDI Disclosure Letter, the Registration Rights Agreement, and the form of Warrant. On December 2, 2021, SM sent S&K a revised draft of the Stockholder Agreement.

On December 3, 2021, SM sent S&K revised drafts of the Merger Agreement, the New Parent Certificate of Incorporation, the Stockholder Agreement, New Parent’s Amended and Restated Bylaws, the ENDI Disclosure Letter, the CBA Disclosure Letter, and the Voting Agreement.

On December 9, 2021, SM sent S&K the initial draft of an Employment Agreement for David Sherman (the “Sherman Employment Agreement”), as well as an initial draft of a Form of Assignment and Assumption of Employment Agreement and Offer Letter in connection with the Merger Agreement. Also on December 9, 2021, SM sent S&K an initial draft of the original organizational documents of New Parent, and an initial draft of the terms of a Form of Side Letter related to the allocation to CBA of a portion of the office space leased by CBA Member in connection with the Merger Agreement

On December 10, 2021, S&K and SM conducted a telephonic conference call to discuss certain remaining material issues in connection with the Merger Agreement and the ancillary agreements. Also on December 10, 2021, S&K sent SM revised drafts of the Merger Agreement and the ENDI Disclosure Letter.  Also on December 10, 2021, SM sent S&K an initial draft of the Form of Director and Officer Resignation in connection with the Merger Agreement.

Also on December 10, 2021, ENDI’s management conducted an informal meeting with members of the Board of Directors to apprise them of the status of negotiations and expected next steps.

On December 13, 2021, S&K sent SM a revised draft of the terms of the Form of Side Letter in connection with the Merger Agreement.  Also on December 13, 2021, SM sent S&K revised drafts of the Registration Rights Agreement and the form of Warrant.

On December 14, 2021, S&K and SM conducted a telephonic conference call to discuss certain remaining material issues in connection with the Merger Agreement and the ancillary agreements. Also on December 14, 2021, S&K sent SM revised drafts of the Voting Agreement, the Amended and Restated Articles of Incorporation of New Parent, and the Amended and Restated Bylaws of Parent. Also on December 14, 2021, SM sent S&K revised drafts of the Cohanzick Services Agreement and the Sherman Employment Agreement.

On December 15, 2021, S&K sent SM revised drafts of the Form of Assignment and Assumption of Employment Agreement and Offer Letter, the Amended and Restated Certificate of Incorporation of New Parent, and the Amended and Restated Bylaws of Parent. Also on December 15, 2021, SM sent S&K a revised draft of the form of Warrant.

On December 16, 2021, SM sent S&K a revised draft of the Merger Agreement. On December 20, 2021, S&K sent SM a revised draft of the Registration Rights Agreement.

On December 17, 2021, ENDI and CBA management conducted a telephonic conference call to discuss the revised and updated terms of the Merger Agreement.

On December 21, 2021, S&K sent SM revised drafts of the form of Warrant and the Parent Certificate of Incorporation. Also on December 21, 2021, ENDI sent updated CBA projections and current year-to-date financial results to Empire in order to refresh the valuation provided in June, 2021.

On December 22, 2021, S&K and SM conducted a telephonic conference call to discuss certain remaining material issues in connection with the Merger Agreement and the ancillary agreements.

On December 23, 2021, S&K sent SM revised drafts of the ENDI Disclosure Letter and the CBA Disclosure Letter. Also on December 23, 2021, SM sent S&K a revised draft of the Merger Agreement. Also on December 23, 2021, Empire provided ENDI with an updated valuation that included further analysis of current year CBA results to date and various updated Merger Agreement terms.

On December 24, 2021, S&K sent SM revised drafts of the Stockholder Agreement, the forms of Warrant-1, Warrant-2 (to reflect the addition of a warrant for 250,000 shares) and the Sherman Employment Agreement. On December 26, 2021, SM sent S&K revised drafts of the Stockholder Agreement and the Sherman Employment Agreement. Also on December 26, 2021, S&K sent SM a revised draft of the CBA Disclosure Letter.

On December 27, 2021, ENDI, S&K, CBA and SM attended an “all-hands” telephonic conference call, to discuss certain material issues in connection with the Merger Agreement and the ancillary agreements.  Also on December 27, 2021, S&K sent SM a revised draft of the Sherman Employment Agreement. Also on December 27, 2021, SM sent S&K close-to-final drafts of the Merger Agreement and the ancillary agreements.

On December 28, 2021, S&K and SM conducted a telephonic conference call to discuss certain final issues that arose related to the close-to-final drafts of the Merger Agreement and the ancillary agreements. Also on December 28, 2021, SM sent S&K final drafts of the Registration Rights Agreement, the Additional Purchase Subscription Agreement, and the CBA Disclosure Letter.

Also on December 28, 2021, S&K sent SM final drafts of the Voting Agreement and the Voting and Support Agreement. Also on December 28, 2021, SM sent S&K final drafts of the remaining ancillary agreements.

On December 29, 2021, at a meeting of the Board of Directors, the Board of Directors and ENDI’s management met, and Mr. Steven Kiel, Chairman of the Board of Directors, provided a final update on the status of the Business Combination. At the meeting, a third-party fairness opinion from Empire Valuation Consultants, LLC was presented to the Board of Directors, in which Empire Valuation Consultants, LLC presented its opinion that the Business Combination is fair, from a financial point of view, to ENDI and ENDI’s stockholders.

After this presentation, Mr. Nick Katsanos and Mr. Edward Horton from S&K presented to the Board of Directors a summary of the Merger Agreement and the ancillary agreements, as well as a summary of the fiduciary duties that applied to the Board of Directors when considering the approval of the Merger Agreement and the Business Combination.

The Board of Directors then discussed and questioned various topics and issues at great length regarding the Business Combination, as well as regarding the Merger Agreement and the ancillary agreements. After such lengthy discussion and questioning, Mr. Steven Kiel, Chairman of the Board of Directors, called for a vote regarding the Business Combination, the Merger Agreement and the ancillary agreements. Such call was seconded.

Upon such call, the Board of Directors voted unanimously, by a 5-0 vote, to approve the Business Combination and adopt the Merger Agreement. The Board of Directors then resolved to present a proposal to ENDI’s stockholders, at a special meeting to be convened for such purpose, to consider and vote upon the Business Combination, and to approve the adoption of the Merger Agreement and the Business Combination.

On December 29, 2021, after the meeting of the Board of Directors, the applicable parties executed the Merger Agreement. After such execution, ENDI filed a Form 8-K on the Securities and Exchange Commission’s EDGAR database regarding the Business Combination and the Merger Agreement.

On January 4, 2022, ENDI filed an “Issuer Company Related Action Notification form for Enterprise Diversified, Inc.” with the Financial Industry Regulatory Authority (“FINRA”) regarding the Business Combination

On January 10, 2022, FINRA responded to ENDI with a list of items required to be provided by ENDI in connection with FINRA’s review of the Business Combination.

On January 24, 2022, ENDI responded to FINRA’s request by providing FINRA with certain of the items requested by FINRA, as well as a listing of the items that ENDI would be able to provide FINRA at a later date as they became available.

ENDI’s Reasons for the Business Combination; Recommendation of the Board of Directors

After careful consideration, the Board of Directors determined that the Business Combination is advisable and in the best interests of ENDI and its stockholders, and approved the Business Combination. Accordingly, the Board of Directors recommends that ENDI stockholders vote “FOR” adoption and approval of the Business Combination Proposal, including the adoption and approval of the Merger Agreement.

In reaching its decision, the Board of Directors consulted with its senior management team and outside legal counsel, engaged an outside valuation firm to perform a valuation analysis, and considered a number of factors, including, but not limited to, the following material factors (not in any relative order of importance):

•

the Board of Directors’ belief that the Business Combination is more favorable to ENDI’s stockholders than the alternatives to the Business Combination, which belief was formed based on the Board of Directors’ review, with the assistance of its management team and legal advisors, of the strategic alternatives available to ENDI;

•

the Board of Directors’ understanding of the business, operations, financial condition, asset quality, earnings and prospects of ENDI, including the financial demands of being a public reporting company with a small market cap, and management’s and the Board of Directors’ views and opinions on the current state of the financial services industry;

•

the Board of Directors’ understanding of CBA’s business, operations, financial condition, asset quality, earnings and prospects, including its review and discussions with ENDI management and third party valuation experts concerning the due diligence examination of CBA;

•

the Board of Directors’ view that the Business Combination would result in a combined company with a diversified revenue stream, wider exposure opportunities to new stakeholders, and the complementary nature of the investment and service offerings; the Board of Directors belief that the cultures of the two companies should facilitate integration of the two companies;

•

the fact that, because the merger consideration consists primarily of shares of New Parent stock, ENDI stockholders will have the opportunity to participate in the future performance of the combined businesses;

•

the financial analyses presented by Empire Valuation Consultants, a third party valuation firm, and the verbal opinion delivered on December 27, 2021, and supported by analysis and financial exhibits, and subsequently confirmed by a written opinion dated December 28, 2021, to the effect that, as of such date, and based upon and subject to the assumptions made, matters considered, and qualifications and limitations stated in its opinion, the Business Combination is fair, from a financial point of view, to ENDI and the stockholders of ENDI, as more fully described below under the heading “The Business Combination- Opinion of Financial Advisor” beginning on page 30;

•

the strength of CBA’s management team, investment products and distribution channel as well as the potential benefits of combining the employees of the two companies, including the view that the Business Combination will generate economies of scale, diverse revenue streams and greater growth opportunities;

•	the recommendations of ENDI’s management team, including with respect to the integration of, and future plans for, New Parent and its subsidiaries;

•

the comprehensive terms and conditions of the Merger Agreement and the transactions contemplated thereby, including the representations, warranties, covenants, closing conditions and termination provisions;

•

the amount and form of consideration to be paid in the Business Combination and the other financial terms of the Business Combination, including the manner in which each ENDI Share is valued for purposes of determining the consideration payable in the Business Combination;

•	the likelihood that the Business Combination will be completed on a timely basis, including the likelihood that the Business Combination will receive all necessary regulatory approvals; and

•

the entry into support agreements by certain of ENDI’s directors, officers and largest stockholders, whose shares in the aggregate represented 34% of the voting power of all outstanding ENDI stock as of December 29, 2021.

The Board of Directors also considered a variety of potentially negative factors in its deliberations concerning the Merger Agreement and the Business Combination, including, but not limited to, the following (not in any relative order of importance):

•	the risk that the potential benefits of the Business Combination may not be fully or even partially achieved, or may not be achieved within the expected timeframe;

•	the costs associated with the Business Combination and the other transactions contemplated by the Merger Agreement;

•

the fact that, while ENDI expects that the Business Combination will be consummated, there can be no assurance that all conditions to the parties’ obligations to consummate the transactions contemplated by the Merger Agreement will be satisfied, including the risk that certain regulatory approvals, the receipt of which are conditions to the consummation of the Business Combination, might not be obtained, and, as a result, the Business Combination may not be consummated;

•	the risks associated with the challenges and difficulties relating to integrating the operations of the two (2) companies; and

•	the risk that ENDI stockholders might fail to approve the Business Combination.

The foregoing discussion of the information and factors considered by the Board of Directors is not intended to be exhaustive, but includes the material factors considered by the Board of Directors. In view of the variety of factors considered in connection with its evaluation of the Business Combination, the Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The Board of Directors did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Board of Directors based its recommendation on the totality of the information presented.

The ENDI Board of Directors unanimously recommends that you vote “FOR” the Business Combination Proposal and “FOR” the Adjournment Proposal.

It should be noted that this explanation of the reasoning of ENDI’s Board of Directors and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Special Note Regarding Forward-Looking Statements” on page 18.

Opinion of Financial Advisor

A summary description of the Empire Fairness Opinion is set forth below. ENDI stockholders should refer to the Empire Fairness Opinion for more complete and detailed information about the terms and conditions of the Empire Fairness Opinion.

ENDI retained Empire as its financial advisor in connection with the Business Combination. At the meeting of the Board of Directors on December 29, 2021, Empire delivered its written opinion to the Board of Directors that, as of the date of such opinion and based upon and subject to the assumptions made, matters considered, and qualifications and limitations stated in its opinion, the Business Combination is fair, from a financial point of view, to ENDI and the stockholders of ENDI.

The Fairness Opinion was addressed to the Board of Directors (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed Business Combination. The opinion does not constitute a recommendation to any stockholder of ENDI as to how such stockholder should vote with respect to the Business Combination or any other matter.

Information About the Companies

Unless the context otherwise requires, all references in this section to ENDI refer to ENDI prior to the consummation of the Business Combination, and all references to CBA refer to CBA prior to the consummation of the Business Combination.

Enterprise Diversified, Inc. (“ENDI”)

Enterprise Diversified, Inc. (formerly White Dove Systems, Inc., Interfoods Consolidated, Inc., and then Sitestar Corporation) was incorporated in Nevada on December 17, 1992. On June 1, 2018, the Company amended its Articles of Incorporation to change the name of the Company to “Enterprise Diversified, Inc.” Unless the context otherwise requires, and when used in this Report, the “Company,” “ENDI,” “we,” “our,” or “us” refers to Enterprise Diversified, Inc. and its subsidiaries.

During the year ended December 31, 2021, the Company operated through three reportable segments:

●	Asset Management Operations - this segment includes revenue and expenses derived from our various joint ventures, service offerings, and initiatives undertaken in the asset management industry;
●	Internet Operations - this segment includes revenue and expenses related to our sale of internet access, hosting, storage, and other ancillary services; and
●

Other Operations - this segment includes any revenue and expenses from nonrecurring or one-time strategic funding or similar activity that is not considered to be one of our primary lines of business, and any revenue or expenses derived from corporate office operations, as well as expenses related to public company reporting, the oversight of subsidiaries, and other items that affect the overall Company.

Prior to the Merger, ENDI also reported real estate operations.

During periods prior to the quarter ended June 30, 2019, the Company also operated through a fifth reportable segment, Home Services Operations, comprised of former subsidiary, Specialty Contracting Group, LLC’s operation of HVAC and plumbing companies in Arizona. However, for the year ended December 31, 2020, and for all prior periods presented, Home Services Operations are reported as discontinued operations.

The management of the Company also continually reviews various business opportunities for the Company, including those in other lines of business.

Asset Management Operations

The Company operates its asset management operations business through its wholly-owned subsidiaries, Willow Oak Asset Management, LLC (“Willow Oak”) and Willow Oak Capital Management, LLC.

Willow Oak is an asset management platform focused on growing and enhancing the alternative investment landscape. Willow Oak seeks partnerships with alternative investment managers in the early stages of growth in order to build a network of unique investment opportunities for investors and scalable, professional operations for managers. Willow Oak offers affiliated managers strategic consulting, operational support and growth opportunities through minority partnerships and other bespoke relationships. Affiliations to date include fund seeding and reinvestments, fund launching, investor relations, and fund management administrative support. The Company intends to actively expand its Willow Oak platform with additional offerings that enhance the value of the Willow Oak platform to managers and funds across the investing community.

On August 21, 2020, Willow Oak created two wholly-owned entities, Willow Oak Asset Management Affiliate Management Services, LLC (“Willow Oak AMS”) and Willow Oak Asset Management Fund Management Services, LLC (“Willow Oak FMS”), to support this partnership model in perpetuity. Willow Oak AMS earns gross revenue shares commensurate with ownership stakes in investment management firms in exchange for the provision of benefits of affiliation and ongoing fund management services (“FMS”). Willow Oak FMS earns a direct fee from affiliated limited partnerships for rendering administrative, compliance, and tax and audit liaison services.

Internet Operations

The Company operates its internet operations segment through Sitestar.net, a wholly-owned subsidiary that offers consumer and business-grade internet access, wholesale managed modem services, web hosting, third-party software as a reseller, and various ancillary services. Sitestar.net provides services to customers in the United States and Canada.

Other Operations

Other operations include nonrecurring or one-time strategic funding or similar activity that is not considered to be one of the Company’s primary lines of business. This activity includes opportunities such as the Company’s former investment activity with Huckleberry Real Estate Fund II, LLC and its existing financing arrangement regarding Triad Guaranty, Inc.

Other operations also include any revenue or expenses derived from corporate office operations, as well as expenses related to public company reporting, the oversight of subsidiaries, and other items that affect the overall Company.

CrossingBridge Advisors, LLC (“CBA”) and Cohanzick Management, LLC (the “CBA Member”)

CBA was founded in December 2016 and is a wholly-owned subsidiary of the CBA Member, which was founded in 1996 by David Sherman. CBA registered as a Registered Investment Adviser on February 17, 2017 under the Investment Advisers Act of 1940, as amended. CBA provides investment advisory services to investment companies (including mutual funds and exchange-traded funds) registered under the Investment Company Act of 1940, as amended, , both as an adviser and a sub-adviser. As of December 31, 2021, the assets under management of CBA were in excess of $1.37 billion. The investment strategies for CBA include ultra-short duration, low duration high yield, responsible credit, and special purpose acquisition companies (“SPACs”). These strategies primarily employ high yield and investment grade corporate debt as well as credit opportunities in event-driven securities, post reorganization investments, and stressed and distressed debt.

As of the Closing, CBA will have 9 employees, comprised of investment professionals and operations professionals. All members of the investment team with portfolio management responsibilities have at least 15 years of industry experience. Each senior member of the operations team has at least 10 years of experience. CBA is wholly-owned by the CBA Member. The CBA Member is owned by David Sherman, David Sherman’s affiliates and certain employees of the CBA Member.

New Parent

New Parent is a newly incorporated corporation formed under the laws of Delaware on December 23, 2021, that will become the parent company of ENDI and CBA upon the completion of the Business Combination. To date, New Parent has not conducted any material activities other than those incidental to its formation and the matters contemplated by the Merger Agreement.

Zelda Merger Sub 1, Inc. (“Merger Sub 1”)

Merger Sub 1 is a Delaware corporation and wholly-owned subsidiary of New Parent that was formed on December 23, 2021, solely for the purpose of effecting the Merger. To date, Merger Sub 1 has not conducted any material activities other than those incidental to its formation and the matters contemplated by the Merger Agreement. Upon effectiveness of the Merger, Merger Sub 1 will merge with and into ENDI, with ENDI surviving the merger as a direct wholly-owned subsidiary of New Parent.

Zelda Merger Sub 2, LLC (“Merger Sub 2”)

Merger Sub 2 is a Delaware corporation and wholly-owned subsidiary of New Parent that was formed on December 23, 2021, solely for the purpose of effecting the Merger. To date, Merger Sub 2 has not conducted any material activities other than those incidental to its formation and the matters contemplated by the Merger Agreement. Upon effectiveness of the Merger, Merger Sub 2 will merge with and into CBA, with CBA surviving the merger as a direct wholly-owned subsidiary of New Parent.

THE AGREEMENT AND PLAN OF MERGER

The following is a summary of the material terms of the Merger Agreement. A copy of the Merger Agreement is attached as Annex A to this joint proxy statement/prospectus and is incorporated by reference into this joint proxy statement/prospectus. The Merger Agreement has been attached to this joint proxy statement/prospectus to provide you with information regarding its terms. It is not intended to provide any other factual information about ENDI, Merger Sub 1, Merger Sub 2, CBA, or the CBA Member. The following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. All terms used but otherwise not defined have the meaning given to them in the Merger Agreement. You should refer to the full text of the Merger Agreement for details of the Mergers (as defined below) and the terms and conditions of the Merger Agreement.

The Merger Agreement contains representations and warranties that ENDI, Merger Sub 1, Merger Sub 2, CBA, and the CBA Member (each, a “Merger Party” and collectively, the “Merger Parties”), have made to one another as of specific dates. These representations and warranties have been made for the benefit of the Merger Parties and may be intended not as statements of fact, but rather as a way of allocating the risk to one of the Merger Parties if those statements prove to be incorrect. In addition, the assertions embodied in the representations and warranties are qualified by information in confidential disclosure letters exchanged by the Merger Parties in connection with signing the Merger Agreement. While the Merger Parties do not believe that these disclosure letters contain information required to be publicly disclosed under the applicable securities laws, other than information that has already been so disclosed, the disclosure letters do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached Merger Agreement. These representations and warranties were made as of specific dates and may be intended merely as a risk allocation mechanism between the Merger Parties. Accordingly, you should not rely on the representations and warranties as current characterizations of factual information about any Merger Party as they are modified by the disclosure letters.

General; Structure of the Mergers

On December 29, 2021, Enterprise Diversified Inc., a Nevada corporation (the “Company” or “ENDI”), Crossing Bridge Advisors LLC, a Delaware limited liability company (“CBA”), and Cohanzick Management, LLC, a Delaware limited liability company (the “CBA Member”) (each, a “Party” and collectively, the “Parties”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which ENDI would become a wholly-owned subsidiary of ENDI Corp., a new parent entity that is a Delaware corporation (the “New Parent”), through a series of mergers (the “Mergers” and, collectively with the other transactions described in the Merger Agreement, the “Business Combination”). Upon closing of the Business Combination (the “Closing”), all of the outstanding shares of ENDI capital stock will be exchanged for and converted into the right to receive shares of New Parent, which will become ENDI’s sole stockholder. In order to effect the Mergers and the Business Combination, New Parent will form two merger subsidiaries. Upon the closing of the Merger Agreement, the first merger subsidiary (“Merger Sub 1”) will merge with and into ENDI (the “First Merger”), with ENDI as the surviving entity. Upon consummation of the First Merger, ENDI will become a direct, wholly-owned subsidiary of New Parent. Concurrently with the First Merger, and as part of the same overall transaction, the second merger subsidiary (“Merger Sub 2”) will merge with and into CBA (the “Second Merger”), with CBA as the surviving entity. Upon consummation of the Second Merger, Merger Sub 2 will cease to exist, and CBA shall be the surviving company and a direct, wholly-owned Subsidiary of New Parent.

The Mergers are to become effective upon the filing of the Certificates of Merger with the Delaware Secretary of State and the Nevada Secretary of State, in the case of the First Merger, and with the Delaware Secretary of State, in the case of the Second Merger, or at such other time as the Parties may agree in writing and specify in the applicable Certificate of Merger (the time that both the Second Merger and the First Merger have become effective, the “Effective Time”). It is the Parties’ intention that the First Merger and the Second Merger be effective concurrently.

Conversion of Capital Stock; Conversion of Membership Interest

Each share of ENDI common stock issued and outstanding immediately prior to the Effective Time (other than any Excluded Shares or Dissenting Shares) shall be converted into the right to receive one validly issued, fully paid, and non-assessable share of New Parent Class A Common Stock. Each ENDI Stockholder who held shares of ENDI common stock immediately prior to the Effective Time (other than any Excluded Shares or Dissenting Shares) shall hold an identical number of shares of New Parent Class A Common Stock at the Effective Time. Each share of ENDI common stock held in treasury immediately prior to the Effective Time (the “Excluded Shares”) shall automatically be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

One hundred percent (100%) of the membership interest of CBA issued and outstanding immediately prior to the Effective Time shall, with no payment or distribution with respect thereto, be converted into and become (i) two million four hundred thousand (2,400,000) validly issued, fully paid and non-assessable shares of New Parent Class A Common Stock; (ii) one million eight hundred thousand (1,800,000) validly issued, fully paid, and non-assessable shares of New Parent Class B Common Stock; (iii) warrants to purchase one million eight hundred thousand (1,800,000) shares of New Parent Class A Common Stock (the “W-1 Warrants”); and (iv) warrants to purchase two hundred fifty thousand (250,000) shares of New Parent Class A Common Stock (the “W-2 Warrants”).

Withholding Rights; Dissenters’ Rights

Each Party shall be entitled to deduct and withhold, or cause to be deducted and withheld, from the consideration otherwise payable, such amounts as New Parent, the applicable Merger Sub, CBA or ENDI reasonably determines it is required to deduct and withhold under the Internal Revenue Code (the “Code”), or any provision of state, local or foreign Tax Law. To the extent that amounts are so deducted and withheld and are remitted to the applicable taxing authority, such amounts shall be treated as having been paid to the Person in respect of whom such deduction and withholding was made.

Each share of ENDI common stock (other than Excluded Shares) that is outstanding immediately prior to the Effective Time, as defined below, that is held by a holder who is (a) entitled to dissent under Nevada Revised Statutes (the “NRS”) 92A.380 and (b) has properly exercised such right in the manner required by NRS 92A.400 to 92A.480 (the “Dissenting Shares”), shall not be converted into or be exchangeable for the right to receive the shares of New Parent common stock (the “ENDI Stockholder Issuance”) unless and until such holder fails to perfect, withdraws, or otherwise loses such holder’s right as a dissenter under the NRS. If, after the Effective Time, any such holder fails to perfect, withdraws, or loses such holder’s right as a dissenter, such Dissenting Shares shall be treated as if they had, as of the Effective Time, been converted into the right to receive the portion of the ENDI Stockholder Issuance, if any, to which such holder is entitled pursuant to the Merger Agreement.

Representations and Warranties

The Merger Agreement contains customary representations, warranties and covenants of (a) CBA, (b) ENDI and (c) New Parent and Merger Subs, in each case relating to, among other things, each entities’ ability to enter into the Merger Agreement and their respective outstanding capitalization. These representations and warranties are subject to materiality, knowledge and other similar qualifications in many respects and expire at the Effective Time. These representations and warranties have been made solely for the benefit of the other parties to the Merger Agreement.

The Merger Agreement contains representations and warranties made by CBA to ENDI relating to multiple matters, including the following:

●	organization and qualification to do business;

●	organizational documents;

●	capitalization;

●	authority to enter into the Merger Agreement;

●	no conflicts and required filings and consents;

●	financial statements;

●	no material liabilities or obligations;

●	absence of certain changes or events;

●	absence of litigation;

●	compliance with laws;

●	employee benefit plans;

●	labor and employment matters;

●	taxes;

●	material contracts;

●	insurance;

●	real property and title to assets;

●	intellectual property;

●	related party transactions;

●	certain business practices;

●	brokers;

●	accredited investor status;

●	registered investment adviser status; and

●	exclusivity of the representations and warranties made by CBA.

The Merger Agreement contains representations and warranties made by ENDI to CBA relating to multiple matters, including the following:

●	organization and qualification to do business;

●	subsidiaries;

●	organizational documents;

●	capitalization;

●	authority to enter into the Merger Agreement;

●	no conflicts and required filings and consents;

●	SEC reports and financial statements;

●	no material liabilities or obligations;

●	absence of certain changes or events;

●	absence of litigation;

●	compliance with all applicable laws;

●	employee benefit plans;

●	labor and employment matters;

●	environmental matters;

●	taxes;

●	material contracts;

●	insurance;

●	real property and title to assets;

●	intellectual property;

●	related party transactions;

●	certain business practices;

●	brokers;

●	inapplicability of Takeover Laws; and

●	exclusivity of the representations and warranties made by ENDI.

The Merger Agreement contains representations and warranties made by New Parent to CBA and ENDI relating to several matters, including the following:

●	organization and qualification to do business;

●	subsidiaries;

●	organizational documents;

●	capital stock;

●	authority to enter into the Merger Agreement;

●	no conflicts and required filings and consents;

●	no prior business or assets;

●	brokers;

●	inapplicability of Takeover Laws; and

●	exclusivity of the representations and warranties made by New Parent.

Conduct of Business Pending the Merger

ENDI and CBA each covenant and agree that, between the date of the Merger Agreement and the earlier to occur of the Effective Time and the date, if any, on which the Merger Agreement is terminated, each Party shall use commercially reasonable efforts to conduct its business in the ordinary course (the “Ordinary Course of Business”) and shall cause each, if any, of its Subsidiaries to do the same.

In addition to the general covenants above, ENDI and CBA have agreed that prior to the Effective Time or the earlier termination of the Merger Agreement, each of ENDI and CBA shall not, nor permit any Subsidiary to, take any of the following actions without the other’s prior written consent:

●	implement or adopt any material change in its material accounting principles, practices or methods, other than as may be required by Law or applicable accounting requirements;

●

terminate, enter into, establish, adopt, or materially amend any ENDI Plan or CBA Plan, as applicable, or employment agreement, or materially increase the compensation of any Employee, other than, in any such case, (x) as would not result in liability to ENDI or CBA, as applicable, following the Closing, (y) in the Ordinary Course of Business, or (z) as required by any ENDI Plan or CBA Plan, as applicable, or employment agreement in effect as of the date thereof;

●	accept any assignment or transfer of any assets or liabilities from any Person, including the CBA Member;

●	acquire (by merger or stock or asset purchase or otherwise) any corporation, partnership, other business organization or any material business or division thereof;

●	amend its organizational documents;

●

issue any additional shares of its own capital stock or equity interests, or any options, warrants, convertible securities or other rights exercisable therefor or convertible thereinto, other than pursuant to the exercise or conversion of any options, warrants, convertible securities or other rights that are outstanding on the date thereof;

●

adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its own capital stock or equity interests, or any options, warrants, convertible securities or other rights exercisable therefor or convertible thereinto;

●

make any change in its material tax elections or accounting methods, or enter into any closing agreement, settlement or compromise of any claim or assessment, in each case in respect of material taxes, or consent to any extension or waiver of any limitation period with respect to any claim or assessment for material taxes;

●

make any investment in any person (other than in money market funds, cash equivalents or fund investments), or incur any expenses outside the Ordinary Course of Business greater than $100,000 individually or $250,000 in the aggregate (other than expenses incurred in connection with the consummation (or in preparation of the consummation) of the Mergers and the other transactions contemplated by the Merger Agreement and the other ancillary agreements);

●	transfer any of its material assets, other than transactions in the Ordinary Course of Business; or

●	enter into any contract with respect to any of the foregoing.

Conditions to Closing

Mutual

Both ENDI’s and CBA’s obligations to consummate the Merger Agreement are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following conditions: approval of ENDI’s stockholders; no issuance of a law or order which has the effect of making the Business Combination illegal or otherwise prohibits same; the effectiveness of this joint proxy statement/prospectus; FINRA’s approval of the Business Combination; and the New Parent Class A Common Stock shall be quoted on the over-the-counter (OTC) market.

ENDI

ENDI’s obligations to effect the Mergers and consummate the transactions contemplated by the Merger Agreement are subject to satisfaction or waiver (where permissible) at or prior to the Effective Time of the following conditions: the truth and correctness of the representations and warranties of CBA and New Parent contained in the Agreement as of the date of the Merger Agreement and as of the Effective Time; Parent’s and CBA’s material performance of all relevant obligations and material compliance with all relevant agreements and covenants; the lack of any circumstance that would constitute a CBA Material Adverse Effect; CBA’s delivery of the certificate of merger for the Second Merger, duly executed by Merger Sub 2 and CBA; a certificate of an authorized officer of CBA certifying that (i) attached thereto are true and complete copies of all resolutions adopted by the Manager of CBA authorizing the execution, delivery and performance of the Merger Agreement and the other transaction documents to which CBA is a party and the consummation of the transactions contemplated hereby and thereby, and (ii) all such resolutions are in full force and effect and are all the resolutions adopted by the Manager in connection with the transactions contemplated thereby; a certificate of an authorized officer of CBA certifying that certain conditions set forth in the Merger Agreement were satisfied; the Certificate of Formation of CBA, certified within ten (10) Business Days prior to closing by the secretary of state of the state of Delaware and a good standing certificate from the secretary of state of the state of Delaware, dated within ten (10) Business Days of Closing; a notice to the Internal Revenue Service, in accordance with the requirements of Treasury Regulations Section 1.1445-11T(d)(2)(i), dated as of the Closing Date and executed by CBA, together with written authorization for New Parent to deliver such notice to the Internal Revenue Service on behalf of CBA after the Closing, and a certification that the CBA Equity Interests are not “United States real property interests” as defined in Section 897(c) of the Code prepared in accordance with the Treasury Regulations under Sections 897 and 1445 of the Code (in a form reasonably acceptable to ENDI), in each case, validly executed by a duly authorized officer of CBA; the Cohanzick Services Agreement, duly executed by CBA and the CBA Member; the Stockholders Agreement, duly executed by the CBA Member; the Voting Agreement, duly executed by New Parent and certain stockholders of ENDI; and the Registration Rights Agreement, duly executed by the CBA Member.

CBA

CBA’s obligations to effect the Mergers and to consummate the other transactions contemplated by the Merger Agreement are subject to the satisfaction or waiver (where permissible) by CBA at or prior to the Effective Time of the following additional conditions: the truth and correctness of the representations and warranties of ENDI and New Parent contained in the Merger Agreement as of the date of the Merger Agreement and as of the Effective Time; material performance by New Parent and ENDI of all obligations, and compliance in all material respects with all agreements and covenants, required to be performed by it under the Merger Agreement on or prior to the Effective Time; the lack of any circumstance that would constitute an ENDI Material Adverse Effect; ENDI delivery of the certificate of merger for the First Merger, duly executed by Merger Sub 1 and ENDI; a certificate of the secretary of ENDI certifying that attached thereto are true and complete copies of all resolutions adopted by the ENDI Board authorizing the execution, delivery and performance of the Merger Agreement and the other transaction documents to which ENDI is a party and the consummation of the transactions contemplated thereby, including the ENDI Recommendation, and all such resolutions are in full force and effect and are all the resolutions adopted by the ENDI Board in connection with the transactions contemplated thereby; a certificate of the secretary of New Parent certifying that attached thereto are true and complete copies of all resolutions adopted by the Board of Directors of New Parent authorizing the execution, delivery and performance of the Merger Agreement and the other transaction documents to which New Parent is a party and the consummation of transactions contemplated thereby, and all such resolutions are in full force and effect and are all the resolutions adopted by the Board of Directors of New Parent in connection with the transactions contemplated thereby; a certificate of the secretary of ENDI certifying that certain conditions set forth in the Merger Agreement have been satisfied; the Articles of Incorporation of ENDI, certified within ten (10) Business Days prior to Closing by the secretary of state of the state of Nevada, and a good standing certificate from the secretary of state of the state of Nevada, dated within ten (10) Business Days of Closing; the Stockholder Agreement, duly executed by New Parent; the Voting Agreement, duly executed by New Parent and certain stockholders of ENDI; the A&R Certificate of Incorporation, duly executed by Parent and filed with the Delaware Secretary of State, and the A&R Bylaws, each of which shall have been adopted by Parent’s Board of Directors; a notice to the Internal Revenue Service, in accordance with the requirements of Treasury Regulations § 1.897-2(h)(2), dated as of the Closing Date and executed by ENDI, together with written authorization for the New Parent to deliver such notice to the Internal Revenue Service on behalf of ENDI after the Closing, and a certification that the shares of ENDI common stock are not “United States real property interests” as defined in Section 897(c) of the Code prepared in accordance with the Treasury Regulations under Sections 897 and 1445 of the Code (in a form reasonably acceptable to CBA) for purposes of satisfying the New Parent’s obligations under Treasury Regulations § 1.1445-2(c)(3)), in each case, validly executed by a duly authorized officer of ENDI; and ENDI and its Subsidiaries shall have delivered evidence reasonably satisfactory to CBA that they own (or otherwise possess) no more than 4.99% of the voting interest, and no more than 49.99% of the economic interest, in and to Bonhoeffer Fund, L.P.; provided, however, that if, after using its reasonable best efforts ENDI reasonably and in good faith determines that this cannot be achieved, it shall notify the CBA Member of such fact in writing and the CBA Member shall purchase, at the Closing, all of Willow Oak Asset Management, LLC’s membership interest in Bonhoeffer Capital Management, LLC for a purchase price of $25,000 in cash (provided, that Willow Oak Asset Management, LLC shall have the continued right to receive 45% of the economic interest held by Bonhoeffer Capital Management, LLC in Bonhoeffer Fund, L.P.), and in connection with any such purchase, ENDI shall agree to indemnify and defend the CBA Member for any third party claims arising from actions taken by ENDI or its Subsidiaries in connection with Bonhoeffer Fund, L.P. prior to the consummation of such purchase; and each director and officer of ENDI as of immediately prior to the Effective Time shall have resigned.

Termination

The Merger Agreement may be terminated, and the Mergers and other actions contemplated by the Merger Agreement may be abandoned at any time prior to the Effective Time, notwithstanding receipt of the Stockholder Approval, as follows:

(a)	by mutual written consent of ENDI and CBA;

(b)	by ENDI or CBA, by giving written notice of such termination to the other Party, on or after June 30, 2022 (the “Outside Date”), if the Closing has not occurred before the Outside Date;

(c)

by ENDI or CBA, if the Stockholder Approval is not obtained at the Stockholders Meeting convened for that purpose or at any adjournment or postponement of the meeting at which a vote on the approval of the Mergers is taken;

(d)

by ENDI or CBA, if any Governmental Authority has issued an Order permanently restraining or otherwise, which has become final and nonappelable, prohibiting the transactions contemplated by the Merger Agreement;

(e)

by ENDI, if there is a material violation or breach of any representation, warranty, covenant or agreement on the part of CBA set forth in the Merger Agreement, or if any representation or warranty of CBA will have become untrue, in either case that would prevent the satisfaction of or result in the failure of any condition to the obligations of ENDI at the Closing, provided that such violation or breach has not been waived by ENDI or, in the case of a breach of any covenant or agreement under the Merger Agreement that is curable, has not been cured prior to the earlier of: (1) within 30 days after notice of such breach is provided by ENDI to CBA; or (2) the Outside Date;

(f)

by CBA, if there is a material violation or breach of any representation, warranty, covenant or agreement on the part of ENDI or New Parent set forth in the Merger Agreement, or if any representation or warranty of ENDI or New Parent will have become untrue, in either case that would prevent the satisfaction of or result in the failure of any condition to the obligations of CBA at the Closing, provided that such violation or breach has not been waived by CBA or, in the case of a breach of any covenant or agreement under the Merger Agreement that is curable, has not been cured prior to the earlier of: (1) within 30 days after notice of such breach is provided by CBA to ENDI; or (2) the Outside Date; or

(g)	By CBA or ENDI, if an ENDI Adverse Recommendation Change shall have occurred.

Effect of Termination

If the Merger Agreement is terminated, the Merger Agreement will become void, and there will be no termination fee payable or any other liability under the Merger Agreement on the part of any party thereto, except in the case of termination for the occurrence of an ENDI Adverse Recommendation Change, for which ENDI will be required to pay CBA a $1,000,000 fee within 5 Business Days of the termination.

Additional Agreements

Proxy Statement; Registration Statement

Pursuant to the terms of the Merger Agreement, each of ENDI and New Parent shall use its reasonable best efforts to (A) have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing, (B) ensure that the Form S-4 complies in all material respects with the applicable provisions of the Exchange Act and the Securities Act, and (C) keep the Form S-4 effective for so long as necessary to complete the Merger, unless the Merger Agreement is terminated pursuant to its terms.

Resale Registration Statement

New Parent shall prepare and file or cause to be prepared and filed with the SEC, as soon as practicable following the Closing Date (but in no event later than 45 days following the Closing Date), a Registration Statement for an offering to be made on a continuous basis, pursuant to Rule 415 of the Securities Act or any successor thereto, registering the resale from time to time by the CBA Member and certain other parties of all of the Closing Consideration and ENDI Stockholder Issuance, and all shares of New Parent Class A Common Stock acquired by the CBA Member and certain other parties (the “Resale Shelf Registration Statement”). The Resale Shelf Registration Statement shall be on Form S-3 (or, if Form S-3 is not available to be used by New Parent at such time, on Form S-1 or another appropriate form permitting Registration of such Closing Consideration for resale).

ENDI Stockholders’ Meeting; Merger Subs’ Approval

As promptly as practicable following the S-4 being declared effective, ENDI shall establish a record date for, duly call, give notice of, convene and hold the Stockholders Meeting solely for the purpose of obtaining ENDI Stockholder Approval (and other matters that shall be submitted to the holders of ENDI common stock at such meeting). ENDI shall use its reasonable best efforts to cause the definitive joint proxy statement/prospectus to be mailed to its stockholders entitled to vote at the Stockholders Meeting and to hold the Stockholders Meeting as soon as practicable after the Form S-4 is declared effective under the Securities Act. ENDI shall, through the Board of Directors, unanimously recommend to its stockholders that they provide Stockholder Approval, include the ENDI Board recommendation in the Proxy Statement and solicit and use its reasonable best efforts to obtain Stockholder Approval.

New Parent shall take all actions necessary to cause the Merger Subs to perform their obligations under the Merger Agreement and to consummate the Mergers on the terms and conditions set forth in the Merger Agreement.

Exclusivity

ENDI shall not, and shall cause its Subsidiaries and its or its Subsidiaries’ Representatives not to, directly or indirectly, solicit, initiate, or knowingly take any action to facilitate or encourage the submission of any Takeover Proposal, or, subject to the terms of the Merger Agreement, conduct or engage in any discussions or negotiations with, disclose any non-public information relating to ENDI or its Subsidiaries to, afford access to the business, properties, assets, books, or records of ENDI or its Subsidiaries to, or knowingly assist, participate in, facilitate, or encourage any effort by, any third party (or its potential sources of financing) that is seeking to make, or has made, any Takeover Proposal.

Notwithstanding the above, the ENDI Board, directly or indirectly through any Representative, may: (i) participate in negotiations or discussions with any third party that has made (and not withdrawn) a bona fide, unsolicited Takeover Proposal in writing that the ENDI Board believes in good faith, after consultation with its financial advisors and outside legal counsel, constitutes or would reasonably be expected to result in a Superior Proposal; and (ii) following receipt of and on account of a Superior Proposal, make an ENDI Adverse Recommendation Change, but in each case, only if the ENDI Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law. Nothing contained in the Merger Agreement shall prevent the ENDI Board from disclosing to ENDI’s stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act with regard to a Takeover Proposal, if ENDI determines, after consultation with its financial advisors and outside legal counsel, that failure to disclose such position would be inconsistent with its fiduciary duties under applicable law.

Post-Closing Purchase of Parent Shares

No later than five (5) trading days following the Closing Date, the CBA Member, or its designee(s), shall enter into a short-form securities purchase agreement (the “Additional Purchase Subscription Agreement”), pursuant to which the CBA Member (and/or such designee(s)) shall subscribe and purchase from New Parent, and New Parent shall issue and sell to the CBA Member (and/or such designee(s)), 100,000 shares of New Parent Class A Common Stock, at a price per share of New Parent Class A Common Stock equal to the lesser of (a) $8.00 and (b) the VWAP on the Closing Date. Additionally, (i) the CBA Member, or its designee(s), shall have the right, but not the obligation, no later than five (5) trading days following the Closing Date, to elect to purchase up to 250,000 shares of New Parent Class A Common Stock and (ii) certain employees, officers or directors of ENDI (as of immediately prior to the Closing), as approved by ENDI’s Board prior to Closing, shall have the right, but not the obligation, no later than five (5) trading days following the Closing Date, to elect to purchase up to 55,000 shares of New Parent Class A Common Stock, in the aggregate, in each case at a price per share of New Parent Class A Common Stock equal to the lesser of (1) $8.00 and (2) the VWAP on the Closing Date, in each case pursuant to an Additional Purchase Subscription Agreement.

FINRA Notification; Delisting; Investment Advisory Services

ENDI has prepared and filed an Issuer Company-Related Action Notification Form (the “FINRA Notification”) in accordance with FINRA Rule 6490 with the Financial Industry Regulatory Authority (“FINRA”) regarding the Merger. In the event of a deficiency determination by FINRA pursuant to FINRA Rule 6490(d)(3), ENDI shall promptly commence and diligently pursue an appeal of such determination in accordance with FINRA Rule 6490(e) and shall make any reasonable changes to the FINRA Notification that may be required in connection with a successful appeal.

Prior to the Closing, ENDI shall use its commercially reasonable efforts to (a) remove the ENDI common stock from the OTCQB Marketplace, and (b) cause ENDI’s ticker symbol to cease being quoted on the OTCQB Marketplace, in each case, effective as of the Closing.

If and to the extent, after the date of the Merger Agreement, ENDI or any Subsidiary thereof becomes required (as reasonably determined by the CBA Member upon advice of its regular funds counsel (or any replacement thereof) and following consultation with ENDI (provided, in the event of a disagreement with ENDI with respect to the foregoing, the advice of the CBA Member’s counsel shall control)) to be registered as an investment adviser under applicable Law as a result of services it renders pursuant to a Contract then in effect to which it is a party (each a “Fund Services Agreement”), ENDI or such Subsidiary shall use its reasonable best efforts to amend such Fund Services Agreement so as to remove the obligation to provide any service which requires ENDI or such Subsidiary to be registered as an investment adviser under applicable Law.

CERTAIN AGREEMENTS RELATED TO THE BUSINESS COMBINATION

This section describes, but does not purport to describe all the terms of, the material provisions of certain additional agreements entered into or to be entered into pursuant to or in connection with the transactions contemplated by the Merger Agreement (the “Related Agreements”). The descriptions below are qualified by reference to the actual text of these agreements. Copies of the forms of each of the Related Agreements are attached as exhibits hereto, and are incorporated by reference into this joint proxy statement/prospectus. You are encouraged to read each of the Related Agreements in their entirety.

Securities Purchase Agreement

A summary description of the Securities Purchase Agreement between New Parent and each purchaser (the “Purchaser”) party thereto is set forth below.

Agreement to Purchase. Pursuant to the Merger Agreement, depending on the Purchaser party, Purchaser either (i) is obligated to purchase (or cause a third party designee to purchase) 100,000 shares of New Parent Class A Common Stock and has the right to purchase from New Parent an additional number of shares of New Parent Class A Common Stock or (ii) has the right to purchase from New Parent a certain number of shares of New Parent Class A Common Stock, for an aggregate purchase price determined pursuant to the Securities Purchase Agreement.

Exemption from Registration. In connection with the shares to be purchased pursuant to the Securities Purchase Agreement, New Parent and the Purchaser will rely on the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act.

Voting Agreement

A summary description of the Voting Agreement by and among New Parent, the CBA Member, and the individual or entity set forth on the signature page thereto (the “Voting Party”) is set forth below. All terms used but otherwise not defined have the meaning given to them in the Voting Agreement.

Agreement to Vote. The Voting Party agrees to vote, and to cause its Affiliates (as defined therein) to vote, all securities of the New Parent that may vote in the election of the New Parent’s directors that such Voting Party or its Affiliates own from time to time and at all times (the “Voting Shares”) in such manner as may be necessary to elect or maintain in office the CBA Member Designees, whether at a regular or special meeting of stockholders or any class or series of stockholders or by written consent. Nothing in the Voting Agreement restricts a Voting Party’s or its Affiliates’ right to sell or transfer Voting Shares at any time.

Termination. The Voting Agreement will terminate automatically on the earlier of the date that (i) the holders of the Class B Common Stock’s or the CBA Member’s right to designate the CBA Member Designees is terminated or expires for any reason, (ii) Steven Kiel is no longer a member of the Board of Directors of New Parent, and (iii) the Voting Party and its Affiliates cease to hold any Voting Shares. The Voting Agreement will also terminate automatically with respect to any Voting Shares no longer held by the Voting Party or its Affiliates.

Stockholder Agreement

A summary description of the Stockholder Agreement by and between New Parent and Cohanzick Management, LLC is set forth below. All terms used but otherwise not defined have the meaning given to them in the Stockholder Agreement.

Nomination and Election of Directors. From and after the date that the holders of Class B Common Stock are no longer entitled to elect at least one Class B Director to the Board of Directors pursuant to the Certificate of Incorporation, the following provisions apply:

●

So long as the Principal Stockholder and its Affiliates has Beneficial Ownership of at least 25% of the outstanding shares of New Parent Common Stock, the Principal Stockholder and its Affiliates, voting together as a single class, shall have the right to designate a number of directors equal to 60% of the total authorized size of the New Parent Board of Directors.

●

So long as the Principal Stockholder and its Affiliates owns at least 15% but less than 25% of the outstanding shares of New Parent Common Stock, the Principal Stockholder and its Affiliates, voting together as a single class, shall have the right to designate a number of directors equal to 40% of the total authorized size of the Board of Directors.

●

So long as the Principal Stockholder and its Affiliates owns at least 5% of the outstanding shares of New Parent Common Stock, the Principal Stockholder and its Affiliates, voting together as a single class, shall have the right to designate one (1) director.

Redemption by the New Parent. If on or after the fifth (5th) anniversary of the Closing, any shares of Class B Common Stock held by the Principal Stockholder remain outstanding, then the New Parent may redeem all, but not less than all, of such outstanding shares at the Redemption Price, which is $0.0001 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the shares of Class B Common Stock. Upon the exercise of any Class W-1 Warrant by any Class W-1 Warrant holder, the New Parent shall redeem the number of shares of Class B Common Stock (on a pro rata basis from the holders of Class B Common Stock) that are equal to the number of shares of Class A Common Stock issued to the Class W-1 Warrant holder upon exercise of the Class W-1 Warrant (a “Mandatory Redemption”). Such Mandatory Redemption shall be at the Redemption Price.

Services Agreement

A summary description of the Services Agreement by and between CBA and the CBA Member is set forth below.

For a term commencing on the Effective Date and ending on the first anniversary thereof, which term will automatically renew unless either CBA or the CBA Member elects to terminate with one hundred twenty (120) days’ prior written notice, CBA will make available to the CBA Member certain of its employees to provide investment advisory, portfolio management and other services to CBA Member and, through the CBA Member, to the CBA Member’s clients. Any such individuals will be subject to the oversight and control of the CBA Member, and any services so provided to the CBA Member or a client of the CBA Member will be provided by such CBA employees in the capacity of a supervised person of the CBA Member. The CBA Member additionally may use the systems of CBA or its affiliates for its daily operations; provided that appropriate policies, procedures and other safeguards are established to assure that (a) the books and records of each of CBA and the CBA Member are created and maintained in a manner so as to be clearly separate and distinct from those of the other person and the clients of such person, and (b) confidential client and/or other material non-public information relating to the investment advisory activities of CBA or the CBA Member, as applicable, or other proprietary information regarding either such person or its clients, is safeguarded and maintained for the benefit of such person. Each of CBA and the CBA Member must make the other aware of any potential investments that such person or any of its affiliates evaluates or participates in that are made in connection with any investment strategy the other person also provides to its clients.

As consideration for its services, the CBA Member will pay CBA a quarterly fee equal to 0.05% per annum of the monthly weighted average assets under management during such quarter with respect to all clients for which the CBA Member has full investment discretion. The fee shall be payable quarterly in arrears, within ten (10) days following the end of each quarter. The CBA Member and CBA will also split the payment of certain costs of other systems which use is shared between the CBA Member and CBA.

Voting Support Agreement

In connection with the Merger Agreement, the Company and certain of its stockholders holding an aggregate of approximately 34% of the issued and outstanding voting capital stock of the Company have entered into a voting and support agreement (the “Voting Support Agreement”) dated December 29, 2021, pursuant to which such stockholders of the Company have agreed to vote their shares of capital stock of the Company in favor of the Merger Agreement and the transactions contemplated therein, including the Merger, and against any action, agreement, transaction or proposal that would result in a breach of any covenant or other provision of the Merger Agreement or that would reasonably be expected to result in the transactions contemplated by the Merger Agreement from not being completed. Pursuant to the Voting Support Agreement, the stockholders party thereto have also agreed to waive their dissenters rights under Nevada law with respect to the Merger, not to solicit or support any corporate transaction that constitutes or could reasonably be expected to constitute, an alternative to the Merger, and not to sell, transfer, assign or otherwise take any action that would have the effect of preventing or disabling the stockholder from voting its shares of the Company in accordance with its obligations under the Voting Support Agreement. The Voting Support Agreement automatically terminates upon the termination of the Merger Agreement or upon the mutual agreement of the parties to the Voting Support Agreement.

Registration Rights Agreement

New Parent and the CBA Member will enter into a registration rights agreement pursuant to which New Parent has agreed to prepare and file or cause to be prepared and filed with the SEC, as soon as practicable following the Closing Date (but in no event later than 45 days following the Closing Date), a Registration Statement for an offering to be made on a continuous basis, pursuant to Rule 415 of the Securities Act or any successor thereto, registering the resale from time to time by the CBA Member and certain other parties of all of the Closing Consideration and ENDI Stockholder Issuance, and all shares of New Parent Class A Common Stock acquired by the CBA Member and certain other parties (the “Resale Shelf Registration Statement”). The Resale Shelf Registration Statement shall be on Form S-3 (or, if Form S-3 is not available to be used by New Parent at such time, on Form S-1 or another appropriate form permitting Registration of such Closing Consideration and other New Parent Class A Common Stock for resale).

Employment Agreement

A summary description of the Employment Agreement by and between CBA and David Sherman is set forth below. All terms used but otherwise not defined have the meaning given to them in the Employment Agreement.

CBA has entered into an Employment Agreement with David Sherman dated December 29, 2021, to be effective as of the Effective Date. Pursuant to the Employment Agreement, David Sherman is employed by CBA to serve as its President and the Chief Executive Officer of New Parent, for a five (5) year term (unless earlier terminated by its terms). As consideration for his services, David Sherman will be paid a salary of $400,000 per annum, plus a discretionary bonus. Upon a termination of the Employment Agreement by (i) David Sherman for Good Reason, or (ii) CBA without Cause, David Sherman will be entitled to receive six (6) months of severance.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

In connection with the Merger, each share of common stock of ENDI held by ENDI’s shareholders will be converted into the right to receive one (1) share of Class A common stock, par value $0.0001 per share, of New Parent Class A Common Stock. The CBA Member, as the sole member of CBA, will receive (i) 2,400,000 shares of New Parent Class A Common Stock, (ii) 1,800,000 shares of New Parent Class B Common Stock, (iii) a Class W-1 Warrant to purchase 1,800,000 shares of New Parent Class A Common Stock within five (5) years of Closing, (iv) options to purchase up to 250,000 shares of New Parent Class A Common Stock within five (5) trading days of Closing, and (v) a Class W-2 Warrant to purchase 250,000 shares of Class A Common Stock within five (5) years of Closing. In addition, the CBA Member shall have the obligation to acquire 100,000 shares of New Parent Class A Common Stock within five trading days of Closing.

The New Parent Class A Common Stock and New Parent Class B Common Stock are identical other than the shares of New Parent Class B Common Stock (i) have the right to designate directors (as described below), (ii) shall not be entitled to participate in earnings, dividends or other distributions with respect to the Class A Common Shares, (iii) shall not receive any assets of New Parent in the event of a liquidation and (iv) shall be subject to redemption in certain circumstances.

The Class W-1 and Class W-2 Warrants may be exercised in whole or in part at any time prior to the date that is five (5) years after the date of the Closing (defined below), at an exercise price of $8.00 per share of New Parent Class A Common Stock subject to certain customary adjustments. Each of the warrants may also be exercised on a “cashless” basis at any time at the election of the holder and if not fully exercised prior to the expiration date of the warrant, shall be automatically exercised on a “cashless” basis.

In addition, the CBA Member, or its designee, has agreed to purchase an aggregate of 100,000 shares of New Parent Class A Common Stock, and shall have the right, but not the obligation, to purchase an additional 250,000 shares of New Parent Class A Common Stock (collectively the “Additional Shares”), not later than five (5) trading days following the consummation of the Merger at a price equal to the lesser of $8.00 or the 60 day volume weighted average price of the Company’s common shares as of the Merger closing date (the “Closing”), excluding the highest and lowest trading days. Certain officers, directors and employees of the Company shall have the right, but not the obligation, to purchase up to a further 55,000 shares of New Parent Class A Common Stock on the same terms as the purchase of the Additional Shares.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2021 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020 are based on the historical audited and unaudited financial statements of the Company and CBA after giving the pro forma effects of the Merger. The Merger will be accounted for as a reverse acquisition business combination, using the acquisition method of accounting.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020 give effect to the Merger as if it had occurred on January 1, 2020. The unaudited pro forma condensed combined balance sheet as of September 30, 2021 assumes that the Merger took place on that date.

These unaudited pro forma condensed combined financial statements (the “Pro Forma Financial Statements”) are provided for informational purposes only and are subject to a number of uncertainties and assumptions and do not purport to represent what the companies’ actual performance or financial position would have been had the Mergers occurred on the dates indicated and does not purport to indicate the financial position or results of operations as of any future date or for any future period. With respect to the Pro Forma Financial Statements:

●

the unaudited pro forma condensed combined balance sheet and statement of operations as of and for the nine months ended September 30, 2021 were derived from (i) the Company’s unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 2021, as included in its Periodic Report on Form 10-Q as filed with the Securities and Exchange Commission on November 12, 2021, and (ii) CBA’s unaudited condensed financial statements as of and for the nine months ended September 30, 2021 included elsewhere herein.

●

the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 was derived from (i) the Company’s audited consolidated financial statements as of and for the year ended December 31, 2020, as included in its Annual Report on Form 10-K as filed with the Securities and Exchange Commission on March 29, 2021, and (ii) CBA’s audited financial statements as of and for the year ended December 31, 2020 included elsewhere herein.

The unaudited pro forma condensed combined financial statements reflect management’s preliminary and best estimate of the fair value of the tangible and intangible assets acquired and liabilities assumed in the Mergers based on information currently available. Certain valuations and studies necessary to finalize the determination of estimated fair values and estimated useful lives, are incomplete as of the date of this filing. As final valuations are performed, increases or decreases in the unaudited pro forma condensed combined fair value of assets acquired and liabilities assumed may result in adjustments, which may be material, to the balance sheet and/or statements of operations.

The unaudited pro forma condensed combined financial statements include adjustments which give effect to the events that are directly attributable to the Merger, are expected to have a continuing impact and are factually supportable.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of September 30, 2021

	CrossingBridge Advisors, LLC (Historical)	Enterprise Diversified, Inc. (Historical)	Pro Forma Adjustments		Combined Pro Forma

Assets
Current assets
Cash and cash equivalents	$470,552	$9,316,890	$800,000	(a)	$10,587,442
Investments	2,250,000	-	-		2,250,000
Accounts receivable, net	301,275	302,548	-		603,823
Investment redemption receivable	-	5,579,679	-		5,579,679
Other current assets	-	34,126	-		34,126
Total current assets	3,021,827	15,233,243	800,000		19,055,070

Long-term assets
Real estate - held for investment, net	-	27,334	-		27,334
Property and equipment, net	-	10,673	-		10,673
Intangible assets	-	-	1,396,000	(d)	1,396,000
Goodwill, net	-	212,445	385,563	(d)	598,008
Note receivable	-	169,105	-		169,105
Long-term investments	-	3,765,834	-		3,765,834
Other assets	-	64,250	-		64,250
Total long-term assets	-	4,249,641	1,781,563		6,031,204
Total assets	$3,021,827	$19,482,884	$2,581,563		$25,086,274

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$-	$67,585	$-		$67,585
Accrued compensation	-	268,227	-		268,227
Accrued expenses	57,593	197,379	1,846,265	(c)	2,101,237
Deferred revenue	-	198,199	-		198,199
Income taxes payable	-	360,000	-		360,000
Total current liabilities	57,593	1,091,390	1,846,265		2,995,248

Long-term liabilities
Redeemable Class B common stock and warrants	-	-	1,230,000	(a)	1,230,000
Due to affiliate	2,264,563	-	(50,329)	(g)	2,214,234
Total long-term liabilities	2,264,563	-	1,179,671		3,444,234
Total liabilities	2,322,156	1,091,390	3,025,936		6,439,482

Stockholders’ equity
Members' equity	699,671	-	(699,671)	(b)	-
Common stock	-	330,922	(330,407)	(a)	515
Additional paid-in capital	-	27,673,692	(7,706,771)	(a), (e), (g), (h)	19,966,921
Retained earnings (accumulated deficit)	-	(9,613,120)	8,292,476	(b), (c), (e), (h)	(1,320,644)
Total stockholders’ equity (deficit)	699,671	18,391,494	(444,373)		18,646,792

Total liabilities and stockholders’ equity (deficit)	$3,021,827	$19,482,884	$2,581,563		$25,086,274

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2021

	CrossingBridge Advisors, LLC (Historical)	Enterprise Diversified, Inc. (Historical)	Pro Forma Adjustments		Combined Pro Forma

Revenues - asset management	$2,880,477	$4,556,173	$-		$7,436,650
Revenues - real estate	-	347,260	-		347,260
Revenues - internet operations	-	674,282	-		674,282
Total revenues	2,880,477	5,577,715	-		8,458,192

Cost of revenues - real estate	-	244,319	-		244,319
Cost of revenues - internet operations	-	203,855	-		203,855
Total cost of revenues	-	448,174	-		448,174

Gross profit - asset management	2,880,477	4,556,173	-		7,436,650
Gross profit - real estate	-	102,941	-		102,941
Gross profit - internet operations	-	470,427	-		470,427
Total gross profit	2,880,477	5,129,541	-		8,010,018

Guaranteed payments to members	509,146	-	-		509,146
Salaries and wages	386,378	572,487	-		958,865
Other operating expenses	180,174	144,817	261,750	(f)	586,741
Computer expenses	93,485	-	-		93,485
Professional fees	71,961	696,643	(218,866)	(c)	549,738
Research	58,019	-	-		58,019
Mutual fund expense	9,894	-	-		9,894
Travel and entertainment	21,689	5,975	-		27,664
Insurance	44,111	41,445	-		85,556
Total expenses	1,374,857	1,461,367	42,884		2,879,108
Income from operations	1,505,620	3,668,174	(42,884)		5,130,910

Gain on sale of noncontrolling interest in subsidiary	-	778,872	-		778,872
Interest income (expense)	111	(7,277)	-		(7,166)
Dividend income	17	-	-		17
Realized gain (loss) on investment	-	-	-		-
Other income (expense), net	-	28,314	-		28,314
Total other income	128	799,909	-		800,037

Income from continuing before income taxes	1,505,748	4,468,083	(42,884)		5,930,947
Income tax benefit (expense)	-	(360,000)	-	(i)	(360,000)
Income (loss) from operations	$1,505,748	$4,108,083	$(42,884)		$5,570,947

Net income (loss) per share from operations, basic		$1.55	$(0.02)		$1.08
Net income (loss) per share from operations, diluted		$1.55	$(0.02)		$1.08
Weighted average number of shares, basic		2,641,926	2,500,000		5,141,926
Weighted average number of shares, diluted		2,642,369	2,500,000		5,142,369

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2020

	CrossingBridge Advisors, LLC (Historical)	Enterprise Diversified, Inc. (Historical)	Pro Forma Adjustments		Combined Pro Forma

Revenues - asset management	$3,061,088	$3,690,473	$-		$6,751,561
Revenues - real estate	-	578,313	-		578,313
Revenues - internet operations	-	978,946	-		978,946
Total revenues	3,061,088	5,247,732	-		8,308,820

Cost of revenues - real estate	-	326,636	-		326,636
Cost of revenues - internet operations	-	321,582	-		321,582
Total cost of revenues	-	648,218	-		648,218

Gross profit - asset management	3,061,088	3,690,473	-		6,751,561
Gross profit - real estate	-	251,677	-		251,677
Gross profit - internet operations	-	657,364	-		657,364
Total gross profit	3,061,088	4,599,514	-		7,660,602

Guaranteed payments to members	994,271	-	-		994,271
Salaries and wages	517,420	672,785	-		1,190,205
Other operating expenses	140,449	191,158	349,000	(f)	680,607
Computer expenses	113,499	-	-		113,499
Professional fees	93,838	694,749	-		788,587
Research	80,155	-	-		80,155
Mutual fund expense	17,006	-	-		17,006
Travel and entertainment	3,152	4,603	-		7,755
Insurance	14,600	54,999	-		69,599
Total expenses	1,974,390	1,618,294	349,000		3,941,684
Income from operations	1,086,698	2,981,220	(349,000)		3,718,918

Gain on debt extinguishment	-	125,839	-		125,839
Interest income (expense)	321	(23,651)	-		(23,330)
Dividend income	2,668	-	-		2,668
Realized gain (loss) on investment	(1,545)	-	-		(1,545)
Other income (expense), net	-	30,810	-		30,810
Total other income	1,444	132,998	-		134,442

Income from continuing operations before income taxes	1,088,142	3,114,218	(349,000)	(f)	3,853,360
Income tax benefit (expense)	-	-	-	(i)	-
Income (loss) from continuing operations	$1,088,142	$3,114,218	$(349,000)		$3,853,360

Net income (loss) per share from continuing operations, basic		$1.20	$(0.14)		$0.76
Net income (loss) per share from continuing operations, diluted		$1.20	$(0.14)		$0.76
Weighted average number of shares, basic		2,597,974	2,500,000		5,097,974
Weighted average number of shares, diluted		2,598,587	2,500,000		5,098,587

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Description of Transaction

Pursuant to the terms of the Merger Agreement, and in connection with the closing of the Merger:

●	100% of CBA’s membership interests outstanding immediately prior to closing will be exchanged for:
o	2,400,000 shares of New Parent Class A Common Stock;

o

100,000 additional shares of New Parent Class A Common Stock within 5 trading days of closing, in exchange for a cash payment of the lesser of $8.00 per share or the 60 day volume weighted average price of the Company’s common shares as of Closing, excluding the highest and lowest trading days;

o

An option to acquire up to 250,000 additional shares of New Parent Class A Common Stock at a price of the lesser of $8.00 per share or the 60 day volume weighted average price of the Company’s common shares as of Closing, excluding the highest and lowest trading days, which option will expire 5 trading days after closing;

o

1,800,000 redeemable shares of New Parent Class B Common Stock along with W-1 Warrants that provide the CBA Member the option to acquire 1,800,000 additional shares of New Parent Class A Common Stock at a price of $8.00 per share, which option will expire 5 years after closing. The New Parent Class B Common Stock only provides voting rights and no economic interests and are redeemable upon the earlier of exercise or expiration of the W-1 Warrants; and

o	W-2 Warrants to acquire 250,000 additional shares of New Parent Class A Common Stock at a price of $8.00 per share, which option will expire 5 years after closing.

●	The former shareholders of the Company will receive 2,647,383 shares of New Parent Common Stock;

●

Certain officers, directors and employees of the Company shall have the right, but not the obligation, to acquire 55,000 additional shares of New Parent Class A Common Stock in the aggregate at a price of the lesser of $8.00 per share or the 60 day volume weighted average price of the Company’s common shares as of the Closing, excluding the highest and lowest trading days, which option will expire 5 trading days after closing;

●

Based on the exchange of equity interests, former Company shareholders will own 38.1% of the outstanding shares of Common Stock and voting interests of New Parent, and former CBA members will own 61.9% of such interests;

●	A majority of the New Parent Board of Directors will be designated by the CBA Member; and

●

New Parent’s officers and senior management will primarily consist of ENDI officers and senior management led by David Sherman as Chief Executive Officer.  The CBA officers will remain in their capacity at CBA.

2.	Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with the regulations of the U.S. Securities and Exchange Commission (the “SEC”) and are intended to show how the Mergers might have affected the historical financial statements if the Mergers had been completed on January 1, 2020 for the purpose of the statements of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020, and on September 30, 2021 for the purpose of the balance sheet.

Certain disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States have been condensed or omitted in these unaudited pro forma condensed combined financial statements as permitted by SEC rules and regulations.

The pro forma adjustments reflect the Mergers as a reverse acquisition business combination, using the acquisition method of accounting.

3.	Accounting for the Merger

The Company has concluded that CBA is the accounting acquirer in the Mergers and, accordingly, the Mergers will be accounted for as a reverse acquisition business combination. The unaudited pro forma condensed combined financial statements reflect accounting for the Mergers in accordance with the acquisition method of accounting. Under the acquisition method, the purchase consideration is allocated to the assets acquired and the liabilities assumed based on their estimated fair values, with any excess of the purchase consideration over the estimated fair values of the identifiable net assets acquired being recorded as goodwill. The Company’s accounting policies and practices did not materially differ from CBA’s accounting policies and practices.

Purchase Consideration

The Mergers consideration is estimated to be $20.2 million:

Common stock outstanding as of September 30, 2021	2,647,383
Closing quoted stock price	$7.62
Estimated Consideration	$20,173,058

The fair value of the Company’s common stock used in determining the amount of Mergers consideration was calculated using the Company’s closing quoted stock price on January 28, 2022.

Allocation of Purchase Consideration

The following table summarizes the allocation of the purchase consideration to the assets acquired and liabilities assumed on September 30, 2021, based on their preliminary estimated fair values:

Purchase Consideration	$20,173,058

Tangible Assets Acquired:
Cash	$9,316,890
Prepaid expenses and other current assets	9,953,549

Identifiable Intangible Assets Acquired:
Customer relationships	1,396,000

Liabilities Assumed:
Accounts payable and accrued expenses	(533,191)
Deferred revenue and other	(558,199)

Goodwill	598,009

Net Assets Acquired	$20,173,058

The identifiable intangible asset associated with customer relationships will be amortized on a straight-line basis over its preliminary estimated useful life of four years. Goodwill is considered an indefinite lived asset and is not amortizable. The Mergers were structured as a tax-free reorganization for tax purposes and, therefore, the Company received carry over basis in the assets acquired and liabilities assumed. The Company’s existing deferred tax assets and liabilities remain fully valued after the Mergers, and CBA has no basis differences in its assets and liabilities that would result in deferred tax assets and liabilities.

The pro forma adjustments reflect the Mergers as a reverse acquisition business combination using the acquisition method of accounting. The pro forma condensed combined financial statements reflect management’s preliminary and best estimate of the fair value of the tangible and intangible assets acquired and liabilities assumed in the Mergers based on information currently available. Certain valuations and studies necessary to finalize the determination of estimated fair values and estimated useful lives are incomplete as of the date of this filing. As final valuations are performed, increases or decreases in the fair value of assets acquired and liabilities assumed may result in adjustments, which may be material, to the unaudited pro forma condensed combined balance sheet and/or statements of operations.

Equity-linked Instruments

As part of the Merger, the CBA Member will receive (i) 2.4 million shares of New Parent Class A Common Stock, (ii) 1.8 million redeemable shares of New Parent Class B Common Stock, (iii) a warrant (W-1 Warrant) to purchase 1.8 million shares of New Parent Class A Common Stock, (iv) 100,000 shares of New Parent Class A Common Stock in exchange for the lesser of $8 per share or the 60-day trailing volume weighted average price of the Company’s common stock and (v) a warrant (W-2 Warrant) to purchase 250,000 shares of New Parent Class A Common Stock.

In addition, the CBA Member will receive (i) the right to purchase, within five trading days of closing, up to an additional 250,000 shares of New Parent Class A Common Stock for the lesser of $8 per share or the 60-day trailing volume weighted average price of the Company’s common stock.

The Company’s shareholders will exchange their outstanding shares for 2,647,383 shares of New Parent Class A Common Stock. In addition, certain officers, directors and employees of the Company have the right to purchase, within five trading days of closing, up to an additional 55,000 shares of New Parent Class A Common Stock in the aggregate for the lesser of $8 per share or the 60-day trailing volume weighted average price of the Company’s common stock.

New Parent’s legal capital structure (i.e., its outstanding shares of capital stock and equity linked instruments) is reflected as the combined company’s capital structure outstanding. After consummation of the Merger, the combined company’s statements of operations will include the Company’s and CBA’s activities; historical financial statements will solely reflect CBA’s activities, as the predecessor entity.

4.	Pro Forma Adjustments

The following assumptions and adjustments apply to the unaudited pro forma condensed combined financial statements related to the Merger:

(a)	With respect to the pro forma condensed combined balance sheet as of September 30, 2021, represents the issuance of the following securities to the identified parties:

o	Issuance to CBA’s former member:
■	2,400,000 shares of new Parent Class A Common Stock;

■	100,000 additional shares of New Parent Class A Common Stock in exchange for an estimated payment of $800,000;

■

Option to acquire up to 250,000 additional shares of New Parent Class A Common Stock at a price of the lesser of $8 per share or the 60-day trailing volume weighted average price of the Company’s common stock, which option will expire 5 trading days after closing. None of these are assumed to be exercised and they are not reflected in the pro forma financial statements; and

■

1,800,000 redeemable shares of New Parent Class B Common Stock along with W-1 Warrants to acquire 1,800,000 additional shares of New Parent Class A Common Stock at a price of $8.00 per share, which option will expire 5 years after closing. The New Parent Class B Common Stock only provides voting rights and no economic interests and are redeemable upon the earlier of exercise or expiration of the W-1 Warrants. The combined New Parent Class B Common Stock and W-1 Warrants are liability classified financial instruments.

■	W-2 Warrants to acquire 250,000 additional shares of New Parent Class A Common Stock at a price of $8.00 per share, which option will expire 5 years after closing.

o	Issuance to the Company’s former shareholders:
■	2,647,383 shares of New Parent Class A Common Stock; and

■

To certain employees, officers and directors, the option to acquire 55,000 additional shares of New Parent Class A Common Stock in the aggregate at a price of the lesser of $8 per share orthe 60-day trailing volume weighted average price of the Company’s common stock, which option will expire 5 days after closing. None of these are assumed to be exercised and they are not reflected in the pro forma financial statements.

(b)	Represents the pro forma reclassification of CrossingBridge’s membership interests to retained earnings (accumulated deficit).

(c)

Represents the pro forma impact to the balance sheet of accruing approximately $1.8 million of transaction expenses incurred subsequent to September 30, 2021, and the pro forma impact to the statement of operations of eliminating approximately $219 thousand of transaction expenses incurred during the nine months ended September 30, 2021 (none during the year ended December 31, 2020).

(d)

Represents the pro forma impact of the elimination of the Company’s historical goodwill and the allocation of purchase consideration to the identifiable intangible assets acquired (customer relationships) and to goodwill. The tax effect of recognizing the acquired customer relationship intangible results in the creation of a deferred tax liability. However, CBA’s existing deferred tax assets and liabilities remain fully valued after the Mergers and CBA has no basis differences in its assets and liabilities that would result in deferred tax assets and liabilities. Consequently, the establishment of the deferred tax liability results in an offsetting reversal of the Company’s existing valuation allowance and, as a result, has no net effect to the pro forma financial statements.

(e)	Represents the pro forma impact of eliminating the Enterprise Diversified’s historical accumulated deficit of $9.6 million.

(f)	Represents the pro forma straight-line annual amortization for the acquired intangible asset related to customer relationships, over its preliminary estimated useful life of four years.

(g)	Represents pro forma adjustment due to working capital shortfall.

(h)

Represents pro forma adjustments to recognize the impact to pro forma equity for the post-combination compensation expense related to the W-2 Warrants, the options and the additional share purchase requirement.

(i)

The pro forma income (loss) from operations does not reflect any additional provision (benefit) for income taxes resulting from the Mergers due to the presence of net operating loss carryforwards and a full valuation allowance for all net deferred tax assets. The Company has not yet completed a study of any potential limitation on the use of its net operating loss carryforward under section 382 of the Internal Revenue Code.

5.	Pro Forma Income per Share

Pro forma income per share, basic and diluted, including pro forma impacts of the Merger, is calculated as follows:

	For the Nine Months Ended September 30, 2021	For the Year Ended December 31, 2020
Basic and Diluted
Net income, as originally reported (Enterprise Diversified, Inc.)	$4,108,083	$3,114,218
Pro forma net income	$5,570,947	$3,853,360

Basic
Weighted average outstanding shares for the year, as originally reported (Enterprise Diversified, Inc.)	2,641,926	2,597,974
Pro forma adjustment - weighted average common shares issued as consideration	2,500,000	2,500,000
Pro forma weighted average outstanding shares, basic	5,141,926	5,097,974

Basic income per share, as originally reported (Enterprise Diversified, Inc.)	$1.55	$1.20
Pro forma basic income per share	$1.08	$0.76

Diluted
Weighted average outstanding shares for the year, as originally reported (Enterprise Diversified, Inc.)	2,642,369	2,598,587
Pro forma adjustment - weighted average common shares issued as consideration	2,500,000	2,500,000
Pro forma weighted average outstanding shares, diluted	5,142,369	5,098,587

Diluted income per share, as originally reported (Enterprise Diversified, Inc.)	$1.55	$1.20
Pro forma diluted income per share	$1.08	$0.76

Basic and diluted weighted average shares outstanding as originally reported are adjusted to reflect the effects of (i) the exchange of all outstanding shares of Enterprise Diversified, Inc. common stock for an equal number of shares of New Parent Class A Common Stock, (ii) the issuance of 2.4 million shares of New Parent Class A Common Stock in exchange for 100% of CrossingBridge’s membership interests and (iii) the additional purchase of 100,000 shares of New Parent Class A Common Stock by CrossingBridge’s Member.

Basic and diluted earnings per share calculations excludes the following securities as their inclusion would be anti-dilutive: (i) 1.8 million W-1 Warrants and 250,000 W-2 Warrants, (ii) 250,000 stock purchase options and (iii) 55,000 stock purchase options. In addition, 1.8 million shares of New Parent Class B Common Stock are excluded as they have no economic interest and are not considered participating securities; they are for voting purposes only.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF CROSSINGBRIDGE ADVISORS, LLC

This section is intended to provide readers of CBA’s financial statements information regarding its financial condition, results of operations, and items that management views as important. The following discussion and analysis should be read in conjunction with CBA’s accompanying financial statements and accompanying notes as of and for the years ended December 31, 2020 and 2019. The discussion of results, causes, and trends should not be construed to imply any conclusion that such results or trends will necessarily continue in the future.

CBA was formed as a limited liability company on December 23, 2016, under the laws of the State of Delaware. CBA derives its revenue and net income from investment advisory services. CBA is a registered investment adviser under the Investment Advisers Act of 1940, as amended. CBA provides investment advisory services to investment companies (including mutual funds and exchange-traded funds) registered under the Investment Company Act of 1940, as amended, both as an adviser and a sub-adviser.

CBA’s investment strategies are low duration high yield and strategic income. These strategies primarily employ high yield and investment grade corporate debt as well as credit opportunities in event-driven securities, post re-org investments, and stressed and distressed debt. Return of capital is more important than return on capital. The greatest negative impact on portfolio returns is the failure of a large position to perform according to the original thesis, which results in loss of capital. We attempt to mitigate this risk through investment analysis, portfolio construction, and hedging of risks with respect to individual positions and/or the overall portfolio as we see fit. In most cases, our investment analysis begins with a fundamental understanding of an issuer’s business model and management objectives followed by an analysis of the capital structure. Depending on the nature of the investment, the analysis may continue with a more in-depth study of legal aspects, pending transactions, and processes that may impact the issuer.

CBA advises the CrossingBridge Low Duration High Yield Fund and previously advised the CrossingBridge Long Short Credit Fund. CBA sub-advises the Destinations Low Duration Fixed Income Fund and the Destinations Global Fixed Income Opportunities Fund. Both the CrossingBridge Low Duration High Yield Fund and Destinations Low Duration Fixed Income Fund focus on instruments that have short durations (i.e. have an expected duration of three years or less from the time of purchase through maturity, call, or corporate action. The Destinations Global Fixed Income Opportunities Fund employs an opportunistic approach purchasing both high yield and investment grade debt. The CrossingBridge Long Short Credit Fund was dissolved in September 2019.

Assets Under Management

CBA derives its revenue from its investment advisory fees. Investment advisory fees paid to CBA are based on the value of the investment portfolios it manages and fluctuate with changes in the total value of its assets under management (“AUM”).

CBA’s revenues are highly dependent on both the value and composition of AUM. The following is a summary of CBA’s AUM by product and investment strategy, as of December 31, 2020 and 2019:

Assets Under Management by Product as of December 31,	2020	2019	% Change
(in millions, except percentages)
Advised funds	$145	$150	-3.0%
Sub-advised funds	$662	$665	-0.1%
Total AUM	$807	$815	-1.0%

Assets Under Management by Investment Strategy as of December 31,	2020	2019	% Change
(in millions, except percentages)
Low Duration	$431	$410	5.0%
Strategic Income	$376	$405	-7.2%
Total AUM	$807	$815	-1.0%

Total AUM of the mutual funds decreased by $8 million during 2020. This net AUM decrease consisted of $29 million of net outflows, which were offset by $21 million of net income and capital gains (losses) which were retained within the funds. The AUM for CBA’s low duration strategy increased by $21 million during 2020. This increase was offset by the strategic income strategy’s decrease of $29 million in AUM from the sub-advised Destinations Global Fixed Income Opportunities Fund.

Results of Operations

The table below provides a summary of income statement amounts over time. These figures are presented for the annual periods designated below.

	Year Ended December 31, 2020	Year Ended December 31, 2019
Revenues	$3,061,088	$3,276,865
Operating expenses	1,974,390	2,111,329
Other income (expense)	1,444	7,183
Net income (loss)	$1,088,142	$1,172,719
Net profit margin	36%	36%

Revenue for the year ended December 31, 2020 decreased $215,777 compared to the year ended December 31, 2019 primarily due to a corresponding decrease in the AUM for the year. This decrease was offset by a decrease of $136,939 in operating expenses primarily associated with compensation. Net profit margin was approximately 36% for both years ending December 31, 2019 and December 31, 2020.

CBA expects that its net margin will fluctuate from year to year based on various factors, including: revenues, investment results, and the development of investment strategies, products, or channels.

   Expenses

	Year Ended December 31, 2020	Year Ended December 31, 2019
Compensation and related costs	$1,511,691	$1,710,906
General and administrative	462,699	400,423
Total	$1,974,390	$2,111,329

Compensation and related costs are typically comprised of salaries, bonuses and benefits. Salary compensation and bonuses are generally the largest expenses for CBA. Bonuses are subjective and based on individual performance, the underlying Funds performance, and profitability of the firm as well as the consideration of future outlook. Compensation and related costs decreased by $199,215 for the year ended December 31, 2020 compared to the year ended December 31, 2019. This decrease was due to lower bonuses paid out to employees during 2020. Compensation expense can fluctuate year over year as CBA evaluates investment performance, individual performance, Company performance, and other factors.

General and administrative expenses increased by $62,276 for the year ended December 31, 2020 compared to the year ended December 31, 2019. This increase was due to an increase in the employee count for CBA, going from 11 employees to 13 employees, as well as implementing new and updated computer software systems during the year.

Summary of Financial Performance

Member’s equity increased from $505,781 at December 31, 2019, to $593,923 at December 31, 2020. This change was primarily attributable to $1,088,142 of net income in investment advisory services. Operating expenses for the year ended December 31, 2020, totaled $1,974,390.

Balance Sheet Analysis

This section provides an overview of changes in our assets, liabilities, and equity and should be read together with our accompanying financial statements, including the accompanying notes to the financial statements. The table below provides a balance sheet summary for the periods presented and is designed to provide an overview of the balance sheet changes from year to year.

	December 31, 2020	December 31, 2019
ASSETS
Cash and equivalents	$2,258,670	$1,369,768
Accounts receivables	190,197	186,397
Due from Affiliate	150,000	-
Dividend receivable	2	275
Other current assets	4,432	4,703
Total assets	$2,603,301	$1,561,143
LIABILITIES AND MEMBER’S EQUITY
Accrued expenses	$72,112	$1,833
Due to Member	1,937,266	1,053,529
Total liabilities	2,009,378	1,055,362
Total Member’s equity	593,923	505,781
Total liabilities and Member’s equity	$2,603,301	$1,561,143

During the year ended December 31, 2020, CBA made a determination to retain cash for future product launches and to bolster its cash balance due to uncertainty related to the Covid-19 pandemic.

Liquidity and Capital Resources

Sources of Liquidity

CBA’s current financial condition is liquid, with a significant amount of its assets comprised of cash and cash equivalents, investments, and accounts receivable. CBA’s main source of liquidity is cash flows from operating activities, which are generated from investment advisory fees. Cash and cash equivalents and accounts receivable represented $1.56 million and $2.45 million of total assets as of December 31, 2019 and December 31, 2020, respectively. CBA believes that these sources of liquidity, as well as its continuing cash flows from operating activities, will be sufficient to meet its current and future operating needs for the next 12 months.

   Uses of Liquidity

In line with CBA’s objectives, it anticipates that its main uses of cash will be for operating expenses and seed capital to fund new and existing investment strategies. CBA’s management regularly reviews various factors to determine whether it has capital in excess of that required for its business, and the appropriate uses of any such excess capital.

   Working Capital

As of December 31, 2020, CBA had working capital of approximately $2.53 million, compared to $1.56 million as of December 31, 2019. CBA’s working capital includes cash and cash equivalents, accounts receivable, investments, and other current assets, net of accrued expenses.

Cash Flow Analysis

Cash Flows from Operating Activities

CBA’s cash flows from operating activities are calculated by adjusting net income to reflect other significant operating sources and uses of cash and timing differences in the cash settlement of operating assets and liabilities. CBA expects that cash flows provided by operating activities will continue to serve as its primary source of working capital in the near future.

For the year ended December 31, 2020, net cash provided by operating activities totaled $1.15 million. Cash inflows from operating activities were primarily driven by net income of $1.08 million and an increase in accrued expenses of $0.07 million.

For the year ended December 31, 2019, net cash provided by operating activities totaled $1.15 million. Cash inflows from operating activities were primarily driven by net income of $1.17 million and a net increase in accounts receivable and accrued expenses of $0.02 million.

Cash Flows from Investing Activities

CBA’s cash flows from investing activities consist primarily of income from our investment portfolio.

Cash Flows used in Financing Activities

CBA’s cash flows used in financing activities consisted primarily of the distribution to the sole member of CBA.

For the year ended December 31, 2020, net cash used in financing activities totaled $0.27 million, consisting of a distribution of $1 million to its sole member. This cash outflow was offset by a net increase in due to affiliate of $0.73 million.

For the year ended December 31, 2019, net cash used in financing activities totaled $1.55 million, consisting of a distribution of $2.6 million to its sole member. This cash outflow was offset by an increase in due to affiliate of $1.05 million.

Off-Balance Sheet Arrangements

CBA has no off-balance sheet arrangements. We were not a party to any off-balance sheet arrangement as of December 31, 2020 or December 31, 2019.

Discussion Regarding COVID-19 Potential Impacts

Management continues to monitor and assess all company operations for additional potential impacts of the COVID-19 pandemic. As of the year ended December 31, 2020, CBA has not been forced to make significant operational changes as a result of the pandemic. Management does not anticipate additional challenges in meeting existing obligations, nor do we expect significant customer or vendor interruptions. However, the extent to which the continuing COVID-19 pandemic ultimately may impact our business, financial condition, liquidity and results of operations likely will depend on future developments, which are highly uncertain and cannot be predicted, including the scope and duration of the continuing pandemic, the direct and indirect impact of the continuing pandemic on our employees, customers and service providers, as well as the U.S. economy, and the actions taken by governmental authorities and other third parties in response to the continuing pandemic.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF CROSSINGBRIDGE ADVISORS, LLC

This section is intended to provide readers of CBA’s financial statements information regarding its financial condition, results of operations, and items that management views as important. The following discussion and analysis should be read in conjunction with the CrossingBridge Advisors, LLC’s accompanying unaudited financial statements and accompanying notes as of and for the nine-month periods ended September 30, 2021 and September 30, 2020. The discussion of results, causes, and trends should not be construed to imply any conclusion that such results or trends will necessarily continue in the future.

CBA was formed as a limited liability company on December 23, 2016, under the laws of the State of Delaware. CBA derives its revenue and net income from investment advisory services. CBA is a registered investment adviser under the Investment Advisers Act of 1940, as amended. CBA provides investment advisory services to investment companies (including mutual funds and exchange-traded funds) registered under the Investment Company Act of 1940, as amended., both as an adviser and a sub-adviser.

CBA’s investment strategies with associated advised and/or sub-advised mutual funds and ETFs are as follows:

Ultra-Short Duration Strategy

●	Primarily invests in investment grade fixed income securities with an ultra-short portfolio duration target of typically 1 year or less
o	CrossingBridge Ultra-Short Duration Fund (“CBUDX”) is advised

Low Duration Strategy

Low Duration High Yield

●	Primarily invests in below investment grade fixed income securities with a short portfolio duration target of 3 years or less
o	CrossingBridge Low Duration High Yield Fund (“CBLDX”) is advised
o	Destinations Low Duration Fixed Income Fund (“DLDFX”) is sub-advised

Pre-Merger SPACs

●

Primarily invests in purchasing common stock and units of Special Purpose Acquisition Companies (“SPACs”) that are trading at or below their pro rata share of the collateral trust account with the intent of disposing the shares prior to business combination

●

Aims to capture the fixed income nature of pre-merger SPACs along with the potential equity upside that they present, but we have no interest in being an equity investor post business combination, which presents a much different risk/return profile akin to a traditional equity investment

o	CrossingBridge Pre-Merger SPAC ETF (“SPC”) is advised
o	Other CrossingBridge investment strategies may employ pre-merger SPACs as part of their portfolios

Strategic Income Strategy

●	A flexible investment and duration mandate without restrictions as to issuer credit quality, capitalization or security maturity
o	Destinations Global Fixed Income Opportunities Fund (“DGFFX”) is sub-advised

Responsible Investing Strategy

●

Primarily invests in corporate debt of issuers that portray a mindfulness toward environment, social, and governance (ESG) practices. The strategy has flexible investment and duration mandate without restrictions as to issuer credit quality, capitalization, or security maturity. Further, the strategy may have concentrated holdings.

o	CrossingBridge Responsible Credit Fund (“CBRDX”) is advised

Return of capital is more important than return on capital. The greatest negative impact on portfolio returns is the failure of a large position to perform according to the original thesis, which results in loss of capital. We attempt to mitigate this risk through investment analysis, portfolio construction, and hedging of risks with respect to individual positions and/or the overall portfolio as we see fit. In most cases, our investment analysis begins with a fundamental understanding of an issuer’s business model and management objectives followed by an analysis of the capital structure. Depending on the nature of the investment, the analysis may continue with a more in-depth study of legal aspects, pending transactions, and processes that may impact the issuer.

Assets Under Management

CBA derives its revenue from its investment advisory fees. Investment advisory fees paid to CBA are based on the value of the investment portfolios it manages and fluctuate with changes in the total value of its assets under management (“AUM”).

CBA’s revenues are highly dependent on both the value and composition of AUM. The following is a summary of CBA’s AUM by product and investment strategy as of September 30, 2021 and September 30, 2020:

Assets Under Management by Product as of September 30,	2021	2020	% Change
(in millions, except percentages)
Advised funds	$385	$144	167.4%
Sub-advised funds	$831	$665	25.0%
Total AUM	$1,216	$809	50.3%

Assets Under Management by Investment Strategy as of September 30,	2021	2020	% Change
(in millions, except percentages)
Ultra-Short Duration	$37	$-0-	100.0%
Low Duration	$774	$423	83.0%
Responsible Investing	$17	$-0-	100.0%
Strategic Income	$388	$386	0.5%
Total AUM	$1,216	$809	50.3%

Total AUM of the mutual funds increased by $407 million during the period ended September 30, 2021. This net AUM increase consisted of $313 million of net inflows and $94 million of net income and capital gains/(losses) which were retained within the fund. The AUM for CBA’s low duration strategy increased by $351 million during the nine-month period ended September 30, 2021. The AUM for CBA’s strategic income strategy increased by $2 million during the period ended September 30, 2021. On June 30, 2021, CBA launched two new mutual funds, the CrossingBridge Ultra-Short Duration Fund and the CrossingBridge Responsible Credit Fund. On September 20, 2021, the Company launched the CrossingBridge Pre-Merger SPAC ETF which is included in the low duration strategy on the table above. These three new Funds had total AUM of $60 million as of September 30, 2021.

Results of Operations

The table below provides a summary of income statement amounts over time. These figures are presented for the nine-month periods designated below.

	Nine-Month Period Ended September 30, 2021	Nine-Month Period Ended September 30, 2020
Revenues	$2,880,477	$2,252,567
Operating expenses	1,374,857	1,184,943
Other income (expense)	128	1,385
Net income (loss)	$1,505,748	$1,069,009
Net profit margin	52%	47%

Revenue for the nine-month period ended September 30, 2021 increased $627,910 compared to the nine-month period ended September 30, 2020 primarily due to a corresponding increase in the AUM for the period. This increase was offset by an increase of $189,914 in operating expenses primarily associated with increased costs of additional employees hired during the period as well as increased professional fees for the period. Net profit margin was approximately 52% for the nine-month period ended September 30, 2021 versus approximately 47% for the nine-month period ended September 30, 2020.

CBA expects that its net margin will fluctuate from year to year based on various factors, including: revenues, investment results, and the development of investment strategies, products, or channels.

Expenses

	Nine-Month Period Ended September 30, 2021	Nine-Month Period Ended September 30, 2020
Compensation and related costs	$895,524	$906,968
General and administrative	479,333	277,975
Total	$1,374,857	$1,184,943

Compensation and related costs are typically comprised of salaries, bonuses and benefits. Salary compensation and bonuses are generally the largest expenses for CBA. Although the employee count grew from 11 to 13 employees during the period ended as of September 30, 2021, the base salary composition decreased by $11,444. Bonuses are typically determined and paid in December of each year. Bonuses are subjective and based on individual performance, the underlying funds’ performance, and profitability of the firm as well as the consideration of future outlook. Therefore, compensation expense can fluctuate year over year.

General and administrative expenses increased by $201,358 for the nine-month period ended September 30, 2021 compared to the nine-month period ended September 30, 2020. This increase was substantially due to costs associated with launching of the three new products and an increase in marketing costs.

Summary of Financial Performance

Member’s equity decreased from $1,574,790 at September 30, 2020, to $699,671 at September 30, 2021. This change was primarily attributable to distributions of $2,400,000 to CBA’s member, offset by $1,524,881 of net income in investment advisory services. Operating expenses for the nine-month period ended September 30, 2021, totaled $1,374,857.

Balance Sheet Analysis

This section provides an overview of changes in our assets, liabilities, and equity and should be read together with our accompanying financial statements, including the accompanying notes to the financial statements. The table below provides a balance sheet summary as of September 30, 2021 and 2020.

	September 30, 2021	September 30, 2020
ASSETS
Cash and equivalents	$470,552	$2,898,132
Investment in securities	2,250,000	-
Accounts receivables	301,275	170,059
Other current assets	-	7,487
Total assets	$3,021,827	$3,075,678
LIABILITIES AND MEMBER’S EQUITY
Accrued expenses	$57,593	$1,140
Due to Member	2,264,563	1,499,748
Total liabilities	2,322,156	1,500,888
Total Member’s equity	699,671	1,574,790
Total liabilities and Member’s equity	$3,021,827	$3,075,678

Liquidity and Capital Resources

Sources of Liquidity

CBA’s current financial condition is liquid, with a significant amount of its assets comprised of cash and cash equivalents, investments, and accounts receivable. CBA’s main source of liquidity is cash flows from operating activities, which are generated from investment advisory fees. Cash and cash equivalents, investments, and accounts receivable represented $3.02 million and $3.07 million of total assets as of September 30, 2021 and September 30, 2020, respectively. CBA believes that these sources of liquidity, as well as its continuing cash flows from operating activities, will be sufficient to meet its current and future operating needs for the next 12 months.

Uses of Liquidity

In line with CBA’s primary objective, it anticipates that its main uses of cash will be for operating expenses and seed capital to fund new and existing investment strategies. CBA’s management regularly reviews various factors to determine whether it has capital in excess of that required for its business, and the appropriate uses of any such excess capital.

Working Capital

As of September 30, 2021, CBA had working capital of approximately $2.96 million, compared to $3.07 million as of September 30, 2020. CBA’s working capital includes cash and cash equivalents, accounts receivable, investments, and other current assets, net of accrued expenses.

Cash Flow Analysis

Cash Flows from Operating Activities

CBA’s cash flows from operating activities are calculated by adjusting net income to reflect other significant operating sources and uses of cash and timing differences in the cash settlement of operating assets and liabilities. CBA expects that cash flows provided by operating activities will continue to serve as its primary source of working capital in the near future.

For the nine-month period ended September 30, 2021, net cash provided by operating activities totaled $1.38 million. Cash inflows from operating activities were primarily driven by net income of $1.51 million offset by an increase in accounts receivable of $0.11 million and a decrease in accrued expenses of $0.01 million.

For the nine-month period ended September 30, 2020, net cash provided by operating activities totaled $1.08 million. Cash inflows from operating activities were primarily driven by net income of $1.07 million and a net decrease in accounts receivable and accrued expenses of $0.01 million.

Cash Flows from Investing Activities

CBA’s cash flows from investing activities consist primarily of income from our investment portfolio.

Cash Flows used in Financing Activities

CBA’s cash flows used in financing activities consisted primarily of distributions to the sole member of CBA.

For the nine-month period ended September 30, 2021, net cash used in financing activities totaled $0.92 million, consisting of a distribution of $1.40 million to its sole member. This cash outflow was offset by an increase in due to member of $0.33 million and a decrease in due from affiliate of $0.15 million.

For the nine-month period ended September 30, 2020, net cash used in financing activities totaled $0.45 million. This was due to an increase in due to member of $0.45 million.

Off-Balance Sheet Arrangements

CBA has no off-balance sheet arrangements. We were not a party to any off-balance sheet arrangement as of September 30, 2021 or September 30, 2020.

Discussion Regarding COVID-19 Potential Impacts

Management continues to monitor and assess all CBA operations for additional potential impacts of the COVID-19 pandemic. As of the nine-month period ended September 30, 2021, CBA has not been forced to make significant operational changes as a result of the pandemic. Management does not anticipate additional challenges in meeting existing obligations, nor do we expect significant customer or vendor interruptions. However, the extent to which the continuing COVID-19 pandemic ultimately may impact our business, financial condition, liquidity and results of operations likely will depend on future developments, which are highly uncertain and cannot be predicted, including the scope and duration of the continuing pandemic, the direct and indirect impact of the continuing pandemic on our employees, customers and service providers, as well as the U.S. economy, and the actions taken by governmental authorities and other third parties in response to the continuing pandemic.

MANAGEMENT OF NEW PARENT FOLLOWING THE BUSINESS COMBINATION

The following sets forth certain information, as of , 2022, concerning the persons who are expected to serve as directors and executive officers of New Parent following the consummation of the Business Combination:

Name	Age	Title
Executive Officers
David Sherman	56	Chief Executive Officer and Director
Alea Kleinhammer	30	Chief Financial Officer
Jessica Greer	43	Secretary
Non-Employee Directors
Steven Kiel	43	Director
Thomas McDonnell	76	Director
Abigail Posner	49	Director

David Sherman currently serves as the Managing Principal of Cohanzick Management, LLC (Cohanzick) and Chief Investment Officer of the firm’s $2.9 billion AUM (inclusive of AUM for CBA).  Cohanzick specializes in corporate credit opportunities with a focus on high yield, stressed and distressed opportunities. Prior to founding Cohanzick in August 1996, Mr. Sherman worked at Leucadia National Corporation for 10 years.  In 1992, Mr. Sherman became a Vice President actively involved in corporate investments and acquisitions.  In addition, Mr. Sherman was Treasurer of Leucadia’s insurance operations with $3 billion of assets. In 2021, Mr. Sherman was appointed as an adjunct professor within NYU Stern’s Finance Department focused on Global Value Investing.  In 1987, Mr. Sherman graduated from Washington University with a B.S. in business administration.

Alea A. Kleinhammer has served as a director and Chief Financial Officer of Enterprise Diversified, Inc. since May 5, 2019. Ms. Kleinhammer has worked closely with all of Enterprise Diversified Inc.’s subsidiaries as part of the financial reporting process since 2016. Ms. Kleinhammer holds an active CPA license in the state of Virginia and has multiple years of experience working in the public accounting sector. Ms. Kleinhammer earned a Bachelor of Arts in accounting from the University of Maryland at College Park.

Jessica Greer has served as the Vice President and Chief of Staff for Enterprise Diversified, Inc. as well as corporate secretary since February 2018. Mrs. Greer is the Vice President of ENDI’s wholly owned asset management subsidiary, Willow Oak Asset Management, LLC. She leads the Fund Management Services division, offering operational and investor relations support to the funds on the Willow Oak platform. She serves on the Advisory Committee of the Anne Arundel County Board of Education in Maryland. Previously, Mrs. Greer served in various management, development, and fundraising roles for a public policy group in Washington, DC, as well as leadership roles on small non-profit boards. Mrs. Greer is a graduate of Loyola University Maryland.

Steven L. Kiel has served as a director of Enterprise Diversified, Inc. since 2015. Mr. Kiel is the President of Arquitos Capital Management, LLC and portfolio manager of Arquitos Capital Partners, LP and Arquitos Capital Offshore, Ltd. Mr. Kiel is a judge advocate in the Army Reserves, a veteran of Operation Iraqi Freedom, and currently holds the rank of Major. Previously, Mr. Kiel was an attorney in private practice. He is a graduate of George Mason School of Law and Illinois State University and is a member of the bar in Illinois (inactive) and Washington, DC.

Thomas A. McDonnell currently serves as a lead member of the board of directors of Euronet (EEFT) since its incorporation in December 1996. Since 2003, Mr. McDonnell has served as a member of the board of directors of Kansas City Southern (KSU). From 1987 to 2012, Mr. McDonnell served as the former Chief Executive Officer of DST Systems, Inc. He received his Bachelor of Science in Accounting from Rockhurst College and a Master of Business Administration from the Wharton School of Finance.

Abigail Posner serves as the Director of Google’s US Creative Works, where she works closely with the advertising and marketing communities to help develop their strategic and creative efforts for the digital space. Before joining Google, Ms. Posner served as the Executive Vice President, Strategy Director at Publicis New York, where she directed strategic brand planning efforts for major new business pitches and provided thought leadership to key global clients, and co-strategy director at DDB. She graduated from Harvard University with a bachelor’s degree in social anthropology.

BENEFICIAL OWNERSHIP

ENDI

The following table sets forth information regarding the beneficial ownership of ENDI common stock as of January 10, 2022 by:

•	each person known by ENDI to be the owner of record or beneficially of more than 5% of ENDI’s common stock;

•	each of ENDI’s directors and executive officers; and

•	all directors and executive officers of ENDI as a group.

	ENDI common stock
Name of Beneficial Owners(1)	Number of Shares	%
Steven Kiel	754,015	28.5%
Lawrence Goldstein	263,224	9.9%
Rick Witmer	220,128	8.3%
Frank Erhartic, Jr.	196,673	7.4%
Ricardo Polo Hottenrott	132,454	5.0%
Keith Smith	80,379	3.0%
Jeremy Deal	49,979	1.9%
Alea Kleinhammer	8,529	*
Jessica Greer	8,379	*
Thomas Braziel	8,379	*
All directors and executive officers as a group:	909,660	34.4%

* Less than 1% of outstanding shares of ENDI common stock.

(1) The address of those listed is 1806 Summit Ave, Ste 300, Richmond, VA 23230.

New Parent

The following table sets forth information regarding the beneficial ownership of New Parent Class A Common Stock immediately following consummation of the Business Combination by:

•	each person who will become the beneficial owner of more than 5% of New Parent outstanding Common Stock immediately following the Business Combination;

•	each person who will become an executive officer or a director of New Parent upon consummation of the Business Combination; and

•	all directors and executive officers of New Parent as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security.

	New Parent Class A Common Stock**
Name of Beneficial Owners(1)	Number of Shares	%
David Sherman(2)	4,550,000(3)	48.6%
Steven Kiel	754,015	14.6%
Lawrence Goldstein	263,224	5.1%
Alea Kleinhammer	8,529	*
Jessica Greer	8,379	*
All directors and executive officers a group:	5,320,923	63.2%

* Less than 1% of outstanding shares of New Parent Common Stock.

**Assuming no purchase of New Parent Class A Common Stock pursuant to the Additional Purchase Subscription Agreements other than the 100,000 shares of New Parent Class A Common Stock for which the CBA Member is committed to purchase.

(1) The address of those listed is 1806 Summit Ave, Ste 300, Richmond, VA 23230.

(2) All of David Sherman’s shares are held by Cohanzick Management, LLC. The David K. Sherman 1997 Family Trust, of which David Sherman has sole voting power and control, owns 17.1524 units (16%) and David Sherman owns 75.9764 units (71%) of Cohanzick Management, LLC.

(3) Comprised of: (i) 2,500,000 New Parent Class A Common Stock held by Cohanzick Management, LLC and (ii) Cohanzick Management, LLC’s warrants to purchase 2,050,000 additional shares of New Parent Class A Common Stock.

EXECUTIVE COMPENSATION

Compensation Philosophy and Objectives

Our compensation programs are designed to motivate our employees to work toward achievement of our corporate mission to create sustained stockholder value by generating attractive returns when measured over the long term. In order to achieve our key business and strategic goals, we must be able to attract, retain, and motivate quality employees in an exceptionally competitive environment. Our industries are highly regulated, scrutinized, and dynamic and, as a result, we require employees that are highly educated, dedicated, and experienced. The primary objectives of our executive compensation program are to:

●	attract, retain, and motivate experienced and talented executives;

●	ensure executive compensation is aligned with our corporate strategies and business goals;

●	recognize the individual contributions of executives while fostering a shared commitment among executives;

●	promote the achievement of key strategic, development, and operational performance measures by linking compensation to the achievement of measurable corporate performance goals; and

●	align the interests of our executives with our stockholders by rewarding performance that leads to the creation of stockholder value.

Summary Compensation Table

The following table sets forth the cash and other compensation that we paid to the named executive officers (“NEOs”) below or that was otherwise earned by such NEOs for their services in all capacities for the two fiscal years ended December 31st.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Steven L. Kiel, President, Principal Executive Officer, & Executive Chairman (1)	2021 2020				100,000 90,000	100,000 90,000
Alea A. Kleinhammer, Chief Financial Officer (2)	2021 2020	126,000 120,000	25,000		30,000 30,000	181,000 150,000

(1)

Appointed Chief Executive Officer on December 14, 2015, and Chief Financial Officer on March 3, 2016. On October 5, 2018, Mr. Kiel resigned as the Company’s Chief Executive Officer and Chief Financial Officer and was appointed as Chairman of the Board of Directors. On April 30, 2019, Mr. Kiel was again appointed as the Company’s Principal Executive Officer and Executive Chairman.

(2)

Appointed Chief Financial Officer on October 5, 2018. On December 21, 2018 the Company entered into an employment agreement with Alea Kleinhammer. Pursuant to the terms of the employment agreement, Ms. Kleinhammer will be entitled to receive a base salary at the annualized rate of $120,000 and will be eligible to receive an annual incentive bonus, in cash, upon meeting certain requirements and to participate in employee benefit plans as the Company may maintain from time to time. Ms. Kleinhammer will be eligible to receive an annual incentive bonus in an aggregate amount up to $30,000, as determined by the Board of Directors. Any such annual bonus will be comprised of three equal parts, based on and subject to, respectively, (1) Ms. Kleinhammer consistently demonstrating her development as a proactive executive of the Company and her implementation of appropriate and useful financial planning and analysis processes, tools, and reports, (2) the mitigation of financial risks concerning the Company’s Mt Melrose, LLC subsidiary, and (3) the Company achieving superior financial results as of year-end that outperform the Company’s annual budget.

Employment Agreement

We entered into an employment agreement with Alea Kleinhammer, our Chief Financial Officer, on December 2, 2018, effective as of October 5, 2018 (the “Employment Agreement”). Capitalized terms used below but not otherwise defined have the meanings given to such terms in the Employment Agreement. Pursuant to the employment agreement, Ms. Kleinhammer receives an initial annualized salary of $120,000. The Employment Agreement further provides for an incentive bonus of up to $30,000 annually upon the achievement of certain goals outlined in the employment agreement. The employment agreement’s initial term ended on December 31, 2019 (the “Initial Termination Date”) and automatically renews for one-year terms beginning on the anniversary of the Initial Termination Date, terminable upon a minimum of thirty days’ prior written notice to Ms. Kleinhammer of our intent not to renew.

If we terminate Ms. Kleinhammer’s employment without Cause, she would receive: (i) continuation of her then-current base salary for 12 months, payable in accordance with our normal payroll practices; (ii) any earned but unpaid Incentive Bonus amount for the immediately preceding calendar year; (iii) any amounts accrued and payable under any benefit plans; and (iv) any amounts payable for unreimbursed business expenses incurred prior to the termination date. If we terminate Ms. Kleinhammer’s employment with Cause or Ms. Kleinhammer resigns, she would be entitled only to payment of her then-current salary through the termination date, payable in accordance with our regular payroll practices, and the amounts of any unreimbursed business expenses incurred prior to the termination date. If Ms. Kleinhammer’s employment is terminated due to her death or disability, she or her estate, as applicable, would be entitled only to (i) payment of her then-current salary for three months, payable in accordance with our regular payroll practices, (ii) any earned but unpaid Incentive Bonus (as such term is defined in the Employment Agreement) amount for the immediately preceding calendar year; iii) any amounts accrued and payable under any benefit plans; and (iv) any amounts payable for unreimbursed business expenses incurred prior to the termination date.

CBA has entered into an Employment Agreement with David Sherman dated December 29, 2021, to be effective as of the Effective Date. See “Certain Agreements Related to the Business Combination – Employment Agreement.”

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS OF THE BUSINESS COMBINATION

The following summary is a discussion of the material U.S. federal income tax considerations of the Business Combination generally applicable to U.S. Holders (as defined below) of ENDI common stock who receive New Parent shares pursuant to the Business Combination. This section applies only to holders that hold their ENDI common stock as capital assets for U.S. federal income tax purposes (generally, property held for investment).

This section is general in nature and does not discuss all aspects of U.S. federal income taxation that might be relevant to a particular holder in light of such holder’s circumstances or status, nor does it address tax considerations applicable to a holder subject to special rules, including:

●	financial institutions;

●	governments or agencies or instrumentalities thereof;

●	insurance companies;

●	dealers or traders subject to a mark-to-market method of tax accounting with respect to ENDI common shares;

●

persons holding ENDI common stock or CBA membership interests as part of a “straddle,” hedge, integrated transaction or similar transaction, or persons deemed to sell the ENDI common stock under constructive sale provisions of the Code;

●	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●	partnerships or other pass-through entities for U.S. federal income tax purposes or investors in such entities;

●	regulated investment companies;

●	real estate investment trusts;

●	persons who acquired ENDI common stock or warrants through the exercise or cancellation of employee stock options or otherwise as compensation for their services;

●

U.S. Holders (as defined below) owning (actually or constructively) 10% or more of the total combined voting power of all classes of stock entitled to vote of, or 10% or more of the total value of all classes of shares of ENDI;

●	U.S. holders (as defined below) that hold their ENDI common stock or warrants through a non-U.S. broker or other non-U.S. intermediary;

●	persons who are, or may become, subject to the expatriation provisions of the Code;

●	persons that are subject to “applicable financial statement rules” under Section 451(b);

●	persons that are subject to the “base erosion and anti-avoidance” tax;

●	non-U.S. holders; or

●	tax-exempt entities.

This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations all as of the date hereof, changes to any of which subsequent to the date of this joint proxy statement/prospectus may affect the tax consequences described herein (possibly with retroactive effect).

This discussion does not take into account proposed changes in such tax laws and does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as estate or gift tax consequences, the alternative minimum tax or the Medicare tax on investment income). Each of the foregoing is subject to change, possibly with retroactive effect. Each ENDI stockholder should consult its tax advisors with respect to the application of U.S. federal tax laws to its particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

We have not and do not intend to seek any rulings from the U.S. Internal Revenue Service (the “IRS”) regarding the Business Combination or any other matters discussed herein. There can be no assurance that the IRS will not take positions concerning the tax consequences of the Business Combination that are inconsistent with the considerations discussed below or that any such positions would not be sustained by a court.

If a partnership (or any entity or arrangement so characterized for U.S. federal income tax purposes) holds ENDI shares, the tax treatment of such partnership and a person treated as a partner of such partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships holding any ENDI common stock and persons that are treated as partners of such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of the Business Combination to them.

THE FOLLOWING IS FOR INFORMATIONAL PURPOSES ONLY. ALL SHAREHOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE BUSINESS COMBINATION, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX LAWS.

Intended U.S. Federal Income Tax Treatment

In the opinion of Seward & Kissel LLP, counsel to ENDI, the exchange of ENDI common stock for New Parent shares pursuant to the Merger Agreement in the First Merger, and the exchange of CBA membership interests for New Parent shares pursuant to the Merger Agreement in the Second Merger should, taken together, for U.S. Holders of ENDI common stock, constitute an exchange described in Section 351 of the Code (the “Intended Tax Treatment”). The remainder of this discussion assumes that the First Merger and Second Merger will constitute an exchange described in Section 351 of the Code.

U.S. Holders

This section applies to an ENDI stockholder if it is a “U.S. Holder.” A U.S. Holder is a beneficial owner of ENDI common stock who or that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States as determined for U.S. federal income tax purposes;

●

a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●

a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust, or (ii) the trust has validly elected to be treated as a United States person for U.S. federal income tax purposes.

Consequences of the First Merger to ENDI and New Parent

Neither ENDI nor New Parent will be subject to U.S. federal income tax as a result of the First Merger or the Second Merger.

Consequences Associated with the Receipt of New Parent Shares for U.S. Holders of ENDI Common Stock.

For U.S. federal income tax purposes, U.S. Holders will not recognize gain or loss upon their exchange of ENDI common stock for New Parent shares. A U.S. Holder’s U.S. federal income tax basis in its New Parent shares will be equal to the adjusted U.S. federal income tax basis the U.S. Holder had in its ENDI common stock. The holding period of the New Parent shares received pursuant to the Business Combination by a U.S. Holder will include the holding period of the ENDI common stock exchanged for that New Parent shares. U.S. Holders should consult their personal tax advisors regarding the U.S. federal income tax consequences of the exchange in their situation.

Ownership and Disposition of New Parent Shares

Distributions made by New Parent in respect of its shares will be treated as a dividend for U.S. federal income tax purposes to the extent it is paid out of current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Distributions in excess of such earnings and profits will be applied against and will reduce the U.S. Holder’s tax basis in the New Parent shares and, to the extent the distribution is in excess of such basis, such excess will be treated as gain from the sale or exchange of such shares. In the case of non-corporate U.S. holders, dividends generally will be treated as “qualified dividend income” subject to tax at preferential rates, provided that the U.S. Holder meets certain holding period and other requirements.

Upon the sale, exchange or other disposition of New Parent shares, a U.S. Holder will recognize capital gain or loss in an amount equal to the difference between the amount realized on the disposition and such U.S. Holder’s adjusted tax basis in the New Parent shares. Capital gain from the sale, exchange or other disposition of New Parent shares held for more than one year is long-term capital gain, and is eligible for a reduced rate of taxation for individuals. Gain recognized by a U.S. Holder on a sale, exchange or other disposition of New Parent shares generally will be treated as U.S. source income. A loss recognized by a U.S. Holder on the sale, exchange or other disposition of New Parent shares generally will be allocated to U.S. source income. The deductibility of a capital loss recognized on the sale, exchange or other disposition of New Parent shares may be subject to limitations, and U.S. Holders should consult their own tax advisors regarding their ability to deduct any such capital loss in light of their particular circumstances.

Information Reporting and Back-up Withholding

U.S. Holders generally are subject to information reporting requirements with respect to dividends paid on New Parent shares, and on the proceeds from the sale, exchange or disposition of New Parent shares. In addition, a U.S. Holder may be subject to backup withholding (currently at 24%) on dividends paid on New Parent shares, and on the proceeds from the sale, exchange or other disposition of New Parent shares, unless the holder provides certain identifying information, such as a duly executed IRS Form W-9,  or otherwise establishes an exemption. Backup withholding is not an additional tax and the amount of any backup withholding will be allowable as a credit against a holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS.

REGULATORY APPROVALS REQUIRED FOR THE MERGER

Pursuant to the Merger Agreement, the approval to quote the New Parent Class A Common Stock on the OTC is a condition to the closing of the Business Combination. In addition, the consummation of the Business Combination is subject to the approval of the Financial Industry Regulatory Authority (“FINRA”).

On January 4, 2022, ENDI filed an “Issuer Company Related Action Notification form for Enterprise Diversified, Inc.” with FINRA regarding the Business Combination.

On January 10, 2022, FINRA responded to ENDI with a list of items required to be provided by ENDI in connection with FINRA’s review of the Business Combination.

On January 24, 2022, ENDI responded to FINRA’s request by providing FINRA with certain of the items requested by FINRA, as well as a listing of the items that ENDI would be able to provide FINRA at a later date as they became available.

DESCRIPTION OF ENDI’S SECURITIES

The following description of ENDI’s authorized stock does not purport to be complete and is subject to and qualified in its entirety by reference to ENDI’s charter and bylaws, copies of which are filed as exhibits to the Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 29,2021.

Capital Stock

ENDI’s authorized capital stock consists of (i) 10,000,000 shares of common stock, par value $0.125 per share (the “Common Stock”) and (ii) 30,000,000 shares of Serial Preferred Stock, par value $0.001 per share (the “Preferred Stock”).

Common Stock

Holders of ENDI Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of ENDI Common Stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors, in its discretion, from funds legally available therefor. Upon ENDI’s liquidation, dissolution or winding-up, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the corporation and any amounts to which the holders of any Serial Preferred Stock shall be entitled, the holders of ENDI Common Stock shall be entitled to share ratably in ENDI’s remaining assets. Holders of ENDI Common Stock are not entitled to cumulative voting.

As of February 1, 2022, there were 2,647,383 of our shares of ENDI Common Stock outstanding.

Preferred Stock

The ENDI Board of Directors is authorized to provide for the issuance of shares of Serial Preferred Stock and to fix and determine the designation and relative rights and preferences of each series of Serial Preferred Stock, and the restrictions or qualifications thereof.

On July 29, 2020, ENDI filed a Certificate of Designation designating a class of 250,000 shares of Series A Preferred Stock, par value $0.001 per share.

As of February 1, 2022, there were 0 shares of Preferred Stock outstanding.

Dividend Policy

We have not paid any cash dividends on shares of ENDI Common Stock to date and do not intend to pay cash dividends prior to the completion of the Business Combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to the completion of the Business Combination. The payment of any dividends subsequent to the Business Combination will be within the discretion of our then Board of Directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our Board of Directors does not anticipate declaring any dividends in the foreseeable future. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DESCRIPTION OF NEW PARENT’S SECURITIES

The following description of New Parent’s authorized stock does not purport to be complete and is subject to and qualified in its entirety by reference to New Parent’s charter and bylaws, copies of which are filed as exhibits hereto.

Capital Stock

New Parent’s authorized capital stock consists of 17,800,000 shares divided into three classes as follows: (i) 14,000,000 shares of Class A Common Stock, par value $0.0001 per share (“New Parent Class A Common Stock”); (ii) 1,800,000 shares of Class B Common Stock, par value $0.0001 per share (“New Parent Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”); and (iii) 2,000,000 shares of Preferred Stock, par value $0.0001 per share (“New Parent Preferred Stock”). The number of authorized shares of any of New Parent Class A Common Stock, New Parent Class B Common Stock, or New Parent Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote.

Class A Common Stock

Holders of New Parent Class A Common Stock are entitled to one vote per share on all matters to be voted on by the holders of New Parent Class A Common Stock. However, holders of New Parent Class A Common Stock will have no voting power as to any amendment to New Parent’s Certificate of Incorporation relating solely to the terms of any outstanding series of New Parent Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation or pursuant to the DGCL.

Holders of New Parent Class A Common Stock are entitled to receive such dividends and other distributions in cash, property or shares of New Parent stock if a dividend is so declared by New Parent’s Board of Directors (the “New Parent Board”) from assets legally available therefor. Upon a liquidation, dissolution or winding up of New Parent’s affairs, after payment or provision for payment of the debts and other liabilities of New Parent and of the preferential and other amounts, if any, to which the holders of New Parent Preferred Stock will be entitled, the holders of all outstanding shares of New Parent Class A Common Stock will be entitled to receive the remaining assets available for distribution in proportion to the number of shares held by each such stockholder.

Class B Common Stock

Holders of New Parent Class B Common Stock are entitled to one vote per share on all matters to be voted on by the holders of Class B Common Stock. However, holders of New Parent Class B Common Stock will have no voting power as to any amendment to New Parent’s Certificate of Incorporation relating solely to the terms of any outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation or pursuant to the DGCL. The holders of New Parent Class B Common Stock are not entitled to receive any dividends or other distributions in cash, property, or shares of stock and will not be entitled to receive any assets of New Parent in the event of any liquidation, dissolution or winding up of its affairs.

Warrants

New Parent will issue to the CBA Member a Class W-1 Warrant to purchase up to 1,800,000 shares of New Parent Class A Common Stock and a Class W-2 Warrant to purchase up to 250,000 shares of New Parent Class A Common Stock.  The Class W-1 Warrant and the Class W-2 Warrant may each be exercised, in whole or in part, at any time prior to the date that is five years after the closing of the Mergers at an exercise price of $8.00 subject to certain adjustments.  Each of the Class W-1 Warrant and Class W-2 Warrant may also be exercised at the holder’s option on a “cashless” basis and if not fully exercised prior to the expiration of such warrant will automatically be exercised on a cashless basis.

New Parent Preferred Stock

The voting, dividend, distribution, and any other rights of holders of any series of New Parent Preferred Stock, will be as described in the applicable Certificate of Designation designating such series of Preferred Stock.

SECURITIES ACT RESTRICTIONS ON RESALE OF COMMON STOCK

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who beneficially owns restricted shares of New Parent Class A Common Stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of New Parent at the time of, or at any time during the three months preceding, a sale and (ii) New Parent is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as it was required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of New Parent Class A Common Stock for at least six months but who are affiliates of New Parent at the time of, or at any time during the three months preceding, a sale would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of New Parent Class A Common Stock then outstanding; or

•	the average weekly reported trading volume of New Parent Class A Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates of New Parent under Rule 144 are also limited by manner of sale provisions and notice requirements and by the availability of current public information about New Parent.

Resale Registration Statement

We have also agreed to file a resale registration statement under the Securities Act of 1933, as amended, not later than 45 days following the consummation of the Mergers pursuant to which an aggregate of 3,270,093 shares of our New Parent Class A Common Stock held following the completion of the Mergers and shares of New Parent Class A Common Stock underlying the warrants acquired by the CBA Member and certain other parties will be registered for resale. Upon the effectiveness of the registration statement, all of these shares of New Parent Class A Common Stock (assuming 100,000 shares are purchased pursuant to the Additional Purchase Subscription Agreements), reflecting approximately 63.3% of New Parent’s total number of issued and outstanding New Parent Class A Common Stock following the Merger, may be freely sold in the public market. Sales of a large number of shares of New Parent Class A Common Stock could cause the prevailing market price of the New Parent Class A Common Stock to decline.

COMPARISON OF STOCKHOLDERS’ RIGHTS

ENDI is a Nevada corporation and, as such, the rights of ENDI stockholders are governed by Nevada corporate law and ENDI’s Articles of Incorporation and ENDI’s Bylaws. New Parent is a newly formed Delaware corporation and, as such, the rights of New Parent stockholders are governed by the Delaware General Corporation Law (“DGCL”), New Parent’s Certificate of Incorporation (the “New Parent Certificate”), and New Parent’s Bylaws. As a result of the Business Combination, your shares of ENDI stock will be exchanged for it to receive shares of New Parent Class A common stock, and your rights with respect to your ownership will be governed by Delaware law, including the DGCL, as well as New Parents’ organizational documents.

This section summarizes material differences between the rights of ENDI stockholders and New Parent stockholders. This summary does not purport to be a complete statement of all the differences, or a complete description of the specific provisions referred to. Further, the identification of specific differences is not intended to indicate that other equally or more significant differences do not exist. You should carefully read the relevant provisions of ENDI’s Articles of Incorporation, ENDI’s Bylaws, the New Parent Certificate, New Parent’s Bylaws, and any applicable provisions of Nevada corporate law and the DGCL. Copies of the documents referred to in this summary may be obtained as described under “Where You Can Find More Information.”

	Rights of ENDI Stockholders	Rights of New Parent Stockholders
Capitalization

The aggregate number of shares that ENDI has authority to issue are 10,000,000 shares of common stock, $.125 par value, and 30,000,000 shares of Serial Preferred Stock, $.001 par value.

The Board of Directors may fix and determine the powers, designations, limitations, restrictions, and relative rights and preferences of each series of Serial Preferred Stock, and the restrictions or qualifications thereof, including: (1) the series designation and authorized number of shares; (2) any dividend rate and payment dates; (3) the amount or amounts to be received by the holders upon ENDI’s voluntary or involuntary dissolution or liquidation; (4) the price or prices at which shares may be redeemed, if any, and any terms, conditions, limitations upon such redemptions; (5) any sinking fund provisions, for redemption or purchase of shares; and (6) the terms and conditions, if any, on which shares may be converted at the election of the holders thereof into shares of other capital stock, or of other series of Serial Preferred Stock. Holders of Preferred Stock are not entitled to cumulative voting.

On July 29, 2020, ENDI filed a Certificate of Designation designating a class of 250,000 shares of Series A Preferred Stock, par value $0.001 per share. Prior to issuance, the Board may increase or decrease the number of shares authorized by resolution of the Board of Directors, provided that no decrease may reduce the number of shares to less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants, or upon the conversion of any outstanding securities convertible into Series A Preferred Stock. If more than a total of 250,000 shares of Series A Preferred Stock will be issuable upon the exercise of any rights issued pursuant to the Rights Agreement, dated as of July 24, 2020, and as supplemented, restated or amended from time to time, by and between ENDI and Colonial Stock Transfer Company, Inc., as rights agent (the “Rights Agreement”), the Board, pursuant to Nevada Revised Statutes 78.1955, will direct by resolution(s) that a certificate of designation be properly executed, acknowledged, filed and recorded, in accordance with the relevant provisions of the Act, setting forth the resolution and stating the number of shares of Series A Preferred Stock authorized to be issued to be increased to the largest number of whole sales issuable upon the exercise of such rights.

Any shares of Series A Preferred Stock purchased or otherwise acquired by ENDI will be retired and cancelled promptly after the acquisition thereof.

The aggregate number of shares of all classes of stock that the Corporation is authorized to issue is 17,800,000 shares, divided into three classes: (i) 14,000,000 shares of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”); (ii) 1,800,000 shares of Class B Common Stock, par value $0.0001 per share (“Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”); and (iii) 2,000,000 shares of Preferred Stock, par value $0.0001 per share (“Preferred Stock”).

The number of authorized shares of any of the Class A Common Stock, Class B Common Stock, or Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote, irrespective of Section 242(b)(2) of the DGCL, and no vote of the holders of any of the Class A Common Stock, Class B Common Stock, or Preferred Stock voting separately as a class shall be required, unless a vote of any such holder is required pursuant to the Certificate of Incorporation of the Corporation.

If New Parent subdivides or combines the outstanding shares of Class A Common Stock, the outstanding shares of Class B Common Stock will be proportionately subdivided or combined. If the Corporation subdivides or combines the outstanding shares of Class B Common Stock, the outstanding shares of Class A Common Stock will be proportionately subdivided or combined.

Common Stock

Voting Rights. Holders of shares of Common Stock are entitled to one vote per share of Common Stock in his, her, or its name on the records of ENDI on all matters to be voted on by the stockholders. Holders of Common Stock are not entitled to cumulative voting.

Dividend Rights. Holders of our Common Stock are entitled to share ratably in dividends, if any, as may be authorized and declared from time to time by the Board of Directors, in its discretion, from funds legally available therefor.

Distribution Rights. Upon ENDI’s liquidation, dissolution or winding-up, whether voluntary or involuntary, holders of Common Stock shall be entitled to share ratably in ENDI’s remaining assets, after payment or adequately providing for the payment or provision for payment of ENDI’s debts, other liabilities, any amounts to which the holders of any Serial Preferred Stock are entitled.

Voting Rights. Each holder of Class A Common Stock and Class B Common Stock will be entitled to one vote for each share of Class A Common Stock or Class B Common Stock held by such holder on all matters on which stockholders generally or holders of said stock as a separate class are entitled to vote; provided that to the fullest extent permitted by applicable law, holders of Class A Common Stock or Class B Common Stock, as applicable, will have no voting power as to any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation or pursuant to the DGCL.

The holders of Common Stock will vote together as a single class or together with the holders of one more series of Preferred Stock if the holders of such Preferred Stock are entitled to vote together with the holders of record of Common Stock, as a single class, on all matters submitted to a vote of the stockholders generally.

Dividend Rights. Subject to the rights of holders of any series of Preferred Stock, holders of Class A Common Stock, as such, shall be entitled to receive such dividends and other distributions in cash, property or shares of stock of the Corporation when, as and if declared thereon by the Board from time to time out of the assets or funds of the Corporation that are by applicable law available therefor. The holders of Class B Common Stock are not entitled to receive any dividends or other distributions in cash, property or shares of stock of the Corporation.

Distribution Rights. In the event of any liquidation, dissolution or winding up of New Parent’s affairs, after payment or provision for payment of the debts and other liabilities of New Parent and of the preferential and other amounts, if any, to which the holders of Preferred Stock will be entitled, the holders of all outstanding shares of Class A Common Stock will be entitled to receive, on a pro rata basis, the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares held by each such stockholder. The holders of shares of Class B Common Stock will not be entitled to receive any assets of the Corporation in the event of any liquidation, dissolution or winding up of the affairs of the Corporation.

Reorganization or Merger.  In connection with any reorganization, share exchange, consolidation, conversion or merger of the Corporation with or into another person, the Corporation shall not adversely affect, alter, repeal, change or otherwise impair any of the powers, preferences, rights or privileges of the Class B Common Stock holders, including, without limitation (i) any of the voting rights of the holders of the Class B Common Stock, and (ii) the requisite vote or percentage required to approve or take any corporate action, except by the affirmative vote of the holders of a majority of the shares of Class B Common Stock, voting as a separate class.

Preferred Stock

Voting Rights. Each share of Series A Preferred Stock entitles the holder to 100 votes on all matters to which the holders of the Common Stock are entitled to vote, voting together as one class.

Dividend Rights. Holders of Series A Preferred Stock are entitled to quarterly dividends, from funds legally available, therefor, payable in cash, on the last day of each fiscal quarter or such other dates as the Board of Directors may approve (a “Quarterly Dividend Payment Date”), in an amount per share (rounded to the nearest cent) equal to the greater of (i) $50.00 or (ii) 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of the Common Stock.

Distribution Rights.  Upon any liquidation, dissolution or winding up of ENDI, no distribution will be made (i) to the holders of any Common Stock or to any other stock of ENDI ranking junior to the Series A Preferred Stock unless, the holders of shares of Series A Preferred Stock have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment. Further, the holders of shares of Series A Preferred Stock will be entitled to receive an aggregate amount per share, subject to the provision for adjustment, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or to the holders of shares of stock ranking on a parity, either as to dividends or upon liquidation, dissolution or winding up with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event, however, that there are insufficient assets to permit payment in full of the Series A Preferred Stock liquidation preference and the liquidation preferences of all other classes and series of stock ranking on a parity with the Series A Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series A Preferred Stock and the holders of such parity shares in the proportion to their respective liquidation preferences.

Rights Upon Reorganization or Merger. Upon any consolidation, merger, combination or other transaction in which the shares of Common Stock are converted into, exchanged for or changed into other stock or securities, cash and/or any other property, then each share of Series A Preferred Stock will simultaneously be converted into, exchanged for, or changed into an amount per share equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind) into which or for which each share of Common Stock is converted or exchanged. In the event ENDI (i) declares or pays any dividend on the Common Stock payable in shares of Common Stock, or (ii) effects a subdivision or combination or consolidation of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then the amount with respect to the conversion, exchange, or change of shares of Series A Preferred Stock will be adjusted by multiplying such amount by a fraction, the numerator being the number of shares of Common Stock outstanding immediately after the event and the denominator being the number of shares of Common Stock that were outstanding immediately prior to the event. If ENDI declares or pays any dividend on the Series A Preferred Stock payable in shares of Series A Preferred Stock, or effects a subdivision, combination, or consolidation of the outstanding shares of Series A Preferred Stock, then in each case the amount will be adjusted by multiplying such amount by a fraction, the numerator being the number of shares of Series A Preferred Stock that were outstanding immediately prior to such event and the denominator being the number of shares of Series A Preferred Stock outstanding immediately after such event.

Election of Directors. If dividends on any Series A Preferred Stock is in arrears in an amount equal to six (6) quarterly dividends, then the holders of Series A Preferred Stock, voting as a separate series from all other series of Preferred Stock and classes of capital stock, will be entitled to elect two (2) members of the Board in addition to any Directors elected by any other series, class or classes of securities and the authorized number of Directors will automatically be increased by two (2). Promptly thereafter, the Board will call a special meeting of holders of Series A Preferred Stock for the purpose of electing such members of the Board. Such special meeting shall in any event be held within forty-five (45) calendar days of the occurrence. A director elected in this manner may be removed by the holders of Series A Preferred Stock entitled to vote in an election of such director.

Voting Rights. Shares of Preferred Stock shall have voting rights as designated by the Board in the applicable Certificate of Designation.

Dividend and Distribution Rights. The holders of any outstanding series of Preferred Stock having a preference over or the right to participate with the Class A Common Stock with respect to the payment of dividends and other distributions in cash, property or shares of stock of the Corporation, the holders of Class A Common Stock, as such, shall be entitled to receive such dividends and other distributions in cash, property or shares of stock of the Corporation out of the assets or funds of the Corporation that are by applicable law available therefor.

Bylaws

ENDI will have the power to make Bylaws not inconsistent with the Constitution or laws of the United States or of the State of Nevada for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its stockholders.

The affirmative vote of the holders of at least eighty percent (80%) of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote, voting together as a single class, will be required in order for the stockholders to alter, amend, repeal or rescind any provision of the bylaws or to adopt any inconsistent provision.

Board of Directors

There shall be no fewer than one and no less than nine directors. The number of directors may be increased or decreased by a duly adopted amendment to the Articles of Incorporation or by an amendment to the by-laws adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote, except in the event that dividends on Series A Preferred are in arrears of six quarterly dividends, in which case the authorized number of directors will automatically be increased by two (2), to accommodate the Series A Preferred Stock holders’ right to nominate two directors.

The business and affairs of the Corporation shall be managed by or under the direction of the Board with the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board.

So long as the holders of Class B Common Stock and their Affiliates own at least 25% of the outstanding shares of Common Stock, the holders of Class B Common Stock, voting together as a single class, shall have the right to designate up to sixty percent (60%) of the total size of the Board of Directors, rounded to the nearest whole number of directors. So long as the holders of Class B Common Stock and their Affiliates own at least fifteen percent (15%) but less than twenty-five percent (25%) of the outstanding shares of Common Stock, the holders of Class B Common Stock, voting together as a single class, shall have the right to designate up to forty percent (40%) of the total size of the Board of Directors, rounded to the nearest whole number of directors. So long as the holders of Class B Common Stock own at least 5% of the outstanding shares of Common Stock, the holders of Class B Common Stock, voting together as a single class, shall have the right to designate one (1) director. Any director elected to the Corporation’s Board pursuant to this Section 6.01(b) of the Certificate of Incorporation will be referred to as a “Class B Director” and may only be removed by the holders of a majority of the Class B Common Stock. Any director elected to the Corporation’s Board pursuant to this Section 6.01(b) of the Certificate of Incorporation will be referred to as a “Class B Director” and may only be removed by the holders of a majority of the Class B Common Stock.

All other directors shall be elected by the affirmative vote of a majority of the voting power of the Class A Common Stock entitled to vote in the election of directors which are present in person or by proxy at an annual meeting of stockholders when quorum is present.

In the event the holders of Class B Common Stock hold less than 5% of the number of shares of Class B Common Stock and Class A Common Stock held by such holder of Class B Common Stock and its Affiliates will no longer be entitled to nominate or elect any Class B Directors.

Any or all of the directors (other than Class B Directors) may be removed at any time by the affirmative vote of a majority in voting power of all outstanding shares of stock of the Corporation voting together as a single class.

Whenever the holders of one or more classes or series of Preferred Stock have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships will be governed by the terms of the resolution or resolutions adopted by the Board pursuant to Article 4 of the Certificate of Incorporation, and such directors will not be subject to the provisions of Article 6 of the Certificate of Incorporation unless otherwise provided.

Meetings of Stockholders

Annual stockholder meetings shall be held on or around April 20th of each year, annually. If that day is a legal holiday, then the meeting shall be held on the next business day, at the same hour.

Special meetings of the Stockholders may be called at any time by the Board of Directors, the Chairman of the Board, the President, a Vice President, the Secretary, or by one or more Stockholders holding not less than one-tenth (1/10) of the voting power of the corporation. Except as next provided, notice shall be given as for the annual meeting.

Notice of meetings, annual or special, shall be given in writing not less than ten (10) nor more than sixty (60) days before the date of the meeting to Stockholders entitled to vote thereat.

Any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by consent unless the action is recommended by all directors;  provided that any action required or permitted to be taken by the holders of Class B Common Stock, voting separately as a class, or, to the extent expressly permitted by the provisions of the Certificate of Incorporation relating to one or more outstanding series of Preferred Stock, by the holders of such series of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, if consent, setting forth the action is signed by the holders of outstanding shares of the relevant class or series having not less than the minimum number of votes that would be necessary to authorize the action at a meeting at which all shares entitled to vote thereon were present and voted and will be delivered to the Corporation in accordance with the DGCL. Subject to the rights of the holders of any outstanding series of Preferred Stock and any rights granted pursuant to the Stockholders Agreement, special meetings of the stockholders of the Corporation for any purpose(s) may be called only by or at the direction of the Board or the Chairman of the Board.

Quorum

Presence of the holders of a majority of the shares entitled to vote thereat, in person or by proxy, regardless of whether the proxy has authority to vote on any matter, constitutes a quorum at all meetings of stockholders for the transaction of business. If, however, such majority is not present or represented at any stockholder meeting, the stockholders entitled to vote thereat, in person or by proxy, shall have the power to adjourn the meeting until the requisite amount of voting shares are present. At such adjourned meeting, any business may be transacted which might have been transacted at a meeting as originally notified.

Presence of the holders of a majority of the voting power of the issued and outstanding shares of stock of the Corporation entitled to vote thereat, presented in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders. Where a separate vote by a class or series or classes or series is required, a majority in voting power of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on that matter. Once a quorum is present, it shall not be broken by the subsequent withdrawal of any stockholders.

Liability of Directors

No director or officer of ENDI will be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided that the foregoing does not eliminate or limit liability of a director or officer for (1) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (2) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

No director of the Corporation will have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. Neither the amendment nor the repeal of this Article 8 of the Certificate of Incorporation will eliminate or reduce the effect in respect of any matter occurring, or any cause of action, suit or claim that, but for the aforementioned Article 8, would accrue or arise, prior to such amendment or repeal.

Amendment to Articles of Incorporation

ENDI reserves the right to amend, alter, change, or repeal any provision contained in the Articles of Incorporation in the manner prescribed by statute or the Articles of Incorporation, and all rights conferred upon the stockholders.

At such time as any shares of Series A Preferred Stock are outstanding, if any proposed amendment to the Articles of Incorporation would adversely alter or change any preference or any relative or other right given to the Series A Preferred Stock so as to affect the Series A Preferred Stock adversely, then, in addition to any approval otherwise required, the holders of the Series A Preferred Stock will be entitled to vote separately as a class upon the amendment, and the affirmative vote of a majority of the outstanding shares of the Series A Preferred Stock will be necessary for the approval and adoption of the amendment.

The Corporation reserves the right at any time, and from time to time, to amend, alter, change, or repeal any provision contained in the Certificate of Incorporation. However, any amendment to the Certificate of Incorporation that would adversely affect, alter, repeal, change or otherwise impair any of the powers, preferences, rights or privileges of the Class B Common Stock, including, without limitation (i) any of the voting rights of the holders of the Class B Common Stock, and (ii) the requisite vote or percentage required to approve or take any action described in Section 10.03, Article 4, or elsewhere in the Certificate of Incorporation of the Corporation, also must be approved by the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock, voting as a separate class.

Amendment to Bylaws

ENDI’s bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote, provided, however, that if the Articles of Incorporation of the corporation set forth the number of authorized Directors of the corporation, the authorized number of Directors may be changed only by an amendment of the Articles of Incorporation. Subject to the right of the Stockholders to adopt, amend or repeal the bylaws and any limitations under applicable law, the Board of Directors may adopt, amend or repeal the bylaws.

The affirmative vote of the holders of at least eighty percent (80%) of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote, voting together as a single class, will be required in order for the stockholders to alter, amend, repeal or rescind any provision of the bylaws or to adopt any inconsistent provision. However, any amendment to the bylaws that would adversely affect, alter, repeal, change or otherwise impair any of the powers, preferences, rights or privileges of the Class B Common Stock, including, without limitation (i) any of the voting rights of the holders of the Class B Common Stock, and (ii) the requisite vote or percentage required to approve or take any action in the bylaws, also must be approved by the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock, voting as a separate class.

Forum Selection	N/A

Unless the Corporation consents in writing to an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, stockholder or employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising under any provision of the DGCL, the Certificate of Incorporation or the bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine.

Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the federal securities laws of the United States, including, the applicable rules and regulations promulgated thereunder.

THE SPECIAL MEETING OF ENDI STOCKHOLDERS

We are furnishing this joint proxy statement/prospectus to our stockholders as part of the solicitation of proxies by our Board at the Special Meeting, and at any adjournment or postponement thereof. This joint proxy statement/prospectus is first being furnished to our stockholders on or about , 2022. This joint proxy statement/prospectus provides you with information you need to know to be able to vote or instruct your vote to be cast at the special meeting of stockholders. In connection with the Special Meeting, we are also providing you with our Annual Report on Form 10-K for the year ended December 31, 2020.

Time, Place, and Purpose of the Special Meeting

The Special Meeting will be held virtually by live webcast on , 2022, at , Eastern Time. You can participate in the meeting by visiting https:// , where you will be able to listen to the meeting live and vote during the meeting. Please log in to the website by , Eastern Time, on the day of the meeting. There is no physical location for the Special Meeting and you will not be able to attend the Special Meeting in person.

At the Special Meeting, the Board will ask ENDI stockholders to consider and vote on the following proposals:

●	consider and vote on the Business Combination Proposal to approve and adopt the Merger Agreement and the Business Combination; and

●

consider and vote on any proposal that a stockholder might make to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote (the “Adjournment Proposal”).

Recommendation to ENDI Stockholders

Our Board of Directors believes that each of the Business Combination Proposal and Adjournment Proposal, if any, is in the best interests of ENDI and our stockholders, and unanimously recommends that its stockholders vote “FOR” each of these proposals.

For the reasons for these recommendations, see “The Business Combination - ENDI’s Reasons for the Business Combination; Recommendation of the Board of Directors” on page 29.

When you consider the recommendation of our Board of Directors in favor of approval of the Business Combination Proposal, you should keep in mind that our directors and officers have interests in the Business Combination that are different from or in addition to (or which may conflict with) your interests as a stockholder. These interests include, among other things:

●

the retention of Alea Kleinhammer, ENDI’s Chief Financial Officer, Jessica Greer, ENDI’s Vice President and Chief of Staff, Eliza Sanchez, ENDI’s Executive Administrator, and Steven Ison, ENDI’s Accountant, in their current positions and with current salary, bonus, and benefits for a period of one year after the close of the transaction or entrance into a mutually agreed upon severance agreement; and

●	the continued indemnification of current ENDI directors and officers and the continuation of directors’ and officers’ liability insurance after the Business Combination.

Who Can Vote at the Special Meeting

Only holders of record of ENDI shares at the close of business on , 2022, the record date for the Special Meeting, will be entitled to notice of, and to vote at, the Special Meeting or any postponement or adjournment thereof. As of the record date, there were ENDI shares outstanding and entitled to vote at the ENDI special meeting. You are entitled to one vote for each ENDI share you own for each matter to be voted on at the Special Meeting. ENDI shares that are held in treasury are not entitled to vote at the ENDI special meeting.

Votes Required

The Business Combination Proposal requires the affirmative vote of the holders of a majority of the ENDI shares outstanding and entitled to vote at the Special Meeting (meaning that, of the ENDI shares outstanding, a majority must be voted “FOR” such proposal). A failure to vote, a broker non-vote, or an abstention will have the same effect as a vote “AGAINST” the Business Combination Proposal.

Any Adjournment Proposal will require the affirmative vote of a majority of the ENDI shares present at the meeting or represented by proxy and entitled to vote at the Special Meeting (meaning that, of the ENDI shares represented at the special meeting and entitled to vote, a majority must be voted “FOR” the Adjournment Proposal). A failure to vote, broker non-vote, or an abstention will have no effect on the Adjournment Proposal.

The presence, at the meeting or by proxy, of the holders of a majority of the ENDI shares entitled to vote shall constitute a quorum. Shares represented at the Special Meeting and entitled to vote but not voted, including shares represented by abstentions, will be considered present for quorum purposes. Broker non-votes will also be counted for purposes of determining whether a quorum is present.

Stock Ownership

As of the record date, our directors and officers beneficially owned an aggregate of approximately 34% of the outstanding shares of ENDI common stock. Our directors and officers have agreed to vote their shares of ENDI common stock in favor of the Business Combination Proposal.

Adjournments

Where a quorum is not present at the Special Meeting, the Special Meeting may be adjourned from time to time by the chair of the meeting or a majority of the stockholders present at the meeting or represented by proxy and entitled to vote at that meeting from time to time, without notice other than announcement at the meeting, unless otherwise required by statute. If the chairman of the Board proposes to adjourn the Special Meeting and a stockholder Adjournment Proposal is approved, the Special Meeting will be adjourned. At any adjourned meeting of the Special Meeting at which a quorum is present, any business may be transacted which might have been transacted at the Special Meeting as originally notified. In order for the Special Meeting to be adjourned, the proposal to adjourn the meeting must be approved by a majority of the shares present at the meeting or represented by proxy and entitled to vote. See “—Proposal No. 2: The Stockholder Adjournment Proposal.” In addition, whether or not a quorum of the stockholders is present, ENDI’s bylaws permit the chairman to adjourn the special meeting to another place, date, and time.

Voting

You can vote virtually during the Special Meeting via Internet or telephone, as indicated on the proxy card, or by use of a proxy card if you receive a printed copy of our proxy materials. If you hold shares of our common stock as the stockholder of record, then you have the right to vote those shares at the Special Meeting. If you are a beneficial owner and hold shares of our common stock in “street name,” then you can vote the shares you beneficially own through the online voting platform under a legal proxy from your bank, brokerage firm, or other nominee, and are not required to take any additional action to obtain a legal proxy. Please follow the instructions at in order to vote your shares during Special Meeting, whether you hold your shares of record or in “street name.” You will need the 16-digit control number provided on your proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials. Even if you plan to attend the virtual Special Meeting, you should submit a proxy card or voting instruction form for your shares in advance, so that your vote will be counted if you later decide not to attend the Special Meeting.

Whether you hold shares directly as the stockholder of record or indirectly as the beneficial owner of shares held for you by a broker or other nominee (i.e., in “street name”), you can direct your vote without attending the Special Meeting. You may vote by granting a proxy or, for shares you hold in “street name,” by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this by Internet, telephone, or by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares you hold in “street name,” the voting instruction card provided by your broker or nominee.

If you return a properly executed proxy card or voting instruction card and have indicated that you have abstained from voting on a proposal, your shares represented by the proxy will be considered present at the Special Meeting for purposes of determining a quorum, but will have the same effect as a vote AGAINST the Business Combination Proposal, and the Stockholder Adjournment Proposal. ENDI urges you to mark each applicable box on the proxy card or voting instruction card to indicate how to vote your shares.

If you sign, date, and return your proxy card without indicating how you wish to vote, your proxy will be voted FOR each of the proposals presented at the special meeting. If your proxy indicates instructions for some, but not all, of the proposals, your votes will be cast as indicated on the specified proposals for which instructions are indicated, and in accordance with the recommendation of the Board, as described above, for any proposal for which no instructions are indicated.

You may revoke your proxy at any time before it is voted by:

         ●         delivering written notice to our Secretary, Jessica L. Greer, at our address above;

         ●         submitting a later-dated proxy card;

         ●         voting again via the Internet as described on the proxy card; or

         ●         virtually attending the Special Meeting and voting live.

Attendance virtually at the Special Meeting will not, in and of itself, constitute revocation of a previously granted proxy. If the Special Meeting is adjourned or postponed, it will not affect the ability of ENDI stockholders to exercise their voting rights or to revoke any previously granted proxy using the methods described above.

Who Can Answer Your Questions About Voting Your Shares

If you have any questions about how to vote or direct your vote, you may call , our proxy solicitor, at (toll free), or banks and brokers can call collect at     .

Solicitation of Proxies

The Company will bear the cost of solicitation of proxies. Our directors, officers, and other employees may supplement the original solicitation of proxies through the use of the mail, by telephone, facsimile, e-mail, or personal solicitation. We will pay no additional compensation to our directors, officers, and other employees for these activities. We have not engaged employees for the specific purpose of soliciting proxies or a proxy solicitation firm to assist us in soliciting proxies, but we may elect to engage and pay the cost of such employees or such a proxy solicitation firm at any time. The Company may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

Delivery of Documents to Security Holders Sharing an Address

Only one joint proxy statement/prospectus is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of its security holders. The Company undertakes to deliver promptly upon written or oral request a separate copy of the joint proxy statement/prospectus to a security holder at a shared address to which a single copy of the documents was delivered and provide instructions as to how a security holder can notify the Company that the security holder wishes to receive a separate copy of an joint proxy statement/prospectus.

Security holders sharing an address and receiving a single copy may request to receive a separate joint proxy statement/prospectus at Enterprise Diversified, Inc., 1806 Summit Ave, Ste 300, Richmond, VA 23230. Security holders sharing an address can request delivery of a single copy of joint proxy statement/prospectus or if they are receiving multiple copies may also request to receive a separate joint proxy statement/prospectus at Enterprise Diversified, Inc., 1806 Summit Ave, Ste 300, Richmond, VA 23230, (434) 382-7366.

PROPOSAL ONE

THE BUSINESS COMBINATION PROPOSAL

“The Business Combination Proposal” – to approve and adopt the Merger Agreement, dated December 29, 2021 (as it may be amended from time to time, the “Merger Agreement”) and the transactions contemplated thereby, by and among ENDI, CrossingBridge Advisors, LLC, a Delaware limited liability company (“CBA”), Cohanzick Management, LLC, a Delaware limited liability company (the “CBA Member”), ENDI Corp., a Delaware corporation (“New Parent”), Zelda Merger Sub 1, Inc., a Delaware corporation and wholly-owned subsidiary of New Parent (“Merger Sub 1”), and Zelda Merger Sub 2, LLC, a Delaware limited liability company and wholly-owned subsidiary of New Parent (“Merger Sub 2”). Pursuant to the Merger Agreement: (i) Merger Sub 1 will merge with and into ENDI, with ENDI surviving as a direct wholly-owned subsidiary of New Parent, following which each share of ENDI common stock, par value $0.125 per share, will be converted into the right to receive an identical number of shares of New Parent Class A common stock, par value $0.0001 per share (the “New Parent Class A Common Stock”); and (b) Merger Sub 2 will merge with and into CBA, with CBA surviving as a direct wholly-owned subsidiary of New Parent, following which the outstanding membership interest in CBA will be converted into the right to receive (i) two million four hundred thousand (2,400,000) validly issued, fully paid and non-assessable shares of New Parent Class A Common Stock; (ii) one million eight hundred thousand (1,800,000) validly issued, fully paid, and non-assessable shares of New Parent Class B Common Stock, par value $0.0001 per share (“New Parent Class B Common Stock”); (iii) warrants to purchase one million eight hundred thousand (1,800,000) shares of New Parent Class A Common Stock (the “W-1 Warrants”); and (iv) warrants to purchase two hundred fifty thousand (250,000) shares of New Parent Class A Common Stock (the “W-2 Warrants”).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE BUSINESS COMBINATION PROPOSAL. IF A CHOICE IS SPECIFIED ON THE PROXY BY THE STOCKHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED “FOR” ALL OF THE PROPOSAL. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OUTSTANDING, BY THE HOLDERS OF COMMON STOCK VIRTUALLY PRESENT OR PRESENT BY PROXY, ENTITLED TO VOTE AT THE SPECIAL MEETING IS REQUIRED FOR THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.

PROPOSAL TWO

THE ADJOURNMENT PROPOSAL

“The Adjournment Proposal” – to consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Business Combination Proposal.

If the Adjournment Proposal is not approved by ENDI’s stockholders, the Board may not be able to adjourn the Special Meeting of stockholders to a later date if, based on the tabulated votes, there are not sufficient votes at the time of the Special Meeting of stockholders to approve the Business Combination Proposal.

Adoption of the Adjournment Proposal is not conditioned upon the adoption of any of the other proposals. The Adjournment Proposal will be approved and adopted if the holders of a majority of the shares of ENDI common stock represented in person online or by proxy and voted thereon at the Special Meeting vote “FOR” the Adjournment Proposal. Failure to vote by proxy or to vote in person online at the Special Meeting or an abstention from voting will have no effect on the outcome of the vote on the Adjournment Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

LEGAL MATTERS

Alston & Bird LLP, New York, New York and Seward and Kissel LLP, New York, New York, will pass on certain aspects of the validity of the New Parent Shares to be issued and certain other matters of U.S. federal securities laws.

EXPERTS

ENDI

ENDI’s consolidated financial statements incorporated by reference in this joint proxy statement/prospectus from ENDI’s Annual Report on Form 10-K for the year ended December 31, 2020 have been audited by Brown, Edwards & Company, L.L.P., an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

CBA

The financial statements of CBA as of December 31, 2020 and 2019 and for each of the years in the two-year period ended December 31, 2020 incorporated in this joint proxy statement/prospectus have been audited by Raines & Fischer LLP, an independent registered public accounting firm, as stated in their reports thereon incorporated herein by reference, and have been incorporated in this joint proxy statement/prospectus in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

ENDI is a public company and files annual, quarterly and current reports, proxy statements and other information with the SEC. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, like ENDI, who file electronically with the SEC. The address of the site is http://www.sec.gov.

ENDI Corp. filed a registration statement on Form S-4 to register with the SEC for the ENDI Corp. New Parent Class A Common Stock, New Parent Class B Common Stock, as well as warrants to purchase shares of New Parent Class A Common Stock to be issued to ENDI stockholders and the CBA Member in the Mergers. This joint proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of ENDI Corp in addition to being a proxy statement of ENDI. As allowed by SEC rules, this joint proxy statement/prospectus does not contain all the information you can find in ENDI Corp’s registration statement or the exhibits to the registration statement.

For further information with respect to ENDI and ENDI Corp., we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this joint proxy statement/prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this joint proxy statement/prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains a website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this joint proxy statement/prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this joint proxy statement/prospectus. These documents may include periodic reports, such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as well as definitive Proxy Statements. Any documents that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC. Therefore, in the case of a conflict or inconsistency between information set forth in this joint proxy statement/prospectus and information incorporated by reference into this joint proxy statement/prospectus, you should rely on the information contained in the document that was filed later.

This joint proxy statement/prospectus and the registration statement of which this joint proxy statement/prospectus is a part incorporates by reference the documents listed below that we have previously filed with the SEC (Commission File No. 000-27763), except to the extent that any information in such filings, including subsequent filings, is deemed “furnished” but not “filed” in accordance with SEC rules:

●	our Annual Report on Form 10-K for the year ended December 31, 2020, filed on March 29, 2021;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, filed on May 14, 2021, June 30, 2021, filed on August 13, 2021, and September 30, 2021, filed on November 12, 2021;

●	our Current Reports on Form 8-K filed on March 29, 2021, May 14, 2021, May 20, 2021, June 1, 2021, July 8, 2021, August 13, 2021, November 12, 2021 and December 29, 2021; and

●	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 22, 2021.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference.

CROSSINGBRIDGE ADVISORS, LLC

Financial Statements

As of December 31, 2019

Together With Auditor's Report

INDEPENDENT AUDITOR'S REPORT

To the Member of CrossingBridge Advisors, LLC:

Report on the Financial Statements

We have audited the accompanying financial statements of CrossingBridge Advisors, LLC, which comprise the balance sheet as of December 31, 2019, the related statement of operations, and changes in member's equity and cash flows for the year then ended, and the related notes to the financial statements.

Management Responsibility for the Financial Statements

Management is responsible for the fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to error or fraud.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluation of the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CrossingBridge Advisors, LLC as of December 31, 2019, and the results of its operations, changes in members' equity and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Raines & Fischer LLP

New York, New York

November 18, 2021

RAINES AND  FISCHER LLP CERTIFIED PUBLIC ACCOUNTANTS 555 FIFTH AVENUE 9TH FLOOR, NY 10017 TEL 212 953 9200 FAX 212 953 9366

CROSSINGBRIDGE ADVISORS, LLC

Balance Sheet

As of December 31, 2019

ASSETS

Current Assets:
Cash and cash equivalents	$1,369,768
Accounts receivable	186,397
Other current assets	4,703
Dividend receivable	275

TOTAL ASSETS	$1,561,143

LIABILITIES AND MEMBER'S EQUITY

Current Liabilities:
Accrued expenses	$1,833

Long Term Liabilities:
Due to member	1,053,529

Total Liabilities	1,055,362

Member's Equity	505,781

TOTAL LIABILITIES AND MEMBER'S EQUITY	$1,561,143

CROSSINGBRIDGE ADVISORS, LLC

Statement of Operations

For the Year Ended December 31, 2019

Revenues:
Fee Income	$3,276,865

Operating expenses:
Guaranteed payments to member	876,161
Employee compensation and benefits	834,745
Other operating expenses	136,290
Computer expenses	91,076
Professional fees	29,209
Research	61,179
Mutual fund expenses	31,289
Travel and entertainment	39,067
Insurance	12,313

Total operating expenses	2,111,329

Income from operations	1,165,536

Other income (expenses):
Dividend income	6,768
Interest income	415

Total other income (expenses)	7,183

Net income	$1,172,719

CROSSINGBRIDGE ADVISORS, LLC

Consolidated Statement of Changes in Member's Equity

For the Year Ended December 31, 2019

Member's Equity - January 1, 2019	$1,933,062

Capital Contributions	—

Capital Distributions	(2,600,000)

Net Income	1,172,719

Member's Equity - December 31, 2019	$505,781

CROSSINGBRIDGE ADVISORS, LLC

Statement of Cash Flows

For the Year Ended December 31, 2019

Increase (Decrease) in Cash

Cash flows from operating activities:

Net income	$1,172,719

Adjustments needed to reconcile net income with net cash provided by operating activities:
Increase in accounts receivable	(13,646)
Increase in other current assets	(298)
Decrease in accrued expenses	(4,672)

Net cash provided by operating activities	1,154,103

Cash flows from investing activities:
Increase in dividend receivable	(275)

Net cash used in investing activities	(275)

Cash flows from financing activities:
Distributions paid	(2,600,000)
Increase in due to affiliate	1,053,529

Net cash used in financing activities	(1,546,471)

Net decrease in cash	(392,643)

Cash - January 1, 2019	1,762,411

Cash - December 31, 2019	$1,369,768

Supplementary Disclosures

Interest paid	—
Income taxes paid	—

CROSSINGBRIDGE ADVISORS, LLC

Notes to Financial Statements

December 31, 2019

(1)    Organization and Summary of Significant Accounting Policies

Organization:

The Company was formed as a limited liability company on December 23, 2016 under the laws of the State of Delaware. The Company is engaged in providing investment management and advisory services. Effective February 17, 2017, the Company became registered as an investment adviser with the Securities and Exchange Commission under the Investment Advisers Act of 1940.

Basis of Accounting:

The accompanying financial statements have been prepared using the accrual basis of accounting.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at year-end and the reported amounts of revenues and expenses during the year. Actual results could differ from these estimates.

Income Taxes:

In as much as the Company has a single member, it is treated as a disregarded entity for income tax purposes. Consequently, Federal and state income taxes have not been provided for as its single member is taxed directly on the Company’s earnings.

Financial Accounting Standards Board Accounting Standards Codification 740 (“ASC 740”) requires the Managing Member to determine whether any tax positions taken by the Company in any open tax year (including the Company’s entity status), are more likely than not to be sustained upon examination by the applicable taxing authority, including the resolution of any related appeals or litigation processes, based on the technical merits of the position. Any positions that do not meet this threshold must be disclosed in the financial statements. The adoption of ASC 740 did not have a material effect on these financial statements. The Company’s tax returns remain open for examination by tax authorities for a period of three years from when they are filed.

Revenue Recognition:

The Company records management fees as they are earned based on services provided. In May 2014, FASB issued ASU 2014-09, Revenue from Contracts with Customers: Topics 606, to supersede nearly all existing revenue recognition guidance under GAAP. ASU 2014-2014-19 also requires new qualitative and quantitative disclosures, including disaggregation of revenues and descriptions of performance obligations. The Company adopted the provisions of this guidance on January 1,

2019 using the modified retrospective approach. The Company has performed an assessment of its revenue contracts and has not identified any material changes to the timing or amount of its revenue recognition under ASU 2014-09. The Company’s accounting policies did not change materially as a result of applying the principles of revenue recognition from ASU 2014-09 and are largely consistent with existing guidance and content practices applied by the Company.

(2)         Related Party Transactions

The Company and its sole member share certain staff, office facilities and administrative services. The parties involved have agreed to allocate these expenses based on assets under management of each party. The allocation of these expenses to the Company totaled $2,069,537 for the 2019 year. The total is reflected in the Statement of Operations in the categories for which the utilization of services relates. This allocation of $2,069,537 was partially offset by advisory fees in the amount of $1,016,008, paid by the Company on behalf of its sole member. The net of the above two intercompany transactions results in a due to member balance at December 31, 2019 of $1,053,529.

(3)         Due to Member

The Company owes $1,053,529 to its sole member for net expenses allocated to it. All intercompany expenses incurred during the year are due thirteen months after the calendar year-end upon 60 days written notice. If no notice is given the date payment is due will extend another 12 months.

(4)         Lease Commitments

In February 2016, the FASB issued (ASU) 2016-02, “Leases (Topic 842)”. This update includes a lease accounting model that recognizes two types of leases – finance leases and operating leases. The standard requires that a lessee recognize on the statement of financial condition relating to leases with terms of more than twelve months. The recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee will depend on its classification as a finance or operating lease.

Right of use assets (“ROU”) represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of our leases do not provide implicit rate, we use our incremental borrowing rate based on the information available a commencement date in determining the present value of the lease payments. We use the implicit rate when readily determinable. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

The above had no significant effect on these financial statements for the year ending December 31, 2019 as there were no leases with terms in excess of 12 months.

(5)         Cash and Cash Equivalents

The Company maintains its cash in bank deposit accounts and money market accounts which at times may exceed federally insured limits. The Company has not experienced any losses in these accounts.

(6)         Subsequent Events

The Company has evaluated subsequent events through November 18, 2021, the date which the financial statements were available to be issued. The Company’s sole member has executed a non-binding letter of intent (“LOI”) to sell the Company. The terms of this potential sale are still being negotiated.

CROSSINGBRIDGE ADVISORS, LLC

Financial Statements

As of December 31, 2020

Together With Auditor's Report

INDEPENDENT AUDITOR'S REPORT

To the Member of CrossingBridge Advisors, LLC:

Report on the Financial Statements

We have audited the accompanying financial statements of CrossingBridge Advisors, LLC, which comprise the balance sheet as of December 31, 2020, the related statement of operations, and changes in member's equity and cash flows for the year then ended, and the related notes to the financial statements.

Management Responsibility for the Financial Statements

Management is responsible for the fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to error or fraud.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluation of the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CrossingBridge Advisors, LLC as of December 31, 2020, and the results of its operations, changes in members' equity and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Raines & Fischer LLP

New York, New York

November 18, 2021

RAINES AND  FISCHER LLP CERTIFIED PUBLIC ACCOUNTANTS 555 FIFTH AVENUE 9TH FLOOR, NY 10017 TEL 212 953 9200 FAX 212 953 9366

CROSSINGBRIDGE ADVISORS, LLC

Balance Sheet

As of December 31, 2020

ASSETS

Current Assets:
Cash and cash equivalents	$2,258,670
Accounts receivable	190,197
Due from Affiliate	150,000
Other current assets	4,432
Dividend receivable	2

TOTAL ASSETS	$2,603,301

LIABILITIES AND MEMBER'S EQUITY

Current Liabilities:
Accrued expenses	$72,112

Long Term Liabilities:
Due to member	1,937,266

Total Liabilities	2,009,378

Member's Equity	593,923

TOTAL LIABILITIES AND MEMBER'S EQUITY	$2,603,301

CROSSINGBRIDGE ADVISORS, LLC

Statement of Operations

For the Year Ended December 31, 2020

Revenues:
Fee Income	$3,061,088

Operating expenses:
Guaranteed payments to member	994,271
Employee compensation and benefits	517,420
Other operating expenses	140,449
Computer expenses	113,499
Professional fees	93,838
Research	80,155
Mutual fund expenses	17,006
Travel and entertainment	3,152
Insurance	14,600

Total operating expenses	1,974,390

Income from operations	1,086,698

Other income (expenses):
Interest income	321
Dividend income	2,668
Realized loss on investments	(1,545)

Total other income (expenses)	1,444

Net income	$1,088,142

CROSSINGBRIDGE ADVISORS, LLC

Consolidated Statement of Changes in Member's Equity

For the Year Ended December 31, 2020

Member's Equity - January 1, 2020	$505,781

Capital Contributions	—

Capital Distributions	(1,000,000)

Net Income	1,088,142

Member's Equity - December 31, 2020	$593,923

CROSSINGBRIDGE ADVISORS, LLC

Statement of Cash Flows

For the Year Ended December 31, 2020

Increase (Decrease) in Cash

Cash flows from operating activities:

Net income	$1,088,142

Adjustments needed to reconcile net income with net cash provided by operating activities:
Increase in accounts receivable	(3,800)
Decrease in other current assets	271
Increase in accrued expenses	70,279

Net cash provided by operating activities	1,154,892

Cash flows from investing activities:
Decrease in dividend receivable	273

Net cash provided by investing activities	273

Cash flows from financing activities:
Distributions paid	(1,000,000)
Increase in due to affiliate	883,737
Decrease in due from affiliate	(150,000)

Net cash used in financing activities	(266,263)

Net increase in cash	888,902

Cash - January 1, 2020	1,369,768

Cash - December 31, 2020	$2,258,670

Supplementary Disclosures

Interest paid	—
Income taxes paid	—

CROSSINGBRIDGE ADVISORS, LLC

Notes to Financial Statements

December 31, 2020

(1)    Organization and Summary of Significant Accounting Policies

Organization:

The Company was formed as a limited liability company on December 23, 2016 under the laws of the State of Delaware. The Company is engaged in providing investment management and advisory services. Effective February 17, 2017, the Company became registered as an investment adviser with the Securities and Exchange Commission under the Investment Advisers Act of 1940.

Basis of Accounting:

The accompanying financial statements have been prepared using the accrual basis of accounting.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at year-end and the reported amounts of revenues and expenses during the year. Actual results could differ from these estimates.

Income Taxes:

In as much as the Company has a single member, it is treated as a disregarded entity for income tax purposes. Consequently, Federal and state income taxes have not been provided for as its single member is taxed directly on the Company’s earnings.

Financial Accounting Standards Board Accounting Standards Codification 740 (“ASC 740”) requires the Managing Member to determine whether any tax positions taken by the Company in any open tax year (including the Company’s entity status), are more likely than not to be sustained upon examination by the applicable taxing authority, including the resolution of any related appeals or litigation processes, based on the technical merits of the position. Any positions that do not meet this threshold must be disclosed in the financial statements. The adoption of ASC 740 did not have a material effect on these financial statements. The Company’s tax returns remain open for examination by tax authorities for a period of three years from when they are filed; the 2017, 2018, and 2019 Federal and New York State income tax returns are currently open for examination.

Revenue Recognition:

The Company records management fees as they are earned based on services provided. In May 2014, FASB issued ASU 2014-09, Revenue from Contracts with Customers: Topics 606, to supersede nearly all existing revenue recognition guidance under GAAP. ASU 2014-2014-19 also requires new qualitative and quantitative disclosures, including disaggregation of revenues and descriptions of performance obligations. The Company adopted the provisions of this guidance on January 1,

2019 using the modified retrospective approach. The Company has performed an assessment of its revenue contracts and has not identified any material changes to the timing or amount of its revenue recognition under ASU 2014-09. The Company’s accounting policies did not change materially as a result of applying the principles of revenue recognition from ASU 2014-09 and are largely consistent with existing guidance and content practices applied by the Company.

(2)         Related Party Transactions

The Company and its sole member share certain staff, office facilities and administrative services. The parties involved have agreed to allocate these expenses based on assets under management of each party. The allocation of these expenses to the Company totaled $1,858,202 for the 2020 year. The total is reflected in the Statement of Operations in the categories for which the utilization of services relates. This allocation of $1,858,202 was partially offset by advisory fees in the amount of $974,465, paid by the Company on behalf of its sole member. The net of the above two intercompany transactions, added to the existing intercompany balance between the Company and its sole member results in a due to member balance at December 31, 2020 of $1,937,266.

In December 2020, the Company advanced $150,000 to a party related by common ownership. These funds were repaid in January 2021.

(3)         Due to Affiliate

The Company owes $1,937,266 to its sole member for net expenses allocated to it. All intercompany expenses incurred during the year are due thirteen months after the calendar year-end upon 60 days written notice. If no notice is given the date payment is due will extend for another 12 months.

(4)         Lease Commitments

In February 2016, the FASB issued (ASU) 2016-02, “Leases (Topic 842)”. This update includes a lease accounting model that recognizes two types of leases – finance leases and operating leases. The standard requires that a lessee recognize on the statement of financial condition relating to leases with terms of more than twelve months. The recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee will depend on its classification as a finance or operating lease.

Right of use assets (“ROU”) represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of our leases do not provide implicit rate, we use our incremental borrowing rate based on the information available a commencement date in determining the present value of the lease payments. We use the implicit rate when readily determinable. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

The above had no significant effect on these financial statements for the year ending December 31, 2020 as there were no leases with terms in excess of 12 months.

(5)         Cash and Cash Equivalents

The Company maintains its cash in bank deposit accounts and money market accounts which at times may exceed federally insured limits. The Company has not experienced any losses in these accounts.

(6)         Subsequent Events

The Company has evaluated subsequent events through November 18, 2021, the date which the financial statements were available to be issued. The Company does not note any subsequent events requiring disclosure or adjustment to the financial statements. The Company’s sole member has executed a non-binding letter of intent (“LOI”) to sell the Company. The terms of this potential sale are still being negotiated.

CROSSINGBRIDGE ADVISORS, LLC

Unaudited Balance Sheet

As of September 30, 2020

ASSETS

Current Assets:
Cash and cash equivalents	$2,898,132
Accounts receivable	170,059
Other current assets	7,487

TOTAL ASSETS	$3,075,678

LIABILITIES AND MEMBER'S EQUITY

Current Liabilities:
Accrued expenses	$1,140

Long Term Liabilities:
Due to member	1,499,748

Total Liabilities	1,500,888

Member's Equity	1,574,790

TOTAL LIABILITIES AND MEMBER'S EQUITY	$3,075,678

CROSSINGBRIDGE ADVISORS, LLC

Unaudited Statement of Operations

For the Period January 1, 2020 through September 30, 2020

Revenues:
Fee Income	$2,252,567

Operating expenses:
Guaranteed payments to member	604,393
Employee compensation and benefits	302,575
Other operating expenses	95,656
Computer expenses	87,231
Professional fees	10,768
Research	63,717
Mutual fund expenses	6,522
Travel and entertainment	3,210
Insurance	10,871

Total operating expenses	1,184,943

Income from operations	1,067,624

Other income (expenses):
Dividend income	2,653
Net realized loss on investments	(1,545)
Interest income	277

Total other income (expenses)	1,385

Net income	$1,069,009

CROSSINGBRIDGE ADVISORS, LLC

Unaudited Consolidated Statement of Changes in Member's Equity

For the Period January 1, 2020 through September 30, 2020

Member's Equity - January 1, 2020	$505,781

Capital Contributions	—

Capital Distributions	—

Net Income	1,069,009

Member's Equity - September 30, 2020	$1,574,790

CROSSINGBRIDGE ADVISORS, LLC

Unaudited Statement of Cash Flows

For the Period January 1, 2020 through September 30, 2020

Increase (Decrease) in Cash

Cash flows from operating activities:

Net income	$1,069,009

Adjustments needed to reconcile net income with net cash provided by operating activities:
Decrease in accounts receivable	16,338
Increase in other current assets	(2,784)
Decrease in accrued expenses	(693)

Net cash provided by operating activities	1,081,870

Cash flows from investing activities:
Decrease in dividend receivable	275

Net cash provided by investing activities	275

Cash flows from financing activities:
Distributions paid	—
Increase in due to member	446,219

Net cash provided by financing activities	446,219

Net increase in cash	1,528,364

Cash - January 1, 2020	1,369,768

Cash - September 30, 2020	$2,898,132

Supplementary Disclosures

Interest paid	—
Income taxes paid	—

CROSSINGBRIDGE ADVISORS, LLC

Notes to Financial Statements

September 30, 2020

(1)    Organization and Summary of Significant Accounting Policies

Organization:

The Company was formed as a limited liability company on December 23, 2016 under the laws of the State of Delaware. The Company is engaged in providing investment management and advisory services. Effective February 17, 2017, the Company became registered as an investment adviser with the Securities and Exchange Commission under the Investment Advisers Act of 1940.

Basis of Accounting:

The accompanying financial statements have been prepared using the accrual basis of accounting.

The accompanying interim financial statements are unaudited. These unaudited interim financial statements do not include all the information and footnotes required by U.S. Generally Accepted Accounting Principles (“GAAP”) for complete financial statements. Certain information and footnote disclosure normally included in financial statements prepared in accordance with GAAP have been omitted. We believe that the disclosures provided herein are adequate to make the information presented not misleading when these unaudited interim financial statements are read in conjunction with the audited financial statements and notes for the year ended December 31, 2019. In the opinion of management, the unaudited interim financial statements reflect all the adjustments (consisting of normal recurring adjustments) necessary to state fairly the Company’s financial position as of September 30, 2020, and the results of operations for the nine months ended September 30, 2020.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at year-end and the reported amounts of revenues and expenses during the year. Actual results could differ from these estimates.

Income Taxes:

In as much as the Company has a single member, it is treated as a disregarded entity for income tax purposes. Consequently, Federal and state income taxes have not been provided for as its single member is taxed directly on the Company’s earnings.

Financial Accounting Standards Board Accounting Standards Codification 740 (“ASC 740”) requires the Managing Member to determine whether any tax positions taken by the Company in any open tax year (including the Company’s entity status), are more likely than not to be sustained upon examination by the applicable taxing authority, including the resolution of any related appeals or litigation processes, based on the technical merits of the position. Any positions that do not meet this threshold must be disclosed in the financial statements. The adoption of ASC 740 did not have a material effect on these financial statements. The Company’s tax returns remain open for examination by tax authorities for a period of three years from when they are filed.

Revenue Recognition:

The Company records management fees as they are earned based on services provided. In May 2014, FASB issued ASU 2014-09, Revenue from Contracts with Customers: Topics 606, to supersede nearly all existing revenue recognition guidance under GAAP. ASU 2014-2014-19 also requires new qualitative and quantitative disclosures, including disaggregation of revenues and descriptions of performance obligations. The Company adopted the provisions of this guidance on January 1,

2019 using the modified retrospective approach. The Company has performed an assessment of its revenue contracts and has not identified any material changes to the timing or amount of its revenue recognition under ASU 2014-09. The Company’s accounting policies did not change materially as a result of applying the principles of revenue recognition from ASU 2014-09 and are largely consistent with existing guidance and content practices applied by the Company.

(2)         Related Party Transactions

The Company and its sole member share certain staff, office facilities and administrative services. The parties involved have agreed to allocate these expenses based on assets under management of each party. The allocation of these expenses to the Company totaled $1,158,574 for the nine months ended September 30, 2020. The total is reflected in the Statement of Operations in the categories for which the utilization of services relates. This allocation of $1,158,574 was partially offset by advisory fees in the amount of $712,355, paid by the Company on behalf of its sole member. The net of the above two intercompany transactions, added to the existing intercompany balance between the Company and its sole member results in a due to member balance at September 30, 2020 of $1,499,748.

(3)         Due to Member

The Company owes $1,499,748 to its sole member for net expenses allocated to it. All intercompany expenses incurred during the year are due thirteen months after the calendar year-end upon 60 days written notice. If no notice is given the date payment is due will extend another 12 months.

(4)         Lease Commitments

In February 2016, the FASB issued (ASU) 2016-02, “Leases (Topic 842)”. This update includes a lease accounting model that recognizes two types of leases – finance leases and operating leases. The standard requires that a lessee recognize on the statement of financial condition relating to leases with terms of more than twelve months. The recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee will depend on its classification as a finance or operating lease.

Right of use assets (“ROU”) represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of our leases do not provide implicit rate, we use our incremental borrowing rate based on the information available a commencement date in determining the present value of the lease payments. We use the implicit rate when readily determinable. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

The above had no significant effect on these financial statements for the nine months ended September 30, 2020 as there were no leases with terms in excess of 12 months.

(5)         Cash and Cash Equivalents

The Company maintains its cash in bank deposit accounts and money market accounts which at times may exceed federally insured limits. The Company has not experienced any losses in these accounts.

CROSSINGBRIDGE ADVISORS, LLC

Unaudited Balance Sheet

As of September 30, 2021

ASSETS

Current Assets:
Cash and cash equivalents	$470,552
Investments	2,250,000
Accounts receivable	301,275

TOTAL ASSETS	$3,021,827

LIABILITIES AND MEMBER'S EQUITY

Current Liabilities:
Accrued expenses	$57,593

Long Term Liabilities:
Due to member	2,264,563

Total Liabilities	2,322,156

Member's Equity	699,671

TOTAL LIABILITIES AND MEMBER'S EQUITY	$3,021,827

CROSSINGBRIDGE ADVISORS, LLC

Unaudited Statement of Operations

For the Period January 1, 2021 through September 30, 2021

Revenues:
Fee Income	$2,880,477

Operating expenses:
Guaranteed payments to member	509,146
Employee compensation and benefits	386,378
Other operating expenses	180,174
Computer expenses	93,485
Professional fees	71,961
Research	58,019
Mutual fund expenses	9,894
Travel and entertainment	21,689
Insurance	44,111

Total operating expenses	1,374,857

Income from operations	1,505,620

Other income (expenses):
Interest income	111
Dividend income	17

Total other income (expenses)	128

Net income	$1,505,748

CROSSINGBRIDGE ADVISORS, LLC

Unaudited Statement of Changes in Member's Equity

For the Period January 1, 2021 through September 30, 2021

Member's Equity - January 1, 2021	$593,923

Capital Contributions	—

Capital Distributions	(1,400,000)

Net Income	1,505,748

Member's Equity - September 30, 2021	$699,671

CROSSINGBRIDGE ADVISORS, LLC

Unaudited Statement of Cash Flows

For the Period January 1, 2021 through September 30, 2021

Increase (Decrease) in Cash

Cash flows from operating activities:

Net income	$1,505,748

Adjustments needed to reconcile net income with net cash provided by operating activities:
Increase in accounts receivable	(111,078)
Decrease in other current assets	4,432
Decrease in accrued expenses	(14,519)

Net cash provided by operating activities	1,384,583

Cash flows from investing activities:
Increase in investments	(2,250,000)
Decrease in dividend receivable	2

Net cash used in investing activities	(2,249,998)

Cash flows from financing activities:
Distributions paid	(1,400,000)
Increase in due to member	327,297
Decrease in due from affiliate	150,000

Net cash used in financing activities	(922,703)

Net decrease in cash	(1,788,118)

Cash - January 1, 2021	2,258,670

Cash - September 30, 2021	$470,552

Supplementary Disclosures

Interest paid	—
Income taxes paid	—

CROSSINGBRIDGE ADVISORS, LLC

Notes to Financial Statements

September 30, 2021

(1)         Organization and Summary of Significant Accounting Policies

Organization:

The Company was formed as a limited liability company on December 23, 2016 under the laws of the State of Delaware. The Company is engaged in providing investment management and advisory services. Effective February 17, 2017, the Company became registered as an investment adviser with the Securities and Exchange Commission under the Investment Advisers Act of 1940.

Basis of Accounting:

The accompanying financial statements have been prepared using the accrual basis of accounting.

The accompanying interim financial statements are unaudited. These unaudited interim financial statements do not include all the information and footnotes required by U.S. Generally Accepted Accounting Principles (“GAAP”) for complete financial statements. Certain information and footnote disclosure normally included in financial statements prepared in accordance with GAAP have been omitted. We believe that the disclosures provided herein are adequate to make the information presented not misleading when these unaudited interim financial statements are read in conjunction with the audited financial statements and notes for the year ended December 31, 2020. In the opinion of management, the unaudited interim financial statements reflect all the adjustments (consisting of normal recurring adjustments) necessary to state fairly the Company’s financial position as of September 30, 2021, and the results of operations for the nine months ended September 30, 2021.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at year-end and the reported amounts of revenues and expenses during the year. Actual results could differ from these estimates.

Income Taxes:

In as much as the Company has a single member, it is treated as a disregarded entity for income tax purposes. Consequently, Federal and state income taxes have not been provided for as its single member is taxed directly on the Company’s earnings.

Financial Accounting Standards Board Accounting Standards Codification 740 (“ASC 740”) requires the Managing Member to determine whether any tax positions taken by the Company in any open tax year (including the Company’s entity status), are more likely than not to be sustained upon examination by the applicable taxing authority, including the resolution of any related appeals or litigation processes, based on the technical merits of the position. Any positions that do not meet this threshold must be disclosed in the financial statements. The adoption of ASC 740 did not have a material effect on these financial statements. The Company’s tax returns remain open for examination by tax authorities for a period of three years from when they are filed.

Revenue Recognition:

The Company records management fees as they are earned based on services provided. In May 2014, FASB issued ASU 2014-09, Revenue from Contracts with Customers: Topics 606, to supersede nearly all existing revenue recognition guidance under GAAP. ASU 2014-2014-19 also requires new qualitative and quantitative disclosures, including disaggregation of revenues and descriptions of performance obligations. The Company adopted the provisions of this guidance on January 1,

2019 using the modified retrospective approach. The Company has performed an assessment of its revenue contracts and has not identified any material changes to the timing or amount of its revenue recognition under ASU 2014-09. The Company’s accounting policies did not change materially as a result of applying the principles of revenue recognition from ASU 2014-09 and are largely consistent with existing guidance and content practices applied by the Company.

(2)         Related Party Transactions

The Company and its sole member share certain staff, office facilities and administrative services. The parties involved have agreed to allocate these expenses based on assets under management of each party. The allocation of these expenses to the Company totaled $1,202,090 for the nine months ended September 30, 2021. The total is reflected in the Statement of Operations in the categories for which the utilization of services relates. This allocation of $1,202,090 was partially offset by advisory fees in the amount of $874,793, paid by the Company on behalf of its sole member. The net of the above two intercompany transactions, added to the existing intercompany balance between the Company and its sole member results in a due to member balance at September 30, 2021 of $2,264,563.

(3)         Due to Member

The Company owes $2,264,563 to its sole member for net expenses allocated to it. All intercompany expenses incurred during the year are due thirteen months after the calendar year-end upon 60 days written notice. If no notice is given the date payment is due will extend another 12 months.

(4)         Lease Commitments

In February 2016, the FASB issued (ASU) 2016-02, “Leases (Topic 842)”. This update includes a lease accounting model that recognizes two types of leases – finance leases and operating leases. The standard requires that a lessee recognize on the statement of financial condition relating to leases with terms of more than twelve months. The recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee will depend on its classification as a finance or operating lease.

Right of use assets (“ROU”) represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of our leases do not provide implicit rate, we use our incremental borrowing rate based on the information available a commencement date in determining the present value of the lease payments. We use the implicit rate when readily determinable. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

The above had no significant effect on these financial statements for the nine months ended September 30, 2021 as there were no leases with terms in excess of 12 months.

(5)         Cash and Cash Equivalents

The Company maintains its cash in bank deposit accounts and money market accounts which at times may exceed federally insured limits. The Company has not experienced any losses in these accounts.

ANNEX A- MERGER AGREEMENT

AGREEMENT AND PLAN OF MERGER

by and among

ENDI CORP.,

CROSSINGBRIDGE ADVISORS, LLC,

ZELDA MERGER SUB 1, INC.,

ZELDA MERGER SUB 2, LLC,

ENTERPRISE DIVERSIFIED, INC.

and

COHANZICK MANAGEMENT, L.L.C.

Dated as of December 29, 2021

Exhibits

Exhibit A - Cohanzick Services Agreement

Exhibit B - Stockholder Agreement

Exhibit C - Voting Agreement

Exhibit D - Registration Rights Agreement

Exhibit E-1 - Amended and Restated Articles of Incorporation of Pubco

Exhibit E-2 - Amended and Restated Bylaws of Pubco

Exhibit F-1 - Form of Warrant W-1

Exhibit F-2 - Form of Warrant W-2

Exhibit G - Additional Purchase Subscription Agreement

Exhibit H-1 - Amended and Restated Certificate of Incorporation of Parent

Exhibit H-2 - Amended and Restated Bylaws of Parent

Exhibit I - Form of Director and Officer Resignation

Exhibit J - Form of Side Letter

Exhibit K - Form of Assignment and Assumption of Employment Agreement and Offer Letter

Schedules

Schedule 1.1 – Shareholder Parties to Voting Agreement

Schedule 1.2 – Parties to Voting and Support Agreement

Schedule 1.1(c) – First Merger Surviving Directors

Schedule 1.1(d) – First Merger Surviving Officers

Schedule 1.2(d) – Second Merger Surviving Officers

Schedule 1.3 – Parent Directors and Officers at Closing

Schedule 7.2(a)(3) – Transfers to CBA and eBuild Ventures, LLC During Interim Period

Schedule 7.2(b) – Pubco Fees and Bonuses

Schedule 7.4(a) – Certain Parent Affiliates

Schedule 7.8 – Continuing Employees

Schedule 8.2(d) – CBA Required Consents

Schedule 8.3(d) – Pubco Required Consents

CBA Disclosure Letter

Pubco Disclosure Letter

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of December 29, 2021, by and among ENDI Corp., a Delaware corporation (“Parent”), Enterprise Diversified, Inc., a Nevada corporation (“Pubco”), Zelda Merger Sub 1, Inc., a Delaware corporation (“First Merger Sub”), Zelda Merger Sub 2, LLC, a Delaware limited liability company (“Second Merger Sub” and together with First Merger Sub, “Merger Subs”), CrossingBridge Advisors, LLC, a Delaware limited liability company (“CBA”) and Cohanzick Management, L.L.C., a Delaware limited liability company (“CBA Member”). Each of Parent, First Merger Sub, Second Merger Sub, CBA and CBA Member is hereby known as a “Party” and collectively the “Parties.”

RECITALS

WHEREAS, Parent, Pubco and CBA intend to effect a merger of First Merger Sub with and into Pubco (the “First Merger”) in accordance with this Agreement, the General Corporation Law of the State of Delaware (the “DGCL”) and Chapter 78 of Nevada Revised Statutes (the “NRS”). Upon consummation of the First Merger, First Merger Sub will cease to exist and Pubco will be the surviving company (in such capacity, “First Merger Surviving Company”) and become a wholly-owned Subsidiary of Parent;

WHEREAS, concurrently with the First Merger and as part of the same overall transaction, Second Merger Sub will merge with and into CBA (the “Second Merger” and, together with the First Merger, the “Merger”) in accordance with this Agreement and the Delaware Limited Liability Company Act (the “DLLCA”). Upon consummation of the Second Merger, Second Merger Sub will cease to exist and CBA (in such capacity, “Second Merger Surviving Company”, and with the First Merger Surviving Company, each a “Surviving Company” and collectively the “Surviving Companies”) will be the surviving company and become a wholly-owned Subsidiary of Parent;

WHEREAS, the Pubco Board has unanimously (a) approved the First Merger, with Pubco continuing as the First Merger Surviving Company after the Effective Time (as defined below), pursuant to which each share of common stock, par value $0.125 per share, of Pubco (the “Pubco Common Stock”) shall be converted into the right to receive one share of Class A common stock, par value $0.0001 per share, of Parent (the “Parent Class A Common Stock”), which is in non-certificated book-entry form, upon the terms and subject to the conditions set forth in this Agreement, and the Second Merger, with CBA continuing as the Second Merger Surviving Company after the Effective Time, pursuant to which one hundred percent (100%) of the issued and outstanding membership interest in CBA shall be converted into the right to receive such number of shares of Parent Class A Common Stock, Class B Common Stock, par value $0.0001 per share, of Parent (the “Parent Class B Common Stock”), and warrants to purchase Parent Class A Common Stock, in each case as set forth in ARTICLE III, (b) adopted and approved this Agreement, the Merger and the other transactions contemplated hereby, and (c) recommended that the stockholders of Pubco (the “Pubco Stockholders”) adopt and approve this Agreement, the Merger and the other transactions contemplated hereby (clause (c), the “Pubco Recommendation”);

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WHEREAS, First Merger Sub is a newly incorporated Delaware corporation that is wholly owned by Parent, and has been formed for the sole purpose of effecting the First Merger;

WHEREAS, Second Merger Sub is a newly formed Delaware limited liability company that is wholly owned by Parent, and has been formed for the sole purpose of effecting the Second Merger;

WHEREAS, the respective Boards of Directors of Parent, Pubco and First Merger Sub, the Manager of CBA, and the sole member of Second Merger Sub, have unanimously: (a) determined that it is in the best interests of such Person and its respective stockholders or member(s), as applicable, and declared it advisable, to enter into this Agreement; and (b) approved the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger;

WHEREAS, Parent, Merger Subs, Pubco and CBA each desire to make certain representations, warranties, covenants and agreements in connection with the Merger, as well as to prescribe certain conditions to the Merger as specified herein;

WHEREAS, in connection with the consummation of the transactions contemplated by this Agreement, CBA is entering into that certain Services Agreement attached hereto as Exhibit A (the “Cohanzick Services Agreement”) with CBA Member;

WHEREAS, in connection with the consummation of the transactions contemplated by this Agreement, Parent is entering into that certain (a) Stockholder Agreement attached hereto as Exhibit B with CBA Member (the “Stockholder Agreement”), and (b) that certain Voting Agreement attached hereto as Exhibit C with the shareholders set forth on Schedule 1.1 (the “Voting Agreement”);

WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to CBA’s willingness to enter into this Agreement, the Persons listed on Schedule 1.2 have entered into Voting and Support Agreements, dated as of the date of this Agreement, pursuant to which such Persons have, subject to the terms and conditions set forth therein, agreed to vote all of their shares of capital stock of Pubco in favor of the Merger; and

WHEREAS, in connection with the consummation of the transactions contemplated by this Agreement, Parent is entering into that certain Registration Rights Agreement attached hereto as Exhibit D (the “Registration Rights Agreement”) with CBA Member and the other parties thereto.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Parties hereby agree as follows:

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ARTICLE I
CERTAIN GOVERNANCE MATTERS

Section 1.1    First Merger Surviving Company Matters

(a)    First Merger Surviving Company Certificate of Incorporation. At the Effective Time, the Articles of Incorporation of Pubco shall be and become the Articles of Incorporation of the First Merger Surviving Company, and shall immediately thereafter be amended and restated in their entirety, substantially in the form of Exhibit E-1.

(b)    First Merger Surviving Company Bylaws. At the Effective Time, the Bylaws of Pubco shall be and become the Bylaws of the First Merger Surviving Company, and shall immediately be amended and restated in their entirety, substantially in the form of Exhibit E-2.

(c)    First Merger Surviving Company Directors. Immediately prior to the Effective Time, the directors of Pubco shall have resigned in accordance with Section 8.3(d)(12). The directors of the First Merger Surviving Company immediately following the Effective Time shall be the individuals set forth on Schedule 1.1(c), until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

(d)    First Merger Surviving Company Officers. Immediately prior to the Effective Time, the officers of Pubco shall have resigned in accordance with Section 8.3(d)(12). The officers of the First Merger Surviving Company immediately following the Effective Time shall be the individuals set forth on Schedule 1.1(d), until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

Section 1.2    Second Merger Surviving Company Matters

(a)    Second Merger Surviving Company Certificate of Formation. At the Effective Time, the Certificate of Formation of CBA shall be and become the Certificate of Formation of the Second Merger Surviving Company, until thereafter amended in accordance with applicable Law.

(b)    Second Merger Surviving Company Limited Liability Company Agreement. As of the Effective Time, the limited liability company agreement of CBA shall be and become the limited liability company agreement of the Second Merger Surviving Company, which agreement will be amended as soon as practicable after the Effective Time to reflect CBA becoming wholly-owned by Parent.

(c)    Sole Member of Second Merger Surviving Company. As of the Effective Time, the sole member of the Second Merger Surviving Company shall be Parent.

(d)    Second Merger Surviving Company Officers. The officers of the Second Merger Surviving Company immediately following the Effective Time shall be the individuals set forth on Schedule 1.2(d), until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

Section 1.3    Parent Matters

(a)    . Immediately prior to the Effective Time, the sole director and the officers of Parent shall have resigned in accordance with Section 8.3(d)(12). The directors and officers of Parent immediately following the Effective Time shall be the individuals set forth on Schedule 1.3, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

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ARTICLE II

THE MERGER

Section 2.1    Formation of Merger Subs

Parent has caused the Merger Subs to be organized under the laws of the State of Delaware.

Section 2.2    The First Merger

Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL and the NRS, at the Effective Time, First Merger Sub shall be merged with and into Pubco. Upon the First Merger, the separate corporate existence of First Merger Sub shall cease, and Pubco shall continue as the surviving corporation in the First Merger, and a wholly-owned Subsidiary of Parent.

Section 2.3    The Second Merger

Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DLLCA at the Effective Time, Second Merger Sub will merge with and into CBA. Upon the Second Merger, the separate existence of the Second Merger Sub shall cease, and CBA will continue as the surviving company in the Second Merger, and a wholly-owned Subsidiary of Parent.

Section 2.4    Closing

The closing of the Merger (the “Closing”) shall occur at 1:00 p.m. Eastern time, no later than the third (3rd) Business Day after all the conditions set forth in ARTICLE VIII (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction or valid waiver of such conditions) shall have been satisfied or validly waived by the Party entitled to the benefit of such condition (subject to applicable Law) remotely by electronic exchange of documents, with the exchange of original signatures following by overnight mail via the offices of Sheppard, Mullin, Richter & Hampton LLP, 1901 Avenue of the Stars, 16th Floor, Los Angeles, California, 90067, or on such other date and at such other time as the Parties may agree. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

Section 2.5    Effective Time

Upon the terms and subject to the provisions of this Agreement, at the Closing, (i) the Parties shall cause the First Merger to be consummated by executing and filing a certificate of merger with respect to the First Merger (the “First Certificate of Merger”) with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) and with the Secretary of State of the State of Nevada (the “Nevada Secretary of State”), executed in accordance with the relevant provisions of the DGCL and the NRS, and concurrently, the Parties shall cause the Second Merger to be consummated by executing and filing a certificate of merger with respect to the Second Merger (the “Second Certificate of Merger”) with the Delaware Secretary of State, executed in accordance with the relevant provisions of the DLLCA. The First Merger shall become effective at such time as the First Certificate of Merger is duly filed with the Delaware Secretary of State and the Nevada Secretary of State, or at such other time as the Parties shall agree in writing, and shall specify in the First Certificate of Merger. The Second Merger shall become effective at such time as the Second Certificate of Merger is duly filed with the Delaware Secretary of State, or at such other time as the Parties shall agree in writing and shall specify in the Second Certificate of Merger (the time that both the Second Merger and the First Merger have become effective being the “Effective Time”). It is the Parties’ intention that the First Merger and the Second Merger shall be effective concurrently.

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Section 2.6    Effects of the Merger

(a)    At and after the Effective Time, the First Merger shall have the effects set forth in this Agreement and in the relevant provisions of the DGCL and the NRS. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, licenses, authorities, powers and franchises of Pubco and First Merger Sub shall vest in the First Merger Surviving Company, and all debts, liabilities, obligations, restrictions, and duties of Pubco and First Merger Sub shall become the debts, liabilities, obligations, restrictions, and duties of the First Merger Surviving Company.

(b)    At and after the Effective Time, the Second Merger shall have the effects set forth in this Agreement and in the relevant provisions of the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, licenses, authorities, powers and franchises of CBA and the Second Merger Sub shall vest in the Second Merger Surviving Company, and all debts, liabilities, obligations, restrictions, and duties of CBA and the Second Merger Sub shall become the debts, liabilities, obligations, restrictions, and duties of the Second Merger Surviving Company.

ARTICLE III

CONVERSION OF CAPITAL STOCK; CONVERSION OF MEMBERSHIP INTEREST

Section 3.1    Conversion of Capital Stock; Conversion of Membership Interest

.At the Effective Time, by virtue of the Merger, and without any action on the part of Parent, Merger Subs, Pubco, CBA or the holders of any shares of capital stock or other equity interests of the Parent, Merger Subs, Pubco or CBA:

(a)    Each share of Pubco Common Stock issued and outstanding immediately prior to the Effective Time (other than any Excluded Shares (as defined below) or Dissenting Shares (as defined below)) shall be converted into the right to receive one validly issued, fully paid and non-assessable share of Parent Class A Common Stock (the “Pubco Shareholder Issuance”). The Pubco Shareholder Issuance shall be allocated among the Pubco Shareholders such that each Pubco Shareholder who held shares of Pubco Common Stock immediately prior to the Effective Time (other than any Excluded Shares or Dissenting Shares) shall have the right to receive an identical number of shares of Parent Class A Common Stock at the Effective Time. Each share of Pubco Common Stock held in the treasury of Pubco immediately prior to the Effective Time (“Excluded Shares”) shall automatically be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor; and

(b)    One hundred percent (100%) of the membership interest of CBA issued and outstanding immediately prior to the Effective Time shall, with no payment or distribution with respect thereto, be converted into and become (A) two million four hundred thousand (2,400,000) validly issued, fully paid and non-assessable shares of Parent Class A Common Stock, (B) one million eight hundred thousand (1,800,000) validly issued, fully paid and non-assessable shares of Parent Class B Common Stock, (C) warrants (the “W-1 Warrants”) to purchase one million eight hundred thousand (1,800,000) shares of Parent Class A Common Stock in the form of Exhibit F-1 hereto and (D) warrants (the “W-2 Warrants” and, together with the W-1 Warrants, the “Warrants”) to purchase two hundred fifty thousand (250,000) shares of Parent Class A Common Stock in the form of Exhibit F-2 hereto ((A) and (B), the “CBA Closing Stock Consideration” and (A) through (D), the “CBA Closing Consideration”).

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(c)    Each share of common stock of First Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become one (1) share of common stock of the First Merger Surviving Company, with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the First Merger Surviving Company.

(d)    One hundred percent (100%) of the limited liability company interests of the Second Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become one hundred percent (100%) of the limited liability company interests of the Second Merger Surviving Company, with the same rights, powers and privileges as the limited liability company interests so converted and shall constitute the only outstanding limited liability company interests of the Second Merger Surviving Company.

Section 3.2    Exchange and Payment

(a)    Prior to the Effective Time, Parent shall appoint Colonial Stock Transfer Company, Inc. to act as exchange agent (the “Exchange Agent”) for the payment of the Closing Stock Issuance.

(b)    At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Exchange Agent, evidence of shares of Parent Class A Common Stock and Parent Class B Common Stock issuable pursuant to Section 3.1 in book-entry form equal to the aggregate Closing Stock Issuance.

(c)    Prior to the Effective Time, Parent shall send, or cause the Exchange Agent to send, to each record holder of shares of Pubco Common Stock at the Effective Time, whose shares of Pubco Common Stock are to be converted into the right to receive shares of Parent Class A Common Stock pursuant to Section 3.1(a), a letter of transmittal and instructions (which shall specify that the delivery thereof shall be effected, and risk of loss and title shall pass, only upon proper delivery of the applicable stock certificates or transfer of the applicable book-entry shares to the Exchange Agent, and which letter of transmittal will be in customary form and have such other provisions as Parent may reasonably specify, and shall otherwise be in form and substance reasonably satisfactory to CBA) for use in such exchange. Each holder of shares of Pubco Common Stock that have been converted into the right to receive shares of Parent Class A Common Stock pursuant to Section 3.1(a) shall be entitled to receive the shares of Parent Class A Common Stock into which such shares of Pubco Common Stock have been converted pursuant to Section 3.1(a) in book-entry form, without physical certificates, in respect of the Pubco Common Stock upon: (i) surrender to the Exchange Agent of a Pubco stock certificate; or (ii) receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of book-entry shares of Pubco Common Stock; in each case, together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the Exchange Agent. Upon payment of the Parent Class A Common Stock pursuant to the provisions of this ARTICLE III, each certificate or book-entry share so surrendered or transferred, as the case may be, shall immediately be cancelled. All consideration paid upon the surrender of certificates or transfer of book-entry shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Pubco Common Stock formerly represented by such certificates or book-entry shares.

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(d)    If any certificate representing Pubco Common Stock shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen, or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent will issue, in exchange for such lost, stolen, or destroyed certificate, the consideration to be paid in respect of the shares of Pubco Common Stock formerly represented by such certificate, as contemplated under this ARTICLE III.

(e)    Any shares of Parent Class A Common Stock that remain unclaimed by a Pubco Stockholder six (6) months after the Effective Time shall be returned to Parent, and any such Pubco Stockholder shall thereafter look only to Parent (subject to abandoned property, escheat, or other similar Laws), as general creditors thereof, for payment of the Parent Class A Common Stock without any interest. Any shares of Parent Class A Common Stock remaining unclaimed by Pubco Stockholders five (5) years after the Effective Time (or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Entity) shall become, to the extent permitted by applicable Law, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

(f)    At the Effective Time, the stock transfer books of Pubco shall be closed and there shall be no further registration of transfers of the shares of Pubco Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates of Pubco Common Stock are presented to Parent for transfer, such certificates shall be cancelled.

(g)    At the Effective Time and without any action on the part of CBA Member, all of the membership interest in and to CBA shall be deemed cancelled in CBA’s books and records, and Parent shall cause the Exchange Agent to, within three (3) Business Days following Closing, issue to CBA Member the CBA Closing Stock Consideration, in book-entry form, without physical certificates.

(h)    Fractional shares otherwise issuable upon consummation of the Merger shall be rounded up to the nearest whole share.

(i)    None of Pubco, Parent nor CBA shall be liable to any Person in respect of shares of Pubco Common Stock, dividends or other distributions with respect thereto properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

Section 3.3    Working Capital Payment

On the Closing Date, CBA shall have an amount of Working Capital on its balance sheet of no less than seven hundred fifty thousand dollars ($750,000) (the “Working Capital Amount”). All or any portion of the Working Capital Amount may be comprised of, at CBA’s sole election (a) cash, and/or (b) investments by CBA on the Closing Date into Public Funds (“Fund Investment”). CBA shall notify Parent and Pubco in writing no later than one (1) Business Day prior to the Closing Date what portion (if any) of the Working Capital Amount will be cash and what portion (if any) of the Working Capital Amount will be Fund Investments. Notwithstanding the foregoing, if as of one (1) Business Day prior to the Closing Date, the Working Capital Amount would equal seven hundred fifty thousand dollars ($750,000) but for the Long-Term Payable, then CBA Member shall have the right to elect, immediately prior to the Closing, to either forgive that portion of the Long-Term Payable equal to the difference (expressed as a positive number) between CBA’s actual Working Capital Amount and seven hundred fifty thousand dollars ($750,000) (the “Long-Term Payable Reduction Amount”) or contribute such Long-Term Payable Reduction Amount to CBA as an additional capital contribution, and upon either such election, the Working Capital Amount shall be deemed to be seven hundred fifty thousand dollars ($750,000).

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Section 3.4    Withholding Rights

Each Party shall be entitled to deduct and withhold, or cause to be deducted and withheld, from the consideration otherwise payable pursuant to this Agreement, such amounts as Parent, the applicable Merger Sub, CBA or Pubco reasonably determines it is required to deduct and withhold under the Code, or any provision of state, local or foreign Tax Law. To the extent that amounts are so deducted and withheld and are remitted to the applicable taxing authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made.

Section 3.5    Dissenters Rights

Notwithstanding anything in this Agreement to the contrary, each share of Pubco Common Stock (other than Excluded Shares) outstanding immediately prior to the Effective Time and held by a holder who is entitled to dissent under NRS 92A.380 and has properly exercised such right for such shares of Pubco Common Stock in the manner required by NRS 92A.400 to 92A.480, inclusive (“Dissenting Shares”), shall not be converted into or be exchangeable for the right to receive a portion of the Pubco Shareholder Issuance unless and until such holder fails to perfect or withdraws or otherwise loses such holder’s right as a dissenter under the NRS. If, after the Effective Time, any such holder fails to perfect or withdraws or loses such holder’s right as a dissenter, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the portion of the Pubco Shareholder Issuance, if any, to which such holder is entitled pursuant to Section 3.1(a) without interest. Pubco shall give CBA (a) prompt notice of any demands received by Pubco for appraisal of any shares of Pubco Common Stock issued and outstanding immediately prior to the Effective Time, attempted written withdrawals of such demands, and any other instruments served pursuant to the NRS and received by Pubco relating to its stockholders’ rights to appraisal with respect to the First Merger and (b) the opportunity to participate in all negotiations and proceedings with respect to any exercise of such appraisal rights under the NRS. Subject to the NRS, Pubco shall not, except, prior to the Closing Date, with the prior written consent of CBA, or on or after the Closing Date, with the prior written consent of the CBA Member, which shall not be unreasonably withheld, conditioned or delayed, voluntarily make any payment with respect to any demands for payment of fair value for capital stock of Pubco, offer to settle or settle any such demands or approve any withdrawal of any such demands.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES REGARDING CBA

Except as set forth in the corresponding section or subsection of the disclosure letter delivered by CBA to Pubco and Parent (the “CBA Disclosure Letter”) (it being agreed that the disclosure of any information in a particular section or subsection of the CBA Disclosure Letter shall be deemed disclosure of such information with respect to any other section or subsection of this Agreement to which the relevance of such information is readily apparent on its face), CBA represents and warrants to Pubco, with respect to itself, and CBA Member represents and warrants to Pubco, with respect to eBuild Ventures, LLC, in each case on a several but not joint basis, that the statements set forth in this ARTICLE IV are true and correct as follows:

Section 4.1    Organization, Standing and Power

(a)    CBA (i) is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware, (ii) has all requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted in all material respects, and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary in all material respects.

(b)    CBA has previously made available to Pubco true and complete copies of the Certificate of Formation and Limited Liability Company Agreement (or comparable organizational documents) of CBA and the CBA Companies (defined below), in each case as amended to the date of this Agreement, and each as so delivered is in full force and effect (the “CBA Organizational Documents”). No CBA Company is in violation of any provision of its respective Certificate of Formation or Limited Liability Company Agreement (or comparable organizational documents).

Section 4.2    Capitalization

(a)    Section 4.2(a) of the CBA Disclosure Letter sets forth a true and complete description of the capitalization and ownership of the issued and outstanding Equity Interests of (i) CBA (such Equity Interests, the “CBA Equity Interests”) and (ii) eBuild Ventures, LLC (with CBA, each, a “CBA Company” and collectively “CBA Companies”) as of the date hereof and as of the Closing Date. All of the issued and outstanding CBA Equity Interests are duly authorized, validly issued, fully paid and non-assessable and are free of preemptive rights, and have not been issued in violation of any Contract (as defined below), the Securities Act or other applicable Law. The membership interest of CBA is not certificated. CBA does not have any Subsidiaries.

(b)    Except with respect to the transactions contemplated by this Agreement and the Ancillary Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights or registration rights) or agreements for the purchase or acquisition from the CBA Companies of any of its securities, nor are there any commitments to issue or execute any such rights, options, warrants, preemptive rights, conversion rights, rights of first refusal or registration rights, nor any agreements to participate in the profits of CBA and its Subsidiaries. Other than the CBA Equity Interests, neither CBA nor its Subsidiaries has any other direct or indirect Equity Interests of any kind authorized, issued or outstanding. There are no bonds, debentures, notes or other Indebtedness of any CBA Company having the right to vote or consent (or convertible into, or exchangeable for, securities having the right to vote or consent) on any matters on which members or equity holders of any CBA Company may vote. There are no voting trusts, irrevocable proxies or other agreements, arrangements or understandings to which any CBA Company is a party or is bound with respect to the voting or consent of any membership or other Equity Interests of any CBA Company. There are no obligations, contingent or otherwise, of any CBA Company to repurchase, redeem or otherwise acquire any of its Equity Interests. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to any CBA Company.

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Section 4.3    [Reserved]

Section 4.4    Authority

CBA has all necessary power and authority to execute, deliver and perform its obligations under and to consummate the transactions contemplated by this Agreement and each Ancillary Agreement to which CBA is a party. The execution, delivery and performance of this Agreement and each Ancillary Agreement to which CBA is or will be a party, and the consummation by CBA of the transactions contemplated hereby and thereby, as applicable, have been duly authorized by its Manager, and no other proceedings on the part of CBA are necessary to approve this Agreement, the Ancillary Agreements or to consummate the Merger and the other transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by CBA and, assuming the due authorization, execution and delivery by the other Parties, constitutes a valid and binding obligation of CBA, enforceable against CBA in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity).

Section 4.5    No Conflict; Consents and Approvals

(a)    Except as set forth in Section 4.5(a) of the CBA Disclosure Letter, the execution, delivery and performance of this Agreement by CBA does not, and the consummation of the Merger and the other transactions contemplated hereby and compliance by CBA with the provisions hereof will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation, modification or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Encumbrances in or upon any of the properties, assets or rights of CBA under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, or require any consent, waiver or approval of any Person pursuant to, any provision of (i) the CBA Organizational Documents, (ii) any material bond, debenture, note, mortgage, indenture, guarantee, license, lease, purchase or sale order or other contract, commitment, agreement, instrument, obligation, arrangement, understanding, undertaking, permit, concession or franchise, whether oral or written (each, including all amendments thereto, a “Contract”) to which a CBA Company is a party or by which any of their respective properties or assets may be bound or (iii) subject to the governmental filings and other matters referred to in Section 4.5(b) any Law applicable to a CBA Company or by which a CBA Company or any of their respective properties or assets may be bound.

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(b)    No consent, approval, Order or authorization of, or registration, declaration, filing with or notice to, any federal, state, local or foreign government or subdivision thereof or any other governmental, administrative, judicial, arbitral, legislative, executive, regulatory or self-regulatory authority, instrumentality, agency, commission or body (each, a “Governmental Entity”) is required by or with respect to a CBA Company in connection with the execution, delivery and performance of this Agreement by CBA or the consummation by CBA of the Merger and the other transactions contemplated hereby or compliance with the provisions hereof, except for the filing of the Second Certificate of Merger with the Delaware Secretary of State as required by the DLLCA.

Section 4.6    CBA Financial Statements.

(a)    True, correct and complete copies of the (i) audited balance sheet of CBA as at December 31, 2019 and December 31, 2020, and the related audited statements of profit and loss and cash flows of CBA, together with all related notes and schedules thereto, for the periods ending December 31, 2019 and December 31, 2020 (collectively the “Year End CBA Financial Statements”), and (ii) the unaudited balance sheet of CBA as at September 30, 2021 (the “CBA Balance Sheet Date”), and the related unaudited statements of profit and loss and cash flows of CBA, together with all related notes and schedules thereto, for the period ending September 30, 2021 (with the Year End CBA Financial Statements, collectively the “CBA Financial Statements”), are attached to Section 4.6(a) of the CBA Disclosure Letter. Each of the CBA Financial Statements (A) is correct and complete in all material respects and is derived from and in accordance with the books and records of the CBA Companies; (B) except as set forth in Section 4.6(a) of the CBA Disclosure Letter, has been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto); and (C) fairly presents, in all material respects, the financial position, results of operations and cash flows of the CBA Companies as of the respective dates thereof and for the respective periods indicated therein, subject, in the case of Section 4.6(a) above, to normal and recurring year-end audit adjustments that will not, individually or in the aggregate, be material. Since January 1, 2020, CBA has not made any change in the accounting practices or policies applied in the preparation of the CBA Financial Statements, except as required by GAAP or applicable Law. The books and records of the CBA Companies have been, and are being, maintained in all material respects in accordance with GAAP (to the extent applicable) and any other applicable legal and accounting requirements and reflect only actual transactions.

(b)    The CBA Companies have established and maintain a system of internal accounting controls to ensure that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of the CBA Financial Statements in conformity with GAAP and to maintain accountability of CBA’s assets, (iii) access to the CBA Companies’ assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for the CBA Companies’ assets is compared with the existing assets at regular intervals and appropriate action is taken with respect to any differences.

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(c)    There are no significant deficiencies or material weaknesses in the design or operation of the CBA Companies’ internal controls that could adversely affect their ability to record, process, summarize and report financial data.

(d)    None of the information relating to any CBA Company contained or incorporated, or to be contained or incorporated, by reference in the Proxy Statement or the Form S-4 (as defined below) or that is provided by CBA in writing for inclusion or incorporation by reference in any document filed with any other Governmental Entity in connection with the transactions contemplated by this Agreement will (i) in the case of the Proxy Statement, at the time of the mailing thereof, and at the time of the Stockholders Meeting, and (ii) in the case of the Form S-4, at the time the Form S-4 is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. All documents that CBA is responsible for filing with the SEC in connection with the transactions contemplated by this Agreement, to the extent relating to CBA, its officers, directors and partners and Subsidiaries (or other information supplied by or on behalf of the CBA Companies for inclusion therein) will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

Section 4.7    No Undisclosed Liabilities

No CBA Company has any material liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, known or unknown, whether due or to become due which are required to be recorded or reflected on a balance sheet under GAAP or disclosed in the notes thereto, except (a) to the extent accrued or reserved against in the CBA Financial Statements and (b) for liabilities and obligations incurred in the Ordinary Course of Business consistent with past practice since December 31, 2020 that are not, individually or in the aggregate, material to the CBA Companies, taken as a whole.

Section 4.8    Absence of Certain Changes or Events

Since December 31, 2020: (i) except in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby, or as set forth in Section 4.8 of the CBA Disclosure Letter, the CBA Companies have conducted their business only in the Ordinary Course of Business consistent with past practice; (ii) there has not been any change, event or development or prospective change, event or development that, individually or in the aggregate, has had or would reasonably be expected to have a CBA Material Adverse Effect; and (iii) except as set forth in in Section 4.8 of the CBA Disclosure Letter, no CBA Company has:

(a)    (i) declared, set aside or paid any dividends on, or made any other distributions (whether in cash, stock or property) in respect of, any of its capital stock or other equity interests, (ii) purchased, redeemed or otherwise acquired shares of capital stock or other equity interests of such CBA Company or any options, warrants, or rights to acquire any such shares or other equity interests, or (iii) split, combined, reclassified or otherwise amended the terms of any of its capital stock or other equity interests or issued or authorized the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity interests;

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(b)    amended or otherwise changed, or authorized or proposed to amend or otherwise change, the CBA Organizational Documents or any other organizational document thereof;

(c)    adopted or entered into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or reorganization; or

(d)    changed its financial or Tax accounting methods, principles or practices, except insofar as may have been required by a change in applicable Law, or revalued any of its material assets.

Section 4.9    Litigation

There is no action, suit, claim, arbitration, investigation, inquiry, grievance or other legal proceeding (each, an “Action”) (or basis therefor) pending by or before any Governmental Entity or, to the Knowledge of CBA, threatened in writing against or affecting any CBA Company, its properties or assets, or any present or former officer, director or employee of a CBA Company, in each case, in such individual’s capacity as such. No CBA Company nor any of its properties or assets is subject to any outstanding Order. There is no Action pending or, to the Knowledge of CBA, threatened seeking to prevent, hinder, modify, delay or challenge the Merger or any of the other transactions contemplated by this Agreement.

Section 4.10    Compliance with Laws

The CBA Companies are and have been in compliance in all material respects with all Laws applicable to their businesses, operations, properties or assets. No CBA Company has received, since January 1, 2019, a written notice or other written communication alleging or relating to a possible material violation of any Law applicable to its businesses, operations, properties, or assets. The CBA Companies have in effect all material permits, licenses, variances, exemptions, applications, approvals, clearances, authorizations, registrations, formulary listings, consents, operating certificates, franchises, Orders and approvals (collectively, “Permits”) of all Governmental Entities necessary or advisable for them to own, lease or operate their properties and assets and to carry on their businesses and operations as they are currently conducted, and there has been no violation of, default (with or without notice or lapse of time or both) under or event giving or which may give to others any right of revocation, non-renewal, adverse modification or cancellation of, with or without notice or lapse of time or both, any such Permit, nor would any such revocation, non-renewal, adverse modification or cancellation result from the consummation of the transactions contemplated hereby.

Section 4.11    Benefit Plans

(a)    Section 4.11(a) of the CBA Disclosure Letter contains a true and complete list of each “employee benefit plan” (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not subject to ERISA), “multiemployer plans” (within the meaning of ERISA section 3(37)), and all stock purchase, stock option, phantom stock or other equity-based plan, severance, employment, collective bargaining, change-in-control, fringe benefit, bonus, incentive, deferred compensation, supplemental retirement, health, life, or disability insurance, dependent care and all other employee benefit and compensation plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise), whether formal or informal, written or oral, legally binding or not, in each case, that is material and under which any current or former employee or director of a CBA Company (or any of their dependents) has any present or future right to compensation or benefits or a CBA Company sponsors or maintains, is making contributions to or has any present or future liability or obligation (contingent or otherwise) or with respect to which it is otherwise bound. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the “CBA Plans”. CBA has made available to Pubco and Parent a current, accurate and complete copy of each CBA Plan, or if such CBA Plan is not in written form, a written summary of all of the material terms of such CBA Plan. With respect to each CBA Plan, CBA has made available to Pubco a current, accurate and complete copy of, to the extent applicable: (i) any related trust agreement or other funding instrument, (ii) any summary plan description, summary of material modifications, and other similar material written communications (or a written description of any material oral communications) to the employees of CBA concerning the extent of the benefits provided under a CBA Plan, and (iii) as applicable, the most recent (A) Form 5500 and attached schedules, (B) audited financial statements and (C) actuarial valuation reports.

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(b)    Neither CBA or any member of its controlled group (defined as any organization which is a member of a controlled, affiliated or otherwise related group of entities within the meaning of Code Sections 414(b), (c), (m) or (o)) has ever sponsored, maintained, contributed to or been required to contribute to or incurred any liability (contingent or otherwise) with respect to: (i) a “multiemployer plan” (within the meaning of ERISA section 3(37)), (ii) an “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA (“Pension Plan”) that is subject to Title IV of ERISA or Section 412 of the Code, (iii) a Pension Plan which is a “multiple employer plan” as defined in Section 413 of the Code, or (iv) a “funded welfare plan” within the meaning of Section 419 of the Code.

(c)    With respect to the CBA Plans:

(i)    each CBA Plan complies in all material respects with its terms and materially complies in form and in operation with the applicable provisions of ERISA and the Code and all other applicable legal requirements;

(ii)    each CBA Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination, advisory and/or opinion letter, as applicable, from the IRS that it is so qualified, and nothing has occurred to the Knowledge of CBA that would reasonably be expected to result in the loss of the qualified status of such CBA Plan;

(iii)    there is no material Action (including any investigation, audit or other administrative proceeding) by the Department of Labor, the Pension Benefit Guaranty Corporation, the IRS or any other Governmental Entity or by any plan participant or beneficiary pending, or to the Knowledge of CBA, threatened, relating to CBA Plans (other than routine claims for benefits);

(iv)    none of CBA Plans currently provides, or reflects or represents any liability to provide post-termination or retiree welfare benefits to any Person for any reason, except as may be required by Section 601, et seq. of ERISA and Section 4980B(b) of the Code or other applicable similar law regarding health care coverage continuation (collectively “COBRA”), and none of CBA or any members of CBA Controlled Group has any liability to provide post-termination or retiree welfare benefits to any Person or ever represented, promised or contracted to any employee or former employee of CBA (either individually or to CBA employees as a group) or any other Person that such employee(s) or other Person would be provided with post-termination or retiree welfare benefits, except to the extent required by statute or except with respect to a contractual obligation to reimburse any premiums such Person may pay in order to obtain health coverage under COBRA;

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(v)    each CBA Plan is subject exclusively to United States Law; and

(vi)    the execution and delivery of this Agreement and the consummation of the Merger will not, either alone or in combination with any other event, (A) entitle any current or former employee, officer, director or consultant of CBA to severance pay, unemployment compensation or any other similar termination payment, or (B) accelerate the time of payment or vesting, or increase the amount of or otherwise enhance any benefit due any such employee, officer, director or consultant.

(d)    CBA is not a party to any agreement, contract, arrangement or plan (including any CBA Plan) that may reasonably be expected to result, separately or in the aggregate, in connection with the transactions contemplated by this Agreement (either alone or in combination with any other events), in the payment of any “parachute payments” within the meaning of Section 280G of the Code; provided, that this Section 4.11(d) shall be interpreted without regard to the effect of any arrangements put in place by, or by CBA at the request of, Parent or any of its Affiliates. There is no agreement, plan or other arrangement to which CBA is a party or by which CBA is otherwise bound to compensate any Person (via gross up or otherwise) in respect of Taxes or other liabilities incurred with respect to Section 409A or 4999 of the Code.

(e)    Each CBA Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code (or any comparable or similar provision of state, local, or foreign Law) complies in both form and operation in all material respects with the requirements of Section 409A of the Code (or any comparable or similar provision of state, local, or foreign Law) and all applicable IRS guidance issued with respect thereto (and has so complied for the entire period during which Section 409A of the Code has applied to such CBA Plan) so that no amount paid or payable pursuant to any such CBA Plan is subject to any additional Tax or interest under Section 409A of the Code (or any comparable or similar provision of state, local, or foreign Law).

Section 4.12    Labor and Employment Matters

(a)    The CBA Companies are and for the past three (3) years have been in compliance in all material respects with all applicable Laws relating to labor and employment, including those relating to employment practices, terms and conditions of employment, collective bargaining, disability, immigration, health and safety, wages, hours and benefits, non-discrimination in employment, workers’ compensation, the collection and payment of withholding and/or payroll Taxes and similar Taxes, unemployment compensation, equal employment opportunity, discrimination, harassment, employee and contractor classification, information privacy and security, and continuation coverage with respect to group health plans. During the preceding three (3) years, there has not been, and as of the date of this Agreement there is not pending or, to the Knowledge of CBA, threatened, any labor dispute, work stoppage, labor strike or lockout against a CBA Company by employees.

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(b)    No employee of a CBA Company is covered by an effective or pending collective bargaining agreement or similar labor agreement. To the Knowledge of CBA, there has not been any activity on behalf of any labor union, labor organization or similar employee group to organize any employees of a CBA Company. There are no (i) unfair labor practice charges or complaints against a CBA Company pending before the National Labor Relations Board or any other labor relations tribunal or authority and to the Knowledge of CBA no such representations, claims or petitions are threatened, (ii) representation claims or petitions pending before the National Labor Relations Board or any other labor relations tribunal or authority or (iii) grievances or pending arbitration proceedings against a CBA Company that arose out of or under any collective bargaining agreement.

(c)    To the Knowledge of CBA, no current employee or officer of a CBA Company intends, or is expected, to terminate such individual’s employment relationship with such CBA Company in connection with or as a result of the transactions contemplated hereby.

(d)    During the preceding three (3) years, (i) no CBA Company has effectuated a “plant closing” (as defined in the Worker Adjustment Retraining and Notification Act of 1988, as amended (the “WARN Act”)) affecting any site of employment or one or more facilities or operating units within any site of employment or facility, (ii) there has not occurred a “mass layoff” (as defined in the WARN Act) in connection with a CBA Company affecting any site of employment or one or more facilities or operating units within any site of employment or facility and (iii) no CBA Company has not engaged in layoffs or employment terminations sufficient in number to trigger notice obligations under any similar state, local or foreign law.

(e)    With respect to any current or former employee, officer, consultant or other service provider of a CBA Company, there are no Actions against such CBA Company pending, or to the Knowledge of CBA, threatened to be brought or filed, in connection with the employment or engagement of any current or former employee, officer, consultant or other service provider of a CBA Company, including, without limitation, any claim relating to employment discrimination, harassment, retaliation, equal pay, employment classification or any other employment related matter arising under applicable Laws, except where such action would not, individually or in the aggregate, result in the CBA Companies (taken as a whole) incurring a material liability.

(f)    Since January 1, 2019, (i) no allegations of workplace sexual harassment, discrimination or other misconduct relating to such unlawful harassment or discrimination have been initiated, filed before any Governmental Entity, communicated to CBA or, to the Knowledge of CBA, threatened, in each case, against a CBA Company or any of its respective current or former directors, officers or senior level management employees (in each case, in their capacities as such), (ii) to the Knowledge of CBA, no incidents of any such workplace sexual harassment, discrimination or other misconduct relating to such unlawful harassment or discrimination have occurred, and (iii) no CBA Company has entered into any settlement agreement related to allegations of sexual harassment, discrimination or other misconduct by any of their directors, officers or employees described in clause (i) hereof or any independent contractor (in each case, in their capacities as such).

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(g)    The CBA Companies are and have at all relevant times been in compliance in all material respects with (i) COVID-19 related Laws, standards, regulations, Orders and guidance (including without limitation relating to business reopening), including those issued and enforced by the Occupational Safety and Health Administration, the Centers for Disease Control, the Equal Employment Opportunity Commission, and any other Governmental Entity; and (ii) the Families First Coronavirus Response Act (including with respect to eligibility for Tax credits under such Act) and any other applicable COVID-19 related leave Law, whether state, local or otherwise.

Section 4.13    Taxes

(a)    Each CBA Company has (i) filed all Tax Returns required to be filed by or on behalf of it (taking into account any applicable extensions thereof) and all such Tax Returns are true, accurate and complete in all material respects; and (ii) paid in full (or caused to be timely paid in full) all Taxes that are required to be paid by or with respect to it, whether or not such Taxes were shown as due on such Tax Returns.

(b)    All Taxes not yet due and payable by each CBA Company as of the CBA Balance Sheet Date have been, in all respects, properly accrued in accordance with GAAP on the applicable CBA Financial Statements, and such CBA Financial Statements reflect an adequate reserve (in accordance with GAAP) for all Taxes accrued but unpaid by such CBA Company through the date of such CBA Financial Statements. Since December 31, 2020, no CBA Company has incurred, individually or in the aggregate, any liability for Taxes outside the Ordinary Course of Business consistent with past practice.

(c)    No CBA Company has executed any waiver of any statute of limitations on, or extended the period for the assessment or collection of, any amount of Tax, in each case that has not since expired.

(d)    No audits or other investigations, proceedings, claims, assessments or examinations by any Governmental Entity (each, a “Tax Action”) with respect to Taxes or any Tax Return of any CBA Company are presently in progress or have been asserted, threatened or proposed in writing and to the Knowledge of CBA, no such Tax Action is being contemplated. No deficiencies or claims for Taxes have been claimed, proposed, assessed or asserted in writing against any CBA Company by a Governmental Entity, other than any such claim, proposal, assessment or assertion that has been satisfied by payment in full, settled or withdrawn.

(e)    Each CBA Company has timely withheld all Taxes required to have been withheld from payments made (or deemed made) to its employees, independent contractors, creditors, shareholders and other third parties and, to the extent required, such Taxes have been timely paid to the relevant Governmental Entity. Each CBA Company has timely complied with all information reporting requirements.

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(f)    No CBA Company has deferred any payroll Taxes or availed itself of any of the Tax deferral, credits or benefits pursuant to the CARES Act or Payroll Tax Executive Order, or any similar applicable federal, state or local Law, or otherwise taken advantage of any change in applicable Law in connection with the COVID-19 outbreak that has the result of temporarily reducing (or temporarily delaying the due date of) otherwise applicable payment obligations of such CBA Company to any Governmental Entity.

(g)    No CBA Company has been a party to or engaged in any “reportable transaction” as defined in Section 6707A(c)(1) of the Code and Treasury Regulation Section 1.6011-4(b) or any “listed transaction” as set forth in Treasury Regulations § 1.6011-4(b)(2).

(h)    No CBA Company (i) is a party to or bound by, or has any liability pursuant to, any Tax sharing, allocation, indemnification or similar agreement or obligation; (ii) is nor has it been a member of a group (other than a group the common parent of which is CBA) filing a consolidated, combined, affiliated, unitary or similar income Tax Return; (iii) has liability for the Taxes of any Person (other than CBA) pursuant to Treasury Regulations § 1.1502-6 (or any similar provision of state, local or non-United States Law) as a transferee or successor, by Contract or by operation of Law; or (iv) is nor has been treated as a resident for any income Tax purpose, or as subject to Tax by virtue of having a permanent establishment, an office or fixed place of business, in any country other than the country in which it was or is organized.

(i)    No private letter rulings, technical advice memoranda, or similar agreements or rulings have been requested, entered into or issued by any taxing authority with respect to any CBA Company which rulings remain in effect.

(j)    No CBA Company will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (i) a change in, or use of improper, method of accounting requested or initiated on or prior to the Closing Date, (ii) a “Closing Agreement” as described in Section 7121 of the Code (or any similar provision of Law) executed on or prior to the Closing Date, (iii) an installment sale or open transaction disposition made on or prior to the Closing Date, (iv) any prepaid amount received or deferred revenue accrued on or prior to the Closing Date, other than in respect of such amounts reflected in the most recent CBA Financial Statements, or received in the Ordinary Course of Business since the CBA Balance Sheet Date, (v) to the Knowledge of CBA, an intercompany transaction or excess loss amount described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) or (vi) an election under Section 965 of the Code, or (vii) the application of Sections 951 or 951A of the Code with respect to income earned or recognized or payments received prior to the Closing.

(k)    There are no Encumbrances on any of the assets or properties of any CBA Company that arose in connection with any failure to pay any Tax other than Taxes that are not yet due and payable.

(l)    No CBA Company is a partnership described in Treasury Regulations § 1.1445-11T(d)(1).

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(m)    No material claim has been made in writing by any Governmental Entity in a jurisdiction where any CBA Company does not currently file or has filed a Tax Return that CBA is or may be subject to taxation by such jurisdiction.

(n)    There are no outstanding membership interests of any CBA Company issued in connection with the performance of services (within the meaning of Section 83 of the Code) that immediately prior to the Effective Time are subject to a substantial risk of forfeiture (as such terms are defined in Section 83 of the Code) and for which a valid election under Section 83(b) of the Code has not been made.

(o)    No CBA Company has taken any action nor knows of any fact or circumstance that could reasonably be expected to prevent the First Merger and the Second Merger from qualifying for the Intended Tax Treatment.

(p)    Each CBA Company uses the accrual method of accounting for U.S. federal income Tax purposes.

For purposes of this Section 4.13, where the context permits, each reference to CBA shall include a reference to any Person for whose Taxes CBA is liable under applicable Law.

Section 4.14    Contracts

(a)    As of the date of this Agreement, there are no contracts that would constitute a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Act), with respect to the CBA Companies (assuming CBA was subject to the requirements of the Exchange Act), other than those contracts identified in Section 4.14 of the CBA Disclosure Letter, which, for the avoidance of doubt, shall exclude any CBA Plans (each such contract a “Material Contract”).

(b)    (i) Each Material Contract is valid and binding on the applicable CBA Company and, to the Knowledge of CBA, each other party thereto, and is in full force and effect and enforceable against the applicable CBA Company and, to the Knowledge of CBA, each other party thereto, in accordance with its terms; (ii) the applicable CBA Company, and, to the Knowledge of CBA, each other party thereto, have each performed all material obligations required to be performed thereby under each such Material Contract; and (iii) there is no material default under any Material Contract by the applicable CBA Company or, to the Knowledge of CBA, any other party thereto, and no event or condition has occurred that constitutes, or, after notice or lapse of time or both, would reasonably be likely to constitute, a material default on the part of the applicable CBA Company or, to the Knowledge of CBA, any other party thereto under any such Material Contract, nor has CBA received any notice of any such material default, event or condition. CBA has made available to Pubco and Parent true and complete copies of all Material Contracts, including all amendments and modifications thereto.

Section 4.15    Insurance

Each CBA Company is covered by valid and currently effective insurance policies issued in favor of such CBA Company that are customary and adequate for companies of a similar size and nature in the industries and locations in which it operates. Section 4.15 of the CBA Disclosure Letter sets forth, as of the date hereof, a true and complete list of all current, material insurance policies issued in favor of the CBA Companies, or pursuant to which a CBA Company is a named insured or otherwise a beneficiary, as well as any historic incurrence-based policies still in force. With respect to each such insurance policy, (a) such policy is in full force and effect and all premiums due thereon have been paid, (b) no CBA Company is in breach or default thereof, and has not taken any action or failed to take any action which (with or without notice or lapse of time, or both) would constitute such a breach or default, or would permit termination or modification of, any such policy and (c) to the Knowledge of CBA, no insurer issuing any such policy has been declared insolvent or placed in receivership, conservatorship or liquidation. No notice of cancellation or termination has been received by a CBA Company with respect to any such policy, nor will any such cancellation or termination result from the consummation of the transactions contemplated by this Agreement.

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Section 4.16    Properties

(a)    The CBA Companies have good and valid title to, or in the case of leased property and leased tangible assets, a valid leasehold interest in, all of its real properties and tangible assets that are necessary for CBA to conduct its business as it is currently conducted, free and clear of all Encumbrances other than Permitted Encumbrances. The tangible personal property currently used in the operation of the business of the CBA Companies is in satisfactory operating condition (ordinary wear and tear excepted). No CBA Company owns any real property.

(b)    Each CBA Company has complied with the terms of all leases to which it is a party, if any, in all material respects, and all such leases are in full force and effect. Each CBA Company enjoys peaceful and undisturbed possession under all such leases in all material respects.

(c)    Section 4.16(c) of the CBA Disclosure Letter sets forth a true and complete list of all real property leased by or for the benefit of a CBA Company.

Section 4.17    Intellectual Property

(a)    Section 4.17(a) of the CBA Disclosure Letter sets forth a true and complete list of all (i) patent registrations and applications; (ii) trademark registrations and applications; and (iii) copyright registrations and applications, in each case owned by or licensed to CBA (whether exclusively or non-exclusively) (collectively, “CBA Registered IP”) and a true and complete list of all domain names owned or licensed by the CBA Companies. All of the CBA Registered IP is subsisting, valid and enforceable. No CBA Registered IP is involved in any interference, reissue, derivation, reexamination, opposition, cancellation or similar proceeding and, to the Knowledge of CBA, no such action is threatened with respect to any of CBA Registered IP. CBA owns exclusively, free and clear of any and all Encumbrances (other than Permitted Encumbrances), all CBA Registered IP.

(b)    The CBA Companies own or have valid right to use, transfer, license and sublicense all of the Intellectual Property that is necessary to conduct their respective businesses as currently conducted by the CBA Companies.

(c)    The CBA Companies have taken commercially reasonable measures to maintain the confidentiality of all information that constitutes or constituted a material trade secret of the CBA Companies, including requiring all Persons having access thereto to execute written non-disclosure agreements or other binding obligations to maintain confidentiality of such information.

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(d)    The conduct of the businesses of the CBA Companies has not infringed or misappropriated, and does not infringe or misappropriate, any Intellectual Property of any Person. No CBA Company has received any written notice or claim asserting or suggesting that any such infringement or misappropriation is or may be occurring or has or may have occurred. To the Knowledge of CBA, no Person is infringing or misappropriating in any material respect any CBA Registered IP.

(e)    The CBA Companies have taken commercially reasonable steps to protect the confidentiality and security of the computer and information technology systems (the “IT Systems”) used by the CBA Companies and the information and transactions stored or contained therein or transmitted thereby. (i) To the Knowledge of CBA, during the past two (2) years, there has been no unauthorized or improper use, loss, access, transmittal, modification or corruption of any such information or data, and (ii) during the past two (2) years, there have been no material failures, crashes, viruses, security breaches (including any unauthorized access to any personally identifiable information) resulting in notification to any individual or Governmental Entity, affecting the IT Systems.

(f)    (i) The CBA Companies have complied in all material respects with all applicable Laws relating to privacy, data protection, and the collection, retention, protection, and use of information that alone or in combination with other information can be used to identify an individual (“Personal Information”) collected, used, or held for use by a CBA Company (collectively, “Privacy Laws”), (ii) during the past two (2) years, no claims have been asserted or, to the Knowledge of CBA, threatened, in writing against a CBA Company alleging a violation of any Person’s privacy or Personal Information, (iii) neither this Agreement nor the consummation of the transactions contemplated hereby will breach or otherwise violate any Privacy Laws and (iv) the CBA Companies have taken commercially reasonable steps to protect the Personal Information collected, used or held for use thereby against loss and unauthorized access, use, modification, disclosure or other misuse.

(g)    The execution, delivery and performance by CBA of this Agreement, and the consummation of the transactions contemplated hereby, will not result in the loss of, or give rise to any right of any third party to terminate or modify any of CBA’s rights or obligations under any agreement under which CBA grants to any Person, or any Person grants to CBA, a license or right under or with respect to any Intellectual Property that is material to any of the businesses of the CBA Companies.

Section 4.18    Related Party Transactions

Except as set forth in Section 4.18 of the CBA Disclosure Letter, since January 1, 2018 through the date of this Agreement, there have been no transactions, agreements, arrangements or understandings between a CBA Company, on the one hand, and an Affiliate thereof, on the other hand that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act (assuming CBA was subject to the requirements of the Exchange Act).

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Section 4.19    Certain Payments

Neither any CBA Company nor, to the Knowledge of CBA, any of its or their respective directors, executives, agents or employees (a) has used or is using any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) has used or is using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees, (c) has violated or is violating any provision of the Foreign Corrupt Practices Act of 1977, as amended, (d) has established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties, or (e) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

Section 4.20    Brokers

No Person is entitled to any brokerage or finders’ fees or agents’ commissions, fees related to investment banking or similar advisory services or any similar charges in connection with the transactions contemplated by this Agreement based on any Agreement entered into by CBA.

Section 4.21    Accredited Investor Status

CBA Member is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the SEC under the Securities Act.

Section 4.22    Registered Investment Adviser Representation and Warranties

(a)    CBA is, and has been at all times since February 27, 2017, duly registered as an investment adviser under applicable Law (if required to be so registered under applicable Law) or exempt therefrom. CBA is, and since February 27, 2017, has been, in material compliance with (A) the applicable provisions of the Investment Advisers Act and/or (B) all other Applicable Laws of the jurisdictions in which CBA acts as an investment adviser. CBA is not prohibited from charging fees to any Person pursuant to a “pay-to-play” rule or requirement applicable to CBA (including Rule 206(4)-5 under the Investment Advisers Act).

(b)    Each Advisory Agreement includes all material provisions required by and complies in all material respects with the Investment Advisers Act, the Investment Company Act and other applicable Law. CBA does not provide Investment Advisory Services to any Person other than the Clients. CBA provides Investment Advisory Services to Clients solely pursuant to written Advisory Agreements.

Section 4.23    No Other Representations and Warranties

EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE IV (AS QUALIFIED BY CBA DISCLOSURE LETTER) OR IN ANY CERTIFICATE, STATEMENT, DOCUMENT OR OTHER INSTRUMENT DELIVERED BY CBA OR ANY OF ITS AFFILIATES PURSUANT TO THIS AGREEMENT, CBA MAKES NO EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO CBA OR ANY OF ITS AFFILIATES, OR ANY OF THEIR RESPECTIVE ASSETS, LIABILITIES, BUSINESSES, OPERATIONS, FUTURE REVENUE, PROFITABILITY OR SUCCESS, AND CBA HEREBY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY, IN CONNECTION WITH THE EXECUTION AND DELIVERY OF THIS AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, NOTHING HEREIN SHALL EXCUSE ANY FRAUD COMMITTED, OR IMPAIR OR PRECLUDE RECOVERY IN RESPECT OF FRAUD.

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ARTICLE V
    REPRESENTATIONS AND WARRANTIES REGARDING PUBCO

Except (a) as disclosed in the Pubco SEC Documents (as defined below) at least three (3) Business Days prior to the date of this Agreement and that is reasonably apparent on the face of such disclosure to be applicable to the representation and warranty set forth herein (other than any disclosures contained or referenced therein under the captions “Risk Factors,” “Forward-Looking Statements,” “Quantitative and Qualitative Disclosures About Market Risk,” and any other disclosures contained or referenced therein of information, factors, or risks that are predictive, cautionary, or forward-looking in nature) or (b) as set forth in the corresponding section or subsection of the disclosure letter delivered by Pubco to CBA immediately prior to the execution of this Agreement (the “Pubco Disclosure Letter”) (it being agreed that the disclosure of any information in a particular section or subsection of the Pubco Disclosure Letter shall be deemed disclosure of such information with respect to any other section or subsection of this Agreement to which the relevance of such information is readily apparent on its face), Pubco hereby represents and warrants to CBA as follows:

Section 5.1    Organization, Standing and Power

(a)    Pubco is a corporation duly organized, validly existing and in good standing under the Laws of the State of Nevada. Pubco (i) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted in all material respects and (ii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary in all material respects.

(b)    Pubco has previously made available to CBA true and complete copies of the Articles of Incorporation and Bylaws (or comparable organizational documents) of Pubco and each direct and indirect Subsidiary of Pubco (with Pubco, each a “Pubco Company” and collectively the “Pubco Companies”), in each case, as amended to the date of this Agreement, and each as so delivered is in full force and effect (the “Pubco Organizational Documents”). No Pubco Company is in violation of any provision of the Pubco Organization Documents.

Section 5.2    Capitalization

(a)    Section 5.2(a) of the Pubco Disclosure Letter sets forth a true and complete description of (i) the issued and outstanding Equity Interests of Pubco, as of the close of business on November 30, 2021 (the “Measurement Date”), (ii) the issued and outstanding Equity Interests of each other Pubco Company, and (iii) the issued and outstanding Equity Interests held by Pubco or any Subsidiary thereof as of the date hereof ((i) through (iii) the “Pubco Equity Interests”). All of the issued and outstanding Pubco Equity Interests are duly authorized, validly issued, fully paid and non-assessable and are free of preemptive rights, and have not been issued in violation of any Contract, the Securities Act or other applicable Law. Except as set forth in Section 5.2(a) of the Pubco Disclosure Letter, no Pubco Company has outstanding any bonds, debentures, notes or other obligations having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) with the stockholders of such Pubco Company on any matter. Except as set forth in Section 5.2(a) of the Pubco Disclosure Letter, as of the Measurement Date, there are no outstanding (A) shares of capital stock or other voting securities or equity interests of Pubco, (B) securities of Pubco or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock of Pubco or other voting securities or equity interests of Pubco or its Subsidiaries, (C) stock appreciation rights, “phantom” stock rights, performance units, interests in or rights to the ownership or earnings of Pubco or its Subsidiaries or other equity equivalent or equity-based awards or rights, (D) subscriptions, options, warrants, calls, commitments, Contracts or other rights to acquire from Pubco or its Subsidiaries, or obligations of Pubco or any of its Subsidiaries to issue, any shares of capital stock of Pubco or any of its Subsidiaries, voting securities, equity interests or securities convertible into or exchangeable or exercisable for capital stock or other voting securities or equity interests of Pubco or its Subsidiaries or rights or interests described in the preceding clause (C), or (E) obligations of Pubco or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, any such securities.

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(b)    To the Knowledge of Pubco as of the date of this Agreement, no “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualifying Event”) is applicable to Pubco or, to the Knowledge of Pubco, any Covered Person, except for a Disqualifying Event as to which Rule 506(d)(2)(ii-iv) or (d)(3) of the Securities Act is applicable.

Section 5.3    Subsidiaries

Section 5.3 of the Pubco Disclosure Letter sets forth a true and complete list of each Subsidiary of Pubco, including its jurisdiction of incorporation or formation. Each of Pubco’s Subsidiaries (i) is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, (ii) has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except in the case of clause (iii), where the failure to be so qualified or licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Pubco Material Adverse Effect. All outstanding shares of capital stock and other voting securities or equity interests of each such Subsidiary are owned, directly or indirectly, by Pubco, free and clear of all Encumbrances other than Permitted Encumbrances of Pubco and its Subsidiaries. Except (i) as set forth on Section 5.3 of the Pubco Disclosure Letter, and (ii) for the capital stock of, or other equity or voting interests in, its Subsidiaries, Pubco does not own, directly or indirectly, any equity, membership interest, partnership interest, joint venture interest, or other equity or voting interest in, or any interest convertible into, exercisable or exchangeable for any of the foregoing, nor is it under any current or prospective obligation to form or participate in, provide funds to, make any loan, capital contribution, guarantee, credit enhancement or other investment in, or assume any liability or obligation of, any Person.

Section 5.4    Authority

(a)    Pubco has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated hereby. The execution, delivery and performance of this Agreement by Pubco and the consummation by Pubco of the Merger and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Pubco and no other corporate proceedings on the part of Pubco are necessary to approve this Agreement or to consummate the Merger and the other transactions contemplated hereby, subject to the approval of Pubco’s stockholders in accordance with applicable Law (the “Pubco Stockholder Approval”). This Agreement has been duly executed and delivered by Pubco and, assuming the due authorization, execution and delivery by CBA, Parent and the Merger Subs, constitutes a valid and binding obligation of Pubco, enforceable against Pubco in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity).

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(b)    The Pubco Stockholder Approval is the only vote of the holders of any class or series of the Pubco Common Stock or other securities required in connection with the consummation of the Merger and the other transactions contemplated hereby, including the Parent Class A Common Stock Issuance (as defined below) and issuance of the CBA Closing Consideration.

Section 5.5    No Conflict; Consents and Approvals

(a)    Except as set forth in Section 5.5(a) of the Pubco Disclosure Letter, the execution, delivery and performance of this Agreement by Pubco does not, and the consummation of the Merger and the other transactions contemplated hereby and compliance by Pubco with the provisions hereof will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation, modification or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Encumbrances in or upon any of the properties, assets or rights of the Pubco Companies under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, or require any consent, waiver or approval of any Person pursuant to, any provision of (i) the Articles of Incorporation or Bylaws of Pubco (the “Pubco Governing Documents”), (ii) any Material Contract to which a Pubco Company is a party or by which a Pubco Company or any of their respective properties or assets may be bound, or (iii) subject to the governmental filings and other matters referred to in Section 5.5(b), any material Law or any rule or regulation of the OTC Bulletin Board applicable to a Pubco Company or by which a Pubco Company or any of their respective properties or assets may be bound.

(b)    Except as set forth in Section 5.5(b) of the Pubco Disclosure Letter, no consent, approval, Order or authorization of, or registration, declaration, filing with or notice to, any Governmental Entity is required by or with respect to a Pubco Company in connection with the execution, delivery and performance of this Agreement by Pubco or the consummation by Pubco of the Merger and the other transactions contemplated hereby or compliance with the provisions hereof.

(c)    The Pubco Board has taken and will take all actions necessary to ensure that the restrictions applicable to business combinations contained in NRS 78.411 to 78.444, inclusive, are, and will be, inapplicable to the execution, delivery and performance of this Agreement and to the consummation of the transactions contemplated by this Agreement. No other state takeover statute or similar Law applies or purports to apply to the Merger, this Agreement or any of the other transactions contemplated by this Agreement.

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Section 5.6    SEC Reports; Financial Statements

Except as set forth in Section 5.6 of the Pubco Disclosure Letter:

(a)    Pubco has filed with or furnished to the SEC on a timely basis true and complete copies of all forms, reports, schedules, statements and other documents required to be filed with or furnished to the SEC by Pubco since January 1, 2019 (all such documents, together with all exhibits and schedules to the foregoing materials and all information incorporated therein by reference, the “Pubco SEC Documents”). As of their respective filing dates (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), the Pubco SEC Documents complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as the case may be, including, in each case, the rules and regulations promulgated thereunder, and none of the Pubco SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)    The financial statements (including the related notes and schedules thereto) included (or incorporated by reference) in the Pubco SEC Documents (the “Pubco Financial Statements”) (i) have been prepared in a manner consistent with the books and records of the Pubco Companies, (ii) have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), (iii) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and (iv) fairly present in all material respects the consolidated financial position of the Pubco Companies as of the dates thereof and their respective consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments that were not, or are not expected to be, material in amount), all in accordance with GAAP and the applicable rules and regulations promulgated by the SEC. Since January 1, 2020, Pubco has not made any change in the accounting practices or policies applied in the preparation of the Pubco Financial Statements, except as required by GAAP, SEC rule or policy or applicable Law. The books and records of the Pubco Companies have been, and are being, maintained in all material respects in accordance with GAAP (to the extent applicable) and any other applicable legal and accounting requirements and reflect only actual transactions.

(c)    Pubco has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to Pubco, including its consolidated Subsidiaries, required to be disclosed in Pubco’s periodic and current reports under the Exchange Act, is made known to Pubco’s chief executive officer and its chief financial officer by others within those entities to allow timely decisions regarding required disclosures as required under the Exchange Act. The principal executive officer and principal financial officer of Pubco have evaluated the effectiveness of Pubco’s disclosure controls and procedures and, to the extent required by applicable Law, presented in any applicable Pubco SEC Document that is a report on Form 10-K or Form 10-Q, or any amendment thereto, its conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation.

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(d)    Except as disclosed in the Pubco SEC Reports, the Pubco Companies have established and maintain a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) which is effective in providing reasonable assurance regarding the reliability of Pubco’s financial reporting and the preparation of the Pubco Financial Statements for external purposes in accordance with GAAP. Pubco has disclosed, based on its most recent evaluation of Pubco’s internal control over financial reporting prior to the date hereof, to Pubco’s auditors and audit committee (i) any significant deficiencies and material weaknesses in the design or operation of Pubco’s internal control over financial reporting which are reasonably likely to adversely affect Pubco’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Pubco’s internal control over financial reporting.

(e)    Since January 1, 2018, (i) neither Pubco nor any of its Subsidiaries nor, to the Knowledge of Pubco, any director, officer, employee, auditor, accountant or Representative of Pubco or any of its Subsidiaries has received or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Pubco Companies or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Pubco or any of its Subsidiaries has engaged in questionable accounting or auditing practices and (ii) no attorney representing Pubco or any of its Subsidiaries, whether or not employed by Pubco or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by Pubco or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Pubco Board or any committee thereof or to any director or officer of Pubco or any of its Subsidiaries.

(f)    As of the date of this Agreement, there are no outstanding or unresolved comments with respect to the Pubco SEC Documents. To the Knowledge of Pubco, none of the Pubco SEC Documents is subject to ongoing review or outstanding SEC comment or investigation.

(g)    Neither Pubco nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among Pubco and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S K under the Exchange Act)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, Pubco or any of its Subsidiaries in Pubco’s or such Subsidiary’s published financial statements or other Pubco SEC Documents.

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(h)    Pubco is in compliance in all material respects with (i) the provisions of the Sarbanes-Oxley Act and (ii) the rules and regulations of the OTC Bulletin Board, in each case, that are applicable to Pubco.

(i)    No Subsidiary of Pubco is required to file any form, report, schedule, statement or other document with the SEC.

(j)    None of the information relating to any Pubco Company contained or incorporated, or to be contained or incorporated, by reference in the Proxy Statement or the Form S-4 or that is provided by Pubco in writing for inclusion or incorporation by reference in any document filed with any other Governmental Entity in connection with the transactions contemplated by this Agreement will (i) in the case of the Proxy Statement, at the time of the mailing thereof, and at the time of the Stockholders Meeting, and (ii) in the case of the Form S-4, at the time the Form S-4 is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. All documents that Pubco is responsible for filing with the SEC in connection with the transactions contemplated by this Agreement, to the extent relating to Pubco, its officers, directors and partners and Subsidiaries (or other information supplied by or on behalf of the Pubco Companies for inclusion therein) will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

Section 5.7    No Undisclosed Liabilities

Except as set forth in Section 5.7 of the Pubco Disclosure Letter, no Pubco Company has any material liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, known or unknown, whether due or to become due which are required to be recorded or reflected on a balance sheet under GAAP or disclosed in the notes thereto, except (a) to the extent accrued or reserved against in the audited consolidated balance sheet of Pubco and its Subsidiaries as at December 31, 2020 included in the Annual Report on Form 10-K filed by Pubco with the SEC on March 29, 2021 (without giving effect to any amendment thereto filed on or after the date hereof) and (b) for liabilities and obligations incurred in the Ordinary Course of Business consistent with past practice since December 31, 2020 that are not, individually or in the aggregate, material to Pubco and its Subsidiaries, taken as a whole.

Section 5.8    Absence of Certain Changes or Events

Except as set forth in Section 5.8 of the Pubco Disclosure Letter, since December 31, 2020: (i) except in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby, the Pubco Companies have conducted their business only in the Ordinary Course of Business consistent with past practice; (ii) there has not been any change, event or development or prospective change, event or development that, individually or in the aggregate, has had or would reasonably be expected to have a Pubco Material Adverse Effect; and (iii) no Pubco Company has:

(i)    declared, set aside or paid any dividends on, or made any other distributions (whether in cash, stock or property) in respect of, any of its capital stock or other equity interests, (ii) purchased, redeemed or otherwise acquired shares of capital stock or other equity interests of such Pubco Company or any options, warrants, or rights to acquire any such shares or other equity interests, or (iii) split, combined, reclassified or otherwise amended the terms of any of its capital stock or other equity interests or issued or authorized the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity interests;

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(ii)    amended or otherwise changed, or authorized or proposed to amend or otherwise change, the Pubco Organizational Documents;

(iii)    adopted or entered into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or reorganization; or

(iv)    changed its financial or Tax accounting methods, principles or practices, except insofar as may have been required by a change in applicable Law, or revalued any of its material assets.

Section 5.9    Litigation

Except as set forth in Section 5.9 of the Pubco Disclosure Letter, there is no Action (or basis therefor) pending by or before any Governmental Entity or, to the Knowledge of Pubco, threatened in writing against or affecting any Pubco Company, its properties or assets, or any present or former officer, director or employee of a Pubco Company, in each case, in such individual’s capacity as such. No Pubco Company nor any of its properties or assets is subject to any outstanding Order. There is no Action pending or, to the Knowledge of Pubco, threatened seeking to prevent, hinder, modify, delay or challenge the Merger or any of the other transactions contemplated by this Agreement.

Section 5.10    Compliance with Laws

(a)    The Pubco Companies are and have been in compliance in all material respects with all Laws applicable to their businesses, operations, properties or assets, including any applicable Communications Laws. No Pubco Company has received, since January 1, 2019, a written notice or other written communication alleging or relating to a possible material violation of any Law applicable to its businesses, operations, properties, or assets. The Pubco Companies have in effect all Permits of all Governmental Entities necessary or advisable for them to own, lease or operate its properties and assets and to carry on its businesses and operations as they are currently conducted, and there has been no violation of, default (with or without notice or lapse of time or both) under or event giving or which may give to others any right of revocation, non-renewal, adverse modification or cancellation of, with or without notice or lapse of time or both, any such Permit, nor would any such revocation, non-renewal, adverse modification or cancellation result from the consummation of the transactions contemplated hereby.

(b)    Without limiting Section 5.10(a), neither Pubco nor any Subsidiary thereof is, or is required to be, registered as an investment adviser under applicable Law (including, without limitation, the Investment Advisers Act and any other comparable Law in any jurisdiction in which Pubco and/or any Subsidiary thereof operates, or any rules promulgated by any Governmental Entity with respect to providers of Investment Advisory Services).

Section 5.11    Benefit Plans

(a)    Section 5.11(a) of the Pubco Disclosure Letter contains a true and complete list of each “employee benefit plan” (within the meaning of section 3(3) of the ERISA, whether or not subject to ERISA), “multiemployer plans” (within the meaning of ERISA section 3(37)), and all stock purchase, stock option, phantom stock or other equity-based plan, severance, employment, collective bargaining, change-in-control, fringe benefit, bonus, incentive, deferred compensation, supplemental retirement, health, life, or disability insurance, dependent care and all other employee benefit and compensation plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise), whether formal or informal, written or oral, legally binding or not, in each case, that is material and under which any current or former employee or director of a Pubco Company (or any of their dependents) has any present or future right to compensation or benefits or a Pubco Company sponsors or maintains, is making contributions to or has any present or future liability or obligation (contingent or otherwise) or with respect to which it is otherwise bound. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the “Pubco Plans”. Pubco has made available to CBA a current, accurate and complete copy of each Pubco Plan, or if such Pubco Plan is not in written form, a written summary of all of the material terms of such Pubco Plan. With respect to each Pubco Plan, Pubco has made available to CBA a current, accurate and complete copy of, to the extent applicable: (i) any related trust agreement or other funding instrument, (ii) the most recent determination letter of the IRS, (iii) any summary plan description, summary of material modifications, and other similar material written communications (or a written description of any material oral communications) to the employees of Pubco concerning the extent of the benefits provided under a Pubco Plan, and (iv) as applicable, the most recent (A) Form 5500 and attached schedules, (B) audited financial statements and (C) actuarial valuation reports.

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(b)    Neither Pubco or any member of its controlled group (defined as any organization which is a member of a controlled, affiliated or otherwise related group of entities within the meaning of Code Sections 414(b), (c), (m) or (o)) has ever sponsored, maintained, contributed to or been required to contribute to or incurred any liability (contingent or otherwise) with respect to: (i) a “multiemployer plan” (within the meaning of ERISA section 3(37)), (ii) a Pension Plan that is subject to Title IV of ERISA or Section 412 of the Code, (iii) a Pension Plan which is a “multiple employer plan” as defined in Section 413 of the Code, or (iv) a “funded welfare plan” within the meaning of Section 419 of the Code.

(c)    With respect to Pubco Plans:

(i)    each Pubco Plan complies in all material respects with its terms and materially complies in form and in operation with the applicable provisions of ERISA and the Code and all other applicable legal requirements;

(ii)    each Pubco Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination, advisory and/or opinion letter, as applicable, from the IRS that it is so qualified, and nothing has occurred to the Knowledge of Pubco that would reasonably be expected to result in the loss of the qualified status of such Pubco Plan;

(iii)    there is no material Action (including any investigation, audit or other administrative proceeding) by the Department of Labor, the Pension Benefit Guaranty Corporation, the IRS or any other Governmental Entity or by any plan participant or beneficiary pending, or to the Knowledge of Pubco, threatened, relating to Pubco Plans (other than routine claims for benefits);

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(iv)    except as set forth in Section 5.11(c)(v) of the Pubco Disclosure Letter, none of Pubco Plans currently provides, or reflects or represents any liability to provide post-termination or retiree welfare benefits to any Person for any reason, except as may be required by COBRA, and none of Pubco or any members of Pubco Controlled Group has any liability to provide post-termination or retiree welfare benefits to any Person or ever represented, promised or contracted to any employee or former employee of Pubco (either individually or to Pubco Company employees as a group) or any other Person that such employee(s) or other Person would be provided with post-termination or retiree welfare benefits, except to the extent required by statute or except with respect to a contractual obligation to reimburse any premiums such Person may pay in order to obtain health coverage under COBRA;

(v)    each Pubco Plan is subject exclusively to United States Law; and

(vi)    the execution and delivery of this Agreement and the consummation of the Merger will not, either alone or in combination with any other event, (A) entitle any current or former employee, officer, director or consultant of Pubco to severance pay, unemployment compensation or any other similar termination payment, or (B) accelerate the time of payment or vesting, or increase the amount of or otherwise enhance any benefit due any such employee, officer, director or consultant.

(d)    Pubco is not a party to any agreement, contract, arrangement or plan (including any Pubco Plan) that may reasonably be expected to result, separately or in the aggregate, in connection with the transactions contemplated by this Agreement (either alone or in combination with any other events), in the payment of any “parachute payments” within the meaning of Section 280G of the Code; provided, that this Section 5.11(d) shall be interpreted without regard to the effect of any arrangements put in place by, or by Pubco at the request of, Parent or any of its Affiliates. There is no agreement, plan or other arrangement to which Pubco is a party or by which Pubco is otherwise bound to compensate any Person (via gross up or otherwise) in respect of Taxes or other liabilities incurred with respect to Section 409A or 4999 of the Code.

(e)    Each Pubco Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code (or any comparable or similar provision of state, local, or foreign Law) complies in both form and operation in all material respects with the requirements of Section 409A of the Code (or any comparable or similar provision of state, local, or foreign Law) and all applicable IRS guidance issued with respect thereto (and has so complied for the entire period during which Section 409A of the Code has applied to such Pubco Plan) so that no amount paid or payable pursuant to any such Pubco Plan is subject to any additional Tax or interest under Section 409A of the Code (or any comparable or similar provision of state, local, or foreign Law).

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Section 5.12    Labor and Employment Matters

(a)    The Pubco Companies are and for the past three (3) years have been in compliance in all material respects with all applicable Laws relating to labor and employment, including those relating to employment practices, terms and conditions of employment, collective bargaining, disability, immigration, health and safety, wages, hours and benefits, non-discrimination in employment, workers’ compensation, the collection and payment of withholding and/or payroll Taxes and similar Taxes, unemployment compensation, equal employment opportunity, discrimination, harassment, employee and contractor classification, information privacy and security, and continuation coverage with respect to group health plans. During the preceding three (3) years, there has not been, and as of the date of this Agreement there is not pending or, to the Knowledge of Pubco, threatened, any labor dispute, work stoppage, labor strike or lockout against a Pubco Company by employees.

(b)    No employee of a Pubco Company is covered by an effective or pending collective bargaining agreement or similar labor agreement. To the Knowledge of Pubco, there has not been any activity on behalf of any labor union, labor organization or similar employee group to organize any employees of a Pubco Company. There are no (i) unfair labor practice charges or complaints against a Pubco Company pending before the National Labor Relations Board or any other labor relations tribunal or authority and to the Knowledge of Pubco no such representations, claims or petitions are threatened, (ii) representation claims or petitions pending before the National Labor Relations Board or any other labor relations tribunal or authority or (iii) grievances or pending arbitration proceedings against a Pubco Company that arose out of or under any collective bargaining agreement.

(c)    To the Knowledge of Pubco, no current employee or officer of a Pubco Company intends, or is expected, to terminate such individual’s employment relationship with such Pubco Company in connection with or as a result of the transactions contemplated hereby.

(d)    During the preceding three years, (i) no Pubco Company has effectuated a “plant closing” (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility, (ii) there has not occurred a “mass layoff” (as defined in the WARN Act) in connection with a Pubco Company affecting any site of employment or one or more facilities or operating units within any site of employment or facility and (iii) no Pubco Company has not engaged in layoffs or employment terminations sufficient in number to trigger notice obligations under any similar state, local or foreign law.

(e)    With respect to any current or former employee, officer, consultant or other service provider of a Pubco Company, there are no Actions against such Pubco Company pending, or to the Knowledge of Pubco, threatened to be brought or filed, in connection with the employment or engagement of any current or former employee, officer, consultant or other service provider of a Pubco Company, including, without limitation, any claim relating to employment discrimination, harassment, retaliation, equal pay, employment classification or any other employment related matter arising under applicable Laws, except where such action would not, individually or in the aggregate, result in the Pubco Companies (taken as a whole) incurring a material liability.

(f)    Since January 1, 2019, (i) no allegations of workplace sexual harassment, discrimination or other misconduct relating to such unlawful harassment or discrimination have been initiated, filed before any Governmental Entity, communicated to Pubco or, to the Knowledge of Pubco, threatened, in each case, against a Pubco Company or any of its respective current or former directors, officers or senior level management employees (in each case, in their capacities as such), (ii) to the knowledge of Pubco, no incidents of any such workplace sexual harassment, discrimination or other misconduct relating to such unlawful harassment or discrimination have occurred, and (iii) no Pubco Company has entered into any settlement agreement related to allegations of sexual harassment, discrimination or other misconduct by any of their directors, officers or employees described in clause (i) hereof or any independent contractor (in each case, in their capacities as such).

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(g)    The Pubco Company are and have at all relevant times been in compliance in all material respects with (i) COVID-19 related Laws, standards, regulations, Orders and guidance (including without limitation relating to business reopening), including those issued and enforced by the Occupational Safety and Health Administration, the Centers for Disease Control, the Equal Employment Opportunity Commission, and any other Governmental Entity; and (ii) the Families First Coronavirus Response Act (including with respect to eligibility for Tax credits under such Act) and any other applicable COVID-19 related leave Law, whether state, local or otherwise.

Section 5.13    Environmental Matters.  (i) The Pubco Companies have conducted their respective businesses in compliance with all, and have not violated any, applicable Environmental Laws in all material respects; (ii) the Pubco Companies have obtained all material Permits of all Governmental Entities and any other Person that are required under any Environmental Law; (iii) there has been no release of any Hazardous Substance by a Pubco Company or any other Person in any manner that has given or would reasonably be expected to give rise to any remedial or investigative obligation, corrective action requirement or liability of a Pubco Company under applicable Environmental Laws; (iv) no Pubco Company has received any claims, notices, demand letters or requests for information (except for such claims, notices, demand letters or requests for information the subject matter of which has been resolved prior to the date of this Agreement) from any federal, state, local, foreign or provincial Governmental Entity or any other Person asserting that such Pubco Company is in violation of, or liable under, any Environmental Law; (v) no Hazardous Substance has been disposed of, arranged to be disposed of, released or transported in violation of any applicable Environmental Law, or in a manner that has given rise to, or that would reasonably be expected to give rise to, any liability under any Environmental Law, in each case, on, at, under or from any current or former properties owned or operated by a Pubco Company or as a result of any operations or activities of a Pubco Company at any location and, to the Knowledge of Pubco, Hazardous Substances are not otherwise present at or about any such properties or facilities in amount or condition that has resulted in or would reasonably be expected to result in liability to Pubco under any Environmental Law; and (vi) neither Pubco nor any of its respective properties or facilities are subject to, or are threatened to become subject to, any liabilities relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law or any agreement relating to environmental liabilities.

Section 5.14    Taxes

(a)    Each Pubco Company has (i) filed all Tax Returns required to be filed by or on behalf of it (taking into account any applicable extensions thereof) and all such Tax Returns are true, accurate and complete in all material respects; and (ii) paid in full (or caused to be timely paid in full) all Taxes that are required to be paid by or with respect to it, whether or not such Taxes were shown as due on such Tax Returns.

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(b)    All Taxes not yet due and payable by each Pubco Company as of the date of the most recent Pubco Financial Statements have been, in all respects, properly accrued in accordance with GAAP on the Pubco Financial Statements, and such Pubco Financial Statements reflect an adequate reserve (in accordance with GAAP) for all Taxes accrued but unpaid by such Pubco Company through the date of such Pubco Financial Statements. Since December 31, 2020, no Pubco Company has incurred, individually or in the aggregate, any liability for Taxes outside the Ordinary Course of Business consistent with past practice.

(c)    No Pubco Company has executed any waiver of any statute of limitations on, or extended the period for the assessment or collection of, any amount of Tax, in each case that has not since expired.

(d)    No Tax Action with respect to Taxes or any Tax Return of any Pubco Company are presently in progress or have been asserted, threatened or proposed in writing and to the Knowledge of Pubco, no such Tax Action is being contemplated. No deficiencies or claims for Taxes have been claimed, proposed, assessed or asserted in writing against any Pubco Company by a Governmental Entity, other than any such claim, proposal, assessment or assertion that has been satisfied by payment in full, settled or withdrawn.

(e)    Each Pubco Company has timely withheld all Taxes required to have been withheld from payments made (or deemed made) to its employees, independent contractors, creditors, shareholders and other third parties and, to the extent required, such Taxes have been timely paid to the relevant Governmental Entity. Each Pubco Company has timely complied with all information reporting requirements.

(f)    Except as set forth in Section 5.14(f) of the Pubco Disclosure Letter, no Pubco Company has deferred any payroll Taxes or availed itself of any of the Tax deferral, credits or benefits pursuant to the CARES Act or Payroll Tax Executive Order, or any similar applicable federal, state or local Law, or otherwise taken advantage of any change in applicable Law in connection with the COVID-19 outbreak that has the result of temporarily reducing (or temporarily delaying the due date of) otherwise applicable payment obligations of Pubco to any Governmental Entity.

(g)    No Pubco Company has been a party to or engaged in any “reportable transaction” as defined in Section 6707A(c)(1) of the Code and Treasury Regulation Section 1.6011-4(b) or any “listed transaction” as set forth in Treasury Regulations § 1.6011-4(b)(2).

(h)    No Pubco Company (i) is a party to or bound by, or has any liability pursuant to, any Tax sharing, allocation, indemnification or similar agreement or obligation; (ii) is nor has it been a member of a group (other than a group the common parent of which is Pubco) filing a consolidated, combined, affiliated, unitary or similar income Tax Return; (iii) has any liability for the Taxes of any Person (other than Pubco) pursuant to Treasury Regulations § 1.1502-6 (or any similar provision of state, local or non-United States Law) as a transferee or successor, by Contract or by operation of Law; or (iv) is or has been treated as a resident for any income Tax purpose, or as subject to Tax by virtue of having a permanent establishment, an office or fixed place of business, in any country other than the country in which it was or is organized.

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(i)    No private letter rulings, technical advice memoranda, or similar agreements or rulings have been requested, entered into or issued by any taxing authority with respect to any Pubco Company which rulings remain in effect.

(j)    No Pubco Company will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (i) a change in, or use of improper, method of accounting requested or initiated on or prior to the Closing Date, (ii) a “Closing Agreement” as described in Section 7121 of the Code (or any similar provision of Law) executed on or prior to the Closing Date, (iii) an installment sale or open transaction disposition made on or prior to the Closing Date, (iv) any prepaid amount received or deferred revenue accrued on or prior to the Closing Date, other than in respect of such amounts reflected in the most recent Pubco Financial Statements, or received in the Ordinary Course of Business since the date of such Pubco Financial Statements, (v) to the Knowledge of Pubco, an intercompany transaction or excess loss amount described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) or (vi) an election under Section 965 of the Code, or (vii) the application of Sections 951 or 951A of the Code with respect to income earned or recognized or payments received prior to the Closing.

(k)    There are no Encumbrances on any of the assets or properties of any Pubco Company that arose in connection with any failure to pay any Tax other than Taxes that are not yet due and payable.

(l)    No Pubco Company has distributed stock of another Person or has had its stock distributed by another Person, in a transaction (or series of transactions) that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code.

(m)    Pubco has not been a United States real property holding corporation, as defined in Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(n)    No material claim has been made in writing by any Governmental Entity in a jurisdiction where any Pubco Company does not currently file or has filed a Tax Return that such Pubco Company is or may be subject to taxation by such jurisdiction.

(o)    There are no outstanding equity interests of any Pubco Company issued in connection with the performance of services (within the meaning of Section 83 of the Code) that immediately prior to the Effective Time are subject to a substantial risk of forfeiture (as such terms are defined in Section 83 of the Code) and for which a valid election under Section 83(b) of the Code has not been made.

(p)    No Pubco Company has taken any action nor knows of any fact or circumstance that could reasonably be expected to prevent the First Merger and the Second Merger from qualifying for the Intended Tax Treatment.

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(q)    Each Pubco Company uses the accrual method of accounting for U.S. federal income Tax purposes.

(r)    For purposes of this Section 5.14, where the context permits, each reference to a Pubco Company shall include a reference to any Person for whose Taxes such Pubco Company is liable under applicable Law.

Section 5.15    Contracts

As of the date of this Agreement, there are no contracts that would constitute a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Act), with respect to the Pubco Companies, other than those that have been filed with the SEC, which, for the avoidance of doubt, shall exclude any Pubco Plans (each such contract an “Pubco Material Contract”). (i) Each Pubco Material Contract is valid and binding on the applicable Pubco Company and, to the Knowledge of Pubco, each other party thereto, and is in full force and effect and enforceable against the applicable Pubco Company and, to the Knowledge of Pubco, each other party thereto, in accordance with its terms; (ii) the applicable Pubco Company, and, to the Knowledge of Pubco, each other party thereto, have each performed all material obligations required to be performed thereby under each such Pubco Material Contract; and (iii) there is no material default under any Material Contract by the applicable Pubco Company or, to the Knowledge of Pubco, any other party thereto, and no event or condition has occurred that constitutes, or, after notice or lapse of time or both, could constitute, a material default on the part of the applicable Pubco Company or, to the Knowledge of Pubco, any other party thereto under any such Pubco Material Contract, nor has Pubco received any notice of any such material default, event or condition. Pubco has made available to CBA true and complete copies of all Pubco Material Contracts, including all amendments and modifications thereto.

Section 5.16    Insurance

Each Pubco Company is covered by valid and currently effective insurance policies issued in favor of such Pubco Company that are customary and adequate for companies of a similar size and nature in the industries and locations in which it operates. Section 5.16 of the Pubco Disclosure Letter sets forth, as of the date hereof, a true and complete list of all current, material insurance policies issued in favor of the Pubco Companies, or pursuant to which a Pubco Company is a named insured or otherwise a beneficiary, as well as any historic incurrence-based policies still in force. With respect to each such insurance policy, (a) such policy is in full force and effect and all premiums due thereon have been paid, (b) no Pubco Company is in breach or default thereof, and has not taken any action or failed to take any action which (with or without notice or lapse of time, or both) would constitute such a breach or default, or would permit termination or modification of, any such policy and (c) to the Knowledge of Pubco, no insurer issuing any such policy has been declared insolvent or placed in receivership, conservatorship or liquidation. No notice of cancellation or termination has been received by a Pubco Company with respect to any such policy, nor will any such cancellation or termination result from the consummation of the transactions contemplated by this Agreement.

Section 5.17    Properties

(a)    The Pubco Companies have good and valid title to, or in the case of leased property and leased tangible assets, a valid leasehold interest in, all of its real properties and tangible assets that are necessary for Pubco to conduct its business as it is currently conducted, free and clear of all Encumbrances other Permitted Encumbrances. The tangible personal property currently used in the operation of the business of the Pubco Companies is in satisfactory operating condition (ordinary wear and tear excepted).

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(b)    Each Pubco Company has complied with the material terms of all leases to which it is a party, if any, and all such leases are in full force and effect. Each Pubco Company enjoys peaceful and undisturbed possession under all such leases in all material respects.

(c)    Section 5.17(c) of the Pubco Disclosure Letter sets forth a true and complete list of (i) all real property owned by or leased by or for the benefit of a Pubco Company, (ii) each lease or license agreement to which any Pubco Company is party as lessee, sublessee, tenant, licensee, or a similar capacity, and (iii) each lease or license agreement to which any Pubco Company is party as lessor, sublessor, landlord, licensor, or a similar capacity.

Section 5.18    Intellectual Property.

(a)    Section 5.18(a) of the Pubco Disclosure Letter sets forth a true and complete list of all (i) material patents and patent applications; (ii) material trademark registrations and applications; and (iii) material copyright registrations and applications, in each case owned by Pubco and a true and complete list of all domain names owned or exclusively licensed by the Pubco Companies (collectively, “Pubco Registered IP”). All of the Pubco Registered IP is subsisting, valid and enforceable. No Pubco Registered IP is involved in any interference, reissue, derivation, reexamination, opposition, cancellation or similar proceeding and, to the Knowledge of Pubco, no such action is threatened with respect to any of Pubco Registered IP. Pubco owns exclusively, free and clear of any and all Encumbrances (other than Permitted Encumbrances), all Pubco Registered IP.

(b)    The Pubco Companies own or have valid right to use, transfer, license and sublicense all of the Intellectual Property that is necessary to conduct their respective businesses as currently conducted by the Pubco Companies.

(c)    The Pubco Companies have taken commercially reasonable measures to maintain the confidentiality of all information that constitutes or constituted a material trade secret of the Pubco Companies.

(d)    The conduct of the businesses of the Pubco Companies has not infringed or misappropriated, and does not infringe or misappropriate, any Intellectual Property of any Person. No Pubco Company has received any written notice or claim asserting or suggesting that any such infringement or misappropriation is or may be occurring or has or may have occurred. To the Knowledge of Pubco, no Person is infringing or misappropriating in any material respect any Pubco Registered IP.

(e)    The Pubco Companies have taken commercially reasonable steps to protect the confidentiality and security of the IT Systems used by the Pubco Companies and the information and transactions stored or contained therein or transmitted thereby. (i) To the Knowledge of Pubco, during the past two (2) years, there has been no unauthorized or improper use, loss, access, transmittal, modification or corruption of any such information or data, and (ii) during the past two (2) years, there have been no material failures, crashes, viruses, security breaches (including any unauthorized access to any personally identifiable information) resulting in notification to any individual or Governmental Entity, affecting the IT Systems.

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(f)    (i) The Pubco Companies have complied in all material respects with all applicable Privacy Laws and Laws relating to the collection, retention, protection, and use of Personal Information collected, used, or held for use by a Pubco Company, (ii) during the past two (2) years, no claims have been asserted or, to the Knowledge of Pubco, threatened, in writing against a Pubco Company alleging a violation of any Person’s privacy or Personal Information, (iii) neither this Agreement nor the consummation of the transactions contemplated hereby will breach or otherwise violate any Privacy Laws and (iv) the Pubco Companies have taken commercially reasonable steps to protect the Personal Information collected, used or held for use thereby against loss and unauthorized access, use, modification, disclosure or other misuse.

(g)    The execution, delivery and performance by Pubco of this Agreement, and the consummation of the transactions contemplated hereby, will not result in the loss of, or give rise to any right of any third party to terminate or modify any of Pubco’s rights or obligations under any agreement under which Pubco grants to any Person, or any Person grants to Pubco, a license or right under or with respect to any Intellectual Property that is material to any of the businesses of the Pubco Companies.

Section 5.19    Related Party Transactions

Except as has been filed with the SEC, since January 1, 2019 through the date of this Agreement, there have been no transactions, agreements, arrangements or understandings between a Pubco Company, on the one hand, and an Affiliate thereof, on the other hand that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

Section 5.20    Certain Payments

(a)    Neither any Pubco Company nor, to the Knowledge of Pubco, any of its or their respective directors, executives, agents or employees (a) has used or is using any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) has used or is using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees, (c) has violated or is violating any provision of the Foreign Corrupt Practices Act of 1977, as amended, (d) has established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties, or (e) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

Section 5.21    Brokers

No broker, investment banker, financial advisor or other Person, the fees and expenses of which will be paid by Pubco, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Pubco.

Section 5.22    State Takeover Statutes

Except as set forth in Section 5.22 of the Pubco Disclosure Letter, no Takeover Laws or any similar anti-takeover provision in the Articles of Incorporation or Bylaws of Pubco applicable to Pubco are, or at the Effective Time will be, applicable to this Agreement, the Merger, the Pubco Common Stock Issuance, or any of the other transactions contemplated hereby.

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Section 5.23    No Other Representations or Warranties

EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE V (AS QUALIFIED BY THE PUBCO DISCLOSURE LETTER) OR IN ANY CERTIFICATE, STATEMENT, DOCUMENT OR OTHER INSTRUMENT DELIVERED BY PUBCO, PUBCO MAKES NO EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO PUBCO OR ITS AFFILIATES, OR ANY OF THEIR RESPECTIVE ASSETS, LIABILITIES, BUSINESSES, OPERATIONS, FUTURE REVENUE, PROFITABILITY OR SUCCESS, AND PUBCO HEREBY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY, IN CONNECTION WITH THE EXECUTION AND DELIVERY OF THIS AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, NOTHING HEREIN SHALL EXCUSE ANY FRAUD COMMITTED, OR IMPAIR OR PRECLUDE RECOVERY IN RESPECT OF FRAUD.

ARTICLE VI
    REPRESENTATIONS AND WARRANTIES REGARDING PARENT AND MERGER SUBS

Parent represents and warrants to CBA that the statements set forth in this ARTICLE VI are true and correct as follows:

Section 6.1    Organization, Standing and Power

(a)    Each of Parent and First Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and Second Merger Sub is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each of Parent, First Merger Sub and Second Merger Sub (i) has all requisite corporate or limited liability company power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (ii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary. Parent has previously made available to CBA true and complete copies of the Certificate of Incorporation and Bylaws (or comparable organizational documents) of each of Parent and Merger Subs, in each case, as amended to the date of this Agreement, and each as so delivered is in full force and effect. None of Parent, First Merger Sub or Second Merger Sub is in violation of any provision of its respective Certificate of Incorporation, operating agreement or Bylaws.

Section 6.2    Capital Stock

(a)    The authorized capital stock of Parent consists of 15,000,000 shares of common stock, of which no shares are issued and outstanding.

(b)    The authorized capital stock of First Merger Sub consists of one thousand (1,000) shares of common stock, par value $0.01 per share, of which 100 shares are issued and outstanding, all of which shares are beneficially owned by Parent.

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(c)    Parent is the sole member of Second Merger Sub and all of the issued and outstanding membership interests of Second Merger Sub are beneficially owned by Parent.

(d)    The shares of Parent Class A Common Stock and Parent Class B Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights.

(e)    As of the date of this Agreement, no Disqualifying Event is applicable to Parent or any Covered Person, except for a Disqualifying Event as to which Rule 506(d)(2)(ii-iv) or (d)(3) of the Securities Act is applicable.

Section 6.3    Subsidiaries

Parent does not have any Subsidiaries other than First Merger Sub and Second Merger Sub.

Section 6.4    Authority

Each of Parent, First Merger Sub and Second Merger Sub has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated hereby, including the issuance of the shares of Parent Class A Common Stock to the holders of Pubco Common Stock in the Pubco Shareholder Issuance (the “Parent Class A Common Stock Issuance”) and the issuance of Parent Class A Common Stock, Parent Class B Common Stock and warrants to CBA Member as CBA Closing Consideration. The execution, delivery and performance of this Agreement by Parent and Merger Subs and the consummation by Parent and Merger Subs of the Merger and the other transactions contemplated hereby have been duly authorized by all necessary corporate or limited liability company action on the part of Parent and Merger Subs and no other corporate proceedings on the part of Parent or Merger Subs are necessary to approve this Agreement or to consummate the Merger and the other transactions contemplated hereby and, assuming the due authorization, execution and delivery by CBA and Pubco, constitutes a valid and binding obligation of each of Parent, First Merger Sub and Second Merger Sub, enforceable against each of Parent, First Merger Sub and Second Merger Sub in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity).

Section 6.5    No Conflict; Consents and Approvals

(a)    The execution, delivery and performance of this Agreement by each of Parent, First Merger Sub and Second Merger Sub does not, and the consummation of the Merger and the other transactions contemplated hereby and compliance by each of Parent and Merger Subs with the provisions hereof will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation, modification or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Encumbrances in or upon any of the properties, assets or rights of Parent or Merger Subs under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, or require any consent, waiver or approval of any Person pursuant to, any provision of (i) the Certificate of Incorporation or Bylaws of Parent or First Merger Sub, or (ii) the Certificate of Formation or limited liability company agreement of Second Merger Sub.

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(b)    Except as set forth in Section 5.4(b) of the Pubco Disclosure Letter, no consent, approval, Order or authorization of, or registration, declaration, filing with or notice to, any Governmental Entity is required by or with respect to Parent or Merger Subs in connection with the execution, delivery and performance of this Agreement by Parent or Merger Subs or the consummation by Parent or Merger Subs of the Merger and the other transactions contemplated hereby or compliance with the provisions hereof.

Section 6.6    No Prior Business or Assets

Parent was formed solely for the purpose of holding the shares and limited liability company interest of the Merger Subs and engaging in the transactions contemplated hereby, and has engaged in no business other than in connection with the transactions contemplated by this Agreement. Parent has no liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, known or unknown, except as contemplated by the terms of this Agreement, and no assets other than the shares and limited liability company interest in the Merger Subs. First Merger Sub was formed solely for the purpose of engaging in the First Merger and the other transactions contemplated hereby and has engaged in no business other than in connection with the transactions contemplated by this Agreement. First Merger Sub has no assets and no liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, known or unknown, except as contemplated by the terms of this Agreement. Second Merger Sub was formed solely for the purpose of engaging in the Second Merger and the other transactions contemplated hereby and has engaged in no business other than in connection with the transactions contemplated by this Agreement. Second Merger Sub has no assets and no liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, known or unknown, except as contemplated by the terms of this Agreement.

Section 6.7    Brokers

No broker, investment banker, financial advisor or other Person, the fees and expenses of which will be paid by Parent, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

Section 6.8    State Takeover Statutes

No Takeover Laws, nor any similar anti-takeover provision in the Articles of Incorporation or Bylaws of Parent or First Merger Sub, in either case applicable to such Person are, or at the Effective Time will be, applicable to this Agreement, the Merger, or any of the other transactions contemplated hereby.

Section 6.9    No Other Representations or Warranties

EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE VI OR IN ANY CERTIFICATE, STATEMENT, DOCUMENT OR OTHER INSTRUMENT DELIVERED BY PARENT OR A MERGER SUB PURSUANT TO THIS AGREEMENT, PARENT AND MERGER SUBS MAKE NO EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO PARENT OR MERGER SUBS, OR ANY OF THEIR RESPECTIVE ASSETS, LIABILITIES, BUSINESSES, OPERATIONS, FUTURE REVENUE, PROFITABILITY OR SUCCESS, IF ANY, AND PARENT AND MERGER SUBS HEREBY DISCLAIM ANY SUCH REPRESENTATION OR WARRANTY, IN CONNECTION WITH THE EXECUTION AND DELIVERY OF THIS AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, NOTHING HEREIN SHALL EXCUSE ANY FRAUD COMMITTED, OR IMPAIR OR PRECLUDE RECOVERY IN RESPECT OF FRAUD.

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ARTICLE VII

COVENANTS

Section 7.1    Preparation of the Form S-4 and the Proxy Statement; Stockholder Approval; Section 16 Matters

(a)    As promptly as reasonably practicable following the date of this Agreement, and in any event within forty-five (45) days after the execution of this Agreement, (i) Pubco shall prepare and cause to be filed with the SEC the Proxy Statement in preliminary form with respect to the Stockholders Meeting and (ii) Pubco and Parent shall jointly prepare and cause to be filed with the SEC, a registration statement on Form S-4 under the Securities Act (the “Form S-4”), which will include the Proxy Statement, to register under the Securities Act the shares of Parent Class A Common Stock and Parent Class B Common Stock to be issued in the Merger, and the Warrants and the Parent Class A Common Stock issuable pursuant to the Warrants (the “Registered Securities”). Each of Pubco and Parent shall use its reasonable best efforts to (A) have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing, (B) ensure that the Form S-4 complies in all material respects with the applicable provisions of the Exchange Act and the Securities Act and (C) keep the Form S-4 effective until the earlier to occur of (x) the date the Warrants are exercised and all shares have been issued in connection therewith, and (y) the date the Warrants are terminated pursuant to the terms thereof, unless this Agreement is earlier terminated pursuant to Section 9.1. Each of Pubco, Parent and CBA shall furnish all information concerning itself, its Affiliates and the holders of its capital stock to the other Party and provide such other assistance as may be reasonably requested in connection with the preparation, filing and distribution of the Form S-4 and the Proxy Statement and, as applicable, shall provide to their and each other’s counsel such representations as reasonably necessary to render the opinions required to be filed therewith. The Form S-4 and the Proxy Statement shall include all information reasonably requested by such other Party to be included therein. Each of Pubco and Parent shall promptly notify the other Party and CBA upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Form S-4 or the Proxy Statement, and shall, as promptly as practicable after receipt thereof, provide the other Party and CBA with copies of all correspondence between it and its Representatives, on the one hand, and the SEC, on the other hand, and all written comments with respect to the Form S-4 or the Proxy Statement received from the SEC and advise the other Party and CBA of any oral comments with respect to the Form S-4 or the Proxy Statement received from the SEC. Each of Pubco and Parent shall use its reasonable best efforts to respond as promptly as practicable to any comments from the SEC with respect to the Form S-4 or the Proxy Statement, as applicable. Notwithstanding the foregoing, prior to filing the Form S-4 (or any amendment or supplement thereto) with the SEC, mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, each of Pubco and Parent, as applicable, shall cooperate with the other Party and CBA, and provide the other Party and CBA a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response) and shall give due consideration to all reasonable comments provided by the other Party and CBA. Pubco shall notify Parent and CBA, promptly after it receives notice thereof, of the time of effectiveness of the Form S-4, the issuance of any stop order relating thereto or the suspension of the qualification for offering or sale in any jurisdiction of the Registered Securities, and Pubco shall use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. Pubco shall also use its reasonable best efforts to take any other action required to be taken under the Securities Act, the Exchange Act, any applicable foreign or state securities or “blue sky” Laws and the rules and regulations thereunder in connection with the issuance of the Registered Securities, and Parent and CBA shall furnish all information concerning such Person and its equity holders as may be reasonably requested in connection with any such actions.

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(b)    If, at any time prior to the receipt of Pubco Stockholder Approval, any information relating to Pubco or Parent or any of their respective Affiliates, should be discovered by Pubco, Parent or CBA which, in the reasonable judgment of Pubco or CBA, should be set forth in an amendment of, or a supplement to, any of the Form S-4 or the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Parties, and Pubco and Parent shall cooperate in the prompt filing with the SEC of any necessary amendment of, or supplement to, the Form S-4 or the Proxy Statement and, to the extent required by Law, in disseminating the information contained in such amendment or supplement to stockholders of Pubco and Parent. Nothing in this Section 7.1(b) shall limit the obligations of any Party under Section 7.1(a).

(c)    As promptly as practicable following the S-4 being declared effective, Pubco shall, in accordance with applicable Law and the Pubco Governing Documents, establish a record date for, duly call, give notice of, convene and hold the Stockholders Meeting solely for the purpose of obtaining Pubco Stockholder Approval (and other matters that shall be submitted to the holders of Pubco Common Stock at such meeting); provided, that such record date shall not be more than ninety (90) days prior to the date of the Stockholders Meeting. Pubco shall use its reasonable best efforts to cause the definitive Proxy Statement to be mailed to its stockholders entitled to vote at the Stockholders Meeting and to hold the Stockholders Meeting as soon as practicable after the Form S-4 is declared effective under the Securities Act. Except to the extent that the Pubco Board shall have effected a Pubco Adverse Recommendation Change as permitted by Section 7.6. Pubco shall, through the Pubco Board, recommend to its stockholders that they provide the Pubco Stockholder Approval, include the Pubco Recommendation in the Proxy Statement and solicit and use its reasonable best efforts to obtain the Stockholder Approval. Notwithstanding the foregoing provisions of this Section 7.1(c), if, on a date for which the Stockholders Meeting is scheduled, Pubco has not received proxies representing a sufficient number of shares of Pubco Common Stock to obtain the Stockholder Approval, whether or not a quorum is present, Pubco shall have the right to make one or more successive postponements or adjournments of the Stockholders Meeting (provided, however, that the Stockholders Meeting shall not be postponed or adjourned to a date that is (i) more than thirty (30) days after the date for which the Stockholders Meeting was originally scheduled (excluding any adjournments or postponements required by applicable Law)) or (ii) more than one hundred twenty (120) days from the record date for the Stockholders Meeting; provided, further, the Stockholders Meeting may not be postponed or adjourned on the date the Stockholders Meeting is scheduled if Pubco shall have received proxies in respect of an aggregate number of shares of Pubco Common Stock, which have not been withdrawn, such that Stockholder Approval would be obtained at such meeting.

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(d)    Prior to the Effective Time, each of Parent, Pubco and CBA shall take all such steps as may be necessary or appropriate to cause the acquisitions of Parent Class A Common Stock and Parent Class B Common Stock (including derivative securities with respect to such Parent Class A Common Stock and Parent Class B Common Stock) resulting from the transactions contemplated by this Agreement or disposition of Pubco Common Stock by each Person who will become subject to such reporting requirements with respect to Parent to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 7.2    Interim Operating Covenants

(a)    CBA covenants and agrees that, between the date of this Agreement and the earlier to occur of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 9.1 (the “Interim Period”), except as required by applicable Law or any Governmental Entity, or as otherwise contemplated by the terms of this Agreement (including Section 7.13 and Section 7.14 hereof), it shall use commercially reasonable efforts to conduct its business, and cause each Subsidiary to conduct its business, in the ordinary course. Without limiting the foregoing, CBA shall not, nor permit any Subsidiary to, take any of the following actions (the “Interim Period Restricted Actions”), without Pubco’s prior written consent:

(1)    implement or adopt any material change in its material accounting principles, practices or methods, other than as may be required by Law or applicable accounting requirements;

(2)    terminate, enter into, establish, adopt, or materially amend any CBA Plan or employment agreement, or materially increase the compensation of any Employee, other than, in any such case, (w) as would not result in liability to CBA following the Closing, (x) in the Ordinary Course of Business, or (y) as required by any CBA Plan or employment agreement in effect as of the date hereof;

(3)    accept any assignment or transfer of any assets or liabilities from any Person, including CBA Member, except those set forth on Schedule 7.2(a)(3);

(4)    acquire (by merger or stock or asset purchase or otherwise) any corporation, partnership, other business organization or any material business or division thereof;

(5)    amend the CBA Organizational Documents or any other organization documents thereof;

(6)    issue any additional shares of its own capital stock or equity interests, or any options, warrants, convertible securities or other rights exercisable therefor or convertible thereinto, other than pursuant to the exercise or conversion of any options, warrants, convertible securities or other rights that are outstanding on the date hereof;

(7)    adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its own capital stock or equity interests, or any options, warrants, convertible securities or other rights exercisable therefor or convertible thereinto;

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(8)    make any change in its material Tax elections or accounting methods, or enter into any closing agreement, settlement or compromise of any claim or assessment, in each case in respect of material Taxes, or consent to any extension or waiver of any limitation period with respect to any claim or assessment for material Taxes;

(9)    (i) make any investment in any Person (other than in money market funds, cash equivalents or Fund Investments), or (ii) incur any expenses outside the Ordinary Course of Business greater than one hundred thousand dollars ($100,000) individually or two hundred fifty thousand dollars ($250,000) in the aggregate (other than expenses incurred in connection with the consummation (or in preparation of the consummation) of the Merger and the other transactions contemplated by this Agreement and the other Ancillary Agreements);

(10)    transfer any of its material assets, other than transactions in the Ordinary Course of Business; or

(11)    enter into any Contract with respect to any of the foregoing.

(b)    Pubco covenants and agrees that, during the Interim Period, except as required by applicable Law or any Governmental Entity, or as otherwise contemplated hereby, it shall use commercially reasonable efforts to conduct its business, and cause each Subsidiary to conduct its business, in the ordinary course. Without limiting the foregoing, Pubco shall not, nor permit any Subsidiary to, take any of the Interim Period Restricted Actions, mutatis mutandis without CBA’s prior written consent; provided, that during the Interim Period, Pubco shall be permitted to pay the fees and bonus amounts to the individuals in each case as set forth in Schedule 7.2(b); provided, further, for purposes of this Section 7.2(b), Fund Investments shall mean investments by a Pubco Company in a Public Fund.

Section 7.3    Indemnification, Exculpation and Insurance

(a)    The provisions of the CBA Organizational Documents and the Pubco Organizational Documents with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of CBA or Pubco, as applicable, that are presently set forth therein shall not be amended, modified or repealed for a period of six (6) years from the Effective Time in a manner that would adversely affect the rights thereunder of individuals who, at or prior to the Effective Time, were officers or directors of CBA or Pubco, unless such modification is required by applicable Law.

(b)    From and after the Effective Time, Parent and Pubco shall maintain directors’ and officers’ liability insurance policies, in form satisfactory to CBA Member, with an effective date as of the Closing Date, on commercially available terms and conditions and with coverage limits customary for U.S. public companies similarly situated to Parent.

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(c)    In the event Parent, Pubco or CBA, or its or their successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent, Pubco or CBA shall succeed to the obligations set forth in this Section 7.3.

Section 7.4    Resale Registration Statement

(a)    Parent shall prepare and file or cause to be prepared and filed with the SEC, as soon as practicable following the Closing Date (but in no event later than thirty (30) days following the Closing Date), a Registration Statement for an offering to be made on a continuous basis, pursuant to Rule 415 of the Securities Act or any successor thereto, registering the resale from time to time by CBA Member, its Affiliates (as defined in the Stockholder Agreement), such Affiliates of Parent set forth on Schedule 7.4(a), and any other Person who executes an Additional Purchase Subscription Agreement pursuant to Section 7.9 named as “selling shareholders” therein (collectively, the “Holders”) of all of the CBA Closing Consideration and Pubco Shareholder Issuance, and all shares of Parent Class A Common Stock acquired by the CBA Member, its Affiliates (as defined in the Stockholder Agreement), such Affiliates of Parent set forth on Schedule 7.4(a), and any other Person who executes an Additional Purchase Subscription Agreement pursuant to Section 7.9 (the “Resale Shelf Registration Statement” and any CBA Closing Consideration or Pubco Shareholder Issuance so registered, the “Registrable Shares”). The Resale Shelf Registration Statement shall be on Form S-3 (or, if Form S-3 is not available to be used by Parent at such time, on Form S-1 or another appropriate form permitting Registration of such CBA Closing Consideration and Pubco Shareholder Issuance for resale). If the Resale Shelf Registration Statement is initially filed on Form S-1 and thereafter Parent becomes eligible to use Form S-3 for secondary sales, Parent shall use commercially reasonable efforts to cause such Resale Shelf Registration Statement to be amended by post-effective amendment as promptly as practicable, such that the Resale Shelf Registration Statement shall be on Form S-3. Parent shall use commercially reasonable efforts to cause the Resale Shelf Registration Statement to be declared effective as soon as possible after filing but no later than the earlier of (i) 180 days following the Closing Date and (ii) the tenth (10th) Business Day after the date Parent is notified (orally or in writing, whichever is earlier) by the SEC that the Resale Shelf Registration Statement will not be “reviewed” or will not be subject to further review and shall provide prompt notice to the Holders of such effectiveness; provided, however, that Parent’s obligations to include the Registrable Shares held by the Holders in the Resale Shelf Registration Statement are contingent upon the Holders timely furnishing in writing to Parent such information regarding the Holders, the securities of Parent to be held by the Holders and the intended method of disposition of the Registrable Shares as shall be reasonably requested by the Parent to effect the registration of the Registrable Shares, and the Holders shall execute such documents in connection with such registration as Parent may reasonably request that are customary of a selling stockholder in similar situations.

(b)    CBA Member agrees to comply with all applicable federal and state securities Laws in connection with the resale of Registrable Shares pursuant to the Resale Shelf Registration Statement. Parent shall notify CBA Member promptly upon discovery that the Resale Shelf Registration Statement or any supplement to any prospectus forming a part of the Resale Shelf Registration Statement contains a Material Misstatement and shall use commercially reasonable efforts to supplement or amend such prospectus as promptly as practicable so that such prospectus will not contain such Material Misstatement and shall provide a copy of such supplemented or amended prospectus to CBA Member as promptly as practicable, but no later than one (1) Business Day following the filing thereof with the SEC. Upon being notified by Parent of any Material Misstatement, CBA Member shall refrain from selling any Registrable Shares pursuant to the Resale Shelf Registration Statement until such holder receives from Parent copies of a supplemented or amended prospectus prepared and filed by Parent, or until Parent notifies such holders in writing that the then current prospectus may be used.

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(c)    Following declaration of the effectiveness of the Resale Shelf Registration Statement, Parent shall use commercially reasonable efforts to cause the Resale Shelf Registration Statement to be continuously effective until such time as all Registrable Shares covered by such Resale Shelf Registration Statement (i) have been sold (whether pursuant to such Resale Shelf Registration Statement or otherwise) or (ii) may be transferred under Rule 144 or another similar exemption under the Securities Act without manner of sale or volume restrictions (such period, the “Registration Period”).

(d)    From the date of this Agreement until the end of the Registration Period, Parent shall make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, and file with the SEC in a timely manner all reports and other documents required to be filed by Parent under the Securities Act and the Exchange Act.

Section 7.5    Access to Information; Confidentiality.

(a)    During the Interim Period, each of the Parties shall, and shall cause each of their respective subsidiaries to, afford to the other Parties and to their respective Representatives reasonable access during normal business hours and upon reasonable advance notice to all of their respective properties, offices, books, Contracts, personnel and records that the other Party may reasonably request and, during such period, each of the Parties shall, and shall cause each of their respective subsidiaries to and shall use their reasonable best efforts to cause its Representatives to, furnish reasonably promptly to the other Parties (i) any information concerning such Party or its respective subsidiaries (including with respect to any pending or threatened Action) as the other Party may reasonably request and (ii) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities Laws. In connection with such reasonable access to information, each of the Parties shall use their reasonable best efforts to cause its respective Representatives to participate in meetings and telephone conferences with the other Parties and their Representatives prior to the mailing of the Proxy Statement, prior to the Stockholders Meeting, respectively, and at such other times as may be reasonably requested. No investigation under this Section 7.5(a) or otherwise shall affect any of the representations and warranties of the Parties contained in this Agreement or any condition to the obligations of the Parties under this Agreement. Notwithstanding the foregoing, none of the Parties shall be required by this Section 7.5(a) to provide the other Parties or their respective Representatives with access to or to disclose information (A) that is subject to the terms of a confidentiality agreement with a third party entered into prior to the date of this Agreement or entered into after the date of this Agreement in the Ordinary Course of Business in accordance with this Agreement (provided, however, that the withholding Party shall use its reasonable best efforts to obtain the required consent of such third party to such access or disclosure), (B) the disclosure of which would violate any Law applicable to such Party or any of its Representatives (provided, however, that the withholding Party shall use its reasonable best efforts to make appropriate substitute arrangements to permit reasonable disclosure not in violation of any Law or duty) or (C) that is subject to any attorney-client, attorney work product or other legal privilege (provided, however, that the withholding Party shall use its reasonable best efforts to allow for such access or disclosure to the maximum extent that does not result in a loss of any such attorney-client, attorney work product or other legal privilege, including by means of entry into a customary joint defense agreement that would alleviate the loss of such privilege). The Parties will use their reasonable best efforts to minimize any disruption to the businesses of the other Parties and any of their respective subsidiaries that may result from the requests for access, data and information hereunder. Prior to the Effective Time, the Parties shall not, and shall cause their respective Representatives and Affiliates not to, contact or otherwise communicate with parties with which any of the other Parties or any other of their respective subsidiaries has a business relationship regarding the business of the other Parties and their respective subsidiaries or this Agreement and the transactions contemplated by this Agreement without the prior written consent of such other Party (provided, that, for the avoidance of doubt, nothing in this Section 7.5(a) shall be deemed to restrict the Parties from contacting such parties in pursuing the business of the Parties operating in the ordinary course).

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(b)    From and after the date hereof, each of the Parties shall, and shall cause each of their respective Affiliates to, keep confidential the terms and existence of this Agreement and the Ancillary Agreements and the negotiations relating thereto and all documents and information obtained by a Party from another Party in connection with the transactions contemplated hereby (collectively, the “Confidential Information”) except (i) to the extent that it is reasonably necessary to disclose the Confidential Information to obtain the regulatory approvals or third party consents or to satisfy third party notice obligations, (ii) for disclosures otherwise made in satisfaction of any of the obligations under this Agreement, (iii) to the extent required by applicable Law (including any filings required by the SEC), (iv) as made public prior to the date hereof by a Party not in violation of this Agreement, (v) CBA may disclose such information to each Public Fund Board, and (vi) without duplication of the foregoing, each of Pubco and CBA may disclose such information to such Person’s equity holders or Affiliates, and their respective Representatives, but subject to the prior receipt of an applicable confidentiality agreement.

(c)    The terms of the Confidentiality Agreement are hereby incorporated herein by reference and shall continue in full force and effect until the Closing, at which time the Confidentiality Agreement shall terminate. If this Agreement is terminated prior to the Closing, then the Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

(d)    So long as this Agreement is in effect, the Parties shall consult with each other before issuing any press release or otherwise making any public statements or filings with respect to this Agreement or any of the transactions contemplated by this Agreement, and none of the Parties shall issue any such press release or make any such public statement or filing prior to obtaining the other Parties’ consent (which consent shall not be unreasonably withheld, delayed or conditioned); provided, (a) the foregoing shall not apply to any press release or public announcement so long as any statements contained therein concerning this Agreement and the transactions contemplated hereby are consistent with previous releases or announcements made by the applicable Party with respect to which such Party has complied with the provisions of this Section 7.5(d); and (b) a Party may, without obtaining the other Parties’ consent, issue such press release or make such public statement or filing as may be required by Law or Order if it is not possible to consult with the other Party before making any public statement with respect to this Agreement or any of the transactions contemplated by this Agreement. Pubco and CBA agree that the initial press release to be issued in connection with the transactions contemplated hereby shall be in a form mutually agreed. Notwithstanding the foregoing, the restrictions set forth in this Section 7.5 shall not apply to any release, statement, announcement, or other disclosure made with respect to a Pubco Adverse Recommendation Change issued or made in compliance with Section 7.6(b), or any other disclosures issued or made in compliance with Section 7.5(d).

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Section 7.6    No Solicitation.

(a)    Takeover Proposal. Pubco shall not, and shall cause its Subsidiaries and its or its Subsidiaries’ Representatives not to, directly or indirectly, solicit, initiate, or knowingly take any action to facilitate or encourage the submission of any Takeover Proposal, or, subject to Section 7.6(b), conduct or engage in any discussions or negotiations with, disclose any non-public information relating to Pubco or its Subsidiaries to, afford access to the business, properties, assets, books, or records of Pubco or its Subsidiaries to, or knowingly assist, participate in, facilitate, or encourage any effort by, any third party (or its potential sources of financing) that is seeking to make, or has made, any Takeover Proposal.

(b)    Superior Proposal. Notwithstanding Section 7.6(a), the Pubco Board, directly or indirectly through any Representative, may: (i) participate in negotiations or discussions with any third party that has made (and not withdrawn) a bona fide, unsolicited Takeover Proposal in writing that the Pubco Board believes in good faith, after consultation with its financial advisors and outside legal counsel, constitutes or would reasonably be expected to result in a Superior Proposal; (ii) following receipt of and on account of a Superior Proposal, make a Pubco Adverse Recommendation Change, but in each case, only if the Pubco Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law. Nothing contained herein shall prevent the Pubco Board from disclosing to the Pubco Stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act with regard to a Takeover Proposal, if Pubco determines, after consultation with its financial advisors and outside legal counsel, that failure to disclose such position would be inconsistent with its fiduciary duties under applicable Law.

(c)    Appropriate Action; Consents; Filings. Upon the terms and subject to the conditions set forth in this Agreement, each Party shall and shall cause its respective Affiliates to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Party in doing, all things necessary, proper or advisable under applicable Law or pursuant to any Contract to consummate and make effective, as promptly as practicable, the Merger and the other transactions contemplated by this Agreement, including (i) taking all actions necessary to cause the conditions to Closing set forth in ARTICLE VIII to be satisfied, (ii) preparing and filing any applications, notices, registrations and requests as may be required or advisable to be filed with or submitted to any Governmental Entity in order to consummate the transactions contemplated by this Agreement, (iii) obtaining all necessary or advisable actions or nonactions, waivers, consents and approvals from Governmental Entities or other Persons necessary in connection with the consummation of the Merger and the other transactions contemplated by this Agreement and the making of all necessary or advisable registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary or advisable to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity or other Persons necessary in connection with the consummation of the Merger and the other transactions contemplated by this Agreement, (iv) defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, the avoidance of each and every impediment under any antitrust, merger control, competition or trade regulation Law that may be asserted by any Governmental Entity with respect to the Merger so as to enable the Closing to occur as soon as reasonably possible, and (v) executing and delivering any additional instruments necessary or advisable to consummate the Merger and the other transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement; provided, that neither Party will have any obligation (A) to propose, negotiate, commit to or effect, by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of any assets or businesses of such Party, any of its Subsidiaries (including Subsidiaries of Parent after the Closing) or their Affiliates or (B) otherwise to take or commit to take any actions that would limit the freedom of such Party, its Subsidiaries (including Subsidiaries of Parent after the Closing) or their Affiliates with respect to, or their ability to retain, one or more of their businesses, product lines or assets.

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(d)    In connection with and without limiting the foregoing, each of the Parties shall give (or shall cause their respective Affiliates to give) any notices to third parties, and each of the Parties shall use, and cause each of their respective Affiliates to use, its reasonable best efforts to obtain any third-party consents that are necessary, proper or advisable to consummate the Merger and the other transactions contemplated by this Agreement. Each of the Parties will, and shall cause their respective Affiliates to, furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any required applications, notices, registrations and requests as may be required or advisable to be filed with any Governmental Entity and will cooperate in responding to any inquiry from a Governmental Entity, including promptly informing the other Party of such inquiry, consulting in advance before making any presentations or submissions to a Governmental Entity, and supplying each other with copies of all material correspondence, filings or communications between either Party and any Governmental Entity with respect to this Agreement. To the extent reasonably practicable, the Parties or their Representatives shall have the right to review in advance and each of the Parties will consult the others on, all the information relating to the other and each of their Affiliates that appears in any filing made with, or written materials submitted to, any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement, except that confidential competitively sensitive business information may be redacted from such exchanges. To the extent reasonably practicable, neither Party shall, nor shall they permit their respective Representatives to, participate independently in any meeting or engage in any substantive conversation with any Governmental Entity in respect of any filing, investigation or other inquiry without giving the other Party prior notice of such meeting or conversation and, to the extent permitted by applicable Law, without giving the other Party the opportunity to attend or participate (whether by telephone or in person) in any such meeting with such Governmental Entity.

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(e)    Notwithstanding anything to the contrary in this Agreement, in connection with obtaining any approval or consent from any Person (other than any Governmental Entity) with respect to the Merger and the other transactions contemplated by this Agreement, none of the Parties or any of their respective Representatives shall be obligated to pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any accommodation or commitment or incur any liability or other obligation to such Person. Subject to the immediately foregoing sentence, the Parties shall cooperate with respect to reasonable accommodations that may be requested or appropriate to obtain such consents.

(f)    Notification of Certain Matters. Each Party shall give prompt notice to the other Parties of any notice or other communication received by such Party from any Governmental Authority in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement, or from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the other transactions contemplated by this Agreement.

(g)    Each Party shall give prompt notice to the other Parties, if (i) any representation or warranty made by it contained in this Agreement becomes untrue or inaccurate such that it would be reasonable to expect that the applicable closing conditions would be incapable of being satisfied by the Outside Date (as defined below) or (ii) it fails to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, that no such notification shall affect the representations, warranties, covenants or agreements of the Parties or the conditions to the obligations of the Parties under this Agreement.

(h)    Pubco shall give prompt notice to the other Parties of any Action commenced or, to such Party’s Knowledge, threatened against, relating to or involving such Party or any Subsidiary, or any of their respective directors, officers or partners that relates to this Agreement, the Merger or the other transactions contemplated by this Agreement. Pubco shall give CBA the opportunity to reasonably participate in the defense and settlement of any stockholder litigation against the Pubco Companies and/or their directors, officers or partners relating to this Agreement and the transactions contemplated by this Agreement, and no such settlement shall be agreed to without CBA’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned).

(i)    Parent shall take all actions necessary to (a) cause the Merger Subs to perform their obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement, and (b) ensure that, prior to the Effective Time, the Merger Subs shall not conduct any business or make any investments or incur or guarantee any Indebtedness other than as specifically contemplated by this Agreement.

Section 7.7    Further Assurances

Subject to the terms and conditions of this Agreement, each Party shall, from time to time, execute such further instruments and take such other actions as any other Party shall reasonably request in order to fulfill its obligations under this Agreement or the Ancillary Agreements contemplated hereby, to effectuate the purposes of this Agreement and the Ancillary Agreements contemplated hereby and to provide for the orderly and efficient transition of the ownership of Pubco and CBA to Parent; provided, however, that any actions not specifically required by other provisions of this Agreement and the Ancillary Agreements contemplated hereby to be taken after the Closing shall be at the expense of the Party requesting that such action be taken.

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Section 7.8    Employee Benefits.

(a)    For a period of not less than twelve (12) months after the Closing Date, Parent shall, or shall cause each Surviving Company to provide each Person set forth on Schedule 7.8 (each, a “Continuing Employee”) with (i) (A) base salary or base hourly wage rate (as applicable) and (B) cash incentive compensation opportunity (including bonuses and commissions), in each case in an amount at least equal to the level that was provided to each such Continuing Employee as of immediately prior to the Effective Time and (ii) employee benefits that are no less favorable in the aggregate than those provided to each such Continuing Employee as of immediately prior to the Effective Time.

(b)    Parent shall, or shall cause each Surviving Company to, ensure that, as of the Effective Time, each Continuing Employee receives full credit (for all purposes, including eligibility to participate, vesting, benefit accrual, vacation entitlement and severance benefits) for service with, as applicable CBA or Pubco (or predecessor employers to the extent CBA or Pubco provides such past service credit) under the comparable employee benefit plans, programs and policies of Parent or such Surviving Company, as applicable, in which such employees become participants; provided, however, that the foregoing shall not apply with respect to benefit accrual under any defined benefit pension plan or to the extent that its application would result in a duplication of benefits. As of the Effective Time, Parent shall, or shall cause each Surviving Company to, credit to Continuing Employees the amount of vacation time that such employees had accrued under any applicable CBA Plan or Pubco Plan, as applicable, as of the Effective Time and shall not be subject to accrual limits or forfeiture.

(c)    From and after the Effective Time, with respect to each benefit plan maintained by Parent or a Surviving Company that is an “employee welfare benefit plan” as defined in Section 3(1) of ERISA (each, a “Welfare Plan”) in which any Continuing Employee is or becomes eligible to participate, Parent or the Surviving Company shall use commercially reasonable efforts to cause each such Welfare Plan to (i) waive all limitations as to pre-existing conditions, waiting periods, required physical examinations and exclusions with respect to participation and coverage requirements applicable under such Welfare Plan for such Continuing Employees and their eligible dependents to the same extent that such pre-existing conditions, waiting periods, required physical examinations and exclusions would not have applied or would have been waived under the corresponding CBA Plan or Pubco Plan in which such Continuing Employee was a participant immediately prior to his or her commencement of participation in such Welfare Plan; and (ii) provide each Continuing Employee and their eligible dependents with credit for any co-payments and deductibles paid in the calendar year that, and prior to the date that, such Continuing Employee commences participation in such Welfare Plan in satisfying any applicable co-payment or deductible requirements under such Welfare Plan for the applicable calendar year, to the extent that such expenses were recognized for such purposes under the comparable CBA Plan.

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(d)    Nothing in this Section 7.8 or elsewhere in this Agreement is intended nor shall be construed to (i) be treated as an amendment to any particular CBA Plan or Pubco Plan, (ii) prevent Parent from amending or terminating any of its benefit plans in accordance with their terms, (iii) create a right in any employee to employment with Parent or the Surviving Companies, or (iv) create any third-party beneficiary rights in any Person with respect to the compensation, terms and conditions of employment and/or benefits that may be provided to any Continuing Employee by Parent or the Surviving Companies under any benefit plan which Parent or the Surviving Companies may maintain.

Section 7.9    Post-Closing Purchase of Parent Shares

No later than five (5) trading days following the Closing Date, CBA Member, or its designee(s), shall enter into a short-form securities purchase agreement, substantially in the form of Exhibit G hereto (the “Additional Purchase Subscription Agreement”), pursuant to which CBA Member (and/or such designee(s)) shall subscribe and purchase from Parent, and Parent shall issue and sell to CBA Member (and/or such designee(s)), an aggregate one hundred thousand (100,000) shares of Parent Class A Common Stock (such number subject to appropriate adjustment for any stock dividends, stock splits or other similar transactions‐ between the Closing and the date of such purchase), at a price per Parent Class A Common Stock equal to the lesser of (a) Eight Dollars ($8.00) and (b) the VWAP on the Closing Date. Following the close of trading on the Business Day immediately preceding the Closing Date, the Parties shall determine and mutually agree upon the VWAP. Additionally, (i) CBA Member, or its designee(s), shall have the right, but not the obligation, by delivering to Parent a partially executed Additional Purchase Subscription Agreement no later than five (5) trading days following the Closing Date, to elect to purchase up to two hundred fifty thousand (250,000) shares of Parent Class A Common Stock (such number subject to appropriate adjustment for any stock dividends, stock splits or other similar transactions between the Closing and the date of such purchase), and (ii) each employee, officer or director of Pubco (as of immediately prior to the Closing), as approved by the Pubco Board prior to Closing, shall have the right, but not the obligation, by delivering to Parent a partially executed Additional Purchase Subscription Agreement, no later than five (5) trading days following the Closing Date, to elect to purchase up to fifty-five thousand (55,000) shares of Parent Class A Common Stock (such number subject to appropriate adjustment for any stock dividends, stock splits or other similar transactions between the Closing and the date of such purchase), in each case at a price per share of Parent Class A Common Stock equal to the lesser of (1) Eight Dollars ($8.00) and (2) the VWAP on the Closing Date.

Section 7.10    Parent Certificate of Incorporation

Parent hereby covenants and agrees that, at Closing, Parent’s (a) Certificate of Incorporation shall be amended and restated in the form attached hereto as Exhibit H-1 (the “A&R Certificate of Incorporation”), and (b) Bylaws shall be amended and restated in the form attached hereto as Exhibit H-2 (the “A&R Bylaws”). Following the Closing Date, Parent shall not allow an amendment or modification to Section 4.06 of the A&R Certificate of Incorporation without the approval of a majority of Parent’s Board of Directors, which shall include the affirmative vote of David Sherman (if and to the extent he is a member of Parent’s Board of Directors) for so long as the Principal Stockholder and its Affiliates (each as defined in the Stockholder Agreement and Section 6.01 of the A&R Certificate of Incorporation, respectively) directly or indirectly owns more than five percent (5%) of the then issued and outstanding aggregate shares of Parent Class A Common Stock and Parent Class B Common Stock. Following the Closing Date, Parent shall not allow an issuance of equity of Parent Class A Common Stock, Class B Common Stock, or warrants, rights, or options to purchase securities of Parent that would dilute CBA Member below twenty-five percent (25%) of the issued and outstanding aggregate shares of Parent Class A Common Stock and Parent Class B Common Stock without the approval of a majority of Parent’s Board of Directors, which shall include the affirmative vote of David Sherman (if and to the extent he is a member of Parent’s Board of Directors) for so long as the Principal Stockholder and its Affiliates (each as defined in the Stockholder Agreement and Section 6.01 of the A&R Certificate of Incorporation, respectively) directly or indirectly owns more than five percent (5%) of the then issued and outstanding aggregate shares of Parent Class A Common Stock and Parent Class B Common Stock.

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Section 7.11    eBuild Ventures, LLC

At Closing, concurrently with the consummation of the Merger, in consideration of the transactions contemplated hereby, CBA Member will assign and transfer all of the issued and outstanding equity of eBuild Ventures, LLC (which will, following the assignment of the assets listed in Section 4 of Schedule 7.2(a)(3), own all assets exclusively related to the SPACObserver.com business, among other things) to Parent.

Section 7.12    FINRA Notification; Delisting; Investment Advisory Services

(a)    Pubco shall prepare and file an Issuer Company-Related Action Notification Form (the “FINRA Notification”) in accordance with FINRA Rule 6490 with the Financial Industry Regulatory Authority (“FINRA”) regarding the Merger and the other corporate actions to be taken by Pubco as contemplated hereunder and pay to FINRA the fee therefor. The FINRA Notification shall be filed no later than ten (10) days prior to the date of the Stockholders Meeting. Each of the other Parties shall furnish all information reasonably requested by Pubco, and provide such other assistance as Pubco reasonable requests, in connection with the preparation and filing of the FINRA Notification and in connection with any responses to comments or inquiries made by FINRA with regard to the FINRA Notification. In the event of a deficiency determination by FINRA pursuant to FINRA Rule 6490(d)(3), PubCo shall promptly commence and diligently pursue an appeal of such determination in accordance with FINRA Rule 6490(e) and shall make any reasonable changes to the FINRA Notification that may be required in connection with a successful appeal. Each of the other Parties shall furnish all information reasonably requested by Pubco and provide such other assistance as Pubco reasonable requests, in connection with such appeal.

(b)    Prior to the Closing, Pubco shall use its commercially reasonable efforts to (a) remove the Pubco Common Stock from the OTCQB Marketplace, and (b) cause Pubco’s ticker symbol to cease being quoted on the OTCQB Marketplace (collectively, the “Delisting”), in each case effective as of the Closing. Each of the other Parties shall provide such assistance as may be reasonably requested by Pubco in connection with the Delisting.

(c)    If and to the extent, after the date hereof, Pubco or any Subsidiary thereof becomes required (as reasonably determined by the CBA Member upon advice of its regular funds counsel (or any replacement thereof) and following consultation with Pubco (provided, in the event of a disagreement with Pubco with respect to the foregoing, the advice of CBA Member’s counsel shall control) to be registered as an investment adviser under applicable Law (including, without limitation, the Investment Advisers Act and any other comparable Law in any jurisdiction in which Pubco and/or any Subsidiary thereof operates, or any rules promulgated by any Governmental Entity with respect to providers of Investment Advisory Services) as a result of services it renders pursuant to a Contract then in effect to which it is a party (each a “Fund Services Agreement”), Pubco or such Subsidiary shall use its reasonable best efforts to amend such Fund Services Agreement so as to remove the obligation to provide any service which requires Pubco or such Subsidiary to be registered as an investment adviser under applicable Law.

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Section 7.13    Side Letter to Lease

Prior to Closing, CBA and CBA Member shall use commercially reasonable efforts to enter into a Side Letter to that certain Lease Agreement made as of November 23, 2018 between EPN Enterprises, Inc., as landlord, and CBA Member, as tenant, as hereafter may be amended and/or assigned, on the terms set forth in Exhibit J hereto.

Section 7.14    Employment Agreement Amendments

On or prior to Closing, CBA and CBA Member shall use commercially reasonable efforts to cause each current employee of CBA Member set forth on Schedule 7.8 (other than David Sherman) to execute and deliver to CBA an Employment Agreement Amendment and Assignment and Assumption Agreement and an Offer of Engagement Letter, in each case substantially in the forms attached hereto as Exhibit K.

ARTICLE VIII

CONDITIONS

Section 8.1    Conditions to Each Party’s Obligation to Effect the Merger

(a)    Stockholder Approval. The Pubco Stockholder Approval shall have been obtained in accordance with applicable Law and the Pubco Governing Documents.

(b)    No Injunctions or Restraints. No Order issued by any Governmental Entity of competent jurisdiction prohibiting consummation of the Merger shall be in effect, and no Law shall have been enacted, entered, promulgated or enforced by any Governmental Entity after the date of this Agreement that, in any case, prohibits, restrains, enjoins or makes illegal the consummation of the Merger or the other transactions contemplated by this Agreement.

(c)    Form S‑4. The Form S‑4 shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Form S‑4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated by the SEC that have not been withdrawn.

(d)    FINRA Approval. FINRA shall not have provided written notice to PubCo in accordance with FINRA Rule 6490(d)(4) that the FINRA Notification is deficient, or if FINRA has so notified PubCo, either (i) such notification has been withdrawn by FINRA or (ii) a FINRA subcommittee has determined that the FINRA Notification (or any appropriate amendment thereto) should be processed by FINRA, and Pubco shall have received all FINRA approvals necessary for the quoting of Parent Class A Common Stock on the over-the-counter (OTC) market.

(e)    OTC Market. The Parent Class A Common Stock shall be quoted on the over-the-counter (OTC) market.

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Section 8.2    Conditions to Pubco’s Obligation to Effect the Merger

The obligations of Pubco to effect the Merger and to consummate the other transactions contemplated by this Agreement are subject to the satisfaction or, to the extent permitted by Law, waiver by Pubco, at or prior to the Effective Time, of the following additional conditions:

(a)    Representations and Warranties. The representations and warranties contained in Section 4.1 (Organization, Standing and Power), Section 4.2 (Capitalization), Section 4.4 (Authority), Section 4.14 (Taxes), Section 4.19 (Related Party Transactions), Section 4.20 (Brokers), Section 6.1 (Organization, Standing and Power), Section 6.2 (Capital Stock), Section 6.4 (Authority) and Section 6.7 (Brokers) shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time, as though made as of the Effective Time, and (ii) each of the other representations and warranties of CBA contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Merger Effective Time, as though made as of the Effective Time, except (A) in each case, representations and warranties that are made as of a specific date shall be true and correct only on and as of such date, and (B) in the case of clause (ii) where the failure of such representations or warranties to be true and correct (without giving effect to any materiality or CBA Material Adverse Effect qualifications set forth therein), individually or in the aggregate, does not have and would not reasonably be expected to have a CBA Material Adverse Effect.

(b)    Performance of Covenants and Obligations of CBA. CBA shall have performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed by it under this Agreement on or prior to the Effective Time.

(c)    Absence of Material Adverse Effect. On the Closing Date, no circumstance shall exist that constitutes a CBA Material Adverse Effect.

(d)    Closing Deliveries. Unless waived in writing by Pubco, CBA shall have delivered, at or before the Closing, to Pubco and Parent, the following documents, each of which shall be in full force and effect at Closing:

(1)    the certificate of merger for the Second Merger, duly executed by Second Merger Sub and CBA;

(2)    evidence in a form reasonably satisfactory to Pubco that the consents, approvals, waivers and notices set forth on Schedule 8.2(d) shall have been obtained or given, as applicable;

(3)    a certificate of an authorized officer of CBA certifying that (i) attached thereto are true and complete copies of all resolutions adopted by the Manager of CBA authorizing the execution, delivery and performance of this Agreement and the other transaction documents to which CBA is a party and the consummation of the transactions contemplated hereby and thereby, and (ii) all such resolutions are in full force and effect and are all the resolutions adopted by the Manager in connection with the transactions contemplated hereby;

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(4)    a certificate of an authorized officer of CBA certifying that the conditions set forth in Section 8.2(a), Section 8.2(b) and Section 8.2(c) have been satisfied;

(5)    the Certificate of Formation of CBA, certified within ten (10) Business Days prior to Closing by the secretary of state of the state of Delaware and a good standing certificate from the secretary of state of the state of Delaware, dated within ten (10) Business Days of Closing;

(6)    a notice to the Internal Revenue Service, in accordance with the requirements of Treasury Regulations Section 1.1445-11T(d)(2)(i), dated as of the Closing Date and executed by CBA, together with written authorization for Parent to deliver such notice to the Internal Revenue Service on behalf of CBA after the Closing, and a certification that the CBA Equity Interests are not “United States real property interests” as defined in Section 897(c) of the Code prepared in accordance with the Treasury Regulations under Sections 897 and 1445 of the Code (in a form reasonably acceptable to Pubco), in each case, validly executed by a duly authorized officer of CBA;

(7)    the Cohanzick Services Agreement, duly executed by CBA Member and CBA;

(8)    the Stockholder Agreement, duly executed by CBA Member;

(9)    the Voting Agreement, duly executed by Parent and the shareholders set forth on Schedule 1.1; and

(10)    the Registration Rights Agreement, duly executed by CBA Member.

Section 8.3    Conditions to CBA’s Obligation to Effect the Merger

The obligations of CBA to effect the Merger and to consummate the other transactions contemplated by this Agreement are subject to the satisfaction or, to the extent permitted by Law, waiver by CBA, at or prior to the Effective Time, of the following additional conditions:

(a)    Representations and Warranties. (i) The representations and warranties of Pubco contained in Section 5.1 (Organization, Standing and Power), Section 5.2 (Capitalization), Section 5.4 (Authority), Section 5.14 (Taxes), Section 5.19 (Related Party Transactions), and Section 5.21 (Brokers), and Parent contained in Section 6.1 (Organization, Standing and Power) Section 6.2 (Capital Stock), Section 6.4 (Authority) and Section 6.7 (Brokers) shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time, as though made as of the Effective Time, and (ii) each of the other representations and warranties of Pubco and Parent contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Merger Effective Time, as though made as of the Effective Time, except (A) in each case, representations and warranties that are made as of a specific date shall be true and correct only on and as of such date, and (B) in the case of clause (ii) where the failure of such representations or warranties to be true and correct (without giving effect to any materiality or Pubco Material Adverse Effect qualifications set forth therein), individually or in the aggregate, does not have and would not reasonably be expected to have a Pubco Material Adverse Effect.

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(b)    Performance of Covenants and Obligations of Pubco and Parent. Pubco and Parent shall have performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed by it under this Agreement on or prior to the Effective Time.

(c)    Absence of Material Adverse Effect. On the Closing Date, no circumstance shall exist that constitutes a Pubco Material Adverse Effect.

(d)    Closing Deliveries. Unless waived in writing by CBA, Pubco and Parent shall have delivered, at or before the Closing, to CBA, the following documents, each of which shall be in full force and effect at Closing:

(1)    the certificate of merger for the First Merger, duly executed by First Merger Sub and Pubco;

(2)    evidence in a form reasonably satisfactory to CBA that the consents, approvals, waivers and notices set forth on Schedule 8.3(d) shall have been obtained or given, as applicable;

(3)    a certificate of the secretary of Pubco certifying that attached thereto are true and complete copies of all resolutions adopted by the Pubco Board authorizing the execution, delivery and performance of this Agreement and the other transaction documents to which Pubco is a party and the consummation of the transactions contemplated hereby and thereby, including the Pubco Recommendation, and all such resolutions are in full force and effect and are all the resolutions adopted by the Pubco Board in connection with the transactions contemplated hereby;

(4)    a certificate of the secretary of Parent certifying that attached thereto are true and complete copies of all resolutions adopted by the Board of Directors of Parent authorizing the execution, delivery and performance of this Agreement and the other transaction documents to which Parent is a party and the consummation of the transactions contemplated hereby and thereby, and all such resolutions are in full force and effect and are all the resolutions adopted by the Board of Directors of Parent in connection with the transactions contemplated hereby;

(5)    a certificate of the secretary of Pubco certifying that the conditions set forth in Section 8.3(a), Section 8.3(b) and Section 8.3(c) have been satisfied;

(6)    the Articles of Incorporation of Pubco, certified within ten (10) Business Days prior to Closing by the secretary of state of the state of Nevada, and a good standing certificate from the secretary of state of the state of Nevada, dated within ten (10) Business Days of Closing;

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(7)    the Stockholder Agreement, duly executed by Parent;

(8)    the Voting Agreement, duly executed by Parent and the shareholders set forth on Schedule 1.1;

(9)    the A&R Certificate of Incorporation, duly executed by Parent and filed with the Delaware Secretary of State, and the A&R Bylaws, each of which shall have been adopted by Parent’s Board of Directors;

(10)    a notice to the Internal Revenue Service, in accordance with the requirements of Treasury Regulations § 1.897-2(h)(2), dated as of the Closing Date and executed by Pubco, together with written authorization for the Parent to deliver such notice to the Internal Revenue Service on behalf of Pubco after the Closing, and a certification that the shares of Pubco Common Stock are not “United States real property interests” as defined in Section 897(c) of the Code prepared in accordance with the Treasury Regulations under Sections 897 and 1445 of the Code (in a form reasonably acceptable to CBA for purposes of satisfying the Parent’s obligations under Treasury Regulations § 1.1445-2(c)(3)), in each case, validly executed by a duly authorized officer of Pubco;

(11)    Pubco and its Subsidiaries shall have delivered evidence reasonably satisfactory to CBA that they own (or otherwise possess) no more than four and 99/100 percent (4.99%) of the voting interest, and no more than forty-nine and 99/100 percent (49.99%) of the economic interest, in and to Bonhoeffer Fund, L.P.; provided, however, that if, after using its reasonable best efforts Pubco reasonably and in good faith determines that this Section 8.3(d)(11) cannot be achieved, (x) it shall notify CBA Member of such fact in writing, (y) upon receipt of such written notification by CBA, the condition to closing described in this paragraph shall be deemed satisfied, and (z) CBA Member shall purchase, at the Closing, all of Willow Oak Asset Management, LLC’s membership interest in Bonhoeffer Capital Management, LLC for a purchase price equal to twenty five thousand dollars ($25,000) in cash (provided, that Willow Oak Asset Management, LLC shall have the continued right to receive forty five percent (45%) of the economic interest held by Bonhoeffer Capital Management, LLC in Bonhoeffer Fund, L.P.), and in connection with any such purchase, Pubco shall agree to indemnify and defend CBA Member for any third party claims arising from actions taken by Pubco or its Subsidiaries in connection with Bonhoeffer Fund, L.P. prior to the consummation of such purchase; and

(12)    Each director and officer of Pubco as of immediately prior to the Effective Time shall have delivered a duly executed resignation substantially in the form of Exhibit I hereto.

Section 8.4    Frustration of Closing Conditions

No Party may rely, as a basis for not consummating the transactions contemplated by this Agreement, on the failure of any condition to be satisfied if such failure was caused by such Party’s breach in any material respect of any provision of this Agreement.

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ARTICLE IX

TERMINATION

Section 9.1    Termination

This Agreement may be terminated and the Merger and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time, notwithstanding receipt of the Stockholder Approval (except as otherwise specified in this Section 9.1):

(a)    by mutual written consent of each of Pubco and CBA;

(b)    by Pubco or CBA, by giving written notice of such termination to the other Party, on or after June 30, 2022 (the “Outside Date”), if the Closing shall not have occurred, prior to the Outside Date; provided, however, that neither Party may terminate this Agreement pursuant to this Section 9.1(b) at any time during which such Party is in material breach of its covenants in this Agreement;

(c)    by Pubco or CBA, if the Stockholder Approval shall not have been obtained at the Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof at which a vote on the approval of the Merger is taken; provided, that the right to terminate this Agreement under this Section 9.1(c) shall not be available to a Party if the failure to receive the Stockholder Approval was primarily due to the failure of such Party to perform or comply in all material respects with any of its obligations, covenants or agreements under this Agreement;

(d)    by Pubco or CBA, if any Governmental Entity of competent jurisdiction shall have issued an Order permanently restraining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order shall have become final and nonappealable; provided, that the right to terminate this Agreement under this Section 9.1(d) shall not be available to a Party if the issuance of such final, non-appealable Order was primarily due to the failure of such Party to perform or comply in all material respects with any of its obligations, covenants or agreements under this Agreement;

(e)    by Pubco, if there has been a material violation or breach by CBA of any representation or warranty (or any such representation or warranty shall have become untrue in any material respect after the date hereof) or of any covenant or agreement contained in this Agreement which, in either case, would prevent the satisfaction of or result in the failure of any condition to the obligations of Pubco at the Closing and such violation or breach has not been waived by Pubco or, in the case of a breach of any covenant or agreement under this Agreement that is curable, has not been cured prior to the earlier to occur of (x) thirty (30) days after receipt by CBA of written notice of such breach from Pubco and (y) the Outside Date; provided, however, Pubco may not terminate this Agreement pursuant to this Section 9.1(e) at any time during which Pubco is in material breach of this Agreement;

(f)    by CBA, if there has been a material violation or breach by Pubco or Parent of any representation or warranty (or any such representation or warranty shall have become untrue in any material respect after the date hereof) or of any covenant or agreement contained in this Agreement which would, in either case, prevent the satisfaction of or result in the failure of any condition to the obligations of CBA at the Closing and such violation or breach has not been waived by CBA or, with respect to a breach of any covenant or agreement under this Agreement that is curable, has not been cured by Pubco or Parent, as applicable, prior to the earlier to occur of (x) thirty (30) days after receipt by Pubco or Parent, as applicable, of written notice of such breach from CBA or (y) the Outside Date; provided, however, that CBA may not terminate this Agreement pursuant to this Section 9.1(g) at any time during which CBA is in material breach of this Agreement; or

(g)    by Pubco or CBA, if a Pubco Adverse Recommendation Change shall have occurred.

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Section 9.2    Effect of Termination

In the event of the termination of this Agreement in accordance with Section 9.1 this Agreement shall thereafter become void and have no effect, and no Party shall have any liability to the other Party or their respective Affiliates, or their respective directors, officers, shareholders partners, members, attorneys, accountants, agents, representatives or employees or their heirs, successors and permitted assigns, except for the obligations of the Parties contained in Section 7.5(c), this Section 9.2 and ARTICLE XI (and any related definitional provisions set forth herein) (which provisions shall survive the termination of this Agreement), and except that nothing in this Section 9.2 shall relieve any Party from liability for any willful breach of this Agreement that arose prior to such termination; provided, that in the event of a termination of this Agreement pursuant to Section 9.1(g), then Pubco shall pay to CBA (by wire transfer of immediately available funds), within five (5) Business Days after such termination, a fee in an amount equal to One Million Dollars ($1,000,000).

ARTICLE X

TAX MATTERS

Section 10.1    Tax Matters.

(a)    Transfer Taxes. All federal, state, local, foreign transfer, documentary stamp, registration, sales, use or similar Taxes, fees or expenses (“Transfer Taxes”) applicable to, imposed upon or arising out of any transaction contemplated by this Agreement shall be borne solely by Parent. Parent shall file any Tax Return and other documentation in connection with such Transfer Taxes, and, if required by applicable Law, each other Party shall, and shall cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

(b)    Cooperation. With respect to any Pre-Closing Tax Period, the Parties shall provide each other such cooperation and information as any of them reasonably may request in filing any Tax Return, amended Tax Return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other Action in respect of Taxes. Such cooperation and information shall include providing copies of all relevant portions of relevant Tax Returns, together with relevant accompanying schedules and relevant work papers, which any such Party may possess.

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(c)    Straddle Period Taxes. In the case of Taxes that are payable with respect to a Straddle Period, the portion of any such Taxes that are treated as Taxes attributable to a Pre-Closing Tax Period for purposes of this Agreement shall be:

(i)    in the case of Taxes (x) based upon, or related to, income, receipts, profits, wages, capital or net worth, (y) imposed in connection with the sale, transfer or assignment of property, or (z) required to be withheld, deemed equal to the amount which would be payable if the taxable year ended with the Closing Date; and

(ii)    in the case of other Taxes, deemed to be the amount of such Taxes for the entire period multiplied by a fraction the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period.

(d)    Intended Tax Treatment. The Parties intend that the First Merger and Second Merger, taken together, will be treated for U.S. federal and applicable state income tax purposes as (a) a contribution by the Pubco Shareholders to Parent of all of the shares of Pubco Common Stock issued and outstanding immediately prior to the Effective Time (other than any Excluded Shares or Dissenting Shares), and (b) a contribution by the CBA Member to Parent of all of the membership interest of CBA issued and outstanding immediately prior to the Effective Time, in each case in exchange for shares of Parent Class A Common Stock in a transaction described in Section 351 of the Code (the “Intended Tax Treatment”). Each of the Parties will (and will cause its Affiliates to) (i) use its commercially reasonable efforts to cause the First Merger and the Second Merger to constitute a transaction qualifying for the Intended Tax Treatment and (ii) not take any action or fail to take any action that could reasonably be expected to prevent or impede the First Merger or the Second Merger from qualifying for the Intended Tax Treatment. In furtherance and not in limitation of the foregoing, each of the Parties and their respective Affiliates shall, unless otherwise required by applicable Law, (A) file all Tax Returns consistent with the Intended Tax Treatment (including attaching any required statements described in Treasury Regulations Section 1.351-3 on or with such Party’s U.S. federal income Tax Returns for the taxable year that includes the First Merger and the Second Merger), and (B) take no Tax position inconsistent with the Intended Tax Treatment (whether in audits, Tax Returns or otherwise), unless required by a “determination” as defined in Section 1313 of the Code. In addition, each Party shall promptly notify all other Parties if it knows or has reason to believe that the First Merger and the Second Merger may not qualify for the Intended Tax Treatment (and the Parties shall cooperate to promptly determine whether the terms of this Agreement could be reasonably amended in order to facilitate the qualification of the First Merger and the Second Merger for the Intended Tax Treatment).

ARTICLE XI

GENERAL PROVISIONS

Section 11.1    Amendment or Supplement

This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each Party.

Section 11.2    Waiver

The Parties may, to the extent permitted by applicable Law, waive compliance with any of the agreements or conditions of the other Parties contained herein. Any agreement on the part of a Party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such Party. No failure or delay of any Party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.

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Section 11.3    Fees and Expenses

Whether or not the transactions contemplated by this Agreement are consummated, and except as otherwise expressly provided in this Agreement or the Transaction Expense Letter, Pubco will bear its own fees, costs and expenses and those of Parent and the Merger Subs, and CBA will bear its own fees, costs and expenses, which for the avoidance of doubt, shall constitute Transaction Expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby (including legal, accounting and other professional fees). Notwithstanding the foregoing, if the Closing occurs, (a) Pubco shall bear the cost of preparing the Year End CBA Financial Statements, and (b) all of the expenses incurred by any Party in connection with any registration of Registrable Shares pursuant to ARTICLE VII, including all SEC fees, blue sky registration and filing fees, listing notices and filing fees, printing fees and expenses, transfer agents’ and registrars’ fees and expenses and all fees and expenses of any Party’s outside counsel, and independent accountants shall be paid by Pubco; provided, Pubco shall not be responsible for any selling expenses of CBA Member (including any broker’s fees or commissions) or fees or expenses of independent accountants of CBA Member in connection with the Resale Shelf Registration Statement. For clarity, nothing in this Section 11.3 shall limit any Person’s rights under the Transaction Expense Letter. In the event of a conflict between this Agreement and the Transaction Expense Letter, the latter shall govern.

Section 11.4    Notices

All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by e-mail, upon written confirmation of receipt by e-mail or otherwise, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:

(i)    if to Pubco, Parent or Merger Subs, to:

Enterprise Diversified, Inc.

1806 Summit Avenue, Suite 300

Richmond, Virginia 23230

Attention: Steven L. Kiel

Email: steven@endi-inc.com

with a copy (which shall not constitute notice) to:

Seward & Kissel LLP

One Battery Park Plaza

New York, NY 10004

Attention: Nick Katsanos

Email: katsanos@sewkis.com

(ii)    if to CBA or CBA Member, to:

427 Bedford Road

Pleasantville, NY 10570

Attention: David K Sherman; Jonathan Barkoe

Phone: (914) 741-1515

Email: david@crossingbridge.com; jbarkoe@crossingbridge.com

with a copy (which shall not constitute notice) to:

Sheppard, Mullin, Richter & Hampton LLP

1901 Avenue of the Stars, Suite 1600

Los Angeles, CA 90067

Attention: Linda Michaelson

Email: lmichaelson@sheppardmullin.com

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Section 11.5    Interpretation

When a reference is made in this Agreement to a Section, Article, Exhibit or Schedule such reference shall be to a Section, Article, Exhibit or Schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit or Schedule are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified.

Section 11.6    Entire Agreement

This Agreement (including the Exhibits hereto), the Pubco Disclosure Letter, the CBA Disclosure Letter, the Confidentiality Agreement, and the Transaction Expense Letter constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the Parties with respect to the subject matter hereof and thereof.

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Section 11.7    No Third Party Beneficiaries

(a)    Except as set forth in Section 7.3, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

(b)    The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 11.8    Governing Law

This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

Section 11.9    Venue; WAIVER OF JURY TRIAL

Each of the Parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any Party or its Affiliates against any other Party or its Affiliates shall be brought and determined in the Court of Chancery of the State of Delaware; provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal action or proceeding may be brought in any federal court located in the State of Delaware or any other Delaware state court. Each of the Parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the Parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the Parties further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. EACH PARTY HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, AND WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LITIGATION, SUIT, ACTION, PROCEEDING, CROSS-CLAIM OR COUNTERCLAIM IN ANY COURT (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, RELATING TO OR IN CONNECTION WITH (i) THIS AGREEMENT OR THE VALIDITY, PERFORMANCE, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF, (ii) THE TRANSACTIONS CONTEMPLATED HEREBY OR (iii) THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, AUTHORIZATION, EXECUTION, DELIVERY, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF. EACH PARTY (1) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (2) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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Section 11.10    Assignment; Successors

Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any Party without the prior written consent of the other Parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

Section 11.11    Specific Performance

The Parties agree that irreparable damage would occur in the event that the Parties do not perform the provisions of this Agreement in accordance with its terms or otherwise breach such provisions. Accordingly, the Parties acknowledge and agree that each Party shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Court of Chancery of the State of Delaware, provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then in any federal court located in the State of Delaware or any other Delaware state court, this being in addition to any other remedy to which such Party is entitled at law or in equity. Each of the Parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

Section 11.12    Currency

All references to “dollars” or “$” or “US$” in this Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement.

Section 11.13    Severability

Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

Section 11.14    Survival

None of the representations and warranties contained in this Agreement or in any instrument delivered under this Agreement will survive the Effective Time. This Section 11.4 does not limit any covenant or agreement of the Parties contained in this Agreement which, by its terms, contemplates performance after the Effective Time. The Confidentiality Agreement will survive termination of this Agreement in accordance with its terms.

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Section 11.15    Counterparts

This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.

Section 11.16    Facsimile or .pdf Signature

This Agreement may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

Section 11.17    No Presumption Against Drafting Party

Each Party acknowledges that each Party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting Party has no application and is expressly waived.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Enterprise Diversified, Inc. By: /s/ Steven L. Kiel Name: Steven L. Kiel Title: Chairman
ENDI Corp. By: /s/ Steven L. Kiel Name: Steven L. Kiel Title: Director
Zelda Merger Sub 1, Inc. By: /s/ Steven L. Kiel Name: Steven L. Kiel Title: Director
Zelda Merger Sub 2, LLC By: /s/ Steven L. Kiel Name: Steven L. Kiel Title: Authorized Person
CrossingBridge Advisors, LLC By: /s/ David K. Sherman Name: David K. Sherman Title: Sole Manager
Cohanzick Management, L.L.C. By: /s/ David K. Sherman Name: David K. Sherman Title: Managing Member

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ANNEX A
DEFINITIONS

I.         Certain Definitions. For purposes of the Agreement to which this Annex A forms a part, the term:

“Advisory Agreement” means an investment advisory agreement or sub-advisory agreement entered into by CBA with a Client for the purpose of providing Investment Advisory Services to such Client.

“Affiliate” of any Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For the purposes of this definition, “control” (including the terms “controlling,” “controlled by,” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract, or otherwise.

“Ancillary Agreements” means the Cohanzick Services Agreement, the Stockholder Agreement, the Voting Agreement, the Warrants, the Voting and Support Agreements and the Registration Rights Agreement.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized or required by applicable Law to be closed.

“CARES Act” means collectively, the Coronavirus Aid, Relief and Economic Security Act, as amended from time to time, including amendments thereto enacted by the Paycheck Protection Program and Health Care Enhancement Act and the Paycheck Protection Program Flexibility Act of 2020, and any current or future rules, regulations or official interpretations of any of the foregoing.

“CBA Material Adverse Effect” means any event, change, circumstance, occurrence, effect or state of facts that (A) is or would reasonably be expected to be materially adverse to the business, assets, liabilities, financial condition, or results of operations of CBA and its Subsidiaries, taken as a whole, or (B) materially impairs the ability of CBA to consummate the Merger or any of the other transactions contemplated by this Agreement; provided, however, that no result, occurrence, fact, change, event or effect resulting from any of the following shall constitute, or will be considered in determining whether there has occurred, a CBA Material Adverse Effect: (i) any changes in (A) the United States or global economy generally or capital, commodity or financial markets generally, including changes in interest or exchange rates, or (B) political conditions generally of the United States or any other country or jurisdiction in which CBA operates; (ii) the negotiation, execution, announcement or consummation of the transactions contemplated hereby, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, licensors, distributors, partners, providers or employees; (iii) the identity of, or the effects of any facts or circumstances relating to, Pubco or any of its Affiliates; (iv) any global health conditions, including any Contagion Event, any Government Shutdown, any declaration of martial law, quarantine or similar directive, guidance, policy or guidance or other action by any Governmental Entity; (v) any changes or prospective changes in GAAP or in any Laws generally applicable to CBA in the interpretation thereof, including any Laws newly enacted for, relating to or arising out of efforts to address the spread of any global pandemic or infectious disease; (vi) any hostilities, act of war, sabotage, terrorism or military actions, or any escalation or worsening of any such hostilities, act of war, sabotage, terrorism or military actions (but not, in each case, the underlying cause of such changes or failures, unless such changes or failures would otherwise be excepted from this definition); (vii) changes in the investment management services industry or the alternative asset management industry in general or (viii) a reduction in assets under management in and of itself due to the ordinary course purchase and sale of interests in the Public Funds, and not resulting from any action taken in breach of this Agreement; except, in the cases of clauses (i), (iv), (v), and (vii) to the extent such changes have had a disproportionate effect on CBA relative to other participants in the industries in which CBA operates.

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“Client” means any client or customer of CBA for Investment Advisory Services.

“Closing Stock Issuance” means the Pubco Shareholder Issuance and the CBA Closing Stock Consideration.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Communications Laws” means (a) the Communications Act of 1934, as amended, (b) the rules, regulations, published orders, policies and decisions promulgated by, and other applicable requirements of, the FCC and interpretations thereof by federal courts of competent jurisdiction, (c) the state statutes governing the communications industry, the rules, orders, regulations and other applicable requirements of any state public utilities commissions and (d) any other rules, regulations, published orders, policies and decisions promulgated by the telecommunications regulatory agencies of the U.S., states and territories and interpretations thereof by courts of competent jurisdiction, in each case, with jurisdiction over any of the services offered by the Pubco Companies.

“Contagion Event” means the outbreak of a contagious disease, epidemic or pandemic (including SARS-CoV-2, which causes coronavirus disease 2019).

“Covered Person” means, with respect to Pubco or Parent as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1).

“Encumbrance” means any mortgage, pledge, lien, conditional sale agreement, security title or other similar encumbrance.

“Environmental Law” means any Law relating to (i) the protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface and subsurface soils and strata, wetlands, plant and animal life or any other natural resource) or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances.

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“Equity Interest” means (a) with respect to a corporation, any and all shares of capital stock and any right, option or security convertible into, exchangeable or exercisable for shares of capital stock, (b) with respect to a partnership, limited liability company, trust or similar Person, any and all units, interests or other partnership/limited liability company interests, including economic or profits interests, and any rights, option or security convertible into, exchangeable or exercisable with respect thereto, and (c) with respect to any other Person, any other equity ownership in such Person.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FCC” means the U.S. Federal Communications Commission.

“Government Shutdown” means any shutdown or material limiting of certain United States or foreign federal, state or local government services.

“Hazardous Substance” means any substance listed, defined, designated, classified or regulated as a waste, pollutant or contaminant or as hazardous, toxic, radioactive or dangerous or any other term of similar import under any Environmental Law, including but not limited to petroleum.

“Indebtedness” of any Person means, with respect to any Person and without duplication, the aggregate amount of (i) indebtedness of such Person for borrowed money, (ii) indebtedness evidenced by notes, debentures or bonds, bankers’ acceptance, or other similar securities or instruments the payment for which such Person is responsible, (iii) all liabilities of such Person under or pursuant to commitments by which such Person assures a creditor against loss (including, without limitation, reimbursement obligations of such Person under letters of credit, solely to the extent such letters of credit have been drawn), (iv) all liabilities of such Person under or pursuant to any conditional sales or other arrangements for the deferred purchase price of property or services (including any deferred pay-out or earn-out), as obligor or otherwise, (v) all liabilities of such Person under or pursuant to leases which in accordance with GAAP are required to be capitalized, (vi) all liabilities of such Person under any swap, hedging, derivative or similar transaction, (vii) cash overdrafts, regardless of balance sheet presentation (to the extent and in the amount not otherwise deducted in the calculation of cash (calculated in accordance with this Agreement)), (viii) all liabilities of such Person for guarantees of another Person in respect of liabilities of the type set forth in the foregoing clauses, (ix) all Liabilities in respect of profit-sharing, 401(k) matching and safe harbor contributions payable by Pubco or CBA with respect to all periods prior to the Closing, and (x) all liabilities of such Person for accrued but unpaid interest, unpaid prepayment or redemption penalties, premiums or payments and unpaid fees and expenses that are payable in connection with retirement or prepayment of any of the indebtedness described in the foregoing clauses (i) through (ix).

“Intellectual Property” means all intellectual property rights of any kind or nature in any jurisdiction throughout the world, including all of the following to the extent protected by applicable Law: (i) trademarks or service marks (whether registered or unregistered), trade names, domain names, social media user names, social media addresses, logos, slogans, and trade dress, including applications to register any of the foregoing, together with the goodwill symbolized by any of the foregoing; (ii) patents, utility models and any similar or equivalent statutory rights with respect to the protection of inventions, and all applications for any of the foregoing, together with all re-issuances, continuations, continuations-in-part, divisionals, revisions, extensions and reexaminations thereof; (iii) copyrights (registered and unregistered) and applications for registration; (iv) trade secrets and customer lists, in each case to the extent any of the foregoing derives economic value (actual or potential) from not being generally known to other Persons who can obtain economic value from its disclosure or use, and other confidential information; and (v) any other proprietary or intellectual property rights of any kind or nature.

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“Investment Advisory Services” means investment management or investment advisory services, including any subadvisory services, that involve acting as an “investment adviser” within the meaning of the Investment Advisers Act or other applicable Law.

“Investment Advisers Act” means the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Knowledge of CBA” means the actual knowledge of each of David Sherman, Jonathan Barkoe and John Conner, in each case, after due inquiry.

“Knowledge of Pubco” means the actual knowledge of each of Alea Kleinhammer, Jessica Greer and Steven Kiel, in each case, after due inquiry.

“Law” means any federal, state, local or foreign law, including common law, and any regulation, rule, requirement, policy, judgment, order, writ, decree, ruling, award, approval, authorization, consent, license, waiver, variance, guideline or permit of, or any agreement with, any Governmental Entity.

“Long-Term Payable” means the long-term payable described on Section 4.7 of the CBA Disclosure Letter.

“Material Misstatement” means, with respect to any Resale Shelf Registration Statement, an untrue statement of a material fact or an omission of any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

“Order” means a judgment, injunction, order or decree of any Governmental Authority.

“Ordinary Course of Business” means any action taken that is consistent with past practice, events or happenings including as to, nature, scope, amount and frequency and is taken in the course of normal day-to-day operations, without any separate or special authorization.

“Payroll Tax Executive Order” means the Presidential Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster, as issued on August 8, 2020 and including any administrative or other guidance published with respect thereto by any Governmental Entity.

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“Permitted Encumbrance” means, collectively, (i) Taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or, if due, are being contested in good faith and, in each case, for which specific and adequate accruals or reserves have been established on the most recent CBA Financial Statements or Pubco Financial Statements, as applicable, in accordance with GAAP; (ii) carriers’, warehousemens’, mechanics’, landlords’, materialmens’, repairmens’ or other similar Encumbrances arising in the Ordinary Course of Business to which there is no default on the part of CBA or Pubco, as applicable, in connection therewith or that are being contested in good faith and for which specific and adequate accruals or reserves have been established on the most recent CBA Financial Statements or Pubco Financial Statements, as applicable, in accordance with GAAP; (iii) Encumbrances consisting of pledges or deposits required in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance and other social security legislation; (iv) any interest or title of a lessor or sublessor, as lessor or sublessor, under any lease and any precautionary uniform commercial code financing statements filed under any operating lease; and (v) Encumbrances of record or imperfections of title which are not material in character, amount or extent and which do not materially detract from the value or materially interfere with the present or intended use of the assets subject thereto or affected thereby.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including any Governmental Entity.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any Straddle Period, the portion of such taxable period ending on and including the Closing Date.

“Proxy Statement” means the proxy statement relating to the Stockholders Meeting together with any amendment or supplements thereto.

“Pubco Adverse Recommendation Change” means the Pubco Board: (a) failing to make, withdrawing, amending, modifying, or materially qualifying, in a manner adverse to CBA, the Pubco Recommendation; (b) failing to include the Pubco Recommendation in the Proxy Statement; (c) recommending a Takeover Proposal; (d) making any public statement inconsistent with the Pubco Recommendation; or (e) resolving or agreeing to take any of the foregoing actions.

“Pubco Board” means the Board of Directors of Pubco.

“Pubco Material Adverse Effect” means any event, change, circumstance, occurrence, effect or state of facts that (A) is or would reasonably be expected to be materially adverse to the business, assets, liabilities, financial condition, or results of operations of Pubco and its Subsidiaries, taken as a whole, or (B) materially impairs the ability of Pubco, Parent or Merger Subs to consummate the Merger or any of the other transactions contemplated by this Agreement; provided, however, that no result, occurrence, fact, change, event or effect resulting from any of the following shall constitute, or will be considered in determining whether there has occurred, a Pubco Material Adverse Effect: (i) any changes in (A) the United States or global economy generally or capital, commodity or financial markets generally, including changes in interest or exchange rates, or (B) political conditions generally of the United States or any other country or jurisdiction in which Pubco operates; (ii) the negotiation, execution, announcement or consummation of the transactions contemplated hereby, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, licensors, distributors, partners, providers or employees; (iii) the identity of, or the effects of any facts or circumstances relating to, CBA or any of its Affiliates; (iv) any global health conditions, including any Contagion Event, any Government Shutdown, any declaration of martial law, quarantine or similar directive, guidance, policy or guidance or other action by any Governmental Entity; (v) any changes or prospective changes in GAAP or in any Laws generally applicable to Pubco in the interpretation thereof, including any Laws newly enacted for, relating to or arising out of efforts to address the spread of any global pandemic or infectious disease; (vi) any hostilities, act of war, sabotage, terrorism or military actions, or any escalation or worsening of any such hostilities, act of war, sabotage, terrorism or military actions (but not, in each case, the underlying cause of such changes or failures, unless such changes or failures would otherwise be excepted from this definition); or (vii) changes in the price or trading volume of Pubco Common Stock (it being understood that the facts giving rise or contributing to such changes may be deemed to constitute, or be taken into account in determining whether there is a Pubco Material Adverse Effect); except, in the cases of clauses (i), (iv) and (v), to the extent such changes have had a disproportionate effect on Pubco relative to other participants in the industries in which Pubco operates.

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“Public Fund” means each vehicle for collective investment (in whatever form of organization, including the form of a corporation, company, limited liability company, partnership, association, trust or other entity, and including each separate portfolio or series of any of the foregoing) (a) that is registered with the SEC as an investment company under the Investment Company Act, and (b) for which CBA acts as the sponsor, investment manager, investment adviser, sub-adviser, or in a similar capacity.

“Public Fund Board” means the board of directors or trustees (or Persons performing similar functions) of a Public Fund.

“Representative” means a party’s directors, officers, employees, investment bankers, financial advisors, attorneys, accountants or other advisors, agents or representatives.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereby.

“Straddle Period” means a taxable period that begins on or before and ends after the Closing Date.

“Stockholders Meeting” means the meeting of the holders of shares of Pubco Common Stock exclusively for the purpose of seeking the Pubco Stockholder Approval, including any postponement or adjournment thereof.

“Subsidiary” means, with respect to any Person, any other Person of which stock or other equity interests having ordinary voting power to elect more than 50% of the board of directors or other governing body are owned, directly or indirectly, by such first Person.

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“Superior Proposal” means a bona fide written Takeover Proposal with respect to Pubco (except that, for purposes of this definition, each reference in the definition of “Takeover Proposal” to “15% or more” shall be “more than 50%”) that the Pubco Board determines in good faith (after consultation with outside legal counsel and its financial advisor) is more favorable to the holders of Pubco’s Common Stock than the transactions contemplated by this Agreement.

“Takeover Law” means any “fair price,” “moratorium,” “control share acquisition,” “interested stockholder” or other anti-takeover statute or regulation applicable to this Agreement, the Merger or the other transactions contemplated hereby by reason of Parent, Pubco or either Merger Sub being a party to this Agreement, performing its obligations hereunder and consummating the Merger and the other transactions contemplated hereby, including, but not limited to, Sections 78.378 through 78.3793 of the NRS.

“Takeover Proposal” means an inquiry, proposal, or offer from, or indication of interest in making a proposal or offer by, any Person or group relating to any transaction or series of related transactions (other than the transactions contemplated by this Agreement), involving any: (a) direct or indirect acquisition of assets of Pubco (but excluding sales of assets in the Ordinary Course of Business) equal to 15% or more of the fair market value of Pubco’s assets or to which 15% or more of Pubco’s net revenues or net income on a consolidated basis are attributable; (b) direct or indirect acquisition of 15% or more of the voting equity interests of Pubco; (c) tender offer or exchange offer that if consummated would result in any Person or group (as defined in Section 13(d) of the Exchange Act) beneficially owning (within the meaning of Section 13(d) of the Exchange Act) 15% or more of the voting power of Pubco; (d) merger, consolidation, other business combination, or similar transaction involving Pubco, pursuant to which such Person or group (as defined in Section 13(d) of the Exchange Act) would own 15% or more of the consolidated net revenues, net income, or assets of Pubco; (e) liquidation, dissolution (or the adoption of a plan of liquidation or dissolution), or recapitalization or other significant corporate reorganization of Pubco which, individually or in the aggregate, generates or constitutes 15% or more of the consolidated net revenues, net income, or assets of Pubco; or (f) any combination of the foregoing.

“Tax Return” means any return, declaration, report, certificate, bill, election, claim for refund, information return, statement or other written information and any other document filed or supplied or required to be filed or supplied to any Governmental Entity or any other Person with respect to Taxes, including any schedule, attachment or supplement thereto, and including any amendment thereof.

“Taxes” means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, stock, ad valorem, transfer, transaction, franchise, profits, gains, registration, license, wages, lease, service, service use, employee and other withholding, social security, unemployment, welfare, disability, payroll, employment, excise, severance, stamp, occupation, workers’ compensation, premium, real property, personal property, escheat or unclaimed property, windfall profits, net worth, capital, value-added, alternative or add-on minimum, customs duties, estimated and other taxes, fees, assessments, charges or levies of any kind whatsoever (whether imposed directly or through withholding and including taxes of any third party in respect of which a Person may have a duty to collect or withhold and remit and any amounts resulting from the failure to file any Tax Return), whether disputed or not, together with any interest and any penalties, additions to tax or additional amounts with respect thereto.

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“Transaction Expense Letter” means that certain Letter Agreement dated July 31, 2021 by and between Pubco and CBA.

“Transaction Expenses” means, with respect to a Person: (i) all fees, costs and expenses (including fees, costs and expenses of attorneys, accountants, investment bankers and other representatives and consultants and any fees and expenses incurred in negotiations with any Person other than the Parent) incurred by such Person in connection with the consummation (or the preparation for the consummation) transactions contemplated by this Agreement and the Ancillary Agreements, in each case to the extent remaining unpaid and outstanding on the Closing, (ii) any bonuses, severance arrangements, equity issuance, termination and change of control arrangements or other compensation and similar obligations or other liabilities (including any related employer payroll contributions or premiums) owed or payable to any Person by such Person on the Closing Date as a consequence of, in contemplation of or that will be triggered, either automatically or with the passage of time, in whole or in part by the execution or consummation of the transactions contemplated by this Agreement, (iii) any payroll, social security, unemployment or other Taxes or other amounts to be paid by such Person (i.e., the employer’s share of such Taxes) in connection with any payments made to any employee of such Person at the Closing (including amounts included in clause (ii)) and (iv) the preparation, printing, filing and mailing of the Proxy Statement, the preparation, printing and filing of the Form S-4 and all SEC and other regulatory filing fees incurred in connection with the Proxy Statement, the solicitation of stockholder approval, engaging the services of the Exchange Agent, obtaining any third-party consents, making any other filings with the SEC and all other matters related to the closing of the Merger and the other transactions contemplated by this Agreement.

“Treasury Regulations” means the rules and regulations promulgated under the Code from time to time.

“VWAP” means the average volume weighted Closing Prices of Pubco Common Stock for the sixty (60) trading day period ending on the Business Day immediately preceding the Closing Date, after removal of the highest and lowest trading days. For purposes of this definition: (a) “Closing Price” means on any particular date (i) the closing bid price or last sale price, as applicable, for a share of Pubco Common Stock in the over-the-counter market, as reported by the OTC Bulletin Board or by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices) at the close of business on the applicable date, or (ii) if the Pubco Common Stock is not then reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the “Pink Sheet” quotes for the sixty (60) trading days preceding such date of determination, or (iii) if the Pubco Common Stock is not then publicly traded, the fair market value of a share of Pubco Common Stock (as mutually determined by the board of directors of Parent or any authorized committee thereof and CBA Member, each acting in good faith, assuming a willing buyer and a willing seller, provided that no minority or illiquidity discount shall be taken into account and no consideration shall be given to any restrictions on transfer, or to the existence or absence of, or any limitations on, voting rights); provided, that all determinations of the Closing Price shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period; and (b) “trading day” means a day on which Pubco Common Stock is quoted in the over-the-counter market as reported by the OTC Bulletin Board or by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided, however, that in the event that the Pubco Common Stock is not traded or quoted as set forth in clause (i) or (ii) of this definition, then trading day shall mean any Business Day.

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“Working Capital” means an amount equal to the current assets minus the current liabilities of CBA, as determined in accordance with GAAP; provided, however, that for purposes of calculating “Working Capital” hereunder, the current liabilities of CBA shall include the amount of the Long-Term Payable.

II.         Terms Defined Elsewhere. The following terms are defined elsewhere in the Agreement to which this Annex A forms a part, as indicated below:

A&R Certificate of Incorporation	Section 7.10
Action	Section 4.9
Additional Purchase Subscription Agreement	Section 7.9
Agreement	Preamble
CBA	Preamble
CBA Balance Sheet Date	Section 4.6(a)
CBA Closing Consideration	Section 3.1(b)
CBA Closing Stock Consideration	Section 3.1(b)
CBA Companies	Section 4.2(a)
CBA Company	Section 4.2(a)
CBA Disclosure Letter	ARTICLE IV
CBA Equity Interests	Section 4.2(a)
CBA Financial Statements	Section 4.6(a)
CBA Member	Preamble
CBA Organizational Documents	Section 4.1(b)
CBA Plans	Section 4.11(a)
CBA Registered IP	Section 4.17(a)
Closing	Section 2.4
Closing Date	Section 2.4
COBRA	Section 4.11(c)(iv)
Cohanzick Services Agreement	Recitals
Confidential Information	Section 7.5(b)
Continuing Employee	Section 7.8(a)
Contract	Section 4.5(a)
Delaware Secretary of State	Section 2.5
Delisting	Section 7.12(b)
DGCL	Recitals
Disqualifying Event	Section 5.2(b)
Dissenting Shares	Section 3.5

77

DLLCA	Recitals
Effective Time	Section 2.5
ERISA	Section 4.11(a)
Exchange Agent	Section 3.2(a)
Excluded Shares	Section 3.1(a)
FINRA	Section 7.12(a)
FINRA Notification	Section 7.12(a)
First Certificate of Merger	Section 2.5
First Merger	Recitals
First Merger Sub	Preamble
First Merger Surviving Company	Recitals
Form S-4	Section 7.1(a)
Fund Investments	Section 3.3
Fund Services Agreement	Section 7.12(c)
GAAP	Section 4.6(a)
Governmental Entity	Section 4.5(b)
Holders	Section 7.4(a)
Interim Period	7.2.1(a)
Interim Period Restricted Actions	7.2.1(a)
IT Systems	Section 4.17(e)
Material Contract	Section 4.14(a)
Measurement Date	Section 5.2(a)
Merger	Recitals
Merger Subs	Preamble
Nevada Secretary of State	Section 2.5
NRS	Recitals
Outside Date	Section 9.1(b)
Parent	Preamble
Parent Class A Common Stock	Recitals
Parent Class A Common Stock Issuance	Section 6.4
Parent Class B Common Stock	Recitals
Parties	Preamble
Party	Preamble
Pension Plan	Section 4.11(b)
Permits	Section 4.10
Personal Information	Section 4.17(f)
Privacy Laws	Section 4.17(f)
Pubco	Preamble
Pubco Common Stock	Recitals
Pubco Companies	Section 5.1(b)
Pubco Company	Section 5.1(b)
Pubco Disclosure Letter	ARTICLE V
Pubco Equity Interests	Section 5.2(a)
Pubco Financial Statements	Section 5.6(b)
Pubco Governing Documents	Section 5.5(a)
Pubco Material Contract	Section 5.15

78

Pubco Organizational Documents	Section 5.1(b)
Pubco Plans	Section 5.11(a)
Pubco Recommendation	Recitals
Pubco Registered IP	Section 5.18(a)
Pubco SEC Documents	Section 5.6(a)
Pubco Shareholder Issuance	Section 3.1(a)
Pubco Stockholder Approval	Section 5.4(a)
Pubco Stockholders	Recitals
Registered Securities	Section 7.1(a)
Registrable Shares	Section 7.4(a)
Registration Period	Section 7.4(c)
Registration Rights Agreement	Recitals
Resale Shelf Registration Statement	Section 7.4(a)
Sarbanes-Oxley Act	Section 5.6(a)
Second Certificate of Merger	Section 2.5
Second Merger	Recitals
Second Merger Sub	Preamble
Second Merger Surviving Company	Recitals
Stockholder Agreement	Recitals
Surviving Companies	Recitals
Surviving Company	Recitals
Tax Action	Section 4.13(d)
Transfer Taxes	Section 10.1(a)
Voting Agreement	Recitals
Warrants	Section 3.1(b)
WARN Act	Section 4.12(d)
Welfare Plan	Section 7.8(c)
Working Capital Amount	Section 3.3
Year End CBA Financial Statements	Section 4.6(a)

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ANNEX B- NRS SECTIONS 92A.300 TO 92A.500

RIGHTS OF DISSENTING OWNERS

NRS 92A.300 Definitions. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

(Added to NRS by 1995, 2086)

NRS 92A.305 "Beneficial stockholder" defined. "Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

(Added to NRS by 1995, 2087)

NRS 92A.310 "Corporate action" defined. "Corporate action" means the action of a domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.315 "Dissenter" defined. "Dissenter" means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

(Added to NRS by 1995, 2087; A 1999, 1631)

NRS 92A.320 "Fair value" defined. "Fair value," with respect to a dissenter's shares, means the value of the shares determined:

1.    Immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;

2.    Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and

3.    Without discounting for lack of marketability or minority status. (Added to NRS by 1995, 2087; A 2009, 1720)

NRS 92A.325 "Stockholder" defined. "Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.330 "Stockholder of record" defined. "Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.335 "Subject corporation" defined. "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

(Added to NRS by 1995, 2087)

NRS 92A.340 Computation of interest. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the rate of interest most recently established pursuant to NRS 99.040.

(Added to NRS by 1995, 2087; A 2009, 1721)

NRS 92A.350 Rights of dissenting partner of domestic limited partnership. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

(Added to NRS by 1995, 2088)

NRS 92A.360 Rights of dissenting member of domestic limited-liability company. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

(Added to NRS by 1995, 2088)

NRS 92A.370 Rights of dissenting member of domestic nonprofit corporation.

1.    Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before the member's resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

2.    Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

(Added to NRS by 1995, 2088)

NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

1.    Except as otherwise provided in NRS 92A.370 and 92A.390 and subject to the limitation in paragraph (f), any stockholder is entitled to dissent from, and obtain payment of the fair value of the stockholder's shares in the event of any of the following corporate actions:

(a)	Consummation of a plan of merger to which the domestic corporation is a constituent entity:

(1)

If approval by the stockholders is required for the merger by NRS 92A. l 20 to 92A. l 60, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the plan of merger;

(2)	If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180; or
	(3)	If the domestic corporation is a constituent entity in a merger pursuant to NRS 92A.133.
(b)		Consummation of a plan of conversion to which the domestic corporation is a constituent entity as the corporation whose subject owner's interests will be converted.
(c)

Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner's interests will be acquired, if the stockholder's shares are to be acquired in the plan of exchange.

(d)

Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

(e)		Accordance of full voting rights to control shares, as defined in NRS 78.3784, only to the extent provided for pursuant to NRS 78.3793.
(f)

Any corporate action not described in this subsection pursuant to which the stockholder would be obligated, as a result of the corporate action, to accept money or scrip rather than receive a fraction of a share in exchange for the cancellation of all the stockholder's outstanding shares, except where the stockholder would not be entitled to receive such payment pursuant to NRS 78.205, 78.2055 or 78.207. A dissent pursuant to this paragraph applies only to the fraction of a share, and the stockholder is entitled only to obtain payment of the fair value of the fraction of a share.

2.    A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, must not challenge the corporate action creating the entitlement unless the action is unlawful or constitutes or is the result of actual fraud against the stockholder or the domestic corporation.

3.    Subject to the limitations in this subsection, from and after the effective date of any corporate action described in subsection 1, no stockholder who has exercised the right to dissent pursuant to NRS 92A.300 to 92A.500, inclusive, is entitled to vote his or her shares for any purpose or to receive payment of dividends or any other distributions on shares. This subsection does not apply to dividends or other distributions payable to stockholders on a date before the effective date of any corporate action from which the stockholder has dissented. If a stockholder exercises the right to dissent with respect to a corporate action described in paragraph (f) of subsection 1, the restrictions of this subsection apply only to the shares to be converted into a fraction of a share and the dividends and distributions to those shares.

(Added to NRS by 1995, 2087; A 2001, 1414, 3199; 2003, 3189; 2005, 2204; 2007, 2438; 2009, 1721; 2011, 2814; 2019, 109)

NRS 92A.390 Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger; shares of stock not issued and outstanding on date of first announcement of proposed action.

1.    There is no right of dissent pursuant to paragraph (a), (b), (c) or (f) of subsection 1 ofNRS 92A.380 in favor of stockholders of any class or series which is:

(a)	A covered security under section 18(b)(l)(A) or (B) of the Securities Act of 1933, 15 U.S.C. § 77r(b)(l)(A) or (B), as amended;
(b)

Traded in an organized market and has at least 2,000 stockholders and a market value of at least $20,000,000, exclusive of the value of such shares held by the corporation's subsidiaries, senior executives, directors and beneficial stockholders owning more than 10 percent of such shares; or

(c)

Issued by an open end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940, 15 U.S.C. §§ 80a-l et seq., as amended, and which may be redeemed at the option of the holder at net asset value, unless the articles of incorporation of the corporation issuing the class or series or the resolution of the board of directors approving the plan of merger, conversion or exchange expressly provide otherwise.

2.    The applicability of subsection 1 must be determined as of:

(a)	The record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the corporate action requiring dissenter's rights; or
(b)	The day before the effective date of such corporate action if there is no meeting of stockholders.

3.    Subsection 1 is not applicable and dissenter's rights are available pursuant to NRS 92A.380 for the holders of any class or series of shares who are required by the terms of the corporate action to accept for such shares anything other than:

(a)	Cash;
(b)

Any security or other proprietary interest of any other entity, including, without limitation, shares, equity interests or contingent value rights, that satisfies the standards set forth in subsection 1 at the time the corporate action becomes effective; or

(c)	Any combination of paragraphs (a) and (b).

4.    There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A. l 30.

5.    There is no right of dissent for any holders of stock of the parent domestic corporation if the plan of merger does not require action of the stockholders of the parent domestic corporation under NRS 92A. l 80.

6.    There is no right of dissent with respect to any share of stock that was not issued and outstanding on the date of the first announcement to the news media or to the stockholders of the terms of the proposed action requiring dissenter's rights.

(Added to NRS by 1995, 2088; A 2009, 1722; 2013, 1285; 2019, 110, 2495)

NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

1.    A stockholder ofrecord may assert dissenter's rights as to fewer than all of the shares registered in his or her name only if the stockholder of record dissents with respect to all shares of the class or series beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf the stockholder of record asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and his or her other shares were registered in the names of different stockholders.

2.    A beneficial stockholder may assert dissenter's rights as to shares held on his or her behalf only if the beneficial stockholder:

(a)	Submits to the subject corporation the written consent of the stockholder ofrecord to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and
(b)	Does so with respect to all shares of which he or she is the beneficial stockholder or over which he or she has power to direct the vote.

(Added to NRS by 1995, 2089; A 2009, 1723)

NRS 92A.410 Notification of stockholders regarding right of dissent.

1.    If a proposed corporate action creating dissenter's rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are, are not or may be entitled to assert dissenter's rights under NRS 92A.300 to 92A.500, inclusive. If the domestic corporation concludes that dissenter's rights are or may be available, a copy of NRS 92A.300 to 92A.500, inclusive, must accompany the meeting notice sent to those stockholders of record entitled to exercise dissenter's rights.

2.    If the corporate action creating dissenter's rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders of record entitled to assert dissenter's rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.

(Added to NRS by 1995, 2089; A 1997, 730; 2009, 1723; 2013, 1286; 2019, Ill)

NRS 92A.420 Prerequisites to demand for payment for shares.

1.    If a proposed corporate action creating dissenter's rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights with respect to any class or series of shares:

(a)	Must deliver to the subject corporation, before the vote is taken, written notice of the stockholder's intent to demand payment for his or her shares if the proposed action is effectuated; and
(b)	Must not vote, or cause or permit to be voted, any of his or her shares of such class or series in favor of the proposed action.

2.    If a proposed corporate action creating dissenter's rights is taken by written consent of the stockholders, a stockholder who wishes to assert dissenter's rights with respect to any class or series of shares must not consent to or approve the proposed corporate action with respect to such class or series.

3.    A stockholder who does not satisfy the requirements of subsection 1 or 2 and NRS 92A.400 is not entitled to payment for his or her shares under this chapter.

(Added to NRS by 1995,2089;A 1999, 1631;2005,2204;2009, 1723;2013, 1286)

NRS 92A.430 Dissenter's notice: Delivery to stockholders entitled to assert rights; contents.

1.    The subject corporation shall deliver a written dissenter's notice to all stockholders of record entitled to assert dissenter's rights in whole or in part, and any beneficial stockholder who has previously asserted dissenter's rights pursuant to NRS 92A.400.

2.    The dissenter's notice must be sent no later than 10 days after the effective date of the corporate action specified in NRS 92A.380, and must:

(a)	State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;
(b)	Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;
(c)

Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not the person acquired beneficial ownership of the shares before that date;

(d)

Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered and state that the stockholder shall be deemed to have waived the right to demand payment with respect to the shares unless the form is received by the subject corporation by such specified date; and

(e)	Be accompanied by a copy ofNRS 92A.300 to 92A.500, inclusive.

(Added to NRS by 1995, 2089; A 2005, 2205; 2009, 1724; 2013, 1286)

NRS 92A.440 Demand for payment and deposit of certificates; loss of rights of stockholder; withdrawal from appraisal process.

1.    A stockholder who receives a dissenter's notice pursuant to NRS 92A.430 and who wishes to exercise dissenter's rights must:

(a)	Demand payment;
(b)

Certify whether the stockholder or the beneficial owner on whose behalf he or she is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and

(c)	Deposit the stockholder's certificates, if any, in accordance with the terms of the notice.

2.    If a stockholder fails to make the certification required by paragraph (b) of subsection 1, the subject corporation may elect to treat the stockholder's shares as after-acquired shares under NRS 92A.470.

3.    Once a stockholder deposits that stockholder's certificates or, in the case of uncertified shares makes demand for payment, that stockholder loses all rights as a stockholder, unless the stockholder withdraws pursuant to subsection 4.

4.    A stockholder who has complied with subsection l may nevertheless decline to exercise dissenter's rights and withdraw from the appraisal process by so notifying the subject corporation in writing by the date set forth in the dissenter's notice pursuant to NRS 92A.430. A stockholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the subject corporation's written consent.

5.    The stockholder who does not demand payment or deposit his or her certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his or her shares under this chapter.

(Added to NRS by 1995, 2090; A 1997, 730; 2003, 3189; 2009, 1724)

NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

(Added to NRS by 1995, 2090; A 2009, 1725)

NRS 92A.460 Payment for shares: General requirements.

1.    Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment pursuant to NRS 92A.440, the subject corporation shall pay in cash to each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of the dissenter's shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

(a)	Of the county where the subject corporation's principal office is located;
(b)	If the subject corporation's principal office is not located in this State, in the county in which the corporation's registered office is located; or
(c)

At the election of any dissenter residing or having its principal or registered office in this State, of the county where the dissenter resides or has its principal or registered office. The court shall dispose of the complaint promptly.

2.    The payment must be accompanied by:

(a)

The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year or, where such financial statements are not reasonably available, then such reasonably equivalent financial information and the latest available quarterly financial statements, if any;

(b)	A statement of the subject corporation's estimate of the fair value of the shares; and
(c)

A statement of the dissenter's rights to demand payment under NRS 92A.480 and that if any such stockholder does not do so within the period specified, such stockholder shall be deemed to have accepted such payment in full satisfaction of the corporation's obligations under this chapter.

(Added to NRS by 1995, 2090; A 2007, 2704; 2009, 1725; 2013, 1287)

NRS 92A.470 Withholding payment for shares acquired on or after date of dissenter's notice: General requirements.

1.    A subject corporation may elect to withhold payment from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenter's notice as the first date of any announcement to the news media or to the stockholders of the terms of the proposed action.

2.    To the extent the subject corporation elects to withhold payment, within 30 days after receipt of a demand for payment pursuant to NRS 92A.440, the subject corporation shall notify the dissenters described in subsection 1:

(a)	Of the information required by paragraph (a) of subsection 2 ofNRS 92A.460;
(b)	Of the subject corporation's estimate of fair value pursuant to paragraph (b) of subsection 2 of NRS 92A.460;
(c)	That they may accept the subject corporation's estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under NRS 92A.480;
(d)	That those stockholders who wish to accept such an offer must so notify the subject corporation of their acceptance of the offer within 30 days after receipt of such offer; and
(e)	That those stockholders who do not satisfy the requirements for demanding appraisal under NRS 92A.480 shall be deemed to have accepted the subject corporation's offer.

3.    Within 10 days after receiving the stockholder's acceptance pursuant to subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder who agreed to accept the subject corporation's offer in full satisfaction of the stockholder's demand.

4.    Within 40 days after sending the notice described in subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder described in paragraph (e) of subsection 2.

(Added to NRS by 1995, 2091; A 2009, 1725; 2013, 1287)

NRS 92A.480 Dissenter's estimate of fair value: Notification of subject corporation; demand for payment of estimate.

1.    A dissenter paid pursuant to NRS 92A.460 who is dissatisfied with the amount of the payment may notify the subject corporation in writing of the dissenter's own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of such estimate, less any payment pursuant to NRS 92A.460. A dissenter offered payment pursuant to NRS 92A.470 who is dissatisfied with the offer may reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his or her shares and interest due.

2.    A dissenter waives the right to demand payment pursuant to this section unless the dissenter notifies the subject corporation of his or her demand to be paid the dissenter's stated estimate of fair value plus interest under subsection 1 in writing within 30 days after receiving the subject corporation's payment or offer of payment under NRS 92A.460 or 92A.470 and is entitled only to the payment made or offered.

(Added to NRS by 1995, 2091; A 2009, 1726)

NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

1.    If a demand for payment pursuant to NRS 92A.480 remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded by each dissenter pursuant to NRS 92A.480 plus interest.

2.    A subject corporation shall commence the proceeding in the district court of the county where its principal office is located in this State. If the principal office of the subject corporation is not located in this State, the right to dissent arose from a merger, conversion or exchange and the principal office of the surviving entity, resulting entity or the entity whose shares were acquired, whichever is applicable, is located in this State, it shall commence the proceeding in the county where the principal office of the surviving entity, resulting entity or the entity whose shares were acquired is located. In all other cases, if the principal office of the subject corporation is not located in this State, the subject corporation shall commence the proceeding in the district court in the county in which the corporation's registered office is located.

3.    The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4.    The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

5.    Each dissenter who is made a party to the proceeding is entitled to a judgment:

(a)	For the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the subject corporation; or
(b)	For the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

(Added to NRS by 1995, 2091; A 2007, 2705; 2009, 1727; 2011, 2815; 2013, 1288)

NRS 92A.500 Assessment of costs and fees in certain legal proceedings.

1.    The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2.    The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

(a)	Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements ofNRS 92A.300 to 92A.500, inclusive; or
(b)

Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

3.    If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4.    In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5.    To the extent the subject corporation fails to make a required payment pursuant to NRS 92A.460, 92A.470 or 92A.480, the dissenter may bring a cause of action directly for the amount owed and, to the extent the dissenter prevails, is entitled to recover all expenses of the suit.

6.    This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of NRS 17.117 or N.R.C.P. 68.

(Added to NRS by 1995, 2092; A 2009, 1727; 2015, 2566; 2019, 276)

PART II

INFORMATION NOT REQUIRED IN JOINT PROXY STATEMENT/PROSPECTUS

Item 20. Indemnification of Directors and Officers

Our Articles of Incorporation, as amended, do not expressly limit the liability of our company's directors for monetary damages. However, our Bylaws provide that every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of our company or is or was serving at the request of our company or for its benefit as a director or officer of another corporation, or as our company's representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith.

Our Bylaws provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by our company as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by our company. Such right of indemnification is a contract right that is not exclusive of any other right such directors, officers or representatives may have, including rights under any bylaw, agreement, vote of stockholders, provision of law and any other rights.

Our Bylaws provide further that our Board of Directors may cause our company to purchase and maintain insurance on behalf of any person who is or was a director or officer of our company, or is or was serving at the request of our company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not our company would have the power to indemnify such person.

Certain of the selling security holders and our company each have agreed to indemnify the other and their respective officers, directors and other controlling persons against certain liabilities in connection with this registration, including liabilities under the Securities Act of 1933, and to contribute to payments such persons may be required to make in respect thereof.

Item 21. Exhibits and Financial Statement Schedules

(a) Exhibits.

The exhibits to the Registration Statement are listed in the Exhibit Index below and incorporated by reference herein.

Exhibit Index

Exhibit Number	Description

2.1

Agreement and Plan of Merger between Enterprise Diversified, Inc., CrossingBridge Advisors LLC, Cohanzick Management LLC, and Zelda Merger Sub 1, Inc. and Zelda Merger Sub 2, LLC, dated as of December 29, 2021 (included as Annex A to this joint proxy statement/prospectus). (1)

3.1(i)	Articles of Incorporation of ENDI, dated December 17, 1992. (a)
3.1(ii)	Amended Articles of Incorporation of ENDI, dated July 29, 1998. (a)
3.1(iii)	Amended Articles of Incorporation of ENDI, dated October 26, 1998. (a)
3.1(iv)	Amended Articles of Incorporation of ENDI, dated July 14, 1999. (a)
3.1(v)	Amended Articles of Incorporation of ENDI, dated July 28, 1999. (a)
3.1(vi)	Certificate of Amendment to the Articles of Incorporation of ENDI, dated January 23, 2018. (b)
3.1(vii)	Certificate of Change of ENDI Pursuant to Nevada Revised Statutes Section 78.209, dated June 1, 2018. (c)
3.1(viii)	Certificate of Amendment to the Articles of Incorporation of ENDI, dated June 1, 2018. (d)
3.2(i)	Bylaws of ENDI, dated December 17, 1992. (a)
3.2(ii)	Amended Bylaws of ENDI, dated January 28, 2015. (e)
3.3	Certificate of Incorporation of New Parent, dated December 23, 2021.
3.4	Bylaws of New Parent, dated December 23, 2021.
3.5	Form of Amended and Restated Certificate of Incorporation of New Parent.
3.6	Form of Amended and Restated Bylaws of New Parent.
4.1	Form of W-1 Warrants of New Parent.
4.2	Form of W-2 Warrants of New Parent.
4.3	Form of Specimen Common Stock Certificate of New Parent. (3)
5.1	Opinion of Alston & Bird LLP regarding the validity of the securities.
8.1	Opinion of Seward & Kissel LLP regarding certain tax matters.
10.1	Form of Securities Purchase Agreement between New Parent and each purchaser party signatory thereto.
10.2	Form of Voting Agreement between New Parent, the CBA Member and the individual or entity signatory thereto.
10.3	Voting and Support Agreement, dated December 29, 2021, by and between Enterprise Diversified, Inc. and the parties signatory thereto. (1)
10.4	Form of Stockholder Agreement by and between New Parent and Cohanzick Management, LLC.
10.5	Form of Services Agreement by and between CBA and the CBA Member.
10.6	Form of Registration Rights Agreement by and between New Parent and the CBA Member.
10.7	Employment Agreement by and between CBA and David Sherman, dated December 29, 2021.
21.1	Enterprise Diversified Inc. list of Subsidiaries. (2)
23.1	Consent of Alston & Bird LLP (included in Exhibit 5.1).
23.2	Consent of Seward & Kissel LLP (included in Exhibit 8.1).
23.3	Consent of Brown, Edwards & Company, L.L.P. regarding use of its report in ENDI’s financial statements.
23.4	Consent of Raines & Fischer LLP regarding use of its report in CBA’s financial statements.
24.1	Power of Attorney (included on the signature pages to this Registration Statement).
99.1	Form of Proxy Card. (3)
99.2	NRS Sections 92A.300 to 92A.500 (included as Annex B to this joint proxy statement/prospectus).
107	Filing Fee Table

(1) Filed as an exhibit to ENDI’s Form 8-K filed with the Securities Exchange Commission on December 29, 2021, and incorporated herein by reference.

(2) Filed as an exhibit to ENDI’s Form 10-K filed with the Securities Exchange Commission on March 29, 2021, and incorporated herein by reference.

(3) To be filed by amendment.

(a) Filed as an exhibit to ENDI’s Form-10SB, as amended, initially filed with the Securities and Exchange Commission on October 22, 1999, and incorporated herein by reference.

(b) Filed as Exhibit 3.1 to ENDI’s Form 8-K Amendment No. 1 filed with the Securities and Exchange Commission on January 24, 2018, and incorporated herein by reference.

(c) Filed as Exhibit 3.1 to ENDI’s Form 8-K filed with the Securities and Exchange Commission on June 7, 2018, and incorporated herein by reference.

(d) Filed as Exhibit 3.2 to ENDI’s Form 8-K filed with the Securities and Exchange Commission on June 7, 2018, and incorporated herein by reference.

(e) Filed as an exhibit to ENDI’s Form 8-K filed with the Securities and Exchange Commission on January 28, 2015, and incorporated herein by reference.

Item 22. Undertakings

The undersigned registrant hereby undertakes as follows:

A. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any joint proxy statement/prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the joint proxy statement/prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of joint proxy statement/prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

B. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

C. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

D. That, for the purpose of determining liability under the Securities Act to any purchaser, (1) each joint proxy statement/prospectus filed by the registrant pursuant to Rule 424(b)(3) under the Securities Act shall be deemed to be part of the registration statement as of the date the filed joint proxy statement/prospectus was deemed part of and included in the registration statement; and (2) each joint proxy statement/prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) under the Securities Act as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) under the Securities Act for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of joint proxy statement/prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the joint proxy statement/prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that joint proxy statement/prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or joint proxy statement/prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or joint proxy statement/prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or joint proxy statement/prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

E. That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary joint proxy statement/prospectus or joint proxy statement/prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;

(ii) Any free writing joint proxy statement/prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing joint proxy statement/prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

F. That prior to any public reoffering of the securities registered hereunder through use of a joint proxy statement/prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering joint proxy statement/prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

G. That every joint proxy statement/prospectus (i) that is filed pursuant to Item 512 (h)(1) of Regulation S-K, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

H. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue;

I. To respond to requests for information that is incorporated by reference into the joint proxy statement/prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request; and

J. To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on this 3rd day of February 2022.

Enterprise Diversified Inc.

By:	/s/ Steven L. Kiel
Steven L. Kiel
Executive Chairman (Principal Executive Officer)

POWER OF ATTORNEY

We, the undersigned directors and officers of Enterprise Diversified Inc., hereby severally constitute and appoint Steven L. Kiel and Alea A. Kleinhammer, acting singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her in any and all capacities, to sign any or all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, including any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Steven L. Kiel	Executive Chairman and Director	February 3, 2022
Steven L. Kiel

/s/ Alea A. Kleinhammer	Chief Financial Officer and Director	February 3, 2022
Alea A. Kleinhammer

/s/ Jeremy K. Deal	Vice Chairman and Director	February 3, 2022
Jeremy K. Deal

/s/ Thomas Braziel	Director	February 3, 2022
Thomas Braziel

/s/ Keith D. Smith	Director	February 3, 2022
Keith D. Smith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on this 3rd day of February 2022.

ENDI Corp.

By:	/s/ Steven L. Kiel
Steven L. Kiel
Principal Executive Officer and Director

POWER OF ATTORNEY

I, the undersigned director and officer of ENDI Corp., hereby severally constitute and appoint Steven L. Kiel, acting singly, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her in any and all capacities, to sign any or all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, including any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Steven L. Kiel	Principal Executive Officer and Director	February 3, 2022
Steven L. Kiel

107